     As filed with the Securities and Exchange Commission on August 25, 2006


                                           Registration Statement No. 333-134964
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               -----------------


                                 AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ---------------

                               CHASE FUNDING, INC.

           (Exact names of the registrant as specified in its charter)


                               -----------------

           New York                        194 Wood Avenue South                        13-3840732
(State or other jurisdiction of           Iselin, New Jersey 08830                    (I.R.S. Employer
incorporation or organization)                (732) 452-8000                       Identification Number)
                (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------


                                 THOMAS L. WIND
                               Chase Funding, Inc.
                              194 Wood Avenue South
                             Iselin, New Jersey 08830
                                 (732) 452-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -----------------

                                    Copy to:
                             STEVEN J. MOLITOR, ESQ.
                                   Dechert LLP
                              30 Rockefeller Plaza
                            New York, New York 10112

                               -----------------

        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________
            If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

                                        CALCULATION OF REGISTRATION FEE
----------------------- ----------------------- ------------------ --------------------- --------------------
 TITLE OF EACH CLASS                            PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
 OF SECURITIES TO BE         AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION FEE
      REGISTERED              REGISTERED          PER UNIT (1)          PRICE (1)                (2)
----------------------- ----------------------- ------------------ --------------------- --------------------
----------------------- ----------------------- ------------------ --------------------- --------------------
Asset-Backed            $1,000,000 (1)          100%               100%                  $0.00 (3)
Securities
----------------------- ----------------------- ------------------ --------------------- --------------------

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3) $107.00 was previously paid.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

            Pursuant to Rule 429 of the Securities and Exchange Commissions Rules and Regulations under the Securities Act of 1933, as amended, the prospectus and prospectus supplement contained in this Registration Statement also relate to the Registrant's Registration Statement on Form S-3 (Registration Statement No. 333-106428).

                    SUBJECT TO COMPLETION DATED AUGUST 25, 2006


Prospectus Supplement
(to Prospectus dated [DATE])

                                     [LOGO]
                              $_______(Approximate)

                                  Chase Funding
           Mortgage Loan Asset-Backed Certificates, Series [________]


                              [Chase Funding Logo]


                     [Chase Funding Trust], Series [_______]
                                 Issuing Entity

                               Chase Funding, Inc.
                                    Depositor


                            JPMorgan Chase Bank, N.A.
                                    Servicer
                            [Chase Home Finance LLC]
                              Sponsor [and Seller]


----------------------------

Investing in these             [Chase Funding Trust], Series [______] will issue [thirteen]
certificates involves          classes of certificates, [twelve] of which are offered by this
risks. You should not          prospectus supplement and the attached prospectus. The table on
purchase these                 page S-3 identifies the various classes and specifies certain
certificates unless you        characteristics of each class, including each class's initial
fully understand their         certificate principal balance, interest rate and rating.
risks and structure. See
"Risk Factors" beginning       Principal and interest will be payable monthly, as described in
on page S-__ of this           this prospectus supplement. The first expected distribution date
prospectus supplement and      will be [DATE]. Credit enhancement for the offered certificates
page __ of the attached        includes excess interest, overcollateralization,
prospectus. These              crosscollateralization, subordination, [    ] and [    ] features.
certificates will be
beneficial interests in a      The assets of the issuing entity will consist primarily of sub-prime
trust fund, and will be        mortgage loans secured by first or second liens on real properties
backed only by the assets      which were originated or acquired by [Chase Home Finance LLC]
of the issuing entity.         [and cash on deposit in an account used to purchase additional
Neither these certificates     sub-prime mortgage loans originated or acquired by
nor the underlying mortgage    [Chase Home Finance LLC]
loans will be obligations of
Chase Funding, Inc.,                                   Underwriting              Proceeds to
JPMorgan Chase Bank, N.A.,      Price to Public          Discount                 Depositor
Chase Home Finance LLC          ---------------        -------------            -------------
[, other Sponsor(s), if
applicable] or any of their      $_____________      $______________          $______________
affiliates. These                        ____%                 ____%
certificates will not be
insured or guaranteed by       The price to public and underwriting discount shown are for all
any governmental agency        classes of offered certificates in the aggregate. This
or any other entity.           information is shown for each individual class on page S-__. See
                               "Underwriting."

                               The proceeds to depositor shown are less expenses, estimated at
----------------------------   $_______, and plus accrued interest. See "Underwriting."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement and the attached prospectus. Any representation to the contrary is a criminal offense.

                                  [UNDERWRITER]

                The date of this prospectus supplement is [DATE].

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

             Where to Find Information in this Prospectus Supplement
                           and the Attached Prospectus

         Information about the offered certificates is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the certificates; and (b) this prospectus supplement, which describes the specific terms of the certificates.

         This prospectus supplement and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

         In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Chase Funding, Inc.

--------------------------------------------------------------------------------
To understand the structure of these certificates, you must read carefully both the attached prospectus and this prospectus supplement in their entirety.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

The Series [_______] Certificates...................S-4
Summary Information.................................S-7
    Cut-off Date....................................S-7
    Closing Date....................................S-7
    Distribution Date...............................S-7
    The Issuing Entity..............................S-7
    The Series [_______] Certificates...............S-7
    Interest Distributions..........................S-8
    Principal Distributions.........................S-8
    Denominations...................................S-8
    Book-Entry Registration.........................S-9
    Mandatory Prepayments...........................S-9
    Credit Enhancement..............................S-9
    Legal Investment...............................S-10
    Federal Income Tax Consequences................S-11
    ERISA Considerations...........................S-11
    Ratings........................................S-11
    [Pre-Funding Account...........................S-11
    The Mortgage Loans.............................S-12
Risk Factors.......................................S-21
    Forward-Looking Statements.....................S-32
The Mortgage Pool..................................S-33
General  ..........................................S-33
    Mortgage Loans.................................S-37
    Assignment of the Mortgage Loans...............S-54
    Representations and Warranties.................S-55
    [Conveyance of Subsequent Mortgage Loans and
       the Pre-Funding Account.....................S-55
JPMorgan Chase Bank, N.A. .........................S-57
    Underwriting Standards.........................S-57
Servicing of the Mortgage Loans....................S-64
    General........................................S-64
Description of the Certificates....................S-68
    General........................................S-68
    Book-Entry Certificates........................S-69
    Payments on Mortgage Loans; Collection Account;
    Distribution Account...........................S-74
    Distributions..................................S-74
    Overcollateralization and
       Crosscollateralization Provisions...........S-77
    Calculation of One-Month LIBOR.................S-78
    Mandatory Prepayments on the Certificates......S-79
    Capitalized Interest Account...................S-79
    Reports to Certificateholders..................S-80
    Amendment......................................S-81
    Optional Termination...........................S-82
    Events of Default..............................S-82
    Rights upon Event of Default...................S-83
    The Trustee....................................S-83
Yield, Prepayment and Maturity Considerations......S-83
    General........................................S-83
    Prepayments and Yields for Offered
       Certificates................................S-85
    Additional Information.........................S-95
Federal Income Tax Consequences....................S-96
    Taxation of the Basis Risk Arrangements........S-96
    Original Issue Discount........................S-98
    Special Tax Attributes of the Offered
       Certificates................................S-98
    Prohibited Transactions Tax and Other Taxes....S-99
State Taxes.......................................S-100
ERISA.............................................S-100
Legal Investment Matters..........................S-103
Use of Proceeds...................................S-103
Method of Distribution............................S-103
Legal Matters.....................................S-105
Ratings...........................................S-105
Glossary of Defined Terms.........................S-108
Annex I.............................................A-1

                                             The Series [_______] Certificates

                                             Class           Class         Class           Class           Class            Class
                                             IA-1            IA-2          IA-3            IA-4            IA-5             IM-1
Loan Group:                               Adjustable         Fixed         Fixed           Fixed           Fixed            Fixed
Initial Certificate                       $_________       $________    $__________     $_________      $_________       $__________
Principal Balance:
Pass Through Rate:                          _____%           ____%        ______%         ______         _______%          _______%
ERISA Eligible:                               Yes             Yes           Yes             Yes             Yes              Yes

Prepayment Assumption:                      __% HEP         __% HEP       __% HEP         __% HEP         __% HEP          __% HEP

First Principal Payment Date:                ____            ____          ____            ____            ____              ____

Weighted Avg. Life At Issuance:
        to call (yrs.):                       ___             ___           ___             ___             ___              ___
        to maturity (yrs.):                   ___             ___           ___             ___             ___              ___

Expected Maturity (to call):                  ___             ___           ___             ___             ___              ___
Expected Maturity (to maturity):              ___             ___           ___             ___             ___              ___
Last Scheduled Distribution Date:             ___             ___           ___             ___             ___              ___


Interest Accrual Method:                  actual/360        30/360        30/360          30/360         30/360            30/360
Payment Delay:                              0 days          24 days       24 days         24 days        24 days           24 days
Record Date(1)                                                DD            DD              DD             DD
Minimum Denominations                                        ____          ____            ____           ____
Incremental Denominations                                    ____          ____            ____           ____
CUSIP Number                                                 ____          ____            ____           ____
Anticipated Ratings [Ratings Agency]:       Aaa/AAA         Aaa/AA        Aaa/AA          Aaa/AA         Aaa/AA            Aa2/AA

                                            Class           Class       Class            Class            Class            Class
                                            IM-2             IB         IIA-1            IIM-1            IIM-2             IIB
Loan Group:                                 Fixed           Fixed     Adjustable      Adjustable       Adjustable       Adjustable
Initial Certificate                                        $______      $______       $__________       $________       $_________
Principal Balance:
Pass Through Rate:                         ______%         ______%
ERISA Eligible:                              Yes             Yes          Yes             Yes              Yes              Yes

Prepayment Assumption:                     __% HEP         __% HEP      __% CPR         __% CPR          __% CPR          __% CPR
First Principal Payment Date:               ____            ____         ____            ____             ____             ____

Weighted Avg. Life At Issuance:
        to call (yrs.):                      ___             ___          ___             ___              ___              ___
        to maturity (yrs.):                  ___             ___          ___             ___              ___              ___

Expected Maturity (to call):                 ___             ___          ___             ___              ___              ___
Expected Maturity (to maturity):             ___             ___          ___             ___              ___              ___
Last Scheduled Distribution Date:            ___             ___          ___             ___              ___              ___

Interest Accrual Method:                   30/360          30/360     actual/360      actual/360       actual/360       actual/360
Payment Delay:                             24 days         24 days      0 days          0 days           0 days           0 days
Record Date(1)                                               DD          DD              DD               DD

Minimum Denominations                                       ____        ____            ____             ____
Incremental Denominations                                   ____        ____            ____             ____
CUSIP Number                                                ____        ____            ____             ____
Anticipated Ratings [Ratings Agency]:       A2/A           Baa2/BB      Aaa/AAA         Aa2/AA           A2/A            Baa2/BBB

(1) DD=For any distribution date, the last business day of the month preceding such distribution [(or in the case of the first distribution date, the closing date)]

Other information:

The initial certificate principal balances shown above are subject to a permitted variance of plus or minus 10%.

After the optional termination date described herein, the pass-through rate for the class IA-4, class IIA-1, class IIM-1, class IIM-2 and class IIB certificates will increase to ____%.

The pass-through rate for the class IB certificates is subject to adjustment. Your pass-through rate may be lower. See "Description of the Certificates--Distributions--Distributions of Interest."

The pass-through rate for the class IA-1, class IIA-1, class IIM-1, class IIM-2 and the class IIB certificates is one-month LIBOR plus the applicable pass through margin. The pass-through rate is subject to adjustment and your pass-through rate may be lower. See "Description of the Certificates--Distributions--Distributions of Interest."

The information set forth above regarding weighted average life at issuance and expected maturity is based on the modeling assumptions described on page S-__ and __% HEP or __% CPR, as applicable.

The interest rate index reset date for the class IA-1, class IIA-1, class IIM-1, class IIM-2 and the class IIB certificates is two business days prior to the start of each interest accrual period.

Credit Enhancement:

Group I                                                          Group II
Excess Interest                                                  Excess Interest

Overcollateralization                                            Overcollateralization
Crosscollateralization                                           Crosscollateralization
Subordination                                                    Subordination

Overcollateralization Requirements:

Group I                                                          Group II
Initial Percentage: __%                                          Initial Percentage: __%
Stepdown Percentage: __% of current balance                      Stepdown Percentage: __% of current balance
Targeted Percentage: __% of original balance                     Targeted Percentage: __% of original balance
Minimum Required Percentage: __% of original balance             Minimum Required Percentage: __% of original balance
Earliest Possible Stepdown Date:                                 Earliest Possible Stepdown Date:

--------------------------------------------------------------------------------
                               Summary Information

         This section briefly summarizes major characteristics of the certificates and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. The information in this summary is supplemented by the information elsewhere in this prospectus supplement and in the prospectus. To fully understand the terms of the certificates, you should read both this prospectus supplement and the attached prospectus in their entirety.

Principal Parties

         Issuing Entity: [Chase Funding Trust], Series [______]. See "The Transaction Parties--The Issuing Entity."

         Depositor: Chase Funding, Inc., a New York corporation whose address is 343 Thornall Street, Edison, New Jersey 08837 and whose telephone number is (732) 205-0600. The Depositor is an affiliate of the Sponsor and the Servicer. See "The Transaction Parties--The Depositor."

         Sponsor [and Seller][and Subservicer]: [Chase Home Finance LLC], a Delaware limited liability company whose address is 194 Wood Avenue South, Iselin, New Jersey 08830. The Sponsor is an affiliate of the Depositor and the Servicer. See "The Transaction Parties--The Sponsor [and Seller] [and Subservicer]." [insert alternative or additional sponsor(s)/seller(s) as applicable]

         Servicer [and Originator] [and Paying Agent]: JPMorgan Chase Bank, N.A., a national banking association whose address is 1111 Polaris Parkway, Columbus, Ohio 43240 and whose telephone number is (614) 422-5748. The Servicer is an affiliate of the Depositor and the Sponsor. See "The Transaction Parties--The Servicer."

         [If applicable, insert similar information for other Sponsor(s), Seller(s) and or originator(s) of over 10% of the pool assets here] [If an affiliate of any other transaction party, disclose here.]

         Trustee: [TRUSTEE], a _________________ whose address is _________________________________, ________________________________ and
         whose telephone number is (___) ________. [If an affiliate of any other transaction party, disclose here.] See "The Transaction Parties--The Trustee."

         [Cap/Swap Provider: [CAP/SWAP PROVIDER], a _________________ whose address is _________________________________,
         ________________________________ and whose telephone number is (___)
         ________.] [If an affiliate of any other transaction party, disclose here.] See "The Transaction Parties--The [Cap/Swap] Provider."

         [Certificate Insurer: [CERTIFICATE INSURER], a _________________ whose address is _________________________________,
         ________________________________ and whose telephone number is (___)
         ________.] [If an affiliate of any other transaction party, disclose here.] See "The Transaction Parties--The Certificate Insurer."

         [Primary Mortgage Insurer: [PRIMARY MORTGAGE INSURER], a _________________ whose address is _________________________________,
         ________________________________ and whose telephone number is (___)
         ________.] [If an affiliate of any other transaction party, disclose here.] See "The Transaction Parties--The Primary Mortgage Insurer."

Affiliations

Chase Funding, Inc., JPMorgan Chase Bank, N.A., Chase Home Finance LLC and Chase Mortgage Finance Corporation are all affiliated. There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

Legal Proceedings

[There are no legal proceedings pending and no legal proceedings known to be contemplated by any governmental authorities against any of the Trustee, Sponsor, Depositor, Seller, Servicer or Subservicer that are material to certificateholders.]

Cut-off Date

The cut-off date will be [DATE].

Closing Date

The closing date will be on or about [DATE].

Distribution Date

The 25th day of each month, beginning in [DATE]. If the 25th day is not a business day, then the distribution date will be the next business day.

The Issuing Entity

The name of the issuing entity is Chase Funding Trust, Series [_______]. We are forming a trust to own a pool of sub-prime mortgage loans secured by first or second liens on real properties and $[______]on deposit in an account used to purchase additional sub-prime mortgage loans. The mortgage pool is divided into two loan groups: a group of the fixed rate mortgage loans (group I), and a group of the adjustable rate mortgage loans (group II). Each class of certificates represents an interest in one of these loan groups. However, due to the crosscollateralization features of the issuing entity, certificates of one group may receive credit support payments from mortgage loans in the other group.

The Series [_______] Certificates

The certificates represent beneficial ownership interests in the underlying trust fund assets. The certificates will have the original certificate principal balance, pass-through rate and other features set forth in the table on page S-3. The issuing entity will issue the certificates under a pooling and servicing agreement dated as of [DATE] among Chase Funding, Inc., as depositor, JPMorgan Chase Bank, N.A., as servicer and [TRUSTEE,] as trustee. The issuing entity will not issue additional certificates after the closing date.

When we refer to the group I certificates or the group II certificates, we mean the certificates representing interests in the fixed rate mortgage loans or the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

adjustable rate mortgage loans, respectively (and their respective interests in the cash on deposit in the account used to purchase additional mortgage loans). Any collections on the mortgage loans will be used to pay a servicing fee to the servicer and to make interest or principal payments. See "Fees and Expenses of the Issuing Entity." All principal collections will be paid to one or more classes of the certificates offered through this prospectus supplement or to the residual certificates, based on the outstanding certificate balances and the remaining principal amount in each loan group. Any interest collections in excess of the amount paid to certificateholders--either as interest or principal--or the servicers will be paid to the owner of the residual certificates. See "Description of the Certificates--Distributions."

Interest Distributions

Interest will accrue on each class of certificates at the pass-through rate for that class. Interest will accrue on each class of certificates (other than the class IA-1 class IIA-1, class IIM-1, class IIM-2 and class IIB certificates) during the calendar month preceding each distribution date. Interest will accrue on the class IA-1, class IIA-1, class IIM-1, class IIM-2 and class IIB certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date.

The pass-through rates on the class IA-1, class IA-4, class IA-5, class IM-1, class IM-2 and class IB certificates will be subject to a cap based on the weighted average net mortgage rate of the fixed rate mortgage loans and these certificates will not carry over or be reimbursed for interest shortfalls resulting from the imposition of that interest rate cap. The pass-through rates on the class IIA-1, class IIM-1, class IIM-2 and class IIB certificates will be subject to an available amount interest rate cap. If the amount of interest due on the mortgage loans in group II, less certain amounts, is insufficient to pay the interest accrued on the group II certificates, the interest payment on the class IIA-1, class IIM-1, class IIM-2 and class IIB certificates, as applicable, on the related distribution date will be reduced by the amount of that interest shortfall for group II. In the case of the group II certificates, interest shortfall will be carried over on a subordinated basis with accrued interest at the then applicable pass-through rate and paid from excess cash flow in a later distribution, if available. The pass-through rates on the class IIA-1, class IIM-1, class IIM-2 and class IIB certificates will also be subject to a maximum interest rate cap based on the weighted average of the net maximum lifetime rate on the adjustable rate mortgage loans. Any interest shortfall due to the maximum amount cap will not be reimbursed. See "Description of the Certificates-- Distributions--Distributions of Interest."

Principal Distributions

Principal payments to the group I certificates and the group II certificates will generally reflect principal collections on the loans in the related loan group. Principal payments will also include a portion of interest collections to the extent necessary to reach or maintain the required overcollateralization percentage, as described below and may include distributions from the pre-funding account.

Denominations

The minimum denominations and the incremental denominations of each class of offered certificates. are set forth in the table on page S-3.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Book-Entry Registration

The issuing entity will initially issue the certificates in book-entry form. You may elect to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear System in Europe, or indirectly through participants in these systems.

You will not be entitled to receive a definitive certificate representing your interest except under limited circumstances. See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement and "Description of the Certificates" in the attached prospectus.

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The [depositor] has made certain representations and warranties concerning the mortgage loans under the pooling and servicing agreement. Such representations and warranties will include that none of the mortgage loans in the issuing entity will be "high cost" loans under applicable federal, state or local anti-predator or anti-abusive lending laws.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the mortgage loan, or receipt of notice of that breach, the [depositor] will be required either to (1) cure that breach, (2) repurchase the affected mortgage loan from the issuing entity or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the issuing entity because of a breach of a representation or warranty, (a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" in this prospectus supplement.

FEES AND EXPENSES

Before payments are made on the certificates, the servicer will be paid a monthly fee calculated as ___% per annum on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement). The servicer will deduct this fee from the collection account prior to payment of any amounts to certificateholders.

Expenses of the [servicer, and the trustee] will be reimbursed before payments are made on the certificates.

See "Fees and Expenses of the Issuing Entity" in this prospectus supplement.

[Mandatory Prepayments

The group I certificates and the group II certificates will be prepaid in part on the distribution date in [MONTH/YEAR] to the extent any cash allocable to the related loan group remains on deposit in the account used for the purpose of purchasing additional mortgage loans. See "Description of the Certificates--Mandatory Prepayments on the Certificates" in this prospectus supplement.]

Credit Enhancement

Credit enhancement is intended to reduce the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the group I certificates and the group II certificates will consist of the overcollateralization, crosscollateralization and subordination features described in this prospectus supplement.

         Overcollateralization. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the certificates and the expenses of the issuing entity, there is expected to be excess interest each month. The issuing entity will apply some or all of this excess interest as principal payments on the senior certificates in the related loan group until overcollateralization targets are reached, resulting in a limited acceleration of principal of the certificates relative to the mortgage loans in the related loan group. This acceleration feature creates overcollateralization, which equals the excess of the outstanding principal balance of the mortgage loans in a loan group over the outstanding principal balance of the related certificates. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless it becomes necessary again to maintain the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time based upon whether the stepdown criteria of the issuing entity have been met or, in the case of the group II certificates, whether a step-up trigger exists. This could result in a temporarily faster or slower amortization of one or both groups of the certificates. See "Description of the Certificates--Overcollateralization and Crosscollateralization Provisions."

         Crosscollateralization. The issuing entity provides for crosscollateralization through the application of excess interest generated by one loan group to fund shortfalls in available funds and the required level of overcollateralization in the other loan group. See "Description of the Certificates-- Overcollateralization and Crosscollateralization Provisions."

         Subordination. The rights of the holders of the more junior classes of certificates relating to each loan group to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates relating to each loan group to receive distributions. See "Description of the Certificates-- Distributions."
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

         Priority of Distributions. By the preferential right of the holders of the more senior classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of the more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

         Allocation of Losses. By the allocation to the more junior classes of certificates (in inverse order of seniority) of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of these losses to the more senior classes of certificates until their respective certificate principal balances have been reduced to zero.

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates:

    Group I                                Initial Credit
   Class(es)         Credit Support           Support
   ---------         --------------           -------

    IA               Class IM-1,              [_____]%
                     Class IM-2
                      and Class IB

    IM-1             Class IM-2               [____]%
                      and Class IB

    IM-2             Class IB                 [____]%

    Group II                              Initial Credit
   Class(es)         Credit Support          Support
   ---------         --------------          -------

    IIA              Class IIM-1,            [____]%

                     Class IIM-2
                      and Class IIB

    IIM-1            Class IIM-2             [____]%
                      and Class IIB

    IIM-2            Class IIB               [____]%


                         [CERTIFICATE INSURANCE POLICY]

              [INSERT DESCRIPTION OF CERTIFICATE INSURANCE POLICY]

                       [PRIMARY MORTGAGE INSURANCE POLICY]

            [INSERT DESCRIPTION OF PRIMARY MORTGAGE INSURANCE POLICY]

                       [INTEREST RATE CAP/SWAP AGREEMENT]

            [INSERT DESCRIPTION OF INTEREST RATE CAP/SWAP AGREEMENT]

     NIMS INSURER AND RETENTION OF CLASS C, CLASS P AND CLASS L CERTIFICATES

         The NIMs Insurer, if any, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of three classes of certificates, the class C, class P and class L certificates, that we are not offering pursuant to this prospectus supplement. In such event, the NIMs Insurer will be able to exercise rights that could aversely impact the certificateholders. See "Risk Factors--Rights of the NIMs Insurer, if any, may negatively impact the offered certificates."

The class C, class P and class L certificates may be retained by an affiliate of the [depositor]. The class C certificates will be entitled to certain residual payments, the class P certificates will be entitled to certain payments in respect of prepayment penalties and the class L certificates will be entitled to certain payments in respect of late fees, each as described in "Description of the Certificates--Distributions."

[Certain charged off loans may be released to the holder of the class C certificates as described under "Servicing of the Mortgage Loans--Loss Mitigation Procedures."]

[Disclose any other rights class C, class P or class L holder will have, if any.]

Optional Termination

Subject to restrictions described in this prospectus supplement, the Servicer will have the option (but not the obligation) to purchase all of the mortgage loans in a loan group after the aggregate unpaid principal balance of these mortgage loans is reduced to less than [10%] of the aggregate principal balance of the certificates in that loan group as of [DATE]. See "Description of the Certificates--Optional Termination."

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates will be [Date]. The final scheduled distribution date has been determined by adding one year to the month of scheduled maturity of the latest maturing mortgage loan in the issuing entity. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date. See "Prepayment and Yield Considerations."

Legal Investment

As of the closing date, the class IA, class IIA, class IM-1 and class IIM-1 certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. The class IM-2, class IB, class IIM-2 and class IIB certificates will not constitute "mortgage related securities." You should consult your own counsel as to whether you have the legal authority to invest in these securities. See "Risk Factors--Limited Liquidity; Lack of SMMEA Eligibility" and "Legal Investment Matters" in this prospectus supplement and "Legal Investment Matters" in the attached prospectus.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Federal Income Tax Consequences

For federal income tax purposes, the issuing entity will elect to be treated as two Real Estate Mortgage Investment Conduits ("REMICs"). For federal income tax purposes, (i) the class A group I, class IM-1, class IM-2 and class IB certificates will represent ownership of regular interests in a REMIC, and (ii) the class A group II, class IIM-1, class IIM-2 and class IIB certificates will represent ownership of both a regular interest in a REMIC and the right to receive payments under an interest rate cap agreement. To the extent that the offered certificates represent regular interests in a REMIC they will generally be treated as debt instruments for federal income tax purposes. Holders of offered certificates will be required to include in income ass interest and original issue discount on the portion of their offered certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Federal Income Tax Consequences" in this prospectus supplement and in the attached prospectus for a discussion of the federal income tax consequences associated with the deemed rights to receive payments under an interest rate cap agreement. See "Federal Income Tax Consequences" in this prospectus supplement and the attached prospectus.

ERISA Considerations

Under current law, in general, the offered certificates will be eligible for purchase by retirement or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended. You should consult with your counsel with respect to the legal consequences of an ERISA plan's acquisition and ownership of the certificates. See "ERISA Considerations" in this prospectus supplement and in the attached prospectus.

Ratings

The issuance of the offered certificates is conditioned on the certificates receiving the ratings indicated under the heading "Anticipated Ratings" in the chart shown on page S-3 of this prospectus supplement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the certificates address the likelihood of the receipt by holders of the certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any interest carry forward amount will be paid. See "Ratings."

Exchange Act Filings

The issuing entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name "Chase Funding Inc" (Commission file no. 333-______). Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuing entities that file electronically with the Commission. The address of that internet site is http://www.sec.gov. [Additionally, any reports filed will be made available on the [Trustee's] website at .]


[Pre-Funding Account

Subject to conditions described herein, the issuing entity will be obligated to purchase from JPMorgan Chase Bank, N.A. on or before [DATE], additional fixed rate mortgage loans having an aggregate outstanding principal balance of up to $[________], and additional adjustable rate mortgage loans having an aggregate outstanding principal balance of up to $[________]. On [DATE], Chase Funding, Inc. will pay to the trustee approximately $[_______], to provide the issuing entity with sufficient cash to purchase the additional mortgage loans. See "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" in this prospectus supplement.]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Mortgage Loans

We will divide the mortgage loans into two separate groups based on whether the interest rate for the related mortgage loan is fixed or adjustable. The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages. The following tables summarize approximate characteristics of each mortgage group as of [DATE]. When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate principal balance of the mortgage loans in the related mortgage group as of [DATE]. The mortgage pool as of the closing date will include approximately $[___________] in aggregate principal balance of mortgage loans (approximately $[__________] of fixed rate mortgage loans and approximately $[__________] of adjustable rate mortgage loans) that are not included in the statistical information in this prospectus supplement; furthermore, approximately $[__________] in aggregate principal balance of mortgage loans (approximately $[_________] of fixed rate mortgage loans and $[_________] of adjustable rate mortgage loans) that are included in the statistical information in this prospectus supplement will be deleted from the final mortgage pool. Other than increasing the aggregate principal balance of the mortgage loans, we do not expect the inclusion or deletion of these mortgage loans to change the material characteristics of either mortgage loan group. [In addition, as described in this prospectus supplement under "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" up to $[_________]in aggregate outstanding principal balance of fixed rate mortgage loans and up to $[________]in aggregate outstanding principal balance of adjustable rate mortgage loans will be added to the mortgage pool after the closing date, but before [DATE].] Within fifteen days of the closing date and within fifteen days of the end of the funding period, we will file a Form 8-K with the Securities and Exchange Commission which will include the statistical characteristics of the mortgage pool. For additional information on the mortgage loans, see "The Mortgage Loans."


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Fixed Rate Mortgage Loan Group
                           (Statistical Mortgage Pool)

Initial Fixed Rate Mortgage Loan Group

     Number of loans                                                                       ______
     Aggregate outstanding principal balance                                         $___________
     Number of loans with prepayment penalties                                              _____
     Average prepayment term for loans with
      prepayment penalties (in months)                                                      _____

                                                         Average or
                                                      Weighted Average                     Range
     Outstanding principal balance                         $______                   $_____ - $_______
     Original principal balance                            $______                   $_____ - $_______
     Mortgage rate                                          _____%                    ____% -  _____%
     Loan-to-value ratio                                    _____%                    ____% -  _____%
     Stated remaining term to maturity (in                    ___                      ___  -  ___
      months)
     Credit Score                                             ___                      ___  -  ___










    [Bar Graph showing Mortgage Rates for the Initial Fixed Rate Loan Group]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------










           [Bar Graph showing Original Principal Balances the Initial
                             Fixed Rate Loan Group]


















     [Pie Graph showing Product Types for the Initial Fixed Rate Loan Group]




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------







     [Pie Graph showing Credit Grades for the Initial Fixed Rate Loan Group]


















 [Bar Graph showing Loan-to-Value Ratios for the Initial Fixed Rate Loan Group]



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------













 [Bar Graph showing Credit Score Summary for the Initial Fixed Rate Loan Group]


















              [Bar Graph showing Prepayment Penalty Summary for the
                         Initial Fixed Rate Loan Group]








--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Adjustable Rate Mortgage Loan Group
                           (Statistical Mortgage Pool)

Initial Adjustable Rate Loan Group

     Number of loans                                                                          _____
     Aggregate outstanding principal balance                                           $___________
     Number of loans with prepayment penalties                                                 ____
     Average prepayment term for loans with
      prepayment penalties (in months)                                                        _____

                                                         Average or
                                                      Weighted Average                     Range
     Outstanding principal balance                        $_______                   $______  - $_______
     Original principal balance                           $_______                   $______  - $_______
     Current mortgage rates                                 _____%                    _____%  -  _____%
     Original Loan-to-value ratio                           _____%                    _____%  -  _____%
     Stated remaining term to maturity                        ___                         ___ -  ___
     Credit Score                                             ___                         ___ -  ___
     Gross Margin                                           _____%                     _____% -  ______%
     Initial Rate Cap                                       _____%                     _____% -  ______%
     Periodic Rate Cap                                      _____%                     _____% -  ______%
     Minimum mortgage rates                                 _____%                     _____% -  ______%
     Maximum mortgage rates                                 _____%                     _____% -  ______%







  [Bar Graph showing Mortgage Rates for the Initial Adjustable Rate Loan Group]








--------------------------------------------------------------------------------

--------------------------------------------------------------------------------






           [Bar Graph showing Original Principal Balances the Initial
                           Adjustable Rate Loan Group]


















  [Pie Graph showing Product Types for the Initial Adjustable Rate Loan Group]




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------













  [Pie Graph showing Credit Grades for the Initial Adjustable Rate Loan Group]


















             [Bar Graph showing Loan-to-Value Ratios for the Initial
                          Adjustable Rate Loan Group]




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------








             [Bar Graph showing Credit Score Summary for the Initial
                           Adjustable Rate Loan Group]


















          [Bar Graph showing Prepayment Penalty Summary for the Initial
                           Adjustable Rate Loan Group]








--------------------------------------------------------------------------------

                                  Risk Factors

The overcollateralization provisions on your certificates will affect the yield to maturity of the certificates

         The overcollateralization provisions of the issuing entity will affect the weighted average life of the certificates of each certificate group and consequently the yield to maturity of these certificates. To the extent necessary to maintain the required amount of overcollateralization for a certificate group is reached, net excess cashflow for the related loan group and, due to the crosscollateralization feature, in some cases the other mortgage loan group, will be applied as distributions of principal of the class A certificates of the related certificate group, thereby reducing the weighted average lives of the certificates in the related certificate group. The actual required amount of overcollateralization for a certificate group may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal for the certificate group. We cannot predict whether, or to what degree, it will be necessary to apply net excess cashflow as distributions of principal in order to maintain the required amount of overcollateralization.

         Net excess cashflow for a particular loan group generally is the excess of interest collected or advanced on the mortgage loans in that loan group over the interest required to pay interest on the certificates in the related certificate group and the issuing entity expenses allocable to that certificate group. Mortgage loans with higher interest rates will contribute more interest to the net excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans in a loan group that have higher interest rates may adversely affect the amount of net excess cashflow for that loan group.

         As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the offered certificates may vary significantly over time. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the attached prospectus.

Prepayments of the mortgage loans will affect the yield on your certificates

         The yield to maturity and weighted average life of your certificates will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans in the related loan group. Each loan group's prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer intends to enforce these provisions unless

         (1) enforcement is not permitted by applicable law; or

         (2) the servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related mortgaged property to assume the mortgage loan.

To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Legal Aspects of the Mortgage Loans-Enforceability of Due-on-Sale Clauses" in the attached prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

         The yield on the group II certificates and the class IA-1 certificates will also be sensitive to the level of one-month LIBOR, the level of the mortgage index and the additional limitations on the pass-through rate for the class IA-1 certificates described in this prospectus supplement. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately ____% of the initial fixed rate mortgage loans and approximately ____% of the initial adjustable rate mortgage loans contain prepayment penalties, the rate of principal prepayments may be less than the rate of principal prepayments for mortgage loans which do not contain prepayment penalties. See "Material Legal Aspects of the Mortgage Loans--Late Charges, Default Interest and Limitations on Prepayment" in the attached prospectus. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the offered certificateholders as described in this prospectus supplement. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the attached prospectus.

Mortgage loans originated under the B&C underwriting guidelines carry a risk of higher delinquencies

         The underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity consider the credit quality of a mortgagor and the value of the mortgaged property. The originators provide loans primarily to mortgagors who do not qualify for loans conforming to FNMA or FHLMC guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity do not prohibit a borrower from obtaining secondary financing on the mortgaged property. Secondary financing would reduce the borrower's equity in the related mortgaged property.

         As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to FNMA and FHLMC conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the issuing entity. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

The interest rate on the group II certificates may be capped depending on fluctuations in one-month LIBOR and six-month LIBOR

         The pass-through rates on the group II certificates are calculated based upon the value of an index (one-month LIBOR) which is different from the value of the index applicable to substantially all of the adjustable rate mortgage loans (six-month LIBOR) as described under "The Mortgage Pool--General" and is subject to an available amount interest rate cap and a maximum rate cap.

         The available amount interest rate cap effectively limits the amount of interest accrued on each class of group II certificates to the amount of interest accruing on the adjustable rate mortgage loans. Various factors may cause the interest rate cap described above to limit the amount of interest that would otherwise accrue on the group II certificates. First, this can result if one-month LIBOR increases more rapidly than six month LIBOR. In addition, the pass-through rates on the group II certificates adjust monthly, while the interest rates of the adjustable rate mortgage loans adjust less frequently, with the result that the operation of the interest rate cap described above may cause the pass-through rates to be reduced for extended periods in a rising interest rate environment. The adjustable rate mortgage loans are also subject to periodic (i.e., semi-annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the interest rate cap described above limiting increases in the pass-through rates for the group II certificates. Finally, the adjustable rate mortgage loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the group II certificates will be made on the basis of the actual number of days elapsed and a year of 360 days. This may result in the interest rate cap described above limiting the pass-through rates for the group II certificates in some periods. Consequently, the interest which becomes due on the adjustable rate mortgage loans (net of the sum of the servicing fee) with respect to any distribution date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the group II certificates during the related period. Furthermore, if the interest rate cap described above determines the pass-through rates for the group II certificates for a distribution date, the market value of that class of certificates may be temporarily or permanently reduced.

         In addition, the pass-through rate on each class of group II certificates, is subject to a maximum rate cap, which limits the pass-through rates on each class of group II certificates based on the maximum lifetime interest rates on the adjustable rate mortgage loans less the servicing fee rate. This maximum rate cap may limit increases in the pass-through rates on classes of the group II class A certificates. This can occur even if there is sufficient interest collected on the adjustable rate mortgage loans, net of trust fund expenses, to pay interest on the group II certificates without giving effect to the maximum rate cap.

Changes to the weighted average net mortgage rate of the fixed rate mortgage loans may reduce the pass-through rates with respect to the class IA-1, class IA-4, class IA-5, class IM-1, class IM-2 and class IB certificates

         On any distribution date, the pass-through rate for the class IA-1 certificates will equal the lesser of (1) one month LIBOR plus ____% and (2) the weighted average net mortgage rate on the fixed rate mortgage loans. Therefore, to the extent that the weighted average net mortgage rate on the fixed rate mortgage loans is ever reduced to less than one month LIBOR plus ____%, investors in the class IA-1 certificates may experience a lower than anticipated yield. In addition, on any distribution date, the pass-through rates for the class IA-4, class IA-5, class IM-1, class IM-2 and class IB certificates will equal the lesser of (A) the rate set forth for such class in the table on page S-3 and (B) the weighted average net mortgage rate on the fixed rate mortgage loans. Therefore, to the extent that the weighted average net mortgage rate on the fixed rate mortgage loans is ever reduced to less than the applicable rate described in clause (A), investors in the class IA-4, class IA-5, class IM-1, class IM-2 or class IB certificates may experience a lower than anticipated yield.

         This limitation on the payment of interest on those group I certificates can occur even if there is sufficient interest collected on the fixed rate mortgage loans, net of trust fund expenses, to pay interest on the class IA-1, class IA-4, class IA-5, class IM-1, class IM-2 and class IB certificates without giving effect to these weighted average net interest rate caps.

The protection afforded to your certificates by subordination is limited

         The rights of the class M-1 certificates of each certificate group to receive distributions with respect to the mortgage loans of the related loan group will be subordinate to the rights of the class A certificates of the related certificate group to receive those distributions; the rights of the class M-2 certificates of each certificate group to receive distributions with respect to the mortgage loans of the related loan group will be subordinate to the rights of the class A and the class M-1 certificates of the related certificate group to receive those distributions; and the rights of the class B certificates of each certificate group to receive distributions with respect to the mortgage loans of the related loan group will be subordinate to the rights of the class A, class M-1 and class M-2 certificates of the related certificate group to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

Allocation of losses to the class M and class B certificates makes the yield to maturity on those classes of certificates sensitive to defaults on the mortgage loans

         If realized losses are incurred with respect to the mortgage loans in a loan group to the extent that the aggregate principal balance of the certificates of the related certificate group exceeds the stated principal balances of the mortgage loans in the related loan group, the principal balances of the class M and class B certificates of the related certificate group will be reduced in reverse order of seniority (first to class B, second to class M-2 and third to class M-1) by the amount of the excess. Consequently, the yields to maturity on the class M certificates and class B certificates of each certificate group will be sensitive, in varying degrees, to defaults on the mortgage loans in the related loan group and the timing of these defaults. Investors should fully consider the risks associated with an investment in the class M or class B certificates, including the possibility that these investors may not fully recover their initial investment as a result of realized losses.

Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you

         Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

Ratings on the certificates do not address all of the factors you should consider when purchasing certificates

         The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any interest carry forward amounts will be paid. See "Ratings."


Collections on the mortgage loans may be delayed or reduced if the seller or the servicer becomes insolvent

         The initial sale of the mortgage loans from Chase Home Finance LLC [insert alternative or additional seller(s), as applicable] to Chase Funding, Inc. and any subsequent sales between those entities using the funds in the pre-funding account, will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Chase Home Finance LLC [insert alternative or additional seller(s), as applicable] the conservator or receiver of Chase Home Finance LLC [insert alternative or additional seller(s), as applicable] may attempt to recharacterize the mortgage loan sales as a borrowing by the relevant company, secured by a pledge of the applicable mortgage loans. If the conservator or receiver decided to challenge these transfers, delays in payments of the certificates and reductions in the amounts of these payments could occur.

         In the event of an insolvency of JPMorgan Chase Bank, N.A., as servicer, the conservator or receiver may have the power to prevent [TRUSTEE] as trustee or the certificateholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of JPMorgan Chase Bank, N.A. as servicer (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

Limited Obligations

         The assets of the issuing entity are the sole source of distributions on the certificates. The certificates represent interests in the assets of the issuing entity only and are not the obligations of any other entity. None of the seller, the depositor, the underwriter, the trustee, the servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the ratings of the certificates. If credit enhancement is not available, holders of certificates may suffer losses on their investments.

The certificates may be inappropriate for individual investors

         The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

         (1) The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

         (2) The rate of principal distributions on, and the weighted average life of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

         (3) You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

         (4) It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

         You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and in the attached prospectus under the heading "Risk Factors."

Mortgage loans secured by junior liens may experience a higher rate of loss than mortgage loans secured by senior liens

         Since the mortgage loans are secured in certain cases by junior liens subordinate to the rights of the mortgagee or beneficiary under the related senior mortgages or deeds of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a junior mortgage loan only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages or deeds of trust, in which case it must either pay the entire amount due on the senior mortgages or deeds of trust to the senior mortgages in the event the mortgagor is in default thereunder. In servicing junior mortgages in its portfolio, it is generally the servicer's practice to satisfy the senior mortgages at or prior to the foreclosure sale.

The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions in particular states

         As of the cut-off date, approximately [___]% of the mortgaged properties of the initial fixed rate mortgage loan group and approximately [___]% of the mortgaged properties of the initial adjustable rate mortgage loan group were located in [STATE]. Approximately [___]% of the mortgaged properties of the initial fixed rate mortgage loan group were located in [STATE] and approximately [___]% of the initial adjustable rate mortgage loan group were located in [STATE]. An overall decline in the [STATE], [STATE] or [STATE] residential real estate market could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the [STATE], [STATE] or [STATE] residential real estate market will not weaken. If the [STATE], [STATE] or [STATE] residential real estate market should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially.

[Potential Damage to Mortgaged Properties]

         [Hurricane [NAME], which struck [STATE] and surrounding areas on [DATE], may have adversely affected any mortgaged properties located in those areas. The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricane. Any adverse impact as a result of the hurricane may be borne by the holders of the certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty or the damage to a mortgaged property occurs after the closely date.]

In addition, we are unable to predict the effect of the hurricanes on the economy in the affected regions. The full economic impact of the hurricanes is uncertain but may affect the ability of borrowers to make payments on their mortgage loans, the ability of the servicer to make collections on mortgage loans and the level of forbearance afforded by the servicer to borrowers. Initial economic effects appear to include localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity, regional interruptions in travel and transportation, tourism and economic activity generally, and nationwide decreases in petroleum availability with a corresponding increase in price.

Mortgage loans with balloon payments may experience higher default rates

         Approximately [___]% of the aggregate principal balance of the initial mortgage loans as of the cut-off date are "balloon loans" that provide for the payment of the unamortized principal balance of the initial mortgage loan in a single payment at maturity. The balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan generally up to 15 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. We do not have any information regarding the default history or prepayment history of payments on balloon loans. Because borrowers of balloon loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the balloon loans is greater than that associated with fully-amortizing loans.

The mortgage pool may contain delinquent mortgage loans which may decrease the amount of principal distributed to you

         The assets of the issuing entity may include delinquent mortgage loans which are 59 or fewer days delinquent as of the cut-off date. It is expected that not more than approximately [___]% of the mortgage loans will be between 30 days and 59 days delinquent based on cut-off date principal balance or subsequent cut-off date principal balance, as the case may be. If there are not sufficient funds from amounts collected on the mortgage loans, the aggregate amount of principal returned to any class of offered certificateholders may be less than the certificate principal balance of a class on the day that class was issued.

[The subsequent mortgage loans may have characteristics different from those of the initial mortgage loans

         The subsequent mortgage loans may have characteristics different from those of the initial mortgage loans and these differing characteristics may effect the weighted average life and yield of the certificates. However, each subsequent mortgage loan must satisfy the eligibility criteria referred to herein under "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" at the time of its conveyance to the issuing entity and be underwritten in accordance with the criteria set forth under "JPMorgan Chase Bank, N.A.--Underwriting Standards" in this prospectus supplement.]

[If the amounts in the pre-funding account have not been used to purchase mortgage loans, these amounts will be paid to investors

         To the extent that the $[_________] on deposit in the pre-funding account (of which $[__________] is allocable to group I and $[__________] is allocable to group II) has not been fully applied to the purchase of subsequent mortgage loans by [DATE], the holders of the group I certificates and the group II certificates will receive on the distribution date immediately following [DATE], as a distribution of principal, any cash in the account allocable to the related loan group after giving effect to any purchase of subsequent mortgage loans.]

Optional termination provisions could reduce benefits of crosscollateralization

         As described in this prospectus supplement under "Description of the Certificates--Optional Termination," the servicer will have the option to repurchase all of the remaining mortgage loans in either mortgage group when the principal balance of those mortgage loans is reduced to less than or equal to 10% of the aggregate principal balance of the certificates of the related loan group as of [DATE]. To the extent that those repurchased mortgage loans were providing credit enhancement in the form of crosscollateralization to the certificates related to the mortgage loans in the other mortgage group, the exercise by the servicer of its repurchase option will reduce the amount of credit enhancement then available to the remaining classes of certificates.

The certificates may lack liquidity or SMMEA eligibility which may limit your ability to sell

         The underwriters intend to make a secondary market in the offered certificates, but will have no obligation to do so. We cannot assure you that a secondary market for any class of offered certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of offered certificates. The class IM-2, class IB, class IIM-2 and class IIB certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in those non-SMMEA certificates, thereby limiting the market for those certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as the class IM-2, class IB, class IIM-2 and class IIB certificates. See "Legal Investment Matters" in this prospectus supplement and in the attached prospectus.

Violations of Federal and State Laws

         Federal and state laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originator. Actual or alleged violations of these Federal and state laws may, among other things:

         (1) limit the ability of the servicer to collect principal or interest on the loans,

         (2)      provide the borrowers with a right to rescind the loans,

         (3) entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

         (4) result in a litigation proceeding being brought against the issuing entity, and

         (5) subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

         As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Material Legal Aspects of the Mortgage Loans" in the attached prospectus.

Certain developments may increase risk of loss on the mortgage loans

         On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City and Washington, D.C. Although the damaged and destroyed properties consisted primarily of commercial and government buildings, these tragic events may nevertheless have an adverse effect on the value of residential real estate in the United States, particularly in the New York City and Washington, D.C. metropolitan areas. In addition, it is possible (although we cannot predict the likelihood) that these events, or any consequential or subsequent events involving the United States, may have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in the New York City or Washington, D.C. metropolitan areas or other areas of the United States.

         As a result of the terrorist attacks, President Bush has authorized the placement of over 150,000 military reservists and members of the National Guard on active duty status. In addition, in connection with the military action against Iraq commenced in March 2003, President Bush ordered the activation of several thousand members of the armed forces reserves. To the extent that any such person on active duty status is a mortgagor under a mortgage loan, the interest rate limitations and other provisions of the Servicemembers Civil Relief Act, would apply to the mortgage loan during the period of active duty. Although the military action has wound down, reservists could be called to active duty to secure Iraq so that reconstruction can take place. There is no way of knowing whether any additional reservists will be called up and, if so, how many. During the continuation of military conflict, particularly if it is prolonged, additional military reservists and members of the National Guard may be called to active duty. In addition, other mortgagors who enter military service after the origination of their mortgage loans (including mortgagors who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Servicemembers Civil Relief Act. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Servicemembers Civil Relief Act. See "Material Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus.

         The California Military and Veterans Code was amended on June 20, 2002, to provide protection equivalent to that provided by the Servicemembers Civil Relief Act to California National Guard members called up to active service by the Governor, California National Guard members called up to active service by the President and reservists called to active duty. Those eligible under the California Military and Veterans Code must obtain a certificate signed by an authorized officer of the military department, branch or unit in which the service member is serving to qualify for the relief afforded by the California Military and Veterans Code.


         The recent amendment of the California Military and Veterans Code could result in shortfalls in interest and could affect the ability of the servicer to foreclose on the affected mortgage loan in a timely fashion. In addition, the California Military and Veterans Code, like the Servicemembers Civil Relief Act of 1940, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The California Military and Veterans Code could have an effect on the timing of payments on the mortgage loans and therefore on the cash flow available for distribution on the certificates. None of Chase Funding, Inc., JPMorgan Chase Bank, N.A., Chase Home Finance LLC or [________________] has undertaken a determination as to which mortgage loans, if any, may be affected by the California Code or the Relief Act. See "Material Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus.


High Cost Loans

         None of the mortgage loans are "High Cost Loans" within the meaning of the Home Ownership and Equity Protection Act of 1994.

         In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. In addition, none of the mortgage loans are "High Cost Home Loans" or "Covered Loans" within the meaning of the Georgia Fair Lending Act.

The Lack of Physical Certificates for Some Certificates May Cause Difficulties in Pledging Your Certificates and May Cause Delays in Payment

         You will not have a physical certificate if you own an offered certificate (other than a Class R Certificate). As a result, you will be able to transfer your certificates only through The Depository Trust Company, participating organizations, indirect participants and certain banks. The ability to pledge a certificate of one of these classes to a person that does not participate in The Depository Trust Company system may be limited because of the lack of a physical certificate. In addition, you, may experience some delay in receiving distributions on these certificates, because distributions will not be sent directly to you. Instead, all distributions will be sent to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations will in turn credit those distributions to the participating organizations, Those organizations will in turn credit accounts you have either directly with them or indirectly with them through indirect participants.

Rights of the NIMs Insurer, If Any, May Negatively Impact the Offered
Certificates

         Net interest margin securities may be issued by a separate trust and secured by all or a portion of the class R, class C, class P and class L certificates issued by the issuing entity on the closing date. An insurer, if any, of such net interest margin securities (the "NIMs Insurer") will be a third party beneficiary of the pooling and servicing agreement.

         Pursuant to the terms of the pooling and servicing agreement, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the net interest margin securities or there exists a proceeding in bankruptcy by or against the NIMs Insurer (any such event, a "NIMs Insurer Default"), such NIMs Insurer will be entitled to exercise extensive rights under the pooling and servicing agreement. Unless there exists a NIMs Insurer Default, wherever in the pooling and servicing agreement there shall be a requirement that any person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other person (whether as a condition to the eligibility of such person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed. For example, unless a NIMs Insurer Default exists, the NIMs Insurer's consent will be required prior to any amendment to the pooling and servicing agreement. Without limiting the foregoing, the NIMs Insurer also has the right to provide notices of servicer defaults and the right to direct the trustee to terminate the rights and obligations of the servicer under the pooling and servicing agreement in the event of a default by the servicer.

         Investors in the offered certificates should note that:

         o any insurance policy issued by the NIMs Insurer, if any, will not cover, and will not benefit in any manner whatsoever the offered certificates;

         o  the rights granted to the NIMs Insurer, if any, are extensive;

         o the interests of the NIMs Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates, and the NIMs Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or non-exercise of the NIMs Insurer's rights; and

         o the NIMs Insurer's exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of the NIMs Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

                           Forward-Looking Statements

         In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

         (1) economic conditions and industry competition; political, social and economic conditions;

         (2)      the law and government regulatory initiatives; and

         (3)      interest rate fluctuations.

         We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                    Glossary

         A glossary of defined terms used in this prospectus supplement begins on page S-96.

                                The Mortgage Pool

General

         The mortgage pool with respect to the certificates consisted as of the Cut-off Date of approximately [_____] conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $[___________]. The mortgage loans will be divided into two groups based on whether the interest rate for the related mortgage loan is fixed or adjustable. The mortgage pool as of the Closing Date will include approximately $[___________]in aggregate principal balance of mortgage loans (approximately $[__________] of Fixed Rate Mortgage Loans and approximately $[__________ ]of Adjustable Rate Mortgage Loans) that are not included in the Statistical Mortgage Pool; furthermore, approximately $[__________] in aggregate principal balance of mortgage loans (approximately $[_________] of Fixed Rate Mortgage Loans and $[_________] of Adjustable Rate Mortgage Loans) that are included in the Statistical Mortgage Pool will be deleted from the Statistical Mortgage Pool. Updated statistical information on the final composition of the Initial Mortgage Loans, after giving effect to any additions and deletions, [and statistical information on the Subsequent Mortgage Loans] will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with the Securities and Exchange Commission within fifteen days of, the initial delivery of the certificates in the case of the Initial Mortgage Loans and within 15 days of the end of the Funding Period (defined herein) in the case of the Subsequent Mortgage Loans).

         The mortgage pool ultimately will consist of the Initial Mortgage Loans, which mortgage loans will in turn consist of the mortgage loans in the Statistical Mortgage Pool plus any mortgage loans added to the mortgage pool [and minus any mortgage loans deleted from the mortgage pool, in each case] on or before the Closing Date and Subsequent Mortgage Loans. The statistical information presented in this prospectus supplement describes only the Statistical Mortgage Pool and does not include statistical information with respect to either the final composition of the Initial Mortgage Loans (giving effect to additions to and deletions from the Statistical Mortgage Pool) [or the Subsequent Mortgage Loans.] References herein to percentages of mortgage loans refer in each case to the percentage of the aggregate principal balance of the mortgage loans in the Statistical Mortgage Pool or, as the case may be, the mortgage loans in the Statistical Mortgage Pool in the applicable loan group, as of the Cut-off Date, based on the outstanding principal balances of such mortgage loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate principal balances of the related mortgage loans in the Statistical Mortgage Pool (determined as described in the preceding sentence).

         The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first or second liens on real properties including single-family residences, two- to-four family dwelling units, attached planned unit developments, condominiums, detached planned unit developments, manufactured housing and small mixed use properties. The assets of the Issuing Entity include, in addition to the mortgage pool:

         (1) certain amounts held from time to time in Accounts maintained in the name of the trustee under the pooling and servicing agreement to be dated as of [DATE] by and among Chase Funding, Inc. as depositor, JPMorgan Chase Bank, N.A. as servicer and [TRUSTEE], as trustee


         (2) any property which initially secured a mortgage loan and which is acquired by foreclosure or deed-in-lieu of foreclosure

         (3) all insurance policies described below, along with the proceeds of those policies and

         (4) rights to require repurchase of the mortgage loans by the Seller for breach of representation or warranty.

         [Subsequent Mortgage Loans are intended to be purchased by the Issuing Entity from the Seller from time to time on or before [DATE] from funds on deposit in the Pre-Funding Account. The Subsequent Mortgage Loans, if available, will be purchased by the Depositor and sold by the Depositor to the Issuing Entity for deposit in the mortgage pool. The Subsequent Mortgage Loans will become part of either the fixed rate loan group or the adjustable rate loan group and together with the Adjustable Rate Mortgage Loans. The pooling and servicing agreement will provide that each mortgage loan must conform to specified characteristics and, following the conveyance of the Subsequent Mortgage Loans, the mortgage pool must conform to specified characteristics, as described below under "--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account."]


         The mortgage loans to be included in the assets of the Issuing Entity will have been originated or purchased by Seller and will have been originated substantially in accordance with the Seller's underwriting criteria for subprime, or "B&C" quality mortgage loans described herein under "JPMorgan Chase Bank, N.A. --Underwriting Standards--B&C Quality Mortgage Loans." Sub-prime mortgage loans are generally mortgage loans made to borrowers who do not qualify for financing under conventional underwriting criteria due to prior credit difficulties, the inability to satisfy conventional documentation standards and/or conventional debt to income ratios.

         Approximately ____% of the mortgage loans in the Statistical Mortgage Pool were purchased by the Seller under its small lender program. All loans purchased under this program were originated by third parties and subsequently purchased by the Seller on an individual loan basis or included in a small bulk acquisition of generally less than $5,000,000. Each mortgage loan purchased through the small lender program was re-underwritten substantially in accordance with the B&C Underwriting Guidelines, as described herein under "JPMorgan Chase Bank, N.A.--Underwriting Standards--B&C Quality Mortgage Loans."

         Scheduled Payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates on the mortgage loans will not affect the amortization schedule or the relative application of these payments to principal and interest. Substantially all of the mortgage notes will provide for a fifteen (15) day grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time; however, approximately [____]% of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool and approximately [____]% of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool provide for the payment by the borrower of a prepayment charge in limited circumstances on full or partial prepayments made during the prepayment penalty term. The weighted average prepayment penalty term is approximately [___] months with respect to the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool which have prepayment penalties and approximately [___] months with respect to the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool which have prepayment penalties. In general, the related mortgage note will provide that a prepayment charge will apply if, during the prepayment penalty term, the borrower prepays the mortgage loan in full or in part. The amount of the prepayment charge will generally be equal to six months' interest calculated on the basis of the rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original balance of the mortgage loan. The enforceability of prepayment penalties is unclear under the laws of many states. Prepayment penalties will not be available for distribution to holders of the offered certificates. See "Material Legal Aspects of the Mortgage Loans--Late Charges, Default Interest and Limitations on Prepayment" in the attached prospectus.

         Fixed Rate Mortgage Loan Group. As of the Cut-off Date, the aggregate principal balance of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool was approximately $[___________]. As of the Cut-off Date, the average outstanding principal balance of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool was approximately $[______], the minimum outstanding principal balance was approximately $[_____], the maximum outstanding principal balance was approximately $[_____], the lowest Mortgage Rate and the highest Mortgage Rate were [____]% and [____]% per annum, respectively, and the weighted average Mortgage Rate was approximately [_____]% per annum. Approximately [___]% of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool are Balloon Loans. Approximately ____% of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool are first lien mortgage loans and approximately ___% of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool are second lien mortgage loans.

         The weighted average Loan-to-Value Ratio as of the Cut-off Date for the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool was approximately ______%. With respect to the Fixed Rate Mortgage Loans in a second lien position, such Loan-to-Value Ratio was calculated using the Combined Loan-to-Value Ratio for such Fixed Rate Mortgage Loans. Approximately __% of the Fixed Rate Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Fixed Rate Mortgage Loans is approximately ___%. The weighted average Second Lien Ratio for such Fixed Rate Mortgage Loans is approximately _____%.

         Adjustable Rate Mortgage Loan Group. As of the Cut-off Date, the aggregate principal balance of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool was approximately $[___________]. As of the Cut-off Date the average outstanding principal balance of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool was approximately $[________], the minimum outstanding principal balance was approximately $[_______], the maximum outstanding principal balance was approximately $[________], the lowest current Mortgage Rate and the highest current Mortgage Rate were approximately [_____]% and [______]% per annum, respectively, and the weighted average Mortgage Rate was approximately [____]% per annum. Approximately ____% of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool are first lien mortgage loans and approximately ___% of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool are second lien mortgage loans.

         The weighted average Loan-to-Value Ratio as of the Cut-off Date for the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool was approximately [____]%.With respect to the Adjustable Rate Mortgage Loans in a second lien position, such Loan-to-Value Ratio was calculated using the Combined Loan-to-Value Ratio for such Adjustable Rate Mortgage Loans. Approximately __% of the Adjustable Rate Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Adjustable Rate Mortgage Loans is approximately ___%. The weighted average Second Lien Ratio for such Adjustable Rate Mortgage Loans is approximately _____%.

         Approximately [__]% of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date will have a Mortgage Rate which is generally subject to semi-annual adjustment on each Adjustment Date to equal the sum, rounded to the nearest 0.125%, of (1) the Mortgage Index, and (2) the Gross Margin; provided, however, that the Mortgage Rate on substantially all the Six Month LIBOR Loans will not increase or decrease by more than the ___% on any Adjustment Date and, provided further, that it will not be higher than the Maximum Mortgage Rate or lower than the Minimum Mortgage Rate. Substantially all of the Six Month LIBOR Loans were originated with Mortgage Rates less than the sum of the then applicable Mortgage Index and the related Gross Margin. Substantially all of the Six Month LIBOR Loans will provide that the related Mortgage Rate will never exceed the Maximum Mortgage Rate. Substantially all of the Six Month LIBOR Loans provide that the related Mortgage Rate will never be less than the Minimum Mortgage Rate. Effective with the first payment due on an Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the mortgage loan over its remaining term.

         [Approximately [___]% of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are 1/29 Loans. Substantially all of the 1/29 Loans are subject to a [____]% Periodic Rate Cap with respect to the first Adjustment Date and a [____]% Periodic Rate Cap with respect to each Adjustment Date thereafter, have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus [____]% and have a Minimum Mortgage Rate equal to the initial Mortgage Rate.

         Approximately[___]% of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are 2/28 Loans. Substantially all of the 2/28 Loans are subject to a[____]% Periodic Rate Cap with respect to the first Adjustment Date and a [____]% Periodic Rate Cap with respect to each Adjustment Date thereafter, have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus [____]% and have a Minimum Mortgage Rate equal to the initial Mortgage Rate.

         Approximately [____]% of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are 3/27 Loans. Substantially all of the 3/27 Loans are subject to a [____]% Periodic Rate Cap with respect to the first Adjustment Date and a [____]% Periodic Rate Cap with respect to each Adjustment Date thereafter, have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus [____]% and have a Minimum Mortgage Rate equal to the initial Mortgage Rate.

         Approximately [___]% of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are 5/25 Loans. Substantially all of the 5/25 Loans are subject to a [___]% Periodic Rate Cap with respect to the first Adjustment Date and a [___]% Periodic Rate Cap with respect to each Adjustment Date thereafter, have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus [___]% and have a Minimum Mortgage Rate equal to the initial Mortgage Rate.]The weighted average Credit Score as of the Cut-off Date of the Mortgage Loans was approximately ___. The B&C Underwriting Guidelines generally limit the use of Credit Scores to evaluating borrowers for exceptions to such underwriting guidelines. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. Neither the Depositor, the Seller nor the Servicer makes any representations or warranties as to the actual performance of any mortgage loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

         As used herein, the Credit Score of a mortgage loan is generally equal to the lower of two credit scores or the middle of three scores for two-file and three-file credit reports, respectively. For all mortgage loans purchased by the Seller, the credit report is generated during the underwriting of the mortgage loan by the originator and generally within 45 days of the origination date.

Mortgage Loans

         The following tables describe the mortgage loans in the Statistical Mortgage Pool and the related mortgaged properties as of the close of business on the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

                          Initial Fixed Rate Loan Group
                            Statistical Mortgage Pool

          Mortgage Rates for the Initial Fixed Rate Mortgage Loan Group

                                            Number of         Aggregate Principal        Percent of
Mortgage Rate                            Mortgage Loans       Balance Outstanding        Loan Group
-------------                            --------------       -------------------        ----------




                                           __________              __________            __________

                                           __________              __________            __________
              Totals..................                                                       100.0%
                                           ==========              ==========            ==========

         As of the Cut-off Date, Mortgage Rates borne by the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool ranged from [______]% per annum to [_______]% per annum and the weighted average Mortgage Rate of the Initial Fixed Rate Mortgage Loans in the Statistical Mortgage Pool was approximately [_______]% per annum.

         Remaining Months to Stated Maturity for the Initial Fixed Rate
                              Mortgage Loan Group


                                            Number of         Aggregate Principal        Percent of
Remaining Term                           Mortgage Loans       Balance Outstanding        Loan Group
--------------                           --------------       -------------------        ----------





                                           __________              __________            __________

                                           __________              __________            __________
              Totals..................                                                       100.0%
                                           ==========              ==========            ==========


         As of the Cut-off Date, the remaining terms to stated maturity of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool ranged from [___]months to [___]months and the weighted average remaining term to stated maturity of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool was approximately [___]months.

      Original Mortgage Loan Principal Balances for the Fixed Rate Mortgage
                                   Loan Group

Range of Original Mortgage Loan          Number of           Aggregate Principal      Percent of
Principal Balances                     Mortgage Loans        Balance Outstanding      Loan Group
-------------------------------        --------------        -------------------      ----------




                                       __________              __________            __________

                                       __________              __________            __________
              Totals                                                                     100.0%
                                       ==========              ==========            ==========


         As of the Cut-off Date, the outstanding principal balances of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool ranged from approximately $[_______]to approximately $[_______]and the average outstanding principal balance of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool was approximately $[______].

               Product Type for the Fixed Rate Mortgage Loan Group

                                                        Number of      Aggregate Principal      Percent of
Loan Type                                             Mortgage Loans   Balance Outstanding      Loan Group
---------                                             --------------   -------------------      ----------
10 year Fixed.....................................
15 year Fixed.....................................
20 year Fixed.....................................
25 year Fixed.....................................
30 year Fixed.....................................
Balloon Loan......................................      __________          __________            __________
         Totals...................................                                                    100.0%
                                                        ==========          ==========            ==========

         State Distributions of Initial Fixed Rate Mortgaged Properties


                                      Number of         Aggregate Principal         Percent of
State                               Mortgage Loans      Balance Outstanding         Loan Group
-----                               --------------      -------------------         ----------









                                       __________              __________            __________
              Totals                                                                     100.0%
                                       ==========              ==========            ==========

         No more than approximately [___]% of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool will be secured by mortgaged properties located in any one zip code area.


           Loan-to-Value Ratios for the Fixed Rate Mortgage Loan Group

                                       Number of         Aggregate Principal           Percent of
Range of Loan-to-Value Ratio        Mortgage Loans       Balance Outstanding           Loan Group
----------------------------        --------------       -------------------           ----------









                                       __________              __________            __________
              Totals                                                                     100.0%
                                       ==========              ==========            ==========

         As of the Cut-off Date, the Loan-to-Value Ratios of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool ranged from [____]% to [____]% and the weighted average Loan-to-Value Ratio of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool was approximately [____]%.With respect to the Fixed Rate Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Fixed Rate Mortgage Loans. Approximately ____% of the Fixed Rate Mortgage Loans are in a second lien position.

           Loan Purpose for the Initial Fixed Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Loan Purpose                        Mortgage Loans      Balance Outstanding          Loan Group
------------                        --------------      -------------------          ----------
Purchase......................
Refinance--Rate/Term..........
Refinance--Cashout............
                                       ----------           ----------               ----------
   Totals.....................                                                           100.0%
                                       ==========           ==========               ==========


       Type of Mortgaged Properties for the Fixed Rate Mortgage Loan Group

                                      Number of         Aggregate Principal          Percent of
Property Type                       Mortgage Loans      Balance Outstanding          Loan Group
-------------                       --------------      -------------------          ----------
Single-family Detached..............
Two- to Four-Family Dwelling Unit...
Planned Unit Development............
Detached Planned Unit Development...
Condominium.........................
Cooperative Unit....................
Manufactured Housing................
Small Mixed Use.....................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

          Documentation Summary for the Fixed Rate Mortgage Loan Group


                                       Number of        Aggregate Principal          Percent of
Documentation                       Mortgage Loans      Balance Outstanding          Loan Group
-------------                       --------------      -------------------          ----------
Full Documentation..................
24-Month Bank Statement.............
Reduced Documentation...............
Stated Income.......................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

             Occupancy Types for the Fixed Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Occupancy                           Mortgage Loans      Balance Outstanding          Loan Group
---------                           --------------      -------------------          ----------
Owner-occupied......................
Second Home.........................
Investment..........................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

         The information set forth above is based upon representations of the related mortgagor at the time of origination.

        Mortgage Loan Age Summary for the Fixed Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Mortgage Loan Age (Months)          Mortgage Loans      Balance Outstanding          Loan Group
--------------------------          --------------      -------------------          ----------
0...................................
1 ..................................
2...................................
3...................................
4...................................
5...................................
6...................................
7...................................
8...................................
9...................................
10..................................
11..................................
12..................................
13..................................
14..................................
15..................................
16..................................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

         The weighted average age of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool is approximately [__]months.

           Credit Grade Summary for the Fixed Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Credit Grade                        Mortgage Loans      Balance Outstanding          Loan Group
------------                        --------------      -------------------          ----------
AStar...............................
AO..................................
A-..................................
B...................................
B-..................................
C...................................
C-..................................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

           Year of Origination for the Fixed Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Year of Origination                 Mortgage Loans      Balance Outstanding          Loan Group
-------------------                 --------------      -------------------          ----------
[YEAR]..............................
[YEAR]..............................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

           Prepayment Penalties for the Fixed Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Prepayment Penalty Term             Mortgage Loans      Balance Outstanding          Loan Group
-----------------------             --------------      -------------------          ----------
None
12 months....................................
18 months....................................
24 months....................................
36 months....................................
60 months....................................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

         The weighted average prepayment penalty term with respect to the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool having prepayment penalties is approximately [__]months. With respect to those Fixed Rate Mortgage Loans in the Statistical Mortgage Pool which have prepayment penalties, [___]% of those mortgage loans are subject to a prepayment penalty which will equal six months interest calculated on the basis of the rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan.

              Credit Scores for the Fixed Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Range of Credit Scores              Mortgage Loans      Balance Outstanding          Loan Group
----------------------              --------------      -------------------          ----------






                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

         The Credit Scores of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date ranged from [___] to [___] and the weighted average Credit Score of the Fixed Rate Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date was approximately [___].

         Third-Party Originators for the Fixed Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Third-Party Originator              Mortgage Loans      Balance Outstanding          Loan Group
----------------------              --------------      -------------------          ----------
[COMPANY]...........................
[COMPANY]...........................
[COMPANY]...........................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

                Delinquency Status for the Fixed Rate Mortgage Loan Group

     Delinquency                       Number of        Aggregate Principal          Percent of
        Status                      Mortgage Loans      Balance Outstanding          Loan Group
     -----------                    --------------      -------------------          ----------




                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

                           Adjustable Rate Loan Group
                            Statistical Mortgage Pool
       Current Mortgage Rates for the Adjustable Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Mortgage Rate                       Mortgage Loans      Balance Outstanding          Loan Group
-------------                       --------------      -------------------          ----------














                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

         As of the Cut-off Date, the current Mortgage Rates borne by the Initial Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool ranged from [____]% per annum to [_____]% per annum and the weighted average Mortgage Rate borne by the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool was approximately [____]% per annum.

Remaining Months to Stated Maturity for the Adjustable Rate Mortgage Loan Group

                                      Number of         Aggregate Principal          Percent of
Remaining Term                      Mortgage Loans      Balance Outstanding          Loan Group
--------------                      --------------      -------------------          ----------



                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

         As of the Cut-off Date, the remaining terms to stated maturity of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool ranged from [___]months to [___]months and the weighted average remaining term to stated maturity of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool was approximately [___]months.

         Original Mortgage Loan Principal Balances for the Adjustable Rate Mortgage Loan Group

                                                            Number of       Aggregate Principal      Percent of
Range of Original Mortgage Loan Principal Balances        Mortgage Loans    Balance Outstanding      Loan Group
--------------------------------------------------        --------------    -------------------      ----------









                                                            ----------           ----------          ----------
        Totals......................................                                                     100.0%
                                                            ==========           ==========          ==========


         As of the Cut-off Date, the outstanding principal balances of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool ranged from approximately $[_____]to approximately $[_______]and the average outstanding principal balance of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool was approximately $[______].

            Product Types for the Adjustable Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Product Type                        Mortgage Loans      Balance Outstanding          Loan Group
------------                        --------------      -------------------          ----------
Six Month LIBOR Loan................
1/29 LIBOR Loan ....................
2/28 LIBOR Loan.....................
3/27 LIBOR Loan.....................
5/25 LIBOR Loan.....................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

           State Distributions of Adjustable Rate Mortgaged Properties

                                      Number of         Aggregate Principal          Percent of
State                               Mortgage Loans      Balance Outstanding          Loan Group
-----                               --------------      -------------------          ----------









                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

         No more than approximately [___]% of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool will be secured by mortgaged properties located in any one zip code area.

        Loan-to-Value Ratios for the Adjustable Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Range of Loan-to-Value Ratio        Mortgage Loans      Balance Outstanding          Loan Group
----------------------------        --------------      -------------------          ----------









                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

         As of the Cut-off Date, the Loan-to-Value Ratios of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool ranged from [____]% to [____]% and the weighted average Loan-to-Value Ratio of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool was approximately [_____]%. With respect to the Adjustable Rate Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Adjustable Rate Mortgage Loans. Approximately ____% of the Adjustable Rate Mortgage Loans are in a second lien position.

            Loan Purpose for the Adjustable Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Loan Purpose                        Mortgage Loans      Balance Outstanding          Loan Group
------------                        --------------      -------------------          ----------
Purchase............................
Refinance--Rate/Term................
Refinance--Cashout..................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

    Type of Mortgaged Properties for the Adjustable Rate Mortgage Loan Group

                                      Number of         Aggregate Principal          Percent of
Property Type                       Mortgage Loans      Balance Outstanding          Loan Group
-------------                       --------------      -------------------          ----------
Single-family Detached..............
Two- to Four-Family Dwelling Unit...
Planned Unit Development............
Detached Planned Unit Development...
Condominium.........................
Cooperative Unit....................
Manufactured Housing................
Small Mixed Use.....................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

        Documentation Summary for the Adjustable Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Documentation                       Mortgage Loans      Balance Outstanding          Loan Group
-------------                       --------------      -------------------          ----------
Full Documentation..................
24-Month Bank Statement.............
Reduced Documentation...............
Stated Income.......................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

         Occupancy Types for the Adjustable Rate Mortgage Loan Group(1)

                                       Number of        Aggregate Principal          Percent of
Occupancy                           Mortgage Loans      Balance Outstanding          Loan Group
---------                           --------------      -------------------          ----------
Owner-occupied......................
Second Home.........................
Investment..........................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

         The information set forth above is based upon representations of the related mortgagor at the time of origination.

      Mortgage Loan Age Summary for the Adjustable Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Mortgage Loan Age (Months)          Mortgage Loans      Balance Outstanding          Loan Group
--------------------------          --------------      -------------------          ----------
0...................................
1...................................
2...................................
3...................................
4...................................
5...................................
6...................................
7...................................
8...................................
9...................................
10..................................
11..................................
12..................................
13..................................
14..................................
15..................................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

         The weighted average age of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool is approximately [__]months.

        Credit Grade Summary for the Adjustable Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Credit Grade                        Mortgage Loans      Balance Outstanding          Loan Group
------------                        --------------      -------------------          ----------
AStar........................................
AO...........................................
A-...........................................
B............................................
B-...........................................
C............................................
C-
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========


         Year of Origination for the Adjustable Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Year of Origination                 Mortgage Loans      Balance Outstanding          Loan Group
-------------------                 --------------      -------------------          ----------
[YEAR].......................................
[YEAR].......................................
[YEAR].......................................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

       Maximum Mortgage Rates for the Adjustable Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Range of Maximum Mortgage Rates     Mortgage Loans      Balance Outstanding          Loan Group
-------------------------------     --------------      -------------------          ----------
















                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

         As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool ranged from [____]% per annum to [____]% per annum and the weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool was [____]% per annum.

        Prepayment Penalties for the Adjustable Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Prepayment Penalty Term             Mortgage Loans      Balance Outstanding          Loan Group
-----------------------             --------------      -------------------          ----------
None
12 months...........................
24 months...........................
36 months...........................
60 months...........................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

         The weighted average prepayment penalty term with respect to the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool having prepayment penalties is approximately [__]months. With respect to those Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool which have prepayment penalties, approximately [___]% of those mortgage loans are subject to a prepayment penalty which will equal six months interest calculated on the basis of the rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan.

            Product Type for the Adjustable Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Loan Type                           Mortgage Loans      Balance Outstanding          Loan Group
---------                           --------------      -------------------          ----------
Six Month LIBOR Loan................
1/29 Loan ..........................
2/28 Loan...........................
3/27 Loan...........................
5/25 Loan...........................
Other...............................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

        Next Adjustment Date for the Adjustable Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Next Adjustment Date                Mortgage Loans      Balance Outstanding          Loan Group
--------------------                --------------      -------------------          ----------
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
[MONTH/YEAR]........................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

            Credit Scores for the Adjustable Rate Mortgage Loan Group

                                       Number of        Aggregate Principal          Percent of
Range of Credit Scores              Mortgage Loans      Balance Outstanding          Loan Group
----------------------              --------------      -------------------          ----------








                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

         The Credit Scores of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date ranged from [___] to [___] and the weighted average Credit Score of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date was approximately [___].

       Third-Party Originators for the Adjustable Rate Mortgage Loan Group

                                      Number of        Aggregate Principal          Percent of
Delinquency Status                 Mortgage Loans      Balance Outstanding          Loan Group
------------------                 ---------------     -------------------          ----------
30 to 59 ..........................
60 to 89 ..........................
[______] ..........................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

              Delinquency Status for the Adjustable Rate Mortgage Loan Group

                                      Number of        Aggregate Principal          Percent of
Delinquency Status                 Mortgage Loans      Balance Outstanding          Loan Group
------------------                 ---------------     -------------------          ----------
30 to 59 ..........................
60 to 89 ..........................
[______] ..........................
                                       ----------           ----------               ----------
        Totals......................                                                     100.0%
                                       ==========           ==========               ==========

Assignment of the Mortgage Loans


         On the Closing Date (or any Subsequent Transfer Date with respect to the Subsequent Mortgage Loans), the Depositor will cause the Initial Mortgage Loans (or the Subsequent Mortgage Loans, as the case may be) to be assigned to the trustee, together with the rights to all principal and interest due on or with respect to the related mortgage loans after the Cut-off Date (or Subsequent Cut-off Date (defined herein), as applicable) other than interest accrued on such mortgage loans prior to the Cut-off Date (or Subsequent Cut-off Date, as applicable). JPMorgan Chase Bank, N.A. as authenticating agent, will, concurrently with the assignment of the Initial Mortgage Loans, authenticate and deliver the certificates. Each Initial Mortgage Loan will be identified on the Mortgage Loan Schedule. The Mortgage Loan Schedule will specify, among other things, with respect to each Initial Mortgage Loan as of the close of business on the Cut-off Date, the original principal balance and the unpaid principal balance; the Monthly Payment; the months remaining to stated maturity of the mortgage note; and the Mortgage Rate. [At the conclusion of the Funding Period, the Depositor will deliver to the trustee and the Servicer a revised Mortgage Loan Schedule which will reflect the addition of the Subsequent Mortgage Loans to the mortgage pool.]

         In addition, the Depositor will, as to each mortgage loan, deliver to or cause to be delivered to the trustee the mortgage note, together with all amendments and modifications to the mortgage note, endorsed without recourse to the trustee or its designee, the original or a certified copy of the mortgage, together with all amendments and modifications to the mortgage, with evidence of recording indicated thereon and an original or certified copy of an assignment of the mortgage in recordable form. With the exception of assignments relating to mortgaged properties in certain states the Depositor does not expect to cause the assignments to be recorded.

Representations and Warranties

         The Depositor will make representations and warranties for the benefit of the trustee with respect to the mortgage loans as described in the prospectus under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" and will be obligated to repurchase any Mortgage Loan as to which there is a material breach of a representation or warranty. A repurchase by the Depositor will constitute the sole remedy available to Certificate Owners for a breach of the representations or warranties. The trustee will enforce the repurchase obligations of the Depositor. In lieu of this repurchase obligation, the Depositor may, within two years after the date of initial delivery of the certificates, substitute for the affected mortgage loans substitute mortgage loans, as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" in the prospectus.

[Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account


         Under and to the extent provided in the pooling and servicing agreement, following the initial issuance of the certificates, the Issuing Entity will be obligated to purchase from the Depositor during the Funding Period, subject to the availability thereof, the Subsequent Mortgage Loans. Each Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "JPMorgan Chase Bank, N.A.--Underwriting Standards" herein. The Subsequent Mortgage Loans will be transferred to the Issuing Entity under subsequent transfer instruments between the Depositor and the Issuing Entity. In connection with the purchase of Subsequent Mortgage Loans on the Subsequent Transfer Date, the Issuing Entity will be required to pay to the Depositor from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof as of the related Subsequent Cut-off Date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Mortgage Loans. Following each Subsequent Transfer Date, the aggregate principal balance of the mortgage loans in the related loan group will increase by an amount equal to the aggregate principal balance of the related Subsequent Mortgage Loans so purchased for such loan group and the amount in the Pre-Funding Account will decrease accordingly.

         The Pre-Funding Account will be established by, or on behalf of the trustee and funded on the Closing Date with the Original Pre-Funded Amount to provide the Issuing Entity with sufficient funds to purchase Subsequent Mortgage Loans, provided that the Original Pre-Funded Amount will not exceed 25% of the aggregate initial Certificate Principal Balance of the certificates. The Group I Original Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Fixed Rate Mortgage Loans in accordance with the pooling and servicing agreement and the Group II Original Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Adjustable Rate Mortgage Loans in accordance with the Pooling and servicing agreement. During the Funding Period such Original Pre-Funded Amount, reduced as described herein, will be maintained in the Pre-Funding Account.

         Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to conditions including, but not limited to:

         (1) each Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and the pooling and servicing agreement;

         (2) the Depositor will not select the Subsequent Mortgage Loans in a manner that it believes to be adverse to the interests of the certificateholders;

         (3) the Depositor will deliver opinions of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans; and

         (4) as of the applicable Subsequent Cut-off Date each Subsequent Mortgage Loan will satisfy the following criteria:

         (5) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date (except with respect to approximately [___]% of the Subsequent Mortgage Loans, by aggregate principal balance as of the related Subsequent Cut-off Date, which may be 30 or more days delinquent but less than 60 days delinquent as of the related Subsequent Cut-off Date);

         (6) the term to stated maturity of the Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months;

         (7) the Subsequent Mortgage Loan may not provide for negative amortization;

         (8) the Subsequent Mortgage Loan will not have a loan-to-value ratio greater than 95%;

         (9) the Subsequent Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months;

         (10) the Subsequent Mortgage Loan must have a first payment date occurring on or before [DATE]; and

         (11) the Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "JPMorgan Chase Bank, N.A.--Underwriting Standards" herein.]

         In addition, following the purchase of any Subsequent Mortgage Loan by the Issuing Entity, the mortgage loans (including the Subsequent Mortgage Loans) will not be materially inconsistent with the Statistical Mortgage Pool as of the Subsequent Cut-off Date. Notwithstanding these conditions, any Subsequent Mortgage Loan may be rejected by either [Rating Agency] if the inclusion of the Subsequent Mortgage Loan would adversely affect the rating on any class of certificates.]

                            JPMORGAN CHASE BANK, N.A.

         JPMorgan Chase Bank, N.A. is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank, N.A. is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan Chase Bank, N.A.'s main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

Underwriting Standards

         The Mortgage Loans have been originated or acquired by Chase Home Finance LLC or its affiliates and correspondents in accordance with Chase Home Finance LLC's (or its affiliates') respective Underwriting Guidelines. Approximately _____% of the Mortgage Loans held by the Issuing Entity were originated or acquired in accordance with the Chase Home Finance LLC Underwriting Guidelines and approximately _____% of the Mortgage Loans were originated or acquired in accordance with the [Other Originator's] Underwriting Guidelines.

         The following is a description of the B&C Underwriting Guidelines. Prior to the funding or acquiring of any B&C quality mortgage loan, each Seller underwrites the related mortgage loan in accordance with the then current underwriting standards established by JPMorgan Chase Bank, N.A. The Mortgage Loans were originated and underwritten in accordance with either the JPMorgan Chase Bank, N.A. Call Center Underwriting Guidelines described below (the "JPMorgan Call Center Underwriting Guidelines") or the JPMorgan Chase Bank, N.A. Wholesale/Retail Underwriting Guidelines described below (the "JPMorgan Wholesale/Retail Underwriting Guidelines").

[JPMorgan Call Center Underwriting Guidelines]

         The JPMorgan Call Center Underwriting Guidelines consider the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, but also take into consideration the credit standing and repayment ability of the prospective borrower. On a case by case basis, JPMorgan Call Center underwriters may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low loan-to-value ratio, relatively low debt-to-income ratio, stable employment and time in the same residence. We expect that a number of the mortgage loans underwritten in accordance with the JPMorgan Call Center Underwriting Guidelines will have been originated based on such underwriting exceptions.

         The JPMorgan Call Center Underwriting Guidelines permit loans with loan-to-value ratios at origination of up to 95%, depending on among other things, the program, the type and use of the property, the creditworthiness of the borrower and the debt-to-income ratio.

         JPMorgan Call Center Underwriting Guidelines generally require title insurance coverage issued by an approved ALTA or CLTA title insurance company on each mortgage loan. Where title insurance is not required, guidelines require a property report and title search to evidence that the title or lien position is as indicated on the mortgage loan application.

         JPMorgan Call Center Underwriting Guidelines also require that fire and hazard insurance coverage be maintained on the mortgaged property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the mortgaged property, whichever is less. Flood insurance is also required for any mortgage loan if the related mortgaged property is located in either flood zone "A" or "V" as determined by the Federal Emergency Management Agency.

         JPMorgan Call Center Underwriting Guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under JPMorgan Call Center Underwriting Guidelines may not satisfy FNMA and FHLMC underwriting guidelines for any number of reasons, including, without limitation, unsatisfactory payment histories or debt-to-income ratios, or a record of derogatory credit items such as outstanding judgments or prior bankruptcies.

         There are three major steps in the underwriting process: (1) identify the eligibility and appropriate credit grade of the mortgagor, (2) evaluate the eligibility and lendable equity of the mortgaged property, and (3) ensure that the mortgage loan terms meet those acceptable for the applicable credit grade.

         The value of each property proposed as security for a mortgage loan is determined by either a full appraisal, a limited appraisal conducted on a drive-by basis, or a statistical valuation. Two full appraisals are generally required if the mortgage loan exceeds $500,000.

         A credit report by an independent, nationally recognized credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. All taxes and assessments not included in the payment are required to be verified as current.

         JPMorgan Call Center Underwriting Guidelines provide for the origination of loans under four general loan programs:

         (a) A Full verification program for salaried or self-employed borrowers (the "JPMorgan Full Documentation Program");

         (b) A 24-Month Bank Statement Program for salaried or self-employed borrowers (the "JPMorgan 24-Month Bank Statement Program");

         (c) A Reduced documentation program for borrowers who may have income which cannot be verified by traditional methods (the "JPMorgan Reduced Documentation Program"); and

         (d) A non-income verification program for salaried and self-employed borrowers (the "JPMorgan Stated Income Program").

         JPMorgan Call Center Underwriting Guidelines allow for some borrowers with existing loans to refinance loans with either limited, or no, verification of income.

         In connection with purchase-money loans, JPMorgan Call Center Underwriting Guidelines generally require an acceptable source of funds for downpayment, verification of the source of the downpayment and adequate cash reserves for owner occupied second homes and non-owner occupied homes. Adequate equity in the mortgaged property is used as a countervailing consideration to these requirements.

         In general, for mortgage loans underwritten under the JPMorgan Full Documentation Program, the Underwriters verify income and assets through alternate documentation or written third party verifications, except that no asset verification is required for a borrower in the A1 or A2 credit grade whose Credit Score is at least 640, so long as the combined loan-to-value ratio does not exceed 80%. The JPMorgan 24-Month Bank Statement Program is similar to the JPMorgan Full Documentation Program, except that the last 24 months of bank statements are utilized to support income. In general, the JPMorgan 24-Month Bank Statement Program is available to borrowers in all credit grades. In general, the JPMorgan Reduced Documentation Program is available for all credit grades. The JPMorgan Stated Income Program is a no income/no asset verification program available for all credit grades. The JPMorgan Call Center Underwriting Guidelines utilize various credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These credit grade categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history considered in a manner generally consistent with sub-prime mortgage industry practice, the occupancy status of the mortgaged property, the type of mortgaged property and documentation type. A summary of the credit grade categories is set forth below.


Credit Grade Category:  "A1"

         Debt-to-Income Ratio:  Maximum of 50%.
         Mortgage History: No more than two delinquencies of 30 days or more during the previous 12 months.
         Credit Score:  Minimum of 620.
         Bankruptcy/Foreclosure:  Must be discharged at least three years.

Credit Grade Category:  "A2"

         Debt-to-Income Ratio:  Maximum of 50%.
         Mortgage History: No more than three delinquencies of 30 days or more in the previous 12 months.
         Credit Score:  Minimum of 560.
         Bankruptcy/Foreclosure:  Must be discharged at least two years.

Credit Grade Category:  "B1"

         Debt-to-Income Ratio:  Maximum of 50%.
         Mortgage History: No more than three delinquencies of 30 days or more in the previous 12 months.
         Credit Score:  Minimum of 520.
         Bankruptcy/Foreclosure:  Must be discharged at least 18 months.

Credit Grade Category:  "B2"

         Debt-to-Income Ratio:  Maximum of 50%.
         Mortgage History: No more than five delinquencies of 30 days or more in the previous 12 months, or no more than two delinquencies of 60 days or more in the previous 12 months, or no more than one delinquency of 90 days or more in the previous 12 months.
         Credit Score:  Minimum of 500.
         Bankruptcy/Foreclosure:  Must be discharged at least 18 months.

Credit Grade Category:  "C1"

         Debt-to-Income Ratio:  Maximum of 50%.
         Mortgage History: No more than five delinquencies of 30 days or more in the previous 12 months, or no more than two delinquencies of 60 days or more in the previous 12 months, or no more than one delinquency of 90 days or more in the previous 12 months.
         Credit Score:  Minimum of 500.
         Bankruptcy/Foreclosure:  Must be discharged at least 12 months.


JPMorgan Wholesale/Retail Underwriting Guidelines

         The JPMorgan Wholesale/Retail Underwriting Guidelines consider the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, but also take into consideration the borrower's credit standing and repayment ability. On a case by case basis, JPMorgan Chase Bank, N.A. may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, without limitation, relatively low loan-to-value ratio, relatively low debt-to-income ratio, stable employment and time in the same residence. It is expected that a significant number of the mortgage loans underwritten in accordance with the JPMorgan Wholesale/Retail Underwriting Guidelines will have been originated based on such underwriting exceptions.

         The JPMorgan Wholesale/Retail Underwriting Guidelines permit loans with loan-to-value ratios at origination of up to 95%, depending on among other things, the program, the type and use of the property, the creditworthiness of the borrower and the debt-to-income ratio.

         JPMorgan Chase Bank, N.A. requires title insurance on all B&C quality mortgage loans secured by liens on real property. JPMorgan Chase Bank, N.A. also requires that fire and hazard insurance coverage be maintained on the mortgaged property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the mortgaged property, whichever is less. Flood insurance is also required for any mortgage loan if the related mortgaged property is located in either flood zone "A" or "V" as determined by the Federal Emergency Management Agency.

         The JPMorgan Wholesale/Retail Underwriting Guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the borrower's credit standing and repayment ability. Borrowers under the JPMorgan Wholesale/Retail Underwriting Guidelines who qualify generally would not satisfy FNMA and FHLMC underwriting guidelines for any number of reasons, including, without limitation, original principal balance, unsatisfactory payment histories or debt-to-income ratios, or a record of major derogatory credit items such as outstanding judgments or prior bankruptcies.

         JPMorgan Chase Bank, N.A. offers four types of income documentation programs under the JPMorgan Wholesale/Retail Underwriting Guidelines:


         o Full Documentation;

         o 24-Month Bank Statement;

         o Reduced Documentation; and

         o Stated Income.


         In general, for mortgage loans underwritten under the Full Documentation program, JPMorgan Chase Bank, N.A. verifies income and assets through alternate documentation or written third party verifications, except that no asset verification is required for borrowers in the AStar, AO or A-credit grade whose Credit Score is at least 640, so long as the loan-to-value ratio does not exceed 80%. The 24-Month Bank Statement program is similar to the Full Documentation program, except that the last 24 months of bank statements are utilized to support income. In general, the 24-Month Bank Statement program is available to borrowers in the AStar through C- credit grades. In general, the Reduced Documentation program is available for AStar through C- credit grades in the case of self-employed borrowers and AStar, AO, A- and B credit grades for all other borrowers. Under the Reduced Documentation program the maximum loan-to-value ratio for non-self-employed borrowers is 70% (or 80% for borrowers in the AStar, AO or A- credit grade whose Credit Score is at least 640), and asset verification for the source of the borrower's down payment is required if the loan-to-value ratio is greater than 80%, except that asset verification is not required if the loan-to-value ratio does not exceed 90%, for borrowers in the AStar, AO or A- credit grade whose Credit Score is at least 640. In general, the Stated Income program is a no income/no asset verification (except that asset verification is required if the loan-to-value ratio is greater than 80%, unless the borrower is in the AStar, AO or A- credit grade, his or her Credit Score is at least 640, and the loan-to-value ratio does not exceed 85%) program for credit grades AStar through B-, in the case of self-employed borrowers, and for credit grades AStar, AO, A- and B, for all others. The maximum loan-to-value ratio under this program for non-self-employed borrowers is 70% (or 80% for borrowers in the AStar, AO or A- credit grade whose Credit Score is at least
640). Income from the application as stated by the borrower is used to qualify.

         The JPMorgan Wholesale/Retail Underwriting Guidelines utilize various credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These credit grade categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history considered in a manner generally consistent with sub-prime mortgage industry practice, the occupancy status of the mortgaged property, the type of mortgaged property and documentation type. A summary of the credit grade categories is set forth below.


Credit Grade Category:  "AStar"

         Debt-to-Income Ratio:  Maximum of 45%.

         Mortgage History: No more than one delinquency of 30 days or more during the previous 12 months; no more than two such delinquencies during the previous 24 months; provided that no such delinquencies may have exceeded 59 days.

         Consumer/Revolving Credit History: No more than one delinquency (in the case of "major" credit) or two delinquencies (in the case of "minor" credit) during the previous 12 months; provided that no such delinquencies may have exceeded 59 days; no more than two ("major" credit) or three ("minor" credit) such delinquencies during the previous 24 months ("major" credit being defined as installment debt with monthly payments over $100 and revolving accounts with credit limits over $5,000 or credit balances over $2,500).

         Collections/Chargeoffs: All in the previous 24 months must be satisfied.

         Bankruptcy/Foreclosure: Must be discharged at least three years; substantial re-establishment of credit required.

Credit Grade Category:  "AO"

         Debt-to-Income Ratio:  Maximum of 50%.

         Mortgage History: No more than one delinquency of 30 days or more during the previous 12 months; provided that no such delinquencies may have exceeded 59 days.

         Consumer/Revolving Credit History: No delinquency of 60 days or more during the previous 12 months (in the case of "major" credit) or no delinquencies of 90 days or more during the previous 12 months (in the case of "minor" credit).

         Collections/Chargeoffs: All except for up to $1,000 in the previous 24 months must be satisfied.

         Bankruptcy/Foreclosure: Must be discharged at least three years; substantial re-establishment of credit required.

Credit Grade Category:  "A-"

         Debt-to-Income Ratio:  Maximum of 50%.

         Mortgage History: No more than two delinquencies of 30 days or more during the previous 12 months; provided that no such delinquencies may have exceeded 59 days.

         Consumer/Revolving Credit History: No delinquencies of 60 days or more during the previous 12 months (in the case of "major" credit) or no delinquencies of 90 days or more during the previous 12 months (in the case of "minor" credit).

         Collections/Chargeoffs: All except for up to $1,000 in the previous 24 months must be satisfied.

         Bankruptcy/Foreclosure: Must be discharged at least two years (or three years, if the loan-to-value ratio exceeds 85%); substantial re-establishment of credit required.

Credit Grade Category:  "B"

         Debt-to-Income Ratio:  Maximum of 50%.

         Mortgage History: No more than three delinquencies of 30 days or more during the previous 12 months; provided that no such delinquencies may have exceeded 59 days.

         Consumer/Revolving Credit History: No delinquencies of 90 days or more during the previous 12 months (in the case of "major" credit) and no delinquencies of 120 days or more during the previous 12 months (in the case of "minor" credit).

         Collections/Chargeoffs: All except for up to $2,500 in the previous 24 months must be satisfied.

         Bankruptcy/Foreclosure: Must be discharged at least 18 months; substantial re-establishment of credit required.

Credit Grade Category:  "B-"

         Debt-to-Income Ratio:  Maximum of 50%.

         Mortgage History: No more than four delinquencies of 30 days or more during the previous 12 months, provided that no such delinquency may have exceeded 59 days; or no more than one delinquency of 60 days or more during the previous 12 months, provided that no such delinquency may have exceeded 89 days.

         Consumer/Revolving Credit History: No delinquencies of 90 days or more during the previous 12 months (in the case of "major" credit) and no delinquencies of 120 days or more during the previous 12 months (in the case of "minor" credit).

         Collections/Chargeoffs: All except for up to $2,500 in the previous 24 months must be satisfied.

         Bankruptcy/Foreclosure: Must be discharged at least 18 months; substantial re-establishment of credit required.

Credit Grade Category:  "C"

         Debt-to-Income Ratio:  Maximum of 50%.

         Mortgage History: No more than five delinquencies of 30 days or more during the previous 12 months, provided that no such delinquency may have exceeded 59 days; or no more than two delinquencies of 60 days or more during the previous 12 months, provided that no such delinquency may have exceeded 89 days; or no more than one delinquency of 90 days or more during the previous 12 months, provided that such delinquency may not have exceeded 119 days.

         Consumer/Revolving Credit History: No delinquencies of 120 days or more on any "major" credit during the previous 12 months.

         Collections/Chargeoffs: All except for up to $5,000 in the previous 24 months must be satisfied.

         Bankruptcy/Foreclosure: Must be discharged at least one year; substantial re-establishment of credit required.

Credit Grade Category:  "C-"

         Debt-to-Income Ratio:  Maximum of 50%.

         Mortgage History: Borrower cannot be more than four months delinquent at time of loan closing.

         Consumer/Revolving Credit History: Borrower exhibits significant past or present credit problems.

         Collections/Chargeoffs: All except for up to $5,000 in the previous 24 months must be satisfied.

         Bankruptcy/Foreclosure: Chapter 13 and foreclosures must be discharged or consummated. Chapter 7 must be discharged at least one year.

                         Servicing of the Mortgage Loans

                             THE TRANSACTION PARTIES

THE ISSUING ENTITY

     [Chase Funding Trust,] Series [_____] is a common law trust formed under the laws of the State of New York under the Pooling and Servicing Agreement. After its formation, the Issuing Entity will not engage in any activity other than:

      - acquiring and holding the Mortgage Loans and the other assets of the Issuing Entity and proceeds from those Mortgage Loans,

      - issuing the Certificates,

      - making payments on the Certificates and engaging in other activities that are necessary, suitable or convenient to accomplish the specified obligations or are incidental to the specified obligations or connected with those obligations.

On the Closing Date, and until the termination of the Issuing Entity pursuant to the Pooling and Servicing Agreement,[TRUST] will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The [Trustee, the Depositor and the Servicer] will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement. [See "The Servicer" and "The Pooling and Servicing Agreement."]

         The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Pooling and Servicing Agreement, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity, without the amendment of the Pooling and Servicing Agreement by Certificateholders and the other parties thereto as described under "The Pooling and Servicing Agreement--Amendment" in the Prospectus.

If the assets of the Issuing Entity are insufficient to pay the Certificateholders all principal and interest owed, holders of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the assets of the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE SELLER [AND SPONSOR]

The Sponsor

            CHF acquired the Mortgage Loans immediately after the origination by JPMorgan. CHF is a limited liability company formed in Delaware. CHF is in the business of acquiring, servicing and subservicing residential mortgage loans, selling loans in the secondary market, providing financial and transactional advice to its customers, and assisting in structuring, arranging and completing financial transactions. CHF (or a predecessor in interest) has been originating or acquiring mortgage loans for over 50 years and has been originating or acquiring mortgage loans similar to the Mortgage Loans at least since 1988. [CHF's mortgage portfolio as of December 31 of 2002, 2003 and 2004 was $_____, $_____ and $_____, respectively. CHF originated approximately $_____, $_____ and $_____ of mortgage loans during 2002, 2003 and 2004 respectively.] CHF (or a successor in interest) has been securitizing mortgage loans since 1988.

            The Sponsor has an active program of securitizing residential mortgage loans. The Sponsor, through its affiliate, Chase Mortgage Finance Corporation, has been securitizing mortgage loans similar to the Mortgage Loans since 1988. In addition, since ***____*** the Sponsor, through its affiliate Chase Mortgage Finance Corporation, has engaged in a program for securitizing prime mortgage loans. No such securitization transaction has experienced an event of default or similar difficulty.

            In connection with transactions involving Chase Funding, Inc., the Sponsor generally has either originated and/or acquired the securitized mortgage loans and been responsible for all representations and warranties made with respect to the mortgage loans. The Sponsor also generally has been responsible for servicing the securitized mortgage loans, acting either directly as servicer or indirectly as subservicer for JPMorgan.

            For static pool information regarding the sponsor please refer to [website]. This website includes information regarding transactions which closed prior to January 1, 2006. ANY INFORMATION RELATED TO SUCH PRE-JANUARY 1, 2006 INFORMATION WILL NOT BE DEEMED TO BE PART OF THIS PROSPECTUS SUPPLEMENT, PROSPECTUS OR THE REGISTRATION STATEMENT.

THE DEPOSITOR

Chase Funding, Inc., a New York corporation, is the Depositor of the Mortgage Loans. [The Depositor generally does not engage in activities other than the securitization of assets.] [Describe continuing duties of after issuance of certificates, if any.]

[The Depositor has an active program of securitizing residential and commercial mortgage loans. The Depositor has been securitizing residential mortgage loans similar to the Mortgage Loans since [____]. ] [No such securitization transaction has experienced an event of default or similar difficulty.]

THE TRUSTEE

         [TRUSTEE] will act as Trustee under the Pooling and Servicing Agreement. [TRUSTEE] is a __________________ with approximately $____ in assets, __ million customers and ______ employees. The Depositor, the Seller and the Servicer may maintain banking and other commercial relationships with [TRUSTEE] and its affiliates. [TRUSTEE's} principal corporate trust offices are located at
_________________.

         [TRUSTEE] has provided corporate trust services since _____. As of ___________, [TRUSTEE] was acting as trustee with respect to _________ series of securities with an aggregate outstanding principal balance of approximately $__________. This portfolio includes [corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations]. As of _____________, [TRUSTEE] was acting as trustee on more than _____ series of residential mortgage-backed securities with an aggregate principal balance of approximately $______.

         [Under the terms of the Pooling and Servicing Agreement, the Trustee also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the [Trust REMICs] and the preparation of monthly reports on Form 10-D [in regards to Distribution and Pool Performance Information] and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. [TRUSTEE] has been engaged in the business of securities administration since __________. It has acted as securities administrator with respect to _______ series of securities, and, as of ____________, was acting as securities administrator with respect to more than $_______ of outstanding residential mortgage-backed securities.]


         For a description of the Trustee's fees and compensation, see "Fees and Expenses of the Issuing Entity"

THE PAYING AGENT

[The Paying Agent is [JPMorgan Chase Bank, N.A.], a banking association organized under the laws of the United States and a wholly owned subsidiary of J.P. Morgan Chase & Co., a holding company with assets in excess of $1 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

Asset classes for which JPMorgan Worldwide Securities Services have been responsible for calculating and making distributions include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. JPMorgan Worldwide Securities Services is a provider of transaction services to about 23,500 clients worldwide for more than $4.5 trillion in global debt. JPMorgan Worldwide Securities Services acts as paying agent and/or trustee for approximately seven hundred and eighty-one mortgage-backed securities transactions relating to domestic residential mortgages.

Since 1990, JPMorgan Chase Bank, N.A. or its predecessors have been responsible for calculating and making distributions to holders of residential mortgage-backed securities. JPMorgan Worldwide Securities Services currently performs such functions for approximately three hundred and eighty-one residential mortgage transactions.]

THE SERVICER

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

General.

JPMorgan Chase Bank, National Association ("JPMorgan") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan's main office is located in Columbus, Ohio. JPMorgan is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMorgan is an affiliate of the Sponsor, the Depositor and J.P. Morgan Securities Inc., the underwriter. JPMorgan is rated "RPS1", "Strong" and "SQ1" by Fitch S&P and Moody's, respectively. JPMorgan does not believe that its financial condition will have any adverse effect on its ability to service the mortgage loans in accordance with the terms set forth in the Pooling Agreement.

JPMorgan is the product of numerous mergers and acquisitions. Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank's operations. As JPMorgan's mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (conforming, jumbo, Alt-A, community development programs and rural housing), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC"), was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity

In its capacity as Servicer, JPMorgan will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. JPMorgan may perform any or all of its obligations under its servicing agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMorgan will remain liable for its servicing duties and obligations under the Pooling Agreement as if JPMorgan alone were servicing the Mortgage Loans. As a result we are providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

Servicing operations, for "subprime" quality mortgage loans are audited internally by JPMorgan's General Audit and Risk groups and are subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMorgan utilizes committees assembled on a quarterly basis to analyze compliance to fair debt collection and fair lending legislation. JPMorgan employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

As of December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, JPMorgan's portfolio of closed-end subprime mortgage loans equaled approximately $27.5 billion, $45.4 billion, $67.2 billion and $74.7 billion, respectively.

Neither JPMorgan nor CHF is in default or has been terminated for cause under any servicing agreement with respect to closed-end subprime mortgage loans to which it is a party.

Delinquency, Loss, Bankruptcy and Recovery.

JPMCB has engaged CHF for all aspects of the servicing function, including with respect to collections, mitigation, high risk property management, bankruptcy, foreclosure and real estate owned (REO).

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, REO and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accurately, managing data securely, and effectively managing any initiated legal action.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, high risk property managers review options during site inspections and local housing association referrals.

Mortgage loans are recognized for delinquency and default pursuant to the Office of Thrift Supervision (OTS) methodology. Under the OTS methodology, a mortgage loan is considered delinquent if any payment due thereon is not made pursuant to the terms of such mortgage loan by the close of business on the day such payment is scheduled to be due. A mortgage loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

Under the terms of the Pooling Agreement, JPMorgan may agree to modification upon the request of the mortgagor provided the modification is in lieu of a refinancing and JPMorgan purchases the related mortgage loan for a price equal to the outstanding principal balance of the mortgage loan.

Under the terms of the Pooling Agreement, JPMorgan generally will not be liable for any losses on the mortgage loans.

Advances.

JPMorgan is required to make advances of delinquent monthly payments of interest and principal to the extent described in this prospectus supplement. Such advances will be made by CHF on behalf of JPMorgan. See "The Pooling and Servicing Agreement--Advances." Neither JPMorgan nor CHF has failed to make a required advance in connection with any mortgage-backed securitization.

Collection Procedures.

JPMorgan, through CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 8:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday.

CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dialer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

[If applicable, insert disclosure for any other affiliated servicer or unaffiliated servicer servicing 20% or more of the mortgage pool.]

[CERTIFICATE INSURER]

      [Name, organizational form and general character of business of [Certificate Insurer] and, liable or contingently liable to provide 10% or more, but less than 20% of the cash flow for a class of certificates, then financial data as required by Item 301 of Regulation S-K will be provided and if contigently liable to provide 20% or more of the cash flow for a class of certificates, financial statements meeting the requirements of Regulation S-X will be provided.]

      [See "[The Certificate Insurance Policy]" for a description of the [Certificate Insurance Policy]]

[PRIMARY MORTGAGE INSURER]

      [Name, organizational form and general character of business of [Primary Mortgage Insurer] and, liable or contingently liable to provide 10% or more, but less than 20% of the cash flow for a class of certificates, then financial data as required by Item 301 of Regulation S-K will be provided and if contigently liable to provide 20% or more of the cash flow for a class of certificates, financial statements meeting the requirements of Regulation S-X will be provided.]

      [See "[Primary Mortgage Insurance]" for a description of the [Primary Mortgage Insurance Policy]]

[INTEREST RATE CAP/SWAP PROVIDER]

      [Name, organizational form and general character of business of [Interest Rate Cap/Swap Provider]. If the [Interest Rate Cap/Swap Provider] provides a significance percentage of 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided. If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

      [See "[The Interest Rate Cap/Swap Agreement]" for a description of the [Interest Rate Cap/Swap Agreement]]

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

The Servicer, the Subservicer, the Depositor, the Trustee and the Paying Agent will have the following responsibilities with respect to the Issuing Entity:

PARTY:                             RESPONSIBILITIES:

Servicer.........................  Performing the servicing functions with respect to the Mortgage Loans and the
                                   Mortgaged Properties in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to:

                                   1.   collecting monthly remittances of
                                        principal and interest on the Mortgage
                                        Loans from the related borrowers,
                                        depositing such amounts in the
                                        Collection Account, and delivering all
                                        amounts on deposit in the Collection
                                        Account to the Paying Agent for deposit
                                        in the Certificate Account on the
                                        Servicer Remittance Date;

                                   2.   collecting amounts in respect of
                                        taxes and insurance from the related
                                        borrowers, depositing such amounts in
                                        the related escrow account, and paying
                                        such amounts to the related taxing
                                        authorities and insurance providers, as
                                        applicable;

                                   3.   making Advances with respect to
                                        delinquent payments of principal and
                                        interest on the Mortgage Loans;

                                   4.   making advances in respect of
                                        customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

                                   5.   providing monthly loan-level reports to
                                        the Paying Agent;

                                   6.   preparing and filing periodic reports
                                        with the Securities Exchange Commission
                                        on behalf of the Issuing Entity with
                                        respect to the Certificates;

                                   7.   maintenance of certain insurance
                                        policies relating to the Mortgage Loans;
                                        and

                                   8.   enforcement of foreclosure proceedings.

                                   See "The Servicer" and "The Pooling and
                                   Servicing Agreement--Servicing" below.

Subservicer......................  9.   performs the functions of the Servicer
                                        as its agent. See "The Servicer" and
                                        "The Pooling and Servicing
                                        Agreement--Servicing" below.

Paying Agent.....................  10.  receiving monthly remittances from the Servicer for deposit in the
                                        Certificate Account and distributing all amounts on deposit in the Certificate Account to the Certificateholders in accordance with the priorities described under "Descriptions of the
                                        Certificates-Distributions of Interest"
                                        and "--Distributions of Principal" on
                                        each Distribution Date;

                                   11.  preparing and distributing annual
                                        investor reports required by the tax
                                        code necessary to enable
                                        Certificateholders to prepare their tax
                                        returns;

                                   12.  preparing and distributing investor
                                        reports, including the monthly
                                        distribution date statement to
                                        Certificateholders based on information
                                        received from the Servicer; and

                                   13.  preparing and filing annual federal and
                                        (if required) state tax returns on
                                        behalf of the Issuing Entity.

Trustee..........................  14.  act as fiduciary of the Issuing Entity's assets.

                                   15. communicate with investors in connection with an event of default.

                                   16.  acting as successor servicer in the
                                        event the Servicer resigns or is
                                        removed, unless another successor
                                        servicer is appointed.

                                   See "The Pooling and Servicing Agreement--The Trustee" in the Prospectus.

Custodian........................  Holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Trustee.

                                   See "The Pooling and Servicing Agreement--
                                   Custody of the Mortgage Files" below.

TRUST ACCOUNTS

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution to the Certificateholders, be deposited in the Trust Accounts, which are accounts established in the name of the Trustee. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in eligible investments, as described under "The Agreements--Investment of Funds" in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be as retained or distributed as follows:

TRUST ACCOUNT:                  RESPONSIBLE PARTY:         APPLICATION OF ANY INVESTMENT EARNINGS:
Collection Account............  Servicer                   Any investment earnings will be paid as compensation to
                                                           the Servicer, and will not be available for distributions
                                                           to Certificateholders.

Certificate Account...........  Paying Agent               Any investment earnings will be paid as compensation to
                                                           the Paying Agent, and will not be available for
                                                           distributions to Certificateholders.

If funds deposited in any Trust Accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Servicing Compensation and Payment of Expenses

         The Servicer will be paid the Servicing Fee. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid mortgage loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Servicer is also entitled to receive, as additional servicing compensation, all assumption fees and other similar charges (other than prepayment penalties and late payment fees) and all investment income earned on amounts on deposit in the Collection Account. The Servicer is obligated to pay certain ongoing expenses associated with the mortgage loans in connection with its responsibilities under the pooling and servicing agreement.

Servicer

         The Servicer will, among other things:

         o provide administrative services and file reports with regard to the certificates;

         o provide reports to the trustee regarding the mortgage loans and the certificates; and

         o receive payments with respect to the mortgage loans and, in its capacity as paying agent for the certificates, remit the payments to the certificateholders as described herein.

         The Servicer will pay various administrative expenses of the Issuing Entity, including the fees of the trustee.

Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans

         When a Mortgagor makes a full or partial principal prepayment of a Mortgage Loan between Due Dates, the Mortgagor generally is required to pay interest on the principal balance thereof only to the date of prepayment. In order to minimize any resulting shortfall in interest (such shortfall, a "Prepayment Interest Shortfall"), the aggregate amount of the Servicing Fee will be reduced (the amount of any such reduction, "Compensating Interest") to the extent necessary to include an amount in payments to the holders of the Offered Certificates equal to a full month's interest payment at the applicable Net Mortgage Rate (defined herein) with respect to such prepaid Mortgage Loan; provided, however, that such reductions in the Servicing Fee will be made only up to the product of (i) one-twelfth of [ ]% and (ii) the aggregate scheduled principal balance of the Mortgage Loans with respect to the related Distribution Date.

Any Prepayment Interest Shortfall will be allocated on such Distribution Date pro rata among the outstanding classes of certificates based upon the amount of interest each such class would otherwise be paid on such Distribution Date.

Advances

         Subject to the following limitations described below, on each Servicer Remittance Date, the Servicer will be required to make Advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each mortgage loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan; provided, however, that the Servicer need not make Advances with respect to the principal portion of any Balloon Amount but the Servicer will be required to Advance monthly interest on a Balloon Loan until the principal balance thereof is reduced to zero subject to the Servicer's determination of nonrecoverability. In the event the Servicer previously made Advances which later are determined to be nonrecoverable, the Servicer will be entitled to reimbursement of such Advances prior to distributions to certificateholders. If the Servicer determines on any Servicer Remittance Date to make an Advance, such Advance will be included with the distribution to holders of the Offered Certificates on the related Distribution Date. Any failure by the Servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor servicer, or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the pooling and servicing agreement.

CUSTODY OF THE MORTGAGE FILES

         The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under "The Pooling and Servicing Agreement--[Assignment of Mortgage Loans]" below. These documents are generally required to be delivered to the Trustee or a custodian on behalf of the Trustee. JPMorgan Chase Bank, N.A. will hold the related Mortgage Loan documents on behalf of the Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by the custodian. The custodian will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files. [The Depositor will pay the fees of the Custodian; however, if the Depositor does not pay the fees of the Custodian, the Custodian may be repaid its fees from amounts held in the Issuing Entity.]

SERVICER DEFAULT

         Events of default by the Servicer under the Agreement include (i) any failure by the Servicer to remit any payment as required under the Agreement, which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; (ii) any breach by the Servicer in a material respect of any representation or warranty in the Agreement or any failure on the part of the Servicer duly to observe or perform in any material respect an other of the covenants or agreements on the part of the Servicer set forth in the Agreement, which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; (iii) written notice from the Servicer to the Trustee and any Paying Agent that the Servicer is unable to make an Advance required by the Agreement; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If the Servicer is in default in its obligations under the Agreement, the Trustee may if it has received written notice of such default, and must if directed to do so by Certificateholders having more than 50% of the Percentage Interests, terminate the Servicer and either appoint a successor servicer in accordance with the Agreement or succeed to the responsibilities of the Servicer. Upon any such termination, the Trustee will give prompt written notice thereof to Certificateholders. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor servicer out of payments on Mortgage Loans as it and such successor servicer agree, provided that such compensation may not exceed the Servicing Fee Rate set forth in the Agreement without the consent of all Certificateholders. Costs associated with a Servicer termination will be borne by the Issuing Entity.

RESIGNATION OF SERVICER; ASSIGNMENT AND MERGER

         The Servicer may not resign from its obligations and duties under the Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties under the Agreement are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer or (ii) with the prior written consent of the Depositor and the Trustee, which will not be unreasonably withheld or delayed. The Servicer may assign or transfer its rights, duties or obligations under the Agreement; provided that the person accepting such assignment or delegation is a person that is qualified to service mortgage loans on behalf of FNMA or FHLMC, is approved in advance in writing by the Trustee and the Depositor, is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Agreement; provided further that each Rating Agency's rating of any of the classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified or reduced or withdrawn as a result of such assignment and delegation. No such resignation will become effective until a successor servicer has assumed the related Servicer's obligations and duties under the Agreement. Any Person into which the Depositor or the Servicer may be merged or consolidated, or to whom the Depositor or the Servicer has sold substantially all of its assets, or any corporation resulting from any merger, conversion or consolidation to which the Depositor or the Servicer are a party, or any person succeeding to the business of the Depositor or the Servicer, will be the successor of the Depositor or the Servicer, respectively, under the Agreement.

         In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor servicer out of payments on Mortgage Loans as it and such successor servicer agree, provided that such compensation may not exceed the Servicing Fee Rate set forth in the Agreement without the consent of all Certificateholders. Costs associated with a Servicer resignation or merger or consolidation will be borne by the Issuing Entity.

EVIDENCE AS TO COMPLIANCE

         The Pooling and Servicing Agreement will require the Servicer and, for each year in which a Report on Form 10-K is required to be filed, any other party required by Item 1123 of Regulation AB (defined herein) to deliver annually to the [Trustee] an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

         In addition, the Servicer and, for each year in which a report on Form 10-K is required to be filed, each other party, if any, that performs a discrete function specified by Item 1122(d) of Regulation AB (defined herein) for more than 5% of the Mortgage Loans will be required to deliver annually to the [Trustee], a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

- a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

- a statement that the party used the criteria in Item 1122(d) of Regulation AB (defined herein) to assess compliance with the applicable servicing criteria;

- the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

- a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the servicing criteria.

         Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

         For each year in which a report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

         "Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123.

                         Description of the Certificates

General

         The certificates will represent the entire beneficial ownership interest in a trust to be created under the pooling and servicing agreement. A copy of the pooling and servicing agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the Securities and Exchange Commission within 15 days of the initial delivery of the certificates. Reference is made to the attached prospectus for additional information regarding the terms and conditions of the pooling and servicing agreement.

         The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The certificates will consist of

         (1) Class A Group I Certificates, class IM-1 certificates, class IM-2 certificates, class IB certificates, Class A Group II Certificates, class IIM-1 certificates, class IIM-2 certificates and class IIB certificates (all of which are being offered hereby); and

         (2) the class C certificates, class IP certificates, class IIP certificates, class IL certificates, class IIL certificates and the Residual Certificates (none of which are being offered hereby).

         The Offered Certificates will be issued in book-entry form as described below. The Definitive Certificates will be transferable and exchangeable through the Servicer. The Offered Certificates will be issued in minimum dollar denominations of $[25,000] and integral multiples of $1,000 in excess of $[25,000].

Book-Entry Certificates


         The Offered Certificates will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum Certificate Principal Balances of $[25,000] and integral multiples of $1,000 in excess of $[$25,000]. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.


         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream Luxembourg, or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the Business Day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Book-Entry Certificates, see "Federal Income Tax Consequences--Foreign Investors" in the prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Operator, under contract with the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the paying agent to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those Offered Certificates in the secondary market since some potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust fund provided by the Servicer or any paying agent on its behalf to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

         (1) DTC or the Depositor advises the Servicer in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Servicer is unable to locate a qualified successor;

         (2) the Depositor, at its sole option, elects to terminate a book-entry system through DTC; or

         (3) after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of Book-Entry Certificates advise the Servicer and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Servicer or a paying agent on its behalf will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the Trustee and the Servicer and a paying agent on its behalf will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the pooling and servicing agreement.

         Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Collection Account; Distribution Account

         The pooling and servicing agreement provides that the Servicer for the benefit of the certificateholders shall establish and maintain one or more accounts, known collectively as the "Collection Account," into which the Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days, the payments and collections described in "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Collection Account" in the prospectus, except that the Servicer may deduct its Servicing Fee and any expenses of liquidating defaulted mortgage loans or property acquired in respect thereof. The pooling and servicing agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more investments acceptable to [Rating Agency] as provided in the pooling and servicing agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect to any Collection Account investments out of its own funds as the losses are realized.

         The Servicer is obligated to establish and maintain the "Distribution Account" and to deposit into the Distribution Account not later than the Servicer Remittance Date preceding each Distribution Date, an amount equal to the Interest Funds and Principal Funds with respect to such Distribution Date. Subject to the restrictions set forth in the pooling and servicing agreement, the Servicer is permitted to direct that the funds in the Distribution Account be invested so long as the investments mature, unless maintained with the institution holding the account, no later than the related Distribution Date. All income and gain realized from any Distribution Account investment will belong to the Servicer and is subject to its withdrawal or order from the Distribution Account. The Servicer will be required to deposit in the Distribution Account out of its own funds the amount of any losses incurred in respect of any Distribution Account investment, as the losses are realized.

Distributions

         General. Distributions on the certificates will be made by JPMorgan Chase Bank, as paying agent, on the Distribution Date, to the persons in whose names the certificates are registered at the close of business on the Record Date.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to distributions as it appears on the certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds a class of certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Servicer or any paying agent in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the office of the paying agent or such other address designated in writing by the Servicer. On each Distribution Date, a holder of a certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of certificates.

         Distributions of Interest. On each Distribution Date, the interest distributable with respect to the Group I Certificates (other than the class IA-1 certificates) is the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which the Distribution Date occurs less Prepayment Interest Shortfalls, if any, and the interest distributable with respect to the Group II Certificates and the class IA-1 certificates is the interest which has accrued thereon at the then applicable related Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date less Prepayment Interest Shortfalls, if any.

         All calculations of interest of the Group I Certificates (other than the class IA-1 certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Group II Certificates and the class IA-1 certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

         On each Distribution Date, the Interest Funds for such Distribution Date with respect to each loan group are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

                  (1) (A) to the Class P Certificates of the Certificate Group related to such Loan Group, an amount equal to any prepayment penalties and (B) to the Class L Certificates of the Certificate Group related to such Loan Group an amount equal to any late payment fees, in either case, received with respect to the related Loan Group during the related Prepayment Period and (C) to the Class R Certificates an amount equal to the sum of (i) the accrual for the preceding period on an amount equal to 0.001% of the aggregate principal balance of the Class A Group I Certificates, Class IM-1 Certificates, Class IM-2 Certificates and Class IB Certificates at a rate equal to the excess of
         (x) the weighted average net mortgage rate on the Group I Mortgage Loans over (y) the weighted average of the interest rates on the Class A Group I Certificates, Class IM-1 Certificates, Class IM-2 Certificates and Class IB Certificates, (treating solely for purposes of this clause (i)(y) the Class A Group I Certificates as including a certificate bearing no interest and having a principal amount equal to the group I overcollaterialization, if any) and (ii) the accrual for the preceding period on an amount equal to 0.001% of the aggregate principal balance of the Class A Group II Certificates, Class IIM-1 Certificates, Class IIM-2 Certificates and Class IIB Certificates at a rate equal to the excess of (x) the weighted average net mortgage rate on the Group II Mortgage Loans over (y) the weighted average of the interest rates on the Class A Group II Certificates, Class IIM-1 Certificates, Class IIM-2 Certificates and Class IIB Certificates (treating, solely for purposes of this clause (ii)(y), (1) each such interest rate as subject to a cap equal to the rate described in clause
         (ii)(x) and (2) the Class A Group II Certificates as including a certificate bearing no interest and having a principal amount equal to the group II overcollateralization, if any).

                  (2) to each class of the Class A Certificates of the Certificate Group related to such loan group, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if the Interest Funds for the Group I or Group II Certificates are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Group I Certificates or Class A Group II Certificates, respectively, the Interest Funds for the applicable Certificate Group will be distributed pro rata among each class of the Class A Group I Certificates or Class A Group II Certificates, respectively, based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Certificates of the applicable Certificate Group to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates of such Certificate Group;

                  (3) to the Class M-1 Certificates of such Certificate Group, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

                  (4) to the Class M-2 Certificates of such Certificate Group, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

                  (5) to the Class B Certificates of such Certificate Group, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class; and

                  (6) any remainder to be distributed as described below under "--Overcollateralization and Crosscollateralization Provisions"

For purposes of calculating interest on the Group I Certificates (other than the class IA-1 certificates), principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         The Pass-Through Margin for each class of Group II Certificates is as follows: for any Distribution Date on or before the applicable Optional Termination Date: class IIA-1, [____]%; class IIM-1, [____]%; class IIM-2, [____]%; class IIB, [____]% and class IA-1, [____]%; and for any Distribution Date after the applicable Optional Termination Date: class IIA-1, [____]%; class IIM-1, [____]%; class IIM-2, [____]%; class IIB, [_____]%; and class IA-1,
[____]%. The Pass-Through Margin for the class IA-1 certificates is [____]%.

         Any Adjustable Rate Certificate Carryover will be paid on future Distribution Dates from and to the extent of funds available for that purpose as described herein. The ratings of the Group II Certificates do not address the likelihood of the payment of any Adjustable Rate Certificate Carryover.

         Distributions of Principal. On each Distribution Date, the Principal Distribution Amount with respect to each Certificate Group for each Distribution Date is required to be distributed as follows until the Principal Distribution Amount has been fully distributed:

         [Describe principal payment methodology]

EXAMPLE OF DISTRIBUTIONS

The following sets forth an example of distributions on the Certificates for the Distribution Date in October:

[September 24] through
October 23.................   due period:                  Payments due on the first day of the month of the month of the related Distribution Date from borrowers will be
                                                           deposited in the Servicer's collection account as received and will include scheduled principal payments [plus
                                                           interest on September 1 principal balances of the Mortgage
                                                           Loans.]

September 1 through
September 30...............   Principal Prepayment         Prepayments in full or in part received by the Servicer
                              Period:                      during the related Principal Prepayment Period will be
                                                           deposited into the Certificate Account for remittance to
                                                           the Paying Agent on October 23.

September 30 [October 24]..   Record Date                  With respect to all Classes of Offered Certificates
                                                           distributions will be made to Certificateholders of record as of the last Business Day of the prior month [the close
                                                           of business on the Business Day immediately preceding such
                                                           Distribution Date.]

October 23.................   Servicer Remittance Date:    The Servicer will remit collections and recoveries in
                                                           respect of the Mortgage Loans including any Advances
                                                           required to be made by the Servicer for that Distribution
                                                           Date to the Paying Agent two Business Days prior to the
                                                           related Distribution Date.

October 25.................   Distribution Date:           On the 25th day of each month (or if the 25th day is not a
                                                           Business Day, the next succeeding Business Day), the Paying
                                                           Agent will make distributions to Certificateholders.

Succeeding months follow the same pattern.

FEES AND EXPENSES OF THE ISSUING ENTITY

In consideration of their duties on behalf of the Issuing Entity, the Servicer and the Trustee will receive from the assets of the Issuing Entity certain fees as set forth in the following table:

                     FREQUENCY                                                              HOW AND WHEN FEE IS
FEE PAYABLE TO:      OF PAYMENT:                    AMOUNT OF FEE:                                 PAID:
Servicer             Monthly         For each Mortgage Loan, a monthly fee paid    Deducted by the Servicer from the
                                     to the Servicer out of interest collections   Collection Account in respect of
                                     received from the related Mortgage Loan       each Mortgage Loan serviced by the
                                     calculated on the outstanding principal       Servicer, before payment of any
                                     balance of each Mortgage Loan at ______%      amounts to Certificateholders.
                                     per annum for each Mortgage Loan

Paying Agent         Monthly         All investment earnings on amounts on         Withdrawn and retained by the Paying
                                     deposit in the Certificate Account. [ In      Agent.
                                     addition, the Servicer will pay a monthly
                                     fee to the Paying Agent.]

Trustee              Monthly         Paid directly by the Servicer.

The fees of the Servicer, Paying Agent and Trustee as set forth in the table above may not be increased without amendment of the Pooling and Servicing Agreement as described under "The Pooling and Servicing Agreement--Amendment" in the prospectus.

Expenses of the Servicer, the Custodian and the Trustee will be reimbursed before payments are made on the Certificates.

The diagram on the next page illustrates the flow of collections and other payments on the mortgage loans through the Trust Accounts described above.

                                FLOW OF PAYMENTS

                  |---------------------------|
                  |    Monthly Payments of    |
                  |  Principal and Interest   |
                  |     from Mortgagor        |
                  |---------------------------|


                                                   |----------------------|
                                                   |      Servicer        |
                                                   |     Advances of      |
                                                   |      Principal       |
                                                   |    Interest and      |
                                                   |     Repurchase       |
                                                   |       Proceeds       |
                                                   |----------------------|



                           |-------------------------|
                           |   Collection Account    |
                           |-------------------------|




                           |-------------------------|
                           | Certificate Account     |
                           |-------------------------|


                                 Distributions to
                                Certificateholders

Overcollateralization and Crosscollateralization Provisions

         As set forth below, Net Excess Cashflow will be required to be applied as an Extra Principal Distribution Amount with respect to the other Mortgage Loan Group whenever the Stated Principal Balances of the mortgage loans in such loan group, plus the amount on deposit in the Pre-Funding Account allocable to such loan group as of such Distribution Date, do not exceed, by the required amount, the aggregate Certificate Principal Balances of the related certificates. If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balances of the Offered Certificates with respect to a Mortgage Loan Group exceed the sum of
(1) the Stated Principal Balances of the mortgage loans in the related loan group and (2) the amount on deposit in the Pre-Funding Account allocable to such loan group as if such Distribution Date, the Certificate Principal Balances of the Subordinated Certificates of such Group will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to such excess.

         If the Certificate Principal Balance of a class of Subordinated Certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Interest Funds and Principal Funds with respect to each Certificate Group not otherwise required to be distributed with respect to principal of and interest on the certificates of such Certificate Group will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such certificates in order of seniority.

         On each Distribution Date, Interest Funds and Principal Funds with respect to each loan group not otherwise required to be distributed with respect to principal of and interest on the certificates in the related Certificate Group as described above will be required to be distributed in respect of the following amounts until fully distributed:

                  (1) to the Extra Principal Distribution Amount for such loan group;

                  (2) to the Class M-1 Certificates of such Certificate Group, any Unpaid Realized Loss Amount for such class;

                  (3) to the Class M-2 Certificates of such Certificate Group, any Unpaid Realized Loss Amount for such class;

                  (4) to the Class B Certificates of such Certificate Group, the Unpaid Realized Loss Amount for such class;

                  (5) except in the case of Optional Termination Amounts, for distribution to the certificates in the other Certificate Group to the extent that any of the following amounts with respect to the other Certificate Group have not otherwise been funded in full for such Distribution Date in accordance with the priorities set forth herein;

                           (A) to each class of the Class A Certificates of such other loan group, the Current Interest and any Interest Carry Forward Amount for such class;

                           (B) the Extra Principal Distribution Amount for such other loan group;

                           (C) to the Class M-1 Certificates of such other Certificate Group, the Current Interest and any Interest Carry Forward Amount for such class;

                           (D) to the Class M-1 Certificates of such other Certificate Group any Unpaid Realized Loss Amount for such class;

                           (E) to the Class M-2 Certificates of such other Certificate Group, the Current Interest and any Interest Carry Forward Amount for such class;

                           (F) to the Class M-2 Certificates of such other Certificate Group any Unpaid Realized Loss Amount for such class;

                           (G) to the Class B Certificates of such other Certificate Group, the Current Interest and any Interest Carry Forward Amount for such class;

                           (H) to the Class B Certificates of such other Certificate Group any Unpaid Realized Loss Amount for such class;

                  (6) in the case of the Adjustable Rate Mortgage Loan Group, to the Group II Certificates, on a pro rata basis, the Adjustable Rate Certificate Carryover; and

                  (7) to the Class C Certificates or the Residual Certificates, the remaining amount.

Calculation of One-Month LIBOR

         On each Interest Determination Date, the Servicer will determine One-Month LIBOR for the related Accrual Period on the basis of the (1) offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Telerate page 3750 as of 11:00 a.m., (London time), the Servicer will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBOR Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

         If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Group II Certificates and the class IA-1 certificates, will be established by the Servicer as follows:

                  (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Group II Certificates and the class IA-1 certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

                  (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Servicer and the Servicer's calculation of the rate of interest applicable to the Group II Certificates and the class IA-1 certificates, for the related Accrual Period for the Group II Certificates and class IA-1 certificates shall (in the absence of manifest error) be final and binding.

Mandatory Prepayments on the Certificates

         The Group I Certificates and the Group II Certificates will be prepaid in part on the Distribution Date immediately following the end of the Funding Period to the extent of any amounts remaining on deposit in the Pre-Funding Account on such Distribution Date. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Issuing Entity will require the application of substantially all of the Original Pre-Funded Amount and that there will be no material amount of principal prepaid to the holders of the Group I or Group II Certificates from the Pre-Funding Account. It is unlikely, however, that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance identical to the related Original Pre-Funded Amount. Accordingly, a small amount of principal is likely to be prepaid on the Group I and Group II Certificates on the Distribution Date immediately following the end of the Funding Period.

Capitalized Interest Account

         The Depositor will establish for the benefit of the holders of the certificates the "Capitalized Interest Account". On the Closing Date, the Depositor will deposit in the Capitalized Interest Account a cash amount as specified in the pooling and servicing agreement. On each Distribution Date during the Funding Period and on the Distribution Date immediately following the end of the Funding Period, funds on deposit in the Capitalized Interest Account will be applied to cover shortfalls in the amount of interest accrued on the certificates in the Issuing Entity attributable to the pre-funding feature. Such shortfall will exist during the Funding Period because the interest accruing on the aggregate principal balance of the mortgage loans in each loan group during such period will be less than the amount of interest which would have accrued on the mortgage loans in each loan group if the related Subsequent Mortgage Loans were included in the Issuing Entity as of the Closing Date. On the first Distribution Date following the termination of the Funding Period (after the distribution on the certificates to be made on such Distribution Date), funds on deposit in the Capitalized Interest Account will be released by the trustee to the Depositor or its designee.

Reports to Certificateholders

         On each Distribution Date, the Servicer will cause to be forwarded or made available on its designee's website located at www.jpmorgan.com/absmbs to each certificateholder, the trustee and the Depositor a statement generally setting forth with respect to each loan group or Certificate Group, where applicable, among other information:

                  (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying
         (A) the aggregate amount of any principal prepayments included therein,
         (B) the aggregate amount of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount;

                  (2) the amount of such distribution to holders of each class of certificates allocable to interest;

                  (3) the Interest Carry-Forward Amount for each class of certificates;

                  (4) the Certificate Principal Balance of each class of certificates immediately prior to and after giving effect to the distribution of principal on such Distribution Date;

                  (5) the aggregate outstanding principal balance of each class of certificates for the following Distribution Date;

                  (6) the amount of the Servicing Fee paid to or retained by the Servicer for the related Due Period;

                  (7) the Pass-Through Rate for each class of certificates for such Distribution Date;

                  (8) the amount of Advances included in the distribution on such Distribution Date;

                  (9) the number and aggregate principal amounts of mortgage loans in each loan group (A) delinquent (exclusive of mortgage loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (10) with respect to any mortgage loan that became an REO Property in each loan group during the preceding calendar month, the loan number and Stated Principal Balance of such mortgage loan as of the close of business on the Determination Date and the date of acquisition thereof;

                  (11) with respect to each loan group, whether a Trigger Event or, if applicable, a Stepup Trigger Event has occurred;

                  (12) the total number and principal balance of any REO Properties in each loan group as of the close of business on the related Determination Date;

                  (13) any Adjustable Rate Certificate Carryover paid and all remaining Adjustable Rate Certificate Carryover remaining on each class of the Adjustable Rate Certificate on such Distribution Date;

                  (14) the number and aggregate principal balance of all Subsequent Mortgage Loans added during the preceding Due Period;

                  (15) [the amount on deposit in the Pre-Funding Account and the Capitalized Interest Account (both in the aggregate and with respect to each loan group)];

                  (16) [for the Distribution Date immediately following the end of the Funding Period, the current balance on deposit in the Pre-Funding Account, if any, that has not been used to purchase Subsequent Mortgage Loans and that is being distributed to certificateholders as a mandatory prepayment of principal on such Distribution Date];

                  (17) the number and amount of prepayment penalties and the amount of late payment fees received during the related Prepayment Period;

                  (18) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay principal and interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, as amended, or the California Military and Veterans Code, as amended; and the amount of interest and principal not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions;

                  (19) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (1) one Monthly Payment, (2) two Monthly Payments and (3) three or more Monthly Payments and (B) in foreclosure, in each case, as of the end of the related Principal Prepayment Period;

                  (20) the number and the principal balance of Mortgage Loans with respect to any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  (21) the aggregate amount of all Advances recovered during the related Due Period;

                  (22) the aggregate amount of Realized Losses during the related Due Period and the aggregate amount of Realized Losses since the Cut-off Date;

                  (23) the allocation to each Class of Certificate of any Realized Losses during the related Due Period;

                  (24) with respect to each Class of Certificates, the amount of any Compensating Interest Shortfalls on such Distribution Date; and

                  (25) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.

                  (26) In addition, describe any material changes to methodology regarding calculations of delinquencies and charge-offs.

                  (27) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

                  (28) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.

                  (29) Material breaches of pool asset representations or warranties or transaction covenants.

                  (30) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.

                  (31) Information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding accounts, if applicable. Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

         In addition, within a reasonable period of time after the end of each calendar year, the Servicer or a paying agent on its behalf will prepare and deliver to each certificateholder of record during the previous calendar year, upon its written request, a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

         The pooling and servicing agreement may be amended by the Depositor, the Servicer and the trustee, without the consent of certificateholders, for any of the purposes set forth under "The Pooling and Servicing Agreement--Amendment" in the prospectus. In addition, the pooling and servicing agreement may be amended by the Depositor, the Servicer and the Trustee and the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

         (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

         (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of certificates of such class evidencing, as to such class, Percentage Interests aggregating 66%; or

         (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

Optional Termination

         The Servicer will have the right (but not the obligation) to repurchase all remaining mortgage loans and REO Properties in either loan group and thereby effect the early retirement of all the certificates of the related Certificate Group on or after the Optional Termination Date. In the event this repurchase option is exercised by the Servicer, the repurchase will be made at the Repurchase Price. Proceeds from the repurchase will be distributed to the Servicer and to certificateholders in the related Certificate Group in the priority described above. The proceeds from this repurchase may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and the appraised value is less than the Stated Principal Balance of the related mortgage loan. Any repurchase of the mortgage loans and REO Properties will result in an early retirement of the certificates in the related Certificate Group.

Optional Purchase of Defaulted Loans

         The Servicer may, at its option, purchase from the Issuing Entity any mortgage loan which is delinquent in payment by 91 days or more. The Servicer's right to purchase any such delinquent mortgage loan will exist from and including the first day of the first month (i.e., January, April, July or October) in the calendar quarter beginning after the month in which such mortgage loan becomes 91 days delinquent to and including the eighteenth day of the last month (i.e. March, June, September or December) in such calendar quarter. The purchase price for any mortgage loan so purchased will be equal to 100% of the Stated Principal Balance of the mortgage loan plus accrued interest at the applicable Mortgage Rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

Events of Default

         Events of default will consist of:

         (1) any failure by the Servicer to deposit in the Collection Account or the Distribution Account the required amounts or remit to the trustee any payment (including an Advance required to be made under the terms of the pooling and servicing agreement) which continues unremedied for five calendar days (or, in the case of an Advance, one calendar day) after written notice of the failure shall have been given to the Servicer and the any paying agent by the Trustee or the Depositor, or to the Servicer, the Depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

         (2) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Servicer in the pooling and servicing agreement, which continues unremedied for 60 days after the giving of written notice of the failure to the Servicer by the trustee, or the Depositor, or to the Servicer, the Depositor, and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

         (3) insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

As of any date of determination, (1) holders of the Offered Certificates will be allocated 95% of all voting rights, allocated among the Offered Certificates in proportion to their respective outstanding Certificate Principal Balances and
(2) holders of the Residual Certificates will be allocated all of the remaining voting rights. Voting rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

Rights upon Event of Default

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee may, or upon the receipt of instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, shall, terminate all of the rights and obligations of the Servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon the trustee will succeed to all of the responsibilities and duties of the Servicer under the pooling and servicing agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

         No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

                         [CERTIFICATE INSURANCE POLICY]

         [Describe material terms of certificate insurance policy, including limits on timing, limits on amount of payments, conditions precedent and substitution, as necessary. Indicate that policy will be filed as an exhibit.]

                       [PRIMARY MORTGAGE INSURANCE POLICY]

         [Describe material terms of primary mortgage insurance policy, including limits on timing, limits on amount of payments, conditions precedent and substitution, as necessary. Indicate that policy will be filed as an exhibit.]

                       [INTEREST RATE CAP/SWAP AGREEMENT]

         [Describe material terms of Interest Rate Cap/Swap Agreement, including limits on timing, limits on amount of payments, conditions precedent and substitution, as necessary. Indicate that agreement will be filed as an exhibit.]

                  Yield, Prepayment and Maturity Considerations

General

         The weighted average life of, and the yield to maturity on each class of the Offered Certificates will be directly related to the rate of payment of principal (including prepayments) of the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in the related properties, and changes in the mortgagors' housing needs, job transfers and employment status, as well as whether the related mortgage loan is subject to a prepayment penalty. In addition, the Seller may solicit mortgagors to refinance their mortgage loans for a variety of reasons. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

         The weighted average life and yield to maturity of each class of Offered Certificates will also be influenced by the amount of Net Excess Cashflow generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Net Excess Cashflow available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Class A Certificates will be influenced by, among other factors,

         (1) the overcollateralization level of the assets in the related loan group at such time (i.e., the extent to which interest on the related mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related Class A Certificates);

         (2) the delinquency and default experience of the related mortgage loans;

         (3)      the level of One-Month LIBOR;

         (4)      the Mortgage Index for the Adjustable Rate Mortgage Loans; and

         (5) the provisions of the pooling and servicing agreement that permit Net Excess Cashflow to be distributed to the Residual Certificates when required overcollateralization levels have been met.

To the extent that greater (or lesser) amounts of Net Excess Cashflow are distributed in reduction of the Certificate Principal Balances of a class of Offered Certificates, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Net Excess Cashflow distributed at any time or in the aggregate. See "Description of the Certificates--Overcollateralization and Crosscollateralization Provisions."

         The class IA-5 certificates are not expected to receive distributions of principal until the Distribution Date in [DATE] (except as otherwise described herein). Thereafter, the relative entitlement of the class IA-5 certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class IA-5 Distribution Amount. See "Description of the Certificates--Distributions."

         To the extent that the Original Pre-Funded Amount has not been fully applied to the purchase of Subsequent Mortgage Loans by the end of the Funding Period, the holders of the Group I and Group II Certificates will receive on the Distribution Date immediately following the end of the Funding Period a prepayment of principal in an amount equal to the lesser of (1) any amounts remaining in the Pre-Funding Account allocable to such loan group and (2) the outstanding Certificate Principal Balance of the Group I and Group II Certificates. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Issuing Entity will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material amount of principal prepaid to the holders of the Group I and Group II Certificates. However, it is unlikely that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance identical to the Pre-Funded Amount. Accordingly, a small amount of principal is likely to be prepaid on the Group I and Group II Certificates on the Distribution Date immediately following the end of the Funding Period.

Prepayments and Yields for Offered Certificates

         Generally, if purchased at other than par, the yield to maturity on the Offered Certificates will be affected by the rate of payments of principal of the mortgage loans in the related loan group. If the actual rate of payments on the mortgage loans in a loan group is slower than the rate anticipated by an investor who purchases related Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the mortgage loans in a loan group is faster than the rate anticipated by an investor who purchases related Offered Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         All the mortgage loans in the Fixed Rate Mortgage Loan Group are fixed rate mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the fixed rate mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on the fixed rate mortgage loans.

         All the mortgage loans in the Adjustable Rate Mortgage Loan Group are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the mortgage loans will experience.

         Although the Mortgage Rates on the mortgage loans in the Adjustable Rate Mortgage Loan Group are subject to adjustment, the Mortgage Rates adjust less frequently than the Pass-Through Rate on the Group II Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Group II Certificates. The Mortgage Rate applicable to the mortgage loans in the Adjustable Rate Mortgage Loan Group and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to a mortgage loan in the Adjustable Rate Mortgage Loan Group rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Group II Available Funds Cap. See "The Mortgage Pool."

         The calculation of the Pass-Through Rate on each class of the Group II Certificates is based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all the Adjustable Rate Mortgage Loans (Six-Month LIBOR) as described under "The Mortgage Pool--General" and is subject to the Group II Available Funds Cap. The Group II Available Funds Cap effectively limits the amount of interest accrued on each class of the Group II Certificates to the amount of interest accruing on the Adjustable Rate Mortgage Loans at a rate equal to the weighted average of the Mortgage Rates of such mortgage loans, less the Servicing Fee Rate. Furthermore, even if One-Month LIBOR and Six-Month LIBOR were at the same level, various factors may cause the Group II Available Funds Cap to limit the amount of interest that would otherwise accrue on each class of the Group II Certificates. In particular, the Pass-Through Rate on each class of the Group II Certificates adjusts monthly, while the interest rates of the Adjustable Rate Mortgage Loans adjust less frequently, with the result that the operation of the Group II Available Funds Cap may cause the Pass-Through Rates to be reduced for extended periods in a rising interest rate environment. In addition, the Adjustable Rate Mortgage Loans are subject to periodic (i.e., semiannual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Group II Available Funds Cap limiting increases in the Pass-Through Rate for such classes of the Group II Certificates. Finally, the Adjustable Rate Mortgage Loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on each class of the Group II Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days. This may result in the Group II Available Funds Cap limiting the Pass-Through Rate for such classes of certificates in Accrual Periods that have more than 30 days. Consequently, the interest which becomes due on the Adjustable Rate Mortgage Loans (net of the sum of the Servicing Fee) with respect to any Distribution Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on each class of the Group II Certificates. Furthermore, if the Group II Available Funds Cap determines the Pass-Through Rate for a class of the Group II Certificates for a Distribution Date, the market value of such class of certificates may be temporarily or permanently reduced. Although the pooling and servicing agreement provides a mechanism to pay, on a subordinated basis, any Adjustable Rate Certificate Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the Group II Certificates do not address the likelihood of the payment of any such amount.

         In addition, the Pass-Through Rate on each class of the Group II Certificates is subject to the Group II Maximum Rate Cap, which is defined as the weighted average of the maximum lifetime Mortgage Rate on the Adjustable Rate Mortgage Loans less the Servicer Fee Rate and the Master Servicing Fee Rate. The Group II Maximum Rate Cap may limit increases in the Pass-Through Rates on such class of the Group II Certificates and any shortfall of interest will not be recovered.

         On any Distribution Date, the Pass-Through Rate for the class IA-1 certificates will equal the lesser of (1) One-Month LIBOR plus [___]% and (2) the weighted average Net Mortgage Rate on the Group I Mortgage Loans. Therefore, to the extent that the weighted average Net Mortgage Rate on the Group I Mortgage Loans is ever reduced to less than One-Month LIBOR plus [___]%, investors in the class IA-1 certificates may experience a lower than anticipated yield and any shortfall of interest will not be recovered.

         On any Distribution Date, the Pass-Through Rates for the class IA-4, class IA-5, class IM-1, class IM-2 and class IB certificates will equal the lesser of (1) the rate set forth for such class in the table on page S-3 and (2) the weighted average Net Mortgage Rate on the Group I Mortgage Loans. Therefore, to the extent that the weighted average Net Mortgage Rate on the Group I Mortgage Loans is ever reduced to less than the applicable rate described in clause (1), investors in the class IA-4, class IA-5, class IM-1, class IM-2 or class IB certificates may experience a lower than anticipated yield and any shortfall of interest will not be recovered.

         The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related loan group. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield.

         The Last Scheduled Distribution Date for each class of Offered Certificates is set forth in the chart appearing on page S-3. The actual final Distribution Date with respect to each class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because

         (1) prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

         (2) excess interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described herein,

         (3) the Servicer may purchase any mortgage loan which is delinquent in payment by 91 days or more, and

         (4) the Servicer may purchase all the mortgage loans in a loan group when outstanding Stated Principal Balances thereof has declined to 10% or less of the aggregate Certificate Principal Balance of all of the certificates of such loan group, as of the Closing Date.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the mortgage loans in each loan group. For the Fixed Rate Mortgage Loan Group, the prepayment model used in this prospectus supplement is HEP. For the Adjustable Rate Mortgage Loan Group, the prepayment model used in this prospectus supplement is CPR.

         As used in the following tables "0% of the prepayment model" assumes no prepayments on the mortgage loans; "80% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 80% of the related prepayment model; "100% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 100% of the related prepayment model; "150% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 150% of the related prepayment model; and "200% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 200% of the prepayment model assumed prepayment rates.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, unemployment, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment penalties. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

         The weighted average lives of the Offered Certificates set forth on the following tables are determined by (1) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the total principal distribution on the Offered Certificates.

         The following tables have been prepared on the basis of the Modeling Assumptions, including the assumption that each loan group consists of mortgage loans having the approximate characteristics described below:

                         Fixed Rate Mortgage Loan Group

                                                                                   Original
                                           Net Mortgage       Original Term    Amortization Term   Remaining Term
  Current Balance       Mortgage Rate          Rate            (in months)        (in months)        (in months)
  ---------------       -------------      ------------        -----------      ----------------   ---------------
$                                 %                  %
                                  %                  %
                                  %                  %
                                  %                  %
                                  %                  %

                       Adjustable Rate Mortgage Loan Group

                                                                                                        Number of
                                     Original      Remaining                                           Months Until
                           Net         Term          Term                                   Reset       Next Rate
Current     Mortgage     Mortgage      (in           (in          Gross      Periodic       Change     Adjustment
Balance       Rate         Rate       months)       months)       Margin       Cap        Frequency       Date            Index
-------     --------     --------    ---------     ---------      ------     --------     ---------    ------------     -----------

$                 %            %                                      %            %                                    6 mo. LIBOR
$                 %            %                                      %            %                                    6 mo. LIBOR
$                 %            %                                      %            %                                    6 mo. LIBOR
$                 %            %                                      %            %                                    6 mo. LIBOR

               Percentage of Initial Principal Balance Outstanding
                 at the Respective Percentages of the Prepayment
                              Model Set Forth Below

                                                    Class IA-1                               Class IA-2
                                       ------------------------------------    -------------------------------------
Distribution Date                       0%      80%    100%    150%    200%     0%      80%     100%    150%    200%
-----------------                      ----    ----    ----    ----    ----    ----    ----     ----    ----    ----
Initial............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
Weighted Average Life in years.....

               Percentage of Initial Principal Balance Outstanding
                 at the Respective Percentages of the Prepayment
                              Model Set Forth Below

                                                    Class IA-3                               Class IA-4
                                       ------------------------------------    -------------------------------------
Distribution Date                       0%      80%    100%    150%    200%     0%      80%     100%    150%    200%
-----------------                      ----    ----    ----    ----    ----    ----    ----     ----    ----    ----
Initial
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
Weighted Average Life in years.....

               Percentage of Initial Principal Balance Outstanding
                 at the Respective Percentages of the Prepayment
                              Model Set Forth Below

                                                    Class IA-5                               Class IM-1
                                       ------------------------------------    -------------------------------------
Distribution Date                       0%      80%    100%    150%    200%     0%      80%     100%    150%    200%
-----------------                      ----    ----    ----    ----    ----    ----    ----     ----    ----    ----
Initial
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
Weighted Average Life in years.....

               Percentage of Initial Principal Balance Outstanding
                 at the Respective Percentages of the Prepayment
                              Model Set Forth Below

                                                    Class IM-2                                Class IB
                                       ------------------------------------    -------------------------------------
Distribution Date                       0%      80%    100%    150%    200%     0%      80%     100%    150%    200%
-----------------                      ----    ----    ----    ----    ----    ----    ----     ----    ----    ----
Initial
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
Weighted Average Life in years.....

               Percentage of Initial Principal Balance Outstanding
                 at the Respective Percentages of the Prepayment
                              Model Set Forth Below

                                                   Class IIA-1                              Class IIM-1
                                       ------------------------------------    -------------------------------------
Distribution Date                       0%      80%    100%    150%    200%     0%      80%     100%    150%    200%
-----------------                      ----    ----    ----    ----    ----    ----    ----     ----    ----    ----
Initial
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
Weighted Average Life in years.....

               Percentage of Initial Principal Balance Outstanding
                 at the Respective Percentages of the Prepayment
                              Model Set Forth Below

                                                   Class IIM-2                               Class IIB
                                       ------------------------------------    -------------------------------------
Distribution Date                       0%      80%    100%    150%    200%     0%      80%     100%    150%    200%
-----------------                      ----    ----    ----    ----    ----    ----    ----     ----    ----    ----
Initial
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
[DATE].............................
Weighted Average Life in years.....

Additional Information

         The Depositor has filed additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the underwriters for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                         Federal Income Tax Consequences

         For federal income tax purposes, the Issuing Entity will hold three segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. The Issuing Entity will also include a grantor trust which will hold the Class C Certificates and certain obligations with respect to "Excess Interest Payments" (as defined below).The assets of the lower-tier REMIC will consist of the mortgage loans and all other property held by the Issuing Entity except for interests issued by any of the three REMICs, prepayment penalties or late payment charges received with respect to the mortgage loans and the interests in the grantor trust described above. The assets of each REMIC other than the lower-tier REMIC will be the regular interests issued by the next-lowest-tier REMIC. Each class of the Offered Certificates will represent the beneficial ownership of the corresponding regular interest of the highest tier REMIC (the "Upper-Tier REMIC"). The Class R Certificates will represent the beneficial ownership of the residual interest in each of the three REMICs.

         For federal income tax purposes, each of the regular interests in the Upper-Tier REMIC that corresponds to a Group II Offered Certificate will be subject to a cap equal to the weighted average net mortgage rate for the mortgage loans in the related loan group. In addition to representing the beneficial ownership of the corresponding regular interest of the Upper-Tier REMIC, each of the Group II Offered Certificates will also represent the beneficial ownership of any excess of the interest actually distributable on such class over the interest that would have accrued on the corresponding class of regular interest had each of the Class IIA-1, Class IIM-1, Class IIM-2 and Class IIB Certificates been subject to a cap equal to the weighted average net mortgage rate for the adjustable rate mortgage loans (such excess, "Excess Interest Payments").

         Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended, and the grantor trusts will qualify as such under subpart E, Part I of Subchapter J of the Code.

         Holders of Subordinate Certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related mortgage loans. See "Federal Income Tax Consequences" in the prospectus.

Taxation of the Basis Risk Arrangements

         General. Each holder of a Group II Offered Certificate will be treated for federal income tax purposes as having entered into, on the date it purchases its Certificates, one or more notional principal contracts whereby it has the right to receive payments with respect to Excess Interest Payments on the date it purchases its Certificates. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

         In general, the holders of the Group II Offered Certificates must allocate the price they pay for their certificates between their regular interest in the Upper-Tier REMIC and their rights to receive Excess Interest Payments based on their relative fair market values. To the extent rights to receive such payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by the holders of the Group II Offered Certificates. A holder of a Group II Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the right to receive Excess Interest Payments (adjusted to take into account decreases in notional principal amount) discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of the Group II Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Swap Regulations.

         Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received in connection with the right to receive Excess Interest Payments must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Group II Offered Certificates.

         Any amount of proceeds from the sale, redemption or retirement of a Group II Offered Certificate that is considered to be allocated to rights to receive Excess Interest Payments would be considered a "termination payment" under the Swap Regulations. It is anticipated that the Servicer will account for any termination payments for reporting purposes in accordance with the Swap Regulations as described below.

         Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights to receive Excess Interest Payments in connection with the sale or exchange of a Group II Offered Certificate would be considered a "termination payment" under the Swap Regulations allocable to that Certificate. A holder of a Group II Offered Certificate will have gain or loss from such a termination of the right to receive Excess Interest Payments equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its right to receive Excess Interest Payments.

         Gain or loss realized upon the termination of a right to receive Excess Interest Payments generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         Application of the Straddle Rules. The Group II Offered Certificates, representing beneficial ownership of the corresponding regular interest and the right to receive Excess Interest Payments may constitute positions in a straddle, in which case, the straddle rules of Code Section 1092 would apply. A selling beneficial owner's capital gain or loss with respect to such corresponding regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the right to receive Excess Interest Payments would be short-term. If the holder of a Group II Offered Certificate incurred or continued indebtedness to acquire or hold such Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the right to receive Excess Interest Payments.

Original Issue Discount

         Classes of the Offered Certificates may be treated as being issued with original issue discount. For purposes of determining the amount and rate of accrual of original issue discount and market discount, it will be assumed that prepayments on the mortgage loans in each loan group will occur at a rate equal to 100% of the applicable prepayment model, as described above. No representation is made as to whether the mortgage loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Federal Income Tax Consequences" in the prospectus.

         Other classes of the Offered Certificates may be treated as being issued at a premium. If this occurs, the Offered Certificateholders may elect under Section 171 of the Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on the certificates. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, and should only be made after consulting with a tax adviser.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in such certificate exceeds the maximum amount of future payments to which such holder is entitled, assuming no further Principal Prepayments on the mortgage loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

Special Tax Attributes of the Offered Certificates

         As is described more fully under "Federal Income Tax Consequences" in the prospectus, the Offered Certificates, other than any portion of an Offered Certificate representing a right to receive Excess Interest Payments will represent qualifying assets under Sections 856(c)(5)(B) and 7701(a)(19)(C)(v) of the Code, and net interest income attributable to the Offered Certificates, other than any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the Issuing Entity are assets described in such sections. The Offered Certificates, other than any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

Prohibited Transactions Tax and Other Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the Issuing Entity equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

         Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Servicer's or the trustee's obligations, as the case may be, under the pooling and servicing agreement and in respect of compliance with then applicable law, such tax will be borne by the Servicer or trustee in either case out of its own funds. In the event that either the Servicer or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the pooling and servicing agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMIC Certificates" in the prospectus.

Tax Return Disclosure Requirements

         Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Taxpayers are required to report certain information on Internal Revenue Service Form 8886 if they participate in a "reportable transaction." A transaction may be a reportable transaction based upon any of several indicia, one or more of which may be present with respect to the transactions relating to the formation of the Issuing Entity and your investment in the Offered Certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Certain promoters of, and sellers of interests in, reportable transactions are required to maintain lists of investors in those transactions and to provide such lists to the Internal Revenue Service upon request. Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that the participants in these transactions intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to these transactions. In addition, holders that, for federal income tax purposes, recognize a loss in excess of a specified threshold on a sale, exchange or other disposition of Offered Certificates should consult with their tax advisors as to the need to file Internal Revenue Service Form 8886 with their federal income tax returns.

                                   State Taxes

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA Considerations

         Section 406 of ERISA prohibits "parties in interest" with respect to a Plan subject to ERISA and Section 4975 of the Code prohibits a "disqualified person" with respect to a Plan from engaging in transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans covered by Title I of ERISA. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA, the Code and Similar Law of the Plan's acquisition and holding of the Offered Certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal, state or local law materially similar to the provisions of ERISA and the Code discussed under this heading. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

         The DOL has granted the Exemption to [Underwriter] from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to certificates such as the Offered Certificates.

         Among the general conditions that must be satisfied for the Exemption to apply are the following:

         (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's- length transaction with an unrelated party;

         (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Issuing Entity, other than in the case of Designated Transactions;

         (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories of S&P, Moody's or Fitch;

         (4) the trustee must not be an affiliate of any other member of the Restricted Group, other than the underwriter in the case of J.P. Morgan Securities Inc., acting as underwriter;

         (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller for the assignment of the loans to the Issuing Entity represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         The Issuing Entity must also meet the following requirements:

         (1) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

         (2) certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of certificates; and

         (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

         (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

         (2) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

         (3) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

         (4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. However, the Exemption would not apply to the acquisition and holding of the Offered Certificates by Plans sponsored by members of the Restricted Group. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the mortgage loans included in the assets of the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the prospectus and the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            Legal Investment Matters

         The Offered Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

         No representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment Matters" in the prospectus.

                                 Use of Proceeds

         Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the mortgage loans.

         [If expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, disclose the amount of such expenses. If such expenses are to be paid to the sponsor, servicer contemplated by Item 1108(a)(2) of Regulation AB, depositor, issuing entity, originator contemplated by Item 1110 of this Regulation AB, underwriter, or any affiliate of the foregoing, separately identify the type and amount of expenses paid to each such party.]

                             Method of Distribution

         Subject to the terms and conditions of the underwriting agreement dated [DATE] and the terms agreement dated [DATE] between the Depositor and [UNDERWRITER], as underwriter, the Offered Certificates are being purchased from the Depositor by the underwriter in the respective initial Certificate Principal Balance of each class of Offered Certificates set forth below, in each case upon issuance of each class.

                    Class of Certificate                 [Underwriter]
                    --------------------                 -------------

               Class IA-1 Certificates...........
               Class IA-2 Certificates...........
               Class IA-3 Certificates...........
               Class IA-4 Certificates...........
               Class IA-5 Certificates...........
               Class IM-1 Certificates...........
               Class IM-2 Certificates...........
               Class IB Certificates.............
               Class IIA-1 Certificates..........
               Class IIM-1 Certificates..........
               Class IIM-2 Certificates..........
               Class IIB Certificates............

                    Total........................

         The Depositor has been advised that the underwriter proposes initially to offer the Offered Certificates to the public at the offering prices set forth below. The Depositor has been advised that the underwriter proposes initially to offer the Offered Certificates to certain dealers at such offering prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriter may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below:


                                             Price to     Underwriting        Selling       Reallowance
              Class of Certificate            Public        Discount        Concession        Discount
              --------------------            ------        --------        ----------        --------
         Class IA-1 Certificates..........
         Class IA-2 Certificates..........
         Class IA-3 Certificates..........
         Class IA-4 Certificates..........
         Class IA-5 Certificates..........
         Class IM-1 Certificates..........
         Class IM-2 Certificates..........
         Class IB Certificates............
         Class IIA-1 Certificates.........
         Class IIM-1 Certificates.........
         Class IIM-2 Certificates.........
         Class IIB Certificates...........

         After the initial public offering, the public offering price, seller concessions and reallowance discounts may be changed.

         The Depositor has been advised by the underwriter that it intends to make a market in the Offered Certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

         Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriter and some selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the underwriter is permitted to engage in transactions that stabilize the price of the Offered Certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor underwriter makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  Legal Matters

         Certain legal matters will be passed upon for the Depositor by Dechert LLP, New York, New York and for the underwriter by [_____________________]. The material federal income tax consequences of the certificates will be passed upon for the Depositor by Dechert LLP.

                                     Ratings

         It is a condition of the issuance of the Offered Certificates that they be assigned the ratings designated below by [Rating Agency] and [Rating Agency].

                                         [RATING         [RATING
                         CLASS            AGENCY]         AGENCY]
                         -----            -------         -------
               IA-1...................
               IA-2...................
               IA-3...................
               IA-4...................
               IA-5...................
               IM-1...................
               IM-2...................
               IB.....................
               IIA-1..................
               IIM-1..................
               IIM-2..................
               IIB....................


         The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Adjustable Rate Certificate Carryover or the anticipated yields in light of prepayments. We anticipate that the Rating Agencies will continue to monitor the ratings on the Offered Certificates, but there can be no assurance that they will continue to do so.

         The ratings of [Rating Agency] on mortgage pass-through certificates addressed the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. [Rating Agency] rating opinions address the structural and legal issues and tax-related aspects associated with the certificates, including the nature of the underlying mortgage loans. [Rating Agency] ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated nor do they address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The ratings assigned by [Rating Agency] to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements in which such certificates are issued. [Rating Agency] ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. [Rating Agency] ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans or address the likelihood of receipt of Interest Carryover Amounts.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than [Rating Agency] and [Rating Agency]. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                            Glossary of Defined Terms

1/29 LIBOR Loans                    means mortgage loans which bear interest at
                                    a fixed rate for a period of one year and thereafter have semiannual interest rate and payment adjustments in substantially the same manner as Six Month LIBOR Loans.

2/28 LIBOR Loans                    means mortgage loans which bear interest at
                                    a fixed rate for a period of two years and thereafter have semiannual interest rate and payment adjustments in substantially the same manner as Six Month LIBOR Loans.

3/27 LIBOR Loans                    means mortgage loans which bear interest at
                                    a fixed rate for a period of three years and thereafter have semiannual interest rate and payment adjustments in substantially the same manner as Six Month LIBOR Loans.

5/25 LIBOR Loans                    means mortgage loans which bear interest at
                                    a fixed rate for a period of five years and thereafter have semiannual interest rate and payment adjustments in substantially the same manner as Six Month LIBOR Loans.

Accounts means one or more accounts, including the Pre-Funding Account and the Capitalized Interest Account maintained in the name of the trustee under the pooling and servicing agreement.

 Accrual Period                     means, with respect to the Group I
                                    Certificates (other than the class IA-1
                                    certificates) and with respect to a
                                    Distribution Date, the calendar month
                                    immediately preceding the calendar month in which such Distribution Date occurs, and with respect to the Group II Certificates and the class IA-1 certificates and with respect to a Distribution Date, means the period from and including the preceding
                                    Distribution Date (or from the Closing Date in the case of the first Distribution Date) to an including the day prior to such Distribution Date.

Adjustable Rate Certificate         means, with respect to a Distribution Date,
Carryover                           in the event that the Pass Through Rate for
                                    a class of Group II Certificates is based upon its Group II Available Funds Cap, the excess of (1) the amount of interest that such class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that class not been calculated based on the Group II Available
                                    Funds Cap, up to but not exceeding the Group
                                    II Maximum Rate Cap over (2) the amount of interest such class received on such Distribution Date based on the Group II
                                    Available Funds Cap, up to but not
                                    exceeding the Group II Maximum Rate Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Group II Available Funds Cap).

Adjustable Rate Mortgage Loan       means a mortgage loan held by the Issuing
                                    Entity with an adjustable interest rate.

Adjustable Rate Mortgage Loan       means the Mortgage Loan Group comprised of
Group                               Adjustable Rate Mortgage Loans.

Adjustment Date                     means, with respect to an Adjustable Rate
                                    Mortgage Loan, the first day of the months specified in the related Mortgage Note.

Advance means, with respect to a Servicer Remittance Date, an advance of the Servicer's own funds, or funds in the Collection Account that are not required to be distributed on the related Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the mortgage loans (adjusted to the applicable Net Mortgage
                                    Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance date, together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each mortgage loan as to which there is REO Property. Such latter amount to be calculated after taking into account any rental income.

Applied Realized Loss Amount        means, with respect to any class of
                                    Subordinated Certificates and as to any
                                    Distribution Date, the sum of the Realized
                                    Losses with respect to mortgage loans which have been applied in reduction of the Certificate Principal Balance of such class.

B&C                                 means sub-prime quality mortgage loans.


B&C Underwriting Guidelines         means the underwriting procedures
                                    customarily employed by JPMorgan Chase Bank, N.A. with respect to B&C quality mortgage loans and further described under "JPMorgan
                                    Chase Bank, N.A. --- Underwriting
                                    Standards."


Balloon Amount                      means the balloon payment of the remaining
                                    outstanding principal balance of a
                                    mortgage loan.

Balloon Loan                        means a mortgage loan having an original
                                    term to stated maturity of approximately
                                    15 years and providing for level monthly payments based on a 30 year amortization schedule with a payment of a Balloon Amount due on such mortgage loan at its stated maturity.

Book-Entry Certificates             means those certificates issued in
                                    book-entry form. Capitalized Interest
                                    Account means a trust account, established by the Depositor for the benefit of the holders of the certificates.

Certificate Group                   means either the Group I Certificates or the
                                    Group II Certificates, as the context
                                    requires.

Certificate Owners                  means Persons acquiring beneficial
                                    ownership interests in the Offered
                                    Certificates.

Certificate Principal Balances      means the principal balances of the
                                    certificates.


Class A Certificates                means collectively, the Class A Group I
                                    Certificates and the Class A Group II
                                    Certificates.

Class A Group I Certificates        means collectively, the class IA-1,
                                    class IA-2, class IA-3, class IA-4 and
                                    class IA-5 certificates.

Class A Group II Certificates       means collectively, the class IIA-1
                                    certificates.

Class A Principal Distribution      means for a Certificate Group (1) with
Amount                              respect to any Distribution Date prior to
                                    the related Stepdown Date or as to which a Trigger Event exists, 100% of the Principal
                                    Distribution Amount for such Certificate
                                    Group for such Distribution Date and (2) with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event does not exist, the excess of
                                    (A) the Certificate Principal Balance of the
                                    Class A Certificates for such Certificate
                                    Group immediately prior to such Distribution
                                    Date over (B) the lesser of (1)
                                    approximately [_____]% for the Fixed Rate
                                    Mortgage Loan Group and approximately
                                    [_____]% (or approximately [_____]%, if a Stepup Trigger Event has occurred) for the Adjustable Rate Mortgage Loan Group, of the
                                    Stated Principal Balances of the mortgage loans in such loan group on the preceding
                                    Due Date, and (2) the Stated Principal
                                    Balances of the mortgage loans in such loan group on the preceding Due Date less approximately $1,000,000 for the Fixed Rate
                                    Mortgage Loan Group and approximately
                                    $[_________]for the Adjustable Rate Mortgage
                                    Loan Group.

Class B Certificates                means collectively, the class IB and
                                    class IIB certificates.

Class B Principal Distribution      means, for a Certificate Group and with
Amount                              respect to any Distribution Date on or after
                                    the related Stepdown Date and as long as a Trigger Event does not exist for such Certificate Group, the excess of (1) of the sum for such Certificate Group of (A) the Certificate Principal Balance of the related
                                    Class A Certificates (after taking into
                                    account distributions of the Class A
                                    Principal Distribution Amount for such
                                    Distribution Date), (B) the Certificate
                                    Principal Balance of the Class M-1
                                    Certificates (after taking into account
                                    distribution of the Class M-1 Principal
                                    Distribution Amount to such Class M-1
                                    Certificates for such Distribution Date),
                                    (C) the Certificate Principal Balance of the related Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to such Class M-2 Certificates for such Distribution Date) and (D) the Certificate
                                    Principal Balance of the related Class B
                                    Certificates immediately prior to such
                                    Distribution Date over (2) the lesser of (A) approximately [_____]% for the Fixed Rate
                                    Mortgage Loan Group and approximately
                                    [_____]% (or approximately [_____]%, if a Stepup Trigger Event has occurred) for the Adjustable Rate Mortgage Loan Group, of the
                                    Stated Principal Balances of the mortgage loans in such loan group on the preceding
                                    Due Date, and (B) the Stated Principal
                                    Balances of the mortgage loans in such loan group on the preceding Due Date less approximately $1,000,000 for the Fixed Rate
                                    Mortgage Loan Group and approximately
                                    $[________]for the Adjustable Rate Mortgage
                                    Loan Group, provided, however, that after the Certificate Principal Balances of the Class A, Class M-1 and Class M-2
                                    Certificates for such Certificate Group are reduced to zero, the Class B Principal
                                    Distribution Amount for such Distribution
                                    Date will equal 100% of the Principal
                                    Distribution Amount for the related loan group remaining after any distributions on such Class A, Class M-1 and Class M-2
                                    Certificates.

Class IA-5 Distribution Amount      means for any Distribution Date prior to the
                                    Distribution Date in [DATE], the product of
                                    (1) a fraction, the numerator of which is the Certificate Principal Balance of the class IA-5 certificates and the denominator of which is the aggregate Certificate
                                    Principal Balance of all Class A Group I
                                    Certificates, in each case immediately prior to such Distribution Date, (2) the Class A
                                    Principal Distribution Amount with respect to the Fixed Rate Mortgage Loan Group for such Distribution Date and (3) the applicable percentage for such Distribution
                                    Date set forth in the following table:

                                    Distribution Date Occurring In    Percentage

                                    [MONTH/DATE] through [MONTH/DATE].........0%
                                    [MONTH/DATE] through [MONTH/DATE]........45%
                                    [MONTH/DATE] through [MONTH/DATE}........80%
                                    [MONTH/DATE] through [MONTH/DATE].......100%
                                    [MONTH/DATE] through [MONTH/DATE].......300%

                                    With respect to the Distribution Date
                                    occurring in [MONTH/DATE] and each
                                    Distribution Date thereafter until the
                                    Certificate Principal Balance of the
                                    class IA-5 certificates has been reduced to zero, the Class IA-5 Principal Distribution Amount will equal the Class A Principal Distribution Amount with respect to the Fixed Rate Mortgage Loan Group for such Distribution Date.

Class M-1 Certificates              means collectively, the class IM-1 and
                                    class IIM-1 certificates.

Class M-1 Principal Distribution    means with respect to any Distribution Date
Amount                              on or after the related Stepdown Date 100%
                                    of the Principal Distribution Amount for the related Certificate Group if the Certificate
                                    Principal Balance of each class of Class A
                                    Certificates for such Certificate Group has been reduced to zero and a Trigger Event exists, or, if any Class A Certificates for such Certificate Group are still outstanding, and as long as a Trigger Event does not exist for such Certificate Group, is the excess of (1) the sum for such Certificate Group of (A) the Certificate
                                    Principal Balance of the related Class A
                                    Certificates (after taking into account
                                    distributions of the Class A Principal
                                    Distribution Amount to such Class A
                                    Certificates for such Distribution Date) and
                                    (B) the Certificate Principal Balance of the related Class M-1 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately [_____]% for the Fixed Rate Mortgage Loan Group and approximately [_____]% (or approximately
                                    [_____]%, if a Stepup Trigger Event has
                                    occurred) for the Adjustable Rate Mortgage
                                    Loan Group of the Stated Principal Balances of the mortgage loans in such loan group on the preceding Due Date, and (B) the Stated
                                    Principal Balances of the mortgage loans in such loan group on the preceding Due Date less approximately $1,000,000 for the Fixed
                                    Rate Mortgage Loan Group and approximately
                                    $[________]for the Adjustable Rate Mortgage
                                    Loan Group. Notwithstanding the above, on any Distribution Date prior to the Stepdown
                                    Date on which the Certificate Principal
                                    Balance of each class of Class A
                                    Certificates for a Certificate Group has been reduced to zero, the Class M-1
                                    Principal Distribution Amount for such
                                    Certificate Group will equal the lesser of
                                    (A) the outstanding Certificate Principal
                                    Balance of the related Class M-1
                                    Certificates and (B) 100% of the Principal
                                    Distribution Amount for such Certificate
                                    Group remaining after any distributions on such Class A Certificates.

Class M-2 Certificates              means collectively, the class IM-2 and
                                    class IIM-2 certificates.

Class M-2 Principal Distribution    means, for a Certificate Group and with
Amount                              respect to any Distribution Date on or after
                                    the related Stepdown Date, 100% of the
                                    Principal Distribution Amount for the
                                    related Certificate Group if the Certificate
                                    Principal Balance of each class of Class A and Class M-1 Certificates for such Certificate Group has been reduced to zero and a Trigger Event exists, or, if the Class
                                    A and Class M-1 Certificates for such
                                    Certificate Group are still outstanding and as long as a Trigger Event does not exist for such Certificate Group, is the excess of
                                    (1) of the sum for such Certificate Group of
                                    (A) the Certificate Principal Balance of the
                                    Class A Certificates (after taking into
                                    account distributions of the Class A
                                    Principal Distribution Amount to such Class
                                    A Certificates for such Distribution Date),
                                    (B) the Certificate Principal Balance of the related Class M-1 Certificates (after taking into account distribution of the Class M-1
                                    Principal Distribution Amount to such Class
                                    M-1 Certificates for such Distribution Date) and (C) the Certificate Principal Balance of the related Class M-2 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately
                                    [_____]% for the Fixed Rate Mortgage Loan
                                    Group and approximately [_____]% (or
                                    approximately [_____]%, if a Stepup Trigger
                                    Event has occurred) for the Adjustable Rate
                                    Mortgage Loan Group, of the aggregate Stated
                                    Principal Balances of the mortgage loans in such loan group on the preceding Due Date, and (B) the Stated Principal Balances of the mortgage loans in such loan group on the preceding Due Date less approximately
                                    $[_______] for the Adjustable Rate Mortgage
                                    Loan Group. Notwithstanding the above, on any Distribution Date prior to the Stepdown
                                    Date on which the aggregate Certificate
                                    Principal Balance of each class of Class A
                                    Certificates and the Class M-1 Certificates for a Certificate Group has been reduced to zero, the Class M-2 Principal Distribution
                                    Amount for such Certificate Group will equal the lesser of (A) the outstanding
                                    Certificate Principal Balance of the related
                                    Class M-2 Certificates and (B) 100% of the
                                    Principal Distribution Amount for such
                                    Certificate Group remaining after any
                                    distributions on such Class A and Class M-1
                                    Certificates.

Class L Certificates                means collectively, the class IL and
                                    class IIL certificates.

Class P Certificates                means collectively, the class IP and
                                    class IIP certificates.

Clearstream Luxembourg              means Clearstream Banking, societe anonyme.

Closing Date                        means [DATE].



Code means the Internal Revenue Code of 1986, as amended.

Collateral Value                    means, with respect to a mortgage loan the
                                    proceeds of which were used to purchase the related mortgage property, the lesser of
                                    (x) the appraised value based on an
                                    appraisal made for the Seller by an
                                    independent fee appraiser at the time of the origination of the related mortgage loan, and (y) the sales price of such mortgaged property at such time of origination and means, with respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

Combined Loan-to-Value Ratio        means, for any Mortgage Loan in a second
                                    lien position, (1) the sum of (A) the
                                    principal balance of such Mortgage Loan at the date of origination and (B) any outstanding principal balances of mortgage loans senior to the Mortgage Loan (such sum calculated at the date of origination of such Mortgage Loan in a second lien position) divided by (2) the Collateral
                                    Value of the related Mortgaged Property.

Compensating Interest               means, for any Distribution Date, the amount
                                    of the Servicing Fee otherwise payable to the Servicer for the related month, which the Servicer is obligated to deposit into the Collection Account for distribution to Certificateholders on that Distribution
                                    Date, in an amount up to the amount of any shortfall in interest payments resulting from prepayments received during the prior
                                    Prepayment Period; provided, that any such deposit in reduction of the Servicing Fee otherwise payable with respect to that Distribution Date will be limited to the product of (1) one-twelfth of 0.35% and (2) the aggregate Stated Principal Balance of the mortgage loans with respect to the related Distribution Date.

Cooperative                         means Euroclear Clearance Systems S.C., a
                                    Belgian cooperative corporation.

Co-op Loan                          means a Mortgage Loan secured by stock
                                    allocated to a cooperative unit in a
                                    residential cooperative housing corporation.

CPR or Constant Prepayment Rate     means a prepayment assumption which
                                    represents a constant assumed rate of
                                    prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. __% CPR, which represents 100% of the prepayment model for the Adjustable Rate
                                    Mortgage Loan Group, assumes a constant
                                    prepayment rate of __% per annum.

Credit Scores                       means statistical credit scores obtained by
                                    many mortgage lenders in connection with the loan application.

Current Interest                    means with respect to each class of the
                                    Offered Certificates and each Distribution
                                    Date, is the interest accrued at the
                                    applicable Pass-Through Rate for the
                                    applicable Accrual Period on the Certificate
                                    Principal Balance of such class as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy less any Prepayment Interest Shortfalls allocated to such class on such Distribution Date.

Cut-off Date                        means [DATE].

Definitive Certificate              means a physical certificate representing
                                    an Offered Certificate.

Depositor                           means Chase Funding, Inc.

Designated Transaction              means, for certificates transferred on or
                                    after August 23, 2000, a transaction in
                                    which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

Determination Date                  means, with respect to a Distribution Date,
                                    the fifteenth day of the month of such
                                    Distribution Date (or, if not a Business
                                    Day, the immediately preceding Business
                                    Day).

Distribution Date                   means the 25th day of each month, or if such
                                    day is not a Business Day, on the first
                                    Business Day thereafter.

Due Date                            means a scheduled monthly payment date
                                    for any mortgage loan.

Due Period                          means, with respect to any Distribution
                                    Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs
                                    (or, in the case of the first Distribution
                                    Date, on the Cut-off Date) and ending on the Due Date in the month in which such Distribution Date occurs.

ERISA                               means the Employee Retirement Income
                                    Security Act of 1974, as amended.

Euroclear                           means the Euroclear System.

Euroclear Operator                  means the Brussels, Belgium office of
                                    JPMorgan Chase Bank.


European Depositaries               means, Citibank, N.A., as depositary for
                                    Clearstream Luxembourg and JPMorgan Chase
                                    Bank, N.A., as depositary for Euroclear, collectively.


Exemption                           means Prohibited Transaction Exemption ___,
                                    __ Fed. Reg. ______ (____) (199_), granted
                                    by the U.S. Department of Labor to
                                    [Underwriter].

Extra Principal Distribution        means, for a Mortgage Loan Group and with
Amount                              respect to any Distribution Date, (1) prior
                                    to the Stepdown Date, the excess of (A) the sum of (x) the aggregate Certificate
                                    Principal Balances of the certificates of the related Certificate Group and (y) approximately $[_______]for the Fixed Rate
                                    Mortgage Loan Group and approximately
                                    $[_________](or $[_________], if a Stepup
                                    Trigger Event has occurred) for the
                                    Adjustable Rate Mortgage Loan Group over
                                    (B) the Stated Principal Balances of the mortgage loans in such loan group, and (2) on and after the Stepdown Date, the excess of (A) the sum of (x) the aggregate
                                    Certificate Principal Balances of the
                                    certificates of such Certificate Group and
                                    (y) the greater of (a) [___]% for the Fixed
                                    Rate Mortgage Loan Group and [___]% (or
                                    [___]%, if a Stepup Trigger Event has
                                    occurred) for the Adjustable Rate Mortgage
                                    Loan Group of the Stated Principal Balances of the mortgage loans in the related loan group, and (b) approximately $[_______]for the Fixed Rate Mortgage Loan Group and approximately $[_________]for the Adjustable
                                    Rate Mortgage Loan Group over (B) the Stated
                                    Principal Balances of the mortgage loans in the related loan group; provided, however, that if on any Distribution Date, a Trigger
                                    Event is in effect, the Extra Principal
                                    Distribution Amount for the related loan group will not be reduced to the applicable percentage of the then-current Stated
                                    Principal Balance of such loan group (and will remain fixed at the applicable percentage of the Stated Principal Balance of the mortgage loans in the related loan group as of the Due Date immediately prior to the occurrence of the Trigger Event) until the next Distribution Date on which the Trigger Event is not in effect.

Financial Intermediary              means a bank, brokerage firm, thrift
                                    institution or other financial intermediary.

Fitch                               means Fitch Ratings or any successor.

Fixed Rate Mortgage Loan            means a mortgage loan held by the Issuing
                                    Entity with a fixed interest rate.

Fixed Rate Mortgage Loan Group      means the class IA-2, class IA-3,
                                    class IA-4, class IA-5, class IA-6,
                                    class IM-1, class IM-2 and class IB
                                    certificates, collectively.

Funding Period                      means the period from the Closing Date until
                                    the earlier of (1) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero or (2) [DATE].

Gross Margin                        means a fixed percentage amount specified in
                                    the related mortgage note.

Group I Certificates                means the Class A Group I Certificates, the
                                    Subordinated Group I Certificates, the
                                    Class IP Certificates and the Class IL
                                    Certificates.

Group I Mortgage Loans              means those Mortgage Loans in Group I.

Group I Original Pre-Funded         means approximately $_________ on the
Amount                              Closing Date.

Group II Available Funds Cap        means a per annum rate equal to 12 times
                                    the quotient of (x) the sum of (A) the total scheduled interest on the Adjustable Rate
                                    Mortgage Loans in the Adjustable Rate
                                    Mortgage Loan Group based on the Net
                                    Mortgage Rates in effect on the related Due
                                    Date and (B)(1) with respect to the
                                    Distribution Date in [DATE], 50% of the
                                    amount in the Capitalized Interest Account as of such Distribution Date allocable to Loan Group II immediately prior to such Distribution Date, (2) with respect to the Distribution Date in [DATE], 100% of the amount in the Capitalized Interest Account allocable to Loan Group II immediately prior to such Distribution Date and (3) with respect to the Distribution Date in [DATE] and thereafter, 0% of the amount in the Capitalized Interest Account allocable to
                                    Loan Group II immediately prior to such
                                    Distribution Date divided by (y) the
                                    aggregate principal balance of the Group II
                                    Certificates as of the first day of the
                                    applicable Accrual Period.

Group II Certificates               means the Class A Group II Certificates,
                                    Subordinated Group II Certificates, the
                                    Class IIP Certificates and the Class IIL
                                    Certificates.

Group II Mortgage Loans             means those Mortgage Loans in Group II.

Group II Maximum Rate Cap           means the weighted average of the maximum
                                    lifetime Mortgage Rates on the Adjustable
                                    Rate Mortgage Loans less the Servicing Fee
                                    Rate and the Master Servicing Fee Rate.

Group II Offered Certificates       means the Group II Certificates, excluding
                                    the Class IIP Certificates, and Class IIL
                                    Certificates.

Group II Original Pre-Funded        means approximately $_________ on the
Amount                              Closing Date.

HEP or Home Equity Prepayment       means a prepayment model which uses a
                                    prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. __% HEP, which represents 100% of the prepayment model for the Fixed Rate Mortgage Loan Group, assumes prepayment rates of __% per annum of the then outstanding principal balance of the related mortgage loans in the fifth month of the life of such mortgage loans and an additional __% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, __%HEP assumes a constant prepayment rate of __% per annum.

Indirect Participants               means Participants and organizations which
                                    have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Initial Mortgage Loans              means the mortgage loans included in the
                                    assets of the Issuing Entity as of the
                                    Closing Date.

Interest Carry Forward Amount       means with respect to each class of the
                                    Offered Certificates and each Distribution
                                    Date, the sum of (1) the excess of (A)
                                    Current Interest for such class with respect to prior Distribution Dates (excluding any Adjustable Rate Certificate Carryover, if applicable) over (B) the amount actually distributed to such class with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate.

Interest Determination Date         means each date which is the second LIBOR
                                    Business Day preceding the commencement of each Accrual Period for the Group II
                                    Certificates and the class IA-1
                                    certificates.

Interest Funds                      means with respect to each loan group the
                                    sum, without duplication, of (1) all
                                    scheduled interest due during the related
                                    Due Period less the Servicing Fee, (2) all
                                    Advances relating to interest, (3) all
                                    Compensating Interest, (4) Liquidation
                                    Proceeds (to the extent such Liquidation
                                    Proceeds relate to interest) less all
                                    non-recoverable Advances relating to
                                    interest and certain expenses reimbursed during the related Due Period, and (5) the portion of any amounts removed from the Capitalized Interest Account (defined herein) applicable to such loan group.

Last Scheduled Distribution Date    means, for each class of the Offered
                                    Certificates, the date on which the
                                    Certificate Principal Balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the mortgage loans in the related loan group and that scheduled monthly payments of principal of and interest on each of such mortgage loans are timely received and that excess interest is not used to make accelerated payments of principal.

LIBOR Business Day                  means a day on which banks are open for
                                    dealing in foreign currency and exchange in London and New York City.

Loan-to-Value Ratio                 means, for any mortgage loan, (1) the
                                    principal balance of such mortgage loan
                                    at the date of origination, divided by (2) the Collateral Value of the related mortgaged property.

Master REMIC                        means the REMIC issuing the Regular
                                    Certificates.

Maximum Mortgage Rate               means the rate which the Mortgage Rate on
                                    the related Adjustable Rate Mortgage Loan will never exceed.

Mezzanine Certificates              means collectively, the Mezzanine Group I
                                    Certificates and the Mezzanine Group II
                                    Certificates.

Mezzanine Group I Certificates      means, collectively, the class IM-1 and the
                                    class IM-2 certificates.

Mezzanine Group II Certificates     means, collectively, the class IIM-1 and
                                    class IIM-2 certificates.

Minimum Mortgage Rate               means the initial Mortgage Rate.

Modeling Assumptions                means the following assumptions:

                                    o        the mortgage loans of the related
                                             loan group prepay at the indicated
                                             percentage of the related
                                             prepayment model;

                                    o        distributions on the Offered
                                             Certificates are received, in cash,
                                             on the 25th day of each month,
                                             commencing [DATE], in accordance
                                             with the payment priorities defined
                                             herein;

                                    o        no defaults or delinquencies in, or
                                             modifications, waivers or
                                             amendments respecting, the payment
                                             by the mortgagors of principal and
                                             interest on the mortgage loans
                                             occur;

                                    o        scheduled payments are assumed to
                                             be received on the related Due Date
                                             commencing on [DATE], and
                                             prepayments represent payment in
                                             full of individual mortgage loans
                                             and are assumed to be received on
                                             the last day of each month,
                                             commencing in [MONTH/YEAR], and
                                             include 30 days' interest thereon;
                                             the level of Six-Month LIBOR
                                             remains constant at [_____]%, and
                                             the level of One-Month LIBOR
                                             remains constant at [_______]%;

                                    o        the Pass-Through Rates for the
                                             Group II Certificates remain
                                             constant at the rates applicable
                                             prior to the related Optional
                                             Termination Date;

                                    o        the Closing Date for the
                                             certificates is [DATE];

                                    o        the Mortgage Rate for each
                                             Adjustable Rate Mortgage Loan is
                                             adjusted on its next Mortgage Rate
                                             Adjustment Date (and on any
                                             subsequent Mortgage Rate Adjustment
                                             Dates, if necessary) to equal the
                                             sum of (a) the assumed level of the
                                             Mortgage Index and (b) the
                                             respective Gross Margin (such sum
                                             being subject to the applicable
                                             periodic adjustment caps and
                                             floors);

                                    o        overcollateralization levels are
                                             initially set as specified in the
                                             pooling and servicing agreement,
                                             and thereafter decrease in
                                             accordance with the provisions of
                                             the pooling and servicing
                                             agreement;

                                    o        the mortgage loans in the Fixed
                                             Rate Mortgage Loan Group are
                                             purchased on the first applicable
                                             Optional Termination the Date and
                                             the mortgage loans in the
                                             Adjustable Rate Mortgage Loan Group
                                             are purchased on the first
                                             applicable Optional Termination
                                             Date;

                                    o        [the Subsequent Mortgage Loans are
                                             purchased on [DATE] resulting in no
                                             mandatory prepayment from the
                                             Pre-Funding Account on the
                                             Distribution Date immediately
                                             following the end of the Funding
                                             Period;] and

                                    o        each loan group consists of
                                             mortgage loans having the
                                             approximate characteristics
                                             described on the tables on page
                                             S-___.


Moody's means Moody's Investors Service, Inc. or any successor.

Mortgage Index                      means the average of the London interbank
                                    offered rates for sixth month U.S. dollar deposits in the bond market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street
                                    Journal or becomes unavailable for any
                                    reason, then based upon a new index selected by the trustee, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

Mortgage Loans                      means the mortgage loans included in the
                                    assets of the Issuing Entity as of the
                                    closing date.

Mortgage Loan Schedule              means the schedule of mortgage loans
                                    appearing as an exhibit to the pooling and servicing agreement.

Mortgage Rate                       means the interest rate borne by a mortgage
                                    loan.

Net Excess Cashflow                 means Interest Funds and Principal Funds
                                    with respect to a Certificate Group not
                                    otherwise required to be distributed with respect to principal of and interest on the certificates of such Certificate Group.

Net Mortgage Rate                   means with respect to any mortgage loan, the
                                    Mortgage Rate with respect to such mortgage loan less the Servicing Fee Rate.

Offered Certificates                means the Group I Certificates and the Group
                                    II Certificates.

One-Month LIBOR                     means the London interbank offered rate for
                                    one-month United States dollar deposits.

Optional Termination Amount         means with respect to either loan group, the
                                    Repurchase Price (defined herein) paid by the Servicer in connection with any repurchase of all of the mortgage loans in such loan group.

Optional Termination Date           means the date on which the Stated Principal
                                    Balance of the mortgage loans and REO
                                    Properties in such Loan Group at the time of repurchase is less than or equal to 10% of the aggregate principal balance of the certificates in such Loan Group as of the Closing Date

Original Pre-Funded Amount          means approximately $__________, subject to
                                    a permitted variance of plus or minus five percent.

Participants                        means participating organizations that
                                    utilize the services of DTC, including
                                    securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Pass-Through Margin                 means, for each class of Group II
                                    Certificates, for any Distribution Date on or before the applicable Optional
                                    Termination Date: class IIA-1, [ --]%; class
                                    IIM-1, [ --]%; class IIM-2, [ --]%; class
                                    IIB, [ --]%; and class IA-1, [ --]%; and for any Distribution Date after the Optional
                                    Termination Date: class IIA-1, [ --]%; class
                                    IIM-1, [ --]%; class IIM-2, [ --]%; class
                                    IIB, [ --]%; and class IA-1, [ --]%.

Pass-Through Rate                  means:

                                    o        with respect to the class IA-2
                                             certificates and class IA-3
                                             certificates, the per annum rate
                                             set forth for each such class in
                                             the table on page S-3;

                                    o        with respect to the class IA-4,
                                             class IA-5, class IM-1, class IM-2
                                             and class IB certificates on any
                                             Distribution Date, the lesser of
                                             (1) the per annum rate for such
                                             class set forth in the table on
                                             page S-3 and (2) the weighted
                                             average Net Mortgage Rates on the
                                             Fixed Rate Mortgage Loans;

                                    o        with respect to the class IA-1
                                             certificates, the lesser of (1)
                                             One-Month LIBOR plus the
                                             Pass-Through Margin for such class
                                             and (2) the weighted average Net
                                             Mortgage Rates on the Fixed Rate
                                             Mortgage Loans;

                                    o        with respect to the class IA-4
                                             certificates on any Distribution
                                             Date after the Optional Termination
                                             Date will equal [______]%;

                                    o        with respect to the Group II
                                             Certificates the least of (1)
                                             One-Month LIBOR, plus the
                                             Pass-Through Margin for such class,
                                             (2) the Group II Maximum Rate Cap,
                                             and (3) the Group II Available
                                             Funds Cap for the Group II
                                             Certificates.

Percentage Interest                 means the percentage derived by dividing the
                                    denominations of such certificate by the aggregate denominations of all certificates of the applicable class.

Periodic Rate Cap                   means the maximum amount by which the
                                    Mortgage Rate on a mortgage loan may
                                    increase on any Adjustment Date.

Plan means a plan or other arrangement subject to ERISA, the excise tax provisions set forth under Section 4975 of the Code or any provision of applicable Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code.

Pre-Funding Account                 means the account established by or on
                                    behalf of the trustee and funded on the
                                    Closing Date by the Depositor with the
                                    Original Pre-Funded Amount.

Prepayment Interest Shortfall       means a shortfall in interest distributions
                                    to certificateholders in excess of
                                    Compensating Interest.

Prepayment Period                   means, with respect to any Distribution
                                    Date, the calendar month preceding the month in which such Distribution Date occurs.

Principal Distribution Amount       means, with respect to each Distribution
                                    Date and a Certificate Group, the sum of (1) the Principal Funds for such Distribution
                                    Date for such Certificate Group and (2) any Extra Principal Distribution Amount for such
                                    Distribution Date for the related
                                    Certificate Group.

Principal Funds                     means, with respect to each loan group the
                                    sum, without duplication, of (1) the
                                    scheduled principal due during the related
                                    Due Period and received before the related
                                    Servicer Remittance Date or advanced on or before the related Servicer Remittance Date,
                                    (2) prepayments collected in the related
                                    Prepayment Period, (3) the Stated Principal
                                    Balance of each mortgage loan that was
                                    repurchased by the Depositor, (4) the
                                    amount, if any, by which the aggregate
                                    unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any mortgage loans delivered by the Seller in connection with a substitution of a mortgage loan, (5) all Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds related to principal) less all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Due Period, and (6) with respect to the Distribution Date immediately following the end of the Funding Period, the portion, if any, of the Original Pre-Funded Amount relating to such loan group remaining in the Pre-Funding Account after giving effect to the purchase of the Subsequent Mortgage
                                    Loans.

PTCE 95-60                          means Prohibited Transaction Class Exemption
                                    95-60.

Realized Loss                       means the excess of the Stated Principal
                                    Balance of a defaulted mortgage loan plus accrued interest over the net liquidation proceeds of a defaulted mortgage loan that are allocated to principal.

Record Date                         means, for a Distribution Date, the last
                                    Business Day of the month preceding the
                                    month of such Distribution Date.

Reference Banks                     means leading banks selected by the Servicer
                                    and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question,
                                    (3) which have been designated as such by the Servicer and (4) not controlling, controlled by, or under common control with, the Depositor, the Servicer, the Seller or any successor Servicer.

Relevant Depositary                 means Citibank, N.A., as depositary for
                                    Clearstream Luxembourg and Chase, as
                                    depositary for Euroclear, individually.

REO Property                        means mortgaged property which has been
                                    acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

Repurchase Price                    means the sum of (1) 100% of the Stated
                                    Principal Balance of each mortgage loan in the related loan group (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage
                                    Rate, (2) the appraised value of any REO
                                    Property (up to the Stated Principal Balance of the related mortgage loan), and (3) any unreimbursed out-of-pocket costs and expenses and the principal portion of any unreimbursed Advances, in each case previously incurred by the Servicer in the performance of its servicing obligations with respect to such mortgage loans.

Required Percentage                 means, with respect to each Certificate
                                    Group and a Distribution Date after the
                                    Stepdown Date, the quotient of (x) the
                                    excess of (1) the Stated Principal Balances of the mortgage loans in such loan group, over (2) the Certificate Principal Balance of the most senior class of certificates of such Certificate Group outstanding as of the preceding Servicer Advance Date and (y) the
                                    Stated Principal Balances of the mortgage loans in such loan group. As used herein, the Certificate Principal Balance of the most senior class of certificates of the Group I Certificates will equal the aggregate Certificate Principal Balance of the Class A Group I Certificates for such date of calculation.

Reserve Interest Rate               means the rate per annum that the Servicer
                                    determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Servicer are quoting on the relevant
                                    Interest Determination Date to the principal
                                    London offices of leading banks in the
                                    London interbank market or, in the event that the Servicer can determine no such arithmetic mean, (2) the lowest one-month
                                    United States dollar lending rate which New
                                    York City banks selected by the Servicer are quoting on such Interest Determination Date to leading European banks.

Residual Certificates               means the Class R Certificates.

Restricted Group                    means the underwriter, the trustee, the
                                    Servicer, any obligor with respect to
                                    mortgage loans included in the assets of the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets of the Issuing Entity, or any affiliate of such parties.

Reuters Screen LIBO Page            means the display designated as page "LIBO"
                                    on the Reuters Monitor Money Rates Service
                                    (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Rules means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P means Standard & Poor's, A Division of The McGraw-Hill Companies, Inc. or any successor.

Scheduled Payments                  means scheduled monthly payments made by
                                    mortgagors on the mortgage loans.

Second Lien Ratio                   means, with respect to any Mortgage Loan in
                                    a second lien position, the ratio of the original principal balance of the Mortgage
                                    Loan to the sum of (1) the original
                                    principal balance of the Mortgage Loan and
                                    (2) the outstanding principal balance of any lien on the related Mortgaged Property senior in order of priority to that of the lien of the Mortgage Loan at the time of origination of the Mortgage Loan.


Seller                              means [Chase Home Finance LLC]

Servicer                            means JPMorgan Chase Bank, N.A.


Servicer Advance Date               means, with respect to any Distribution
                                    Date, the related Servicer Remittance Date.

Servicer Remittance Date            means the Business Day preceding the 18th
                                    day of the month, or, if such day is not a Business Day, the preceding Business Day.

Servicing Fee                       means a monthly fee paid to the Servicer
                                    from interest collected with respect to each mortgage loan (as well as from any liquidation proceeds from a liquidated mortgage loan that are applied to accrued and unpaid interest) generally equal to the product of one-twelfth of the Servicing Fee
                                    Rate and the Stated Principal Balance of such mortgage loan. The Servicer is also entitled to receive, as additional servicing compensation, all assumption fees and other similar charges (other than prepayment penalties and late payment fees) and all investment income earned on amounts on deposit in the Collection Account.

Servicing Fee Rate                  for each mortgage loan means [____]% per
                                    annum.

Similar Law                         means applicable federal, state or local law
                                    materially similar to Section 406 of ERISA and Section 4975 of the Code

Six Month LIBOR Loans               means Adjustable Rate Mortgage Loans having
                                    a Mortgage Rate which is generally subject to semi annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (1) the Mortgage
                                    Index and (2) the Gross Margin.

SMMEA                               means the Secondary Mortgage Market
                                    Enhancement Act of 1984, as amended.

Stated Principal Balance            means, with respect to a mortgage loan,
                                    after giving effect to any Advances made with respect to that mortgage loan, the unpaid principal balance of the mortgage loan.

Statistical Mortgage Pool           means the mortgage pool described in this
                                    prospectus supplement.

Stepdown Date                       means, with respect to each Certificate
                                    Group, the later to occur of (1) the
                                    Distribution Date in [DATE] or (2) the first
                                    Distribution Date on which (A) the
                                    Certificate Principal Balance of the Class A
                                    Certificates in such Certificate Group is less than or equal to (B) [_____]%, for the Fixed Rate Mortgage Loan Group, and [_____]%
                                    (or [_____]%, if a Stepup Trigger Event has occurred and is continuing), for the Adjustable Rate Mortgage Loan Group, of the
                                    Stated Principal Balances of the mortgage loans in the related loan group, plus the amount on deposit in the Pre-Funding Account on the preceding Due Date allocable to such loan group.

Stepup Trigger Event                means, the situation that exists with
                                    respect to a Distribution Date (and
                                    thereafter will exist with respect to each subsequent Distribution Date) if either

                                             (A) Realized Losses with respect to
                                    the Adjustable Rate Mortgage Loans as of such Distribution Date equal or exceed the following levels (expressed as a percentage of aggregate principal balance of the Adjustable Rate Mortgage Loans, plus the amount on deposit in the Pre-Funding Account on the preceding Due Date allocable to such loan group, as of the Cut-off Date):

                                    Distribution Date Occurring In    Percentage

                                    [MONTH/DATE] through [MONTH/DATE]........0%
                                    [MONTH/DATE] through [MONTH/DATE]........0%
                                    [MONTH/DATE] through [MONTH/DATE}........0%
                                    [MONTH/DATE] through [MONTH/DATE]........0%
                                    [MONTH/DATE] through [MONTH/DATE]........0%

                                             or (B) the three month rolling
                                    average of Adjustable Rate Mortgage Loans that are 60 days or more delinquent (calculated as set forth in the pooling and servicing agreement) as of such Distribution Date equals or exceeds the following levels (expressed as a percentage of the aggregate principal balance of the Adjustable Rate Mortgage Loans, plus the amount on deposit in the Pre-Funding Account on the preceding Due Date allocable to such loan group, as of such Distribution Date):

                                    Distribution Date Occurring In    Percentage

                                    [MONTH/DATE] through [MONTH/DATE]........0%
                                    [MONTH/DATE] through [MONTH/DATE]........0%
                                    [MONTH/DATE] through [MONTH/DATE}........0%
                                    [MONTH/DATE] through [MONTH/DATE]........0%
                                    [MONTH/DATE] through [MONTH/DATE]........0%

Subordinated Certificates           means, collectively, the Subordinated Group
                                    I Certificates and the Subordinated Group II
                                    Certificates.

Subordinated Group I Certificates   means, collectively, the class IB and the
                                    Mezzanine Group I Certificates.

Subordinated Group II Certificates  means, collectively, the class IIB and the
                                    Mezzanine Group II Certificates.

Subsequent Adjustable Rate          means the Subsequent Mortgage Loans which
Mortgage Loan                       are part of the Adjustable Rate Mortgage
                                    Loan Group.

Subsequent Cut-off Date             means the cut-off date with respect to
                                    Subsequent Mortgage Loans.

Subsequent Fixed Rate               means the Subsequent Mortgage Loans which
Mortgage Loan                       are part of the Fixed Rate Mortgage Loan
                                    Group.

Subsequent Mortgage Loans           means the mortgage loans purchased by the
                                    Issuing Entity after the Closing Date.

Subsequent Transfer Dates           means the date of transfer of Subsequent
                                    Mortgage Loans.

Subsidiary REMIC                    means the REMIC which will issue Subsidiary
                                    REMIC Regular Interests.

Subsidiary REMIC Regular Interests  means uncertificated classes of nonvoting interest.

Terms and Conditions                means the Terms and Conditions Governing Use
                                    of Euroclear and the related Operating
                                    Procedures of the Euroclear System and
                                    applicable Belgian Law.

Treasury Loans                      means Adjustable Rate Mortgage Loans having
                                    a Mortgage Rate which is generally subject to annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (1) the Mortgage Index and (2) the Gross Margin.

Trigger Event                       means the situation that exists with respect
                                    to each Certificate Group and a Distribution
                                    Date after the Stepdown Date, if the product of (1) [___], for the Fixed Rate Mortgage
                                    Loan Group, and [___], for the Adjustable
                                    Rate Mortgage Loan Group and (2) the
                                    quotient of (A) the aggregate Stated
                                    Principal Balance of all mortgage loans 60 or more days delinquent for each loan group
                                    (including mortgage loans in foreclosure and REO Properties) and (B) the Stated Principal
                                    Balance of that loan group as of the
                                    preceding Servicer Advance Date equals or exceeds the Required Percentage.

                                             In addition, a "Trigger Event"
                                    exists with respect to each Certificate
                                    Group and a Distribution Date after the
                                    Stepdown Date, if Realized Losses with
                                    respect to the Fixed Rate Mortgage Loans or the Adjustable Rate Mortgage Loans, as applicable, as of such Distribution Date equal or exceed the following levels (expressed as a percentage of aggregate principal balance of the related mortgage loans, plus the amount on deposit in the Pre-Funding Account on the preceding Due Date allocable to such loan group, as of the Cut-off Date):

                                    Distribution Date Occurring In    Percentage

                                    [MONTH/DATE] through [MONTH/DATE].........0%
                                    [MONTH/DATE] through [MONTH/DATE].........0%
                                    [MONTH/DATE] through [MONTH/DATE}.........0%
                                    [MONTH/DATE] through [MONTH/DATE].........0%
                                    [MONTH/DATE] through [MONTH/DATE].........0%


Unpaid Realized Loss Amount         means, with respect to any class of the
                                    Subordinated Certificates and as to any
                                    Distribution Date, the excess of (1) Applied
                                    Realized Loss Amounts with respect to such class over (2) the sum of all distributions in reduction of the Applied Realized Loss
                                    Amounts on all previous Distribution Dates.
                                    Any amounts distributed to a class of

                                    Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

Upper-Tier REMIC                    means the REMIC described as such under
                                    "Federal Income Tax Consequences" of this
                                    Prospectus Supplement.

                                     Annex I

         Global Clearance, Settlement and Tax Documentation Procedures

         Except in limited circumstances, the globally offered [Chase Funding] Mortgage Loan Asset-Backed Certificates, Series [______] known as "Global Securities", will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

         Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

         Trading between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         1. borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuing entity within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuing entity within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Securities.

         Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Such non-U.S. Persons will be subject to U.S. tax at the normal graduated rates in respect of income on the Global Securities and, in the case of a corporation, possibly also "branch profits" tax.

         Exemption for U.S. Persons (Form W-9). U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). If Form W-8BEN contains a taxpayer identification number, then the form generally remains effective as long as the information on the form remains unchanged. If Form W-8BEN does not contain a taxpayer identification number, then the form will expire, and cease to be effective, not later than the end of the third calendar year following the year in which the Form W-8BEN is signed. Form W-8ECI generally remains effective until the end of the third calendar year following the calendar year in which the Form W-8ECI was signed.

         The term "U.S. Person" means

         1.       a citizen or resident of the United States,

         2. a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

         3. an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or

         4. a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                            [_________] (Approximate)

                                  Chase Funding
            Mortgage Loan Asset-Backed Certificates, Series [______]

                                  [Chase Logo]

                   [Chase Funding Trust], Series [_________]
                                 Issuing Entity

                               Chase Funding, Inc.
                                    Depositor

                            JPMorgan Chase Bank, N.A.
                                    Servicer

                             Chase Home Finance LLC
                               Sponsor and Seller

                         ------------------------------

                              PROSPECTUS SUPPLEMENT

                         ------------------------------

                                  [UNDERWRITER]


You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the attached prospectus only as of the dates stated on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until [DATE].

                                     [DATE]

                   SUBJECT TO COMPLETION DATED AUGUST 25, 2006



PROSPECTUS SUPPLEMENT                                                    [LOGO]
(To Prospectus dated [DATE])

                           $___________ (approximate)
                           Home Equity Loan Trust 200_
                                 Issuing Entity

                Home Equity Loan Asset-Backed Notes, Series 200_
                               Chase Funding, Inc.
                                    Depositor

                             Chase Home Finance LLC
                            Sponsor [and Transferor]

                            JPMorgan Chase Bank, N.A.
                                 Master Servicer



-----------------------------
These notes will be backed      The Issuing Entity
only by the assets of the
issuing entity. Neither         o  will issue [____] class(es) of senior notes, which are offered by this
these notes nor the Underlying     prospectus supplement.
Mortgage loans will be
obligations of Chase Funding,   The Notes
Inc., Chase Home Finance LLC,
JPMorgan Chase Bank, N.A. or    o  are secured by the assets of the issuing entity which includes a pool of
any of their affiliates.           [adjustable-rate home equity revolving credit line loan agreements and fixed-rate closed-end home equity loans].

This prospectus                 o  currently have no trading market.
supplement may be used to
offer and sell the notes        o  Principal and interest will be payable monthly, as described in this
only if accompanied by             prospectus supplement. The first expected distribution date will be [DATE].
the prospectus.
                                Credit Enhancement

                                o  A spread account will fund shortfalls in payments due on the notes.

                                o  The transferor interest will absorb up to a specified amount of all losses on the mortgage loans.

                                o  [An irrevocable and unconditional guaranty insurance policy issued by
                                   [________] will guarantee payments on the notes].
------------------------------

Review the information in "Risk Factors" beginning on page S-__ in this prospectus supplement and on page __ in the prospectus.

         [Underwriter], the underwriter, will buy the notes from the depositor at the price specified below. This prospectus supplement and the attached prospectus may be used by [______], which is an affiliate of [__________] and therefore may also be viewed as an affiliate of the issuing entity, in connection with offers and sales related to market-making transactions in the notes. These transactions will be at prevailing market prices at the time of sale. [ ] may act as principal or agent in these transactions.

                                                                                Per $1,000 of Notes             Total

   Price to public.....................................................     $                             $
   Underwriting discount...............................................     $                             $
   Proceeds, before expenses, to the depositor.........................     $                             $

Neither the SEC nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement and the attached prospectus. Any representation to the contrary is a criminal offense.

                                  [Underwriter]

                The date of this prospectus supplement is [date].


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         Persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, and may bid for, and purchase, the securities in the open market. See "Underwriting."

         This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus, dated _______, 200_ and attached to this prospectus supplement. Purchasers are urged to read both this prospectus supplement and the prospectus in full. Sales of the notes offered by this prospectus supplement may not be consummated unless the purchaser has received both this prospectus supplement and the prospectus. There is a Glossary beginning on page S-__ where you will find definitions of the capitalized terms used in this prospectus supplement.

         No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus and, if given or made, that information or those representations must not be relied upon as having been authorized by the depositor or the underwriter. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus supplement in any jurisdiction in which, or to any person to whom, it is unlawful to make that offer or solicitation.

         Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                       TABLE OF CONTENTS

                                                               Page

Summary Information............................................S-4
Risk Factors..................................................S-10
The Insurer...................................................S-15
The Issuing Entity............................................S-15
The Transferor................................................S-16
Description of the Mortgage Loans.............................S-19
Description of the Notes......................................S-27
Pool Factor...................................................S-45
Maturity and Prepayment Considerations........................S-46
Description of the Agreements.................................S-47
Use of Proceeds...............................................S-57
Federal Income Tax Consequences...............................S-57
State Taxes...................................................S-61
ERISA Considerations..........................................S-62
Legal Investment Considerations...............................S-64
Underwriting..................................................S-64
Legal Matters.................................................S-65
Experts.......................................................S-65
Ratings.......................................................S-65
Glossary......................................................S-65

                               Summary Information

         This section briefly summarizes certain major characteristics of the notes and the mortgage loans. This information is supplemented by the information elsewhere in this prospectus supplement and in the prospectus. To fully understand the terms of the notes, you should read both this prospectus supplement and the prospectus in their entirety.

---------------------------------------------------------------------------------------------------------------------
                                    Home Equity Loan Asset-Backed Notes, Series 200_
---------------------------------------------------------------------------------------------------------------------
                                                                   Initial Class
                                                                  Principal Balance
        Class/Interest                   Note Rate                   (+/- 5%)                  Maturity Date
---------------------------------------------------------------------------------------------------------------------
Notes                                  LIBOR + ___%                  $__________                  ___________
---------------------------------------------------------------------------------------------------------------------
Transferor                                 N.A.                         N.A.                         N.A.
---------------------------------------------------------------------------------------------------------------------

o We expect the actual maturity date for the notes will be significantly earlier than its maturity date stated in the table above.

o If the note rate exceeds the weighted average of the net loan rates on any payment date, you will receive interest at the weighted average net loan rate. See "Description of the Notes-Payments on the Notes" for more information regarding the weighted average net loan rate and other limitations on the payment of interest on the notes.

o The transferor interest is not being offered pursuant to this prospectus supplement and the prospectus.

The Master Servicer

o    JPMorgan Chase Bank, N.A.

o JPMorgan Chase Bank, N.A. maintains its principal office at 1111 Polaris Parkway Columbus, Ohio 43240. Its telephone number is (614) 422-5748.

o The master servicer will receive a monthly fee from the interest payments on the mortgage loans equal to ___% per annum on the principal balance of each mortgage loan.

     See "The Master Servicer" in this prospectus supplement for additional information.

The Depositor

o    Chase Funding, Inc.

o Chase Funding, Inc. maintains its principal office at 194 Wood Avenue South, Iselin, New Jersey 08830. Its telephone number is (732) 452-8000.

     See "The Depositor" in the prospectus and in this prospectus supplement for additional information.

The Sponsor and Transferor

o    Chase Home Finance LLC.

o Chase Home Finance LLC maintains its principal office at 194 Wood Avenue South, Iselin, New Jersey 08830.

         See "The Sponsor" in this prospectus supplement for additional information.

The Issuing Entity

         The notes will be issued by Home Equity Loan Trust 200_, a Delaware business trust established pursuant to a trust agreement, dated as of [DATE], between the depositor and the owner trustee. The notes will represent non-recourse obligations solely of the issuing entity, and the proceeds of the assets of the issuing entity and the note insurance policy will be the sole source of payments on the notes, as applicable. The issuing entity is not expected to have any significant assets other than those pledged as collateral to secure the notes.

         See "The Issuing Entity" in this prospectus supplement for additional information.

Issuing Entity

o    Home Equity Loan Trust 200_-_.

         See "The Issuing Entity" in this prospectus supplement for additional imformation.

Indenture Trustee

o    [________________________]

         See "The Indenture Trustee" in this prospectus supplement for additional information.

Owner Trustee

o        [________________________]

         See "The Owner Trustee" in this prospectus supplement for additional information.

[Insurer]

o        [________________________]

     [See "The Insurer" in this prospectus supplement for additional information.]

Affiliations

     Chase Home Finance LLC, JPMorgan Chase Bank, N.A. and Chase Funding, Inc. are all affiliated. There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Notes.

Legal Proceedings

     [There are no legal proceedings pending and no legal proceedings known to be contemplated by any governmental authorities against any of the Trustee, Sponsor, Depositor, Transferor, Master Servicer or Subservicer that are material to certificateholders.]

Note Rating

     The issuing entity will not issue the notes unless they receive the following ratings:

o    ____ by
     __________________________.

o    ____ by
     __________________________.

     A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by either rating agency.

     See "Ratings" and "Risk Factors--Note Rating Based Primarily on Claims-Paying Ability of the Insurer" in this prospectus supplement for additional information.

Federal Tax Consequences

     For federal income tax purposes:

o Tax counsel is of the opinion that the notes will be treated as debt instruments.

o You must agree to treat your notes as indebtedness for federal, state and local income and franchise tax purposes.

     See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information.

ERISA Considerations

     The fiduciary responsibility provisions of ERISA can limit investments by some pension and other employee benefit plans. Pension and other employee benefit plans should be able to purchase investments like the notes so long as they are treated as indebtedness under applicable state law and have no "substantial equity features." Any plan fiduciary considering whether to purchase the notes on behalf of a plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Internal Revenue Code.

     See "ERISA Considerations" in this prospectus supplement and the prospectus for additional information.

Cut-Off Date

o        ______________, 200_.

Closing Date

o        ______________, 200_.

Payment Date

     The __ day of each month, or if that day is not a business day, the next business day. The first payment date is ____________, 200_.

Record Date                                [For any Payment Date, the last
                                           business day of the month preceding
                                           such distribution [(or in the case of
                                           the first Payment Date, the Closing
                                           Date.]]

Minimum and Incremental Denominations      The Notes will be issued in minimum
                                           denominations of $______ and in
                                           incremental denominations of $[1] in
                                           excess thereof.

CUSIP Numbers                              The Notes will have the following
                                           CUSIP Numbers:___________

Collection Period

     The calendar month preceding the month of a payment date.

Registration of Notes

     We will issue the notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the notes are book-entry, they will be registered in the name of the applicable depository, or in the name of the depository's nominee.

     See "Risk Factors--Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Notes" and "Description of the Notes--Book-Entry Notes" in this prospectus supplement for additional information.

Assets of the Issuing Entity

     The issuing entity's assets include:

o a pool of [adjustable-rate home equity revolving credit line loan agreements and fixed-rate closed-end home equity loans,] secured by either first or junior deeds of trust or mortgages on one- to four-family residential properties;

o payments of interest due on the mortgage loans on and after the cut-off date and principal payments received on the mortgage loans on and after the cut-off date;

o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure; and

o rights under the hazard insurance policies covering the mortgaged properties.

     During the life of the issuing entity, all new advances made to mortgagors under the applicable credit line agreement will become assets of the issuing entity. Due to these advances and any principal payments on the mortgage loans, the pool balance will generally fluctuate and differ from day to day.

The Mortgage Loans

1. Mortgage Loan Statistics. On the closing date, the issuing entity will acquire a pool of [adjustable-rate home equity revolving credit line loan agreements and fixed-rate closed-end home equity loans]. The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages. These mortgage loans will have the following characteristics:

o    number of mortgage loans: _____

o    number of revolving credit line loans: _____

o    number of closed-end loans: _____

o    aggregate principal balance: $__________

o    mortgaged property location: ___ states

o    average credit limit of revolving credit line loans: $_____

o    credit limits on the revolving credit line loans range: $____ to $____

o    interest rates as of ___________ range: _____% to ______%

o    weighted average interest rate as of the cut-off date: _____% (approximate)

o    loan age range: ____ to ____ months

o    weighted average loan age: __ months

o credit limit utilization rate range for revolving credit line loans: ___ to ___

o weighted average credit limit utilization rate for revolving credit line loans: ___

o    gross margin range for revolving credit line loans: ___ to ___

o    weighted average gross margin for revolving credit line loans: __

o    combined loan-to-value ratio range: ____% to _____% (approximate)

o    weighted average combined loan-to-value ratio: ____% (approximate)

o all of the revolving credit line loans bear interest at an adjustable rate based on [_________]

o balloon loans (loans with amortization schedules that do not fully amortize by their maturity date): ____% (approximate)

2.   Payment Terms of Mortgage Loans.

     A.   Revolving Credit Line Loans

o Borrowing - Each borrower under a revolving credit line loan may borrow amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they can be borrowed again.

o Interest - Interest on each revolving credit line loan is payable monthly on the related outstanding principal balance for each day in the billing cycle. The loan rate is variable and is equal to __________.

o Principal - The revolving credit line loans have [a ten-year draw period during which amounts may be borrowed under the credit line agreement, followed by a ten-year repayment period during which the borrower must repay the outstanding principal of the loan].

     B.   Closed-End Home Equity Loans

o The amount borrowed under a closed-end loan is fully disbursed on the date of origination of that loan and the borrower is not entitled to future advances of cash under that loan.

o Interest on each closed-end loan is payable monthly on the related outstanding principal balance of the closed-end loan. The loan rate for most of the closed-end loans is fixed at origination of the closed-end loan. The loan rate for the remainder of the closed-end loans is variable and is equal to [__________].

     C.   Simple Interest Loans

o All of the loans compute interest based on a simple interest method. This means that interest is computed and charged to the borrower on the outstanding balance of the loan based on the number of days elapsed between the date through which interest was last paid on the loan through receipt of the borrower's most current payment. The portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged on the simple interest basis.

     See "Description of the Mortgage Loans" in this prospectus supplement for additional information.

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The [transferor] has made certain representations and warranties concerning the mortgage loans under the sale and servicing agreement. Such representations and warranties will include that none of the mortgage loans held by the issuing entity will be "high cost" loans under applicable federal, state or local anti-predator or anti-abusive lending laws.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the mortgage loan, or receipt of notice of that breach, the [transferor] will be required either to (1) accept a transfer of such loan from the issuing entity, resulting in a decrease in the transferor interest and (2) if the transferor interest would be decreased below the minimum transferor interest, substitute another mortgage loan or deposit funds into the collection account in an amount of the deficiency.

See "Description of the Notes--Assignment of Mortgage Loans" in this prospectus supplement.

FEES AND EXPENSES

Before payments are made on the notes, the master servicer will be paid a monthly fee calculated as ___% per annum on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement). The servicer will deduct this fee from the collection account prior to payment of any amounts to noteholders.

Expenses of the [master servicer, and the indenture trustee] will be reimbursed before payments are made on the notes.

See "Fees and Expenses of the Issuing Entity" in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the notes will be [Date]. The final scheduled distribution date has been determined by adding [one year] to the month of scheduled maturity of the latest maturing mortgage loan held by the issuing entity. The actual final distribution date for the notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date. See "Maturity and Prepayment Considerations."

The Notes

3.   General.

o    The notes will be secured by the assets of the issuing entity.

o    Each month, the indenture trustee will calculate the amount you are owed.

4. Interest Payments. Interest on the notes for a payment date accrues during the period beginning on the prior payment date, or in the case of the first payment date, beginning on the closing date, and ending on the day before the payment date. The indenture trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days. On each payment date, you will be entitled to the following amounts from your portion of interest collections on the mortgage loans:

     (a) interest at the related note rate that accrued during the interest period on your invested amount; and

     (b) any interest that was due on a prior payment date and not paid. In addition, interest will have accrued on the amount of interest which was previously due and not paid.

1. Principal Payments. From the first payment date and ending on the payment date in __________, and if events causing an acceleration of payment of principal do not occur, you will be entitled to the lesser of (a) and (b):

     (a)  ___% of the principal collected during the prior due period; or

     (b) the amount of principal collected during the prior due period minus advances made to the borrowers under the credit line agreements during that due period.

     On the payment date following ___________, or if events causing an acceleration of principal occur, you will be entitled to receive the amount described in (a) above.

     See "Description of the Notes--Payments on the Notes" in this prospectus supplement for additional information.

Credit Enhancement

1. [The Insurance Policy. [____________] will issue an insurance policy which unconditionally guarantees the payment of:

o    accrued and unpaid interest due on the notes;

o    principal losses on the mortgage loans; and

o    any principal amounts owed to noteholders on the maturity date.

     See "Description of the Notes--the Policy" in this prospectus supplement for additional information.]

2. [The Spread Account. Amounts on deposit in the spread account will be available to the indenture trustee to pay interest due on the notes and to cover principal losses on the mortgage loans prior to a draw on the insurance policy.]

     [See "Description of the Notes--The Spread Account" in this prospectus supplement for additional information.]

3. Limited Subordination of Transferor Interest. [After the spread account is depleted and prior][Prior] to a draw on the policy, losses on the mortgage loans will be allocable to the transferor interest up to specified levels. In addition, if the insurer defaults, some payments to the holder of the transferor interest will be made after payments to the notes.

     [If applicable, briefly describe any other forms of credit support for the transactions.]

     See "Description of the Notes" in this prospectus supplement for additional information.

[Cash Flow Agreements]

     [If applicable, describe any cash flow agreement included in the transaction.]

     [See "Description of the Notes" in this prospectus supplement for additional information.]

Optional Termination

     The mortgage loans may be purchased by the owner of the transferor interest at its option on any payment date after:

o the principal balance of the notes is reduced to any amount less than or equal to _% of the original principal balance of the notes; and

o all amounts due and owing to the insurer and unreimbursed draws on the insurance policy, with interest on those draws, have been paid.

     See "Description of the Agreements--Termination; Retirement of the Notes" in this prospectus supplement for additional information.

Legal Investment Considerations

     SMMEA defines "mortgage related securities" to include only first mortgages, and not second mortgages. Because the pool of mortgage loans owned by the issuing entity includes junior mortgage loans, the notes will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first mortgages or "mortgage related securities" and will be unable to invest in the notes.

     See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment Matters" in the prospectus for additional information.

Exchange Act Filings

      The issuing entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name "Chase Funding Inc" (Commission file no. 333-______). Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuing entities that file electronically with the Commission. The address of that internet site is http://www.sec.gov. [Additionally, any reports filed will be made available on the [Indenture Trustee's] website at .]

                                  Risk Factors

         You should carefully consider the following risk factors prior to any purchase of notes. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Notes

o Limit on Liquidity of Notes. Issuance of notes in book-entry form may reduce the liquidity of the notes in the secondary trading market since investors may be unwilling to purchase notes for which they cannot obtain physical notes.

o Limit on Ability to Transfer or Pledge. Since transactions in the book-entry notes can be effected only through DTC, participating organizations, indirect participants and particular banks, your ability to transfer or pledge a book-entry note to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of the notes, may be limited due to lack of a physical note representing the book-entry notes.

o Delays in Payments. You may experience some delay in the receipt of payments on the book-entry notes since the payments will be forwarded by the indenture trustee to DTC for DTC to credit the accounts of its participants which will then credit them to your account either directly or indirectly through indirect participants, as applicable.

         See "Description of the Notes--Book-Entry Notes" in this prospectus supplement.

Balloon Loans May Be More Likely to Experience Defaults

         Balloon loans pose a risk because a borrower must make a large lump-sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump-sum or refinance that amount, you will suffer a loss if the insurer fails to perform its obligations under the insurance policy and the other forms of credit enhancement are insufficient to cover the loss. Approximately ___% of the mortgage loans are balloon loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Loan Balance

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses, which include legal fees, real estate taxes and maintenance and preservation expenses, will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the insurer fails to perform its obligations under the insurance policy.

         See "Material Legal Aspects of the Loans - Foreclosure" in the prospectus.

Prepayments Affect Timing and Rate of Return on Your Investment

         The yield to maturity on your notes will be directly related to the rate of principal payments on the mortgage loans. Please consider the following:

o Mortgagors may fully or partially prepay their mortgage loans at any time. However, some mortgage loans require that the mortgagor pay a fee with any prepayments in full within five years of origination, except that generally no fee is required for any prepayment in full made within twelve months of a loan's maturity date. This may result in the rate of prepayments being slower than would otherwise be the case.

o During the period that a borrower may borrow money under a revolving credit line loan, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amounts previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the issuing entity receives in any month (and in turn the amount of principal paid to you) may change significantly.

o All of the mortgage loans compute interest due on a simple interest method. This means that the amount of each monthly payment will vary each month if the monthly payment is not received on its scheduled due date.

o All of the mortgage loans contain due-on-sale provisions. Due-on-sale provisions require the mortgagor to fully pay the mortgage loan when the mortgaged property is sold. Generally, the master servicer will enforce the due-on-sale provisions unless prohibited by applicable law.

o The rate of principal payments on pools of mortgage loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

o Home equity loans generally are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than purchase money first-lien mortgage loans.

o We cannot predict the rate at which borrowers will repay their mortgage loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans similar to the mortgage loans in the pool.

o If you purchased your notes at a premium and you receive your principal faster than expected, your yield to maturity will be lower than you anticipated. If you purchased your notes at a discount and you receive your principal slower than expected, your yield to maturity will be lower than you anticipated.

         See "Yield, Maturity and Weighted Average Life Considerations" in the prospectus.

Note Rating Based Primarily on Claims-Paying Ability of the Insurer

         The rating on the notes depends primarily on an assessment by the rating agencies of the mortgage loans and upon the claims-paying ability of the note insurer. Any reduction of the rating assigned to the claims-paying ability of the insurer may cause a corresponding reduction on the ratings assigned to the notes. A reduction in the ratings assigned to the notes will reduce the market value of the notes and may affect your ability to sell them. In general, the ratings on your notes address credit risk and do not address the likelihood of prepayments.

         See "Ratings" in this prospectus supplement.

Lien Priority Could Result in Payment Delay and Loss

         Most of the mortgage loans are secured by mortgages that are junior in priority. For mortgage loans held by the issuing entity secured by first mortgages, the master servicer may consent under some circumstances to a new first priority lien on the mortgaged property regardless of the principal amount, which has the effect of making the first mortgage a junior mortgage. Mortgage loans that are secured by junior mortgages will receive proceeds from a sale of the related mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy the mortgage loan held by the issuing entity and the insurer fails to perform its obligations under the insurance policy and the other forms of credit enhancement are insufficient to cover the loss, then:

o there will be a delay in payments to you while a deficiency judgment against the borrower is sought; and

o you may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

         See "Material Legal Aspects of the Loans" in the prospectus.

Payments to and Rights of Investors Adversely Affected by Insolvency of the Depositor or the Transferor

         The sale of the mortgage loans from the transferor to the depositor will be treated by the transferor and the depositor as a "true sale" of the mortgage loans for bankruptcy purposes. If the transferor were to become insolvent, a receiver, conservator or trustee in bankruptcy for, or a creditor of, the transferor, may argue that the transaction between the transferor and the issuing entity is a pledge of mortgage loans as security for a borrowing rather than a sale. This attempt, even if unsuccessful, could result in delays in payments to you.


         In the event of the insolvency of JPMorgan Chase Bank, N.A. as servicer, there is a possibility that the receiver or conservator may have the power to prevent the indenture trustee from taking any action with respect to the assets of the issuing entity. The receiver or conservator may enforce the transferor's contracts and may have the power to cause the transferor to continue to perform the master servicer's duties. This would prevent the appointment of a successor master servicer and prevent the liquidation of the mortgage loans or the early retirement of the notes. Regardless of whether a successor master servicer is appointed, any termination of JPMorgan Chase Bank, N.A. as servicer (whether due to insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.


Interest Payments on the Mortgage Loans May Be Reduced

o Prepayments of Principal May Reduce Interest Payments. If a mortgagor prepays a mortgage loan in full, the mortgagor is charged interest only up to the date of the prepayment, instead of a full month. The master servicer is obligated to reduce its servicing fee in the month of the prepayment so that one month's interest is paid with that prepayment in full. If the servicing fee is insufficient to pay interest shortfalls attributed to prepayments, a shortfall in interest due on the notes may result. The insurer is required to cover this shortfall. If the insurer fails to perform its obligations under the insurance policy, you may incur a loss.

o Some Interest Shortfalls Are Not Covered by the Master Servicer or the Insurance Policy. The Soldiers' and Sailors' Civil Relief Act of 1940 and the California Military and Veterans Code permit modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower. Neither the master servicer nor the insurer will pay for any interest shortfalls created by the Soldiers' and Sailors' Civil Relief Act of 1940 or the California Military and Veterans Code. The holders of the notes will not be entitled to receive any shortfalls in interest resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 or the California Military and Veterans Code.

Risk of Losses as a Result of Geographic Concentration

         The mortgaged properties relating to the mortgage loans are located in __ states. However, __% of the mortgaged properties, by principal balance as of the cut-off date, are located in ______. If ____________ experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than would otherwise be the case.

Risk of Increased Delinquency, Default and Foreclosure Experience Due to Less Stringent Underwriting Standards

         The transferor's underwriting standards are generally less stringent than those of Fannie Mae or Freddie Mac with respect to credit history and other items. If a borrower has a poor credit history, the transferor may still make a loan to the borrower. This approach to underwriting may result in higher rates of delinquencies, defaults and foreclosures than for mortgage loans underwritten in a more traditional manner.

Recent developments may increase risk of loss on the mortgage loans

         On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City and Washington, D.C. Although the damaged and destroyed properties consisted primarily of commercial and government buildings, these tragic events may nevertheless have an adverse effect on the value of residential real estate in the United States, particularly in the New York and Washington, D.C. metropolitan areas. In addition, it is possible (although we cannot predict the likelihood) that these events, or any consequential or subsequent events involving the United States, may have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in the New York or Washington, D.C. metropolitan areas or other areas of the United States.

         As a result of the terrorist attacks, President Bush has authorized the placement of over 150,000 military reservists and members of the National Guard on active duty status. In addition, on March 19, 2003, the United States began military action against Iraq. In preparation for that action, President Bush ordered the activation of several thousand military reservists and members of the armed forces reserves. To the extent that any such person on active duty status is a mortgagor under a mortgage loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the mortgage loan during the period of active duty. In addition, other mortgagors who enter military service after the origination of their mortgage loans (including mortgagors who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil Relief Act of 1940. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Soldiers' and Sailors' Civil Relief Act of 1940. See "Material Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus.

         The California Military and Veterans Code was amended on June 20, 2002, to provide protection equivalent to that provided by the Soldiers' and Sailors' Civil Relief Act of 1940 to California National Guard members called up to active service by the Governor, California National Guard members called up to active service by the President and reservists called to active duty. Those eligible under the California Military and Veterans Code must obtain a certificate signed by an authorized officer of the military department, branch or unit in which the service member is serving to qualify for the relief afforded by the California Military and Veterans Code.


         The amendment of the California Military and Veterans Code could result in shortfalls in interest and could affect the ability of the servicer to foreclose on the affected mortgage loan in a timely fashion. In addition, the California Military and Veterans Code, like the Soldiers' and Sailors' Civil Relief Act of 1940, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The California Military and Veterans Code could have an effect on the timing of the payment on the mortgage loans and therefore on the cash flow available for distribution on the certificates. None of Chase Funding, Inc., JPMorgan Chase Bank, N.A. or [________________] has undertaken a determination as to which mortgage loans, if any, may be affected by the California Military and Veterans Code or the Soldiers' and Sailors' Civil Relief Act of 1940. See "Material Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus.


High Cost Loans

         None of the mortgage loans are "High Cost Loans" within the meaning of the Home Ownership and Equity Protection Act of 1994.

         In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. In addition, none of the mortgage loans are "High Cost Home Loans" or "Covered Loans" within the meaning of the Georgia Fair Lending Act.

LIMITED OBLIGATIONS

         The assets of the issuing entity are the sole source of payments on the notes. The notes are not the obligations of any other entity. None of the transferor, the sponsor, the depositor, the underwriter, the indenture trustee, the owner trustee, the master servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the ratings of the notes. If credit enhancement is not available, holders of notes may suffer losses on their investments.

[Potential Damage to Mortgaged Properties]

         [Hurricane [NAME], which struck [STATE] and surrounding areas on [DATE], may have adversely affected mortgaged properties located in those areas. As of the cut-off date, approximately ___% of the mortgaged properties were located in disaster areas designated by the Federal Emergency Management Agency. the seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. We do not know how many mortgaged properties have been or may be affected by Hurricane Katrina or Hurricane Rita. Damages to mortgaged properties as a result of Hurricane Katrina or Hurricane Rita may or may not be covered by the related hazard insurance policies. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by Hurricane [NAME]. Any adverse impact as a result of Hurricane [NAME] may be borne by the holders of the certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, property values in these areas may be adversely affected by Hurricane [NAME]. Mortgagors in areas affected by the hurricanes may also be affected by a decline in the economic environment in these areas.]

Violations of Federal and State Laws

         Federal and state laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originators. Actual or alleged violations of these federal and state laws may, among other things:

          1. limit the ability of the servicer to collect principal or interest on the loans,

          2.   provide the borrowers with a right to rescind the loans,

          3. entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

          4. result in a litigation proceeding being brought against the issuing entity, and

          5. subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

         As a result, these violations or alleged violations could result in shortfalls in the distributions due on your notes. See "Material Legal Aspects of the Mortgage Loans" in the attached prospectus.

                                  [The Insurer]

         The information set forth in this section has been provided by [________], the insurer.

[INSURER]

         [Name, organizational form and general character of business of [Insurer] and, liable or contingently liable to provide 10% or more, but less than 20% of the cash flow for a class of notes, then financial data as required by Item 301 of Regulation S-K will be provided and if contigently liable to provide 20% or more of the cash flow for a class of notes, financial statements meeting the requirements of Regulation S-X will be provided.]

         [See "[The Insurance Policy]" for a description of the [Insurance Policy]]

                               The Issuing Entity

General

         The Home Equity Loan Trust 200_-_ is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. After its formation, the Issuing Entity will not engage in any activity other than:

          o acquiring, holding and managing the mortgage loans and the other assets of the Issuing Entity,

          o    issuing the notes and the transferor interest,

          o    making payments on the notes and the transferor interest and

          o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to those activities or in connection with those activities.

         The notes and the transferor interest will be delivered by the Issuing Entity to the transferor as consideration for the mortgage loans pursuant to the sale and servicing agreement.

         On the closing date, the Issuing Entity will purchase mortgage loans having an aggregate principal balance of approximately $___________ as of the cut-off date from the transferor pursuant to a sale and servicing agreement dated as of __________, 200_, among the Issuing Entity, the depositor, the transferor, the master servicer, the owner trustee and the indenture trustee. With respect to any date, the pool principal balance will be equal to the aggregate principal balances of all mortgage loans as of that date.

         The assets of the Issuing Entity will consist primarily of the mortgage loans, which will be secured by first- or junior-lien mortgages on the mortgaged properties. See "Description of The Mortgage Loans" in this prospectus supplement. The assets of the Issuing Entity will also include (1) payments in respect of the mortgage loans received on or after the cut-off date exclusive of payments in respect of interest accrued on the mortgage loans during ______, (2) payments in respect of interest on the delinquent mortgage loans due prior to the cut-off date and received after the cut-off date, (3) amounts on deposit in the collection account, distribution account [and spread account] and (4) additional ancillary or incidental funds, rights and properties related to the foregoing.

         The assets of the Issuing Entity will be pledged to the indenture trustee as security for the notes pursuant to the indenture dated as of _________, between the Issuing Entity and the indenture trustee.

         The master servicer is obligated to service the mortgage loans pursuant to the sale and servicing agreement and will be compensated for its services as described under "Description of the Agreements-Servicing Compensation and Payment of Expenses" in this prospectus supplement.

         The Issuing Entity's principal offices are located in __________________, in care of [____________________], as owner trustee, at the address set forth below.

The Owner Trustee

         ______________________ is the owner trustee under the trust agreement. The owner trustee is a Delaware ____________________ and its principal offices are located in Wilmington, Delaware.

         Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity, or the noteholders under the trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of representations made by the owner trustee in the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under the trust agreement.

         The owner trustee is a __________________ with approximately $____ in assets, __ million customers and ______ employees. The Depositor, the Seller and the Master Servicer may maintain banking and other commercial relationships with the owner trustee and its affiliates. The owner trustee's principal corporate trust offices are located at _________________.

         The owner trustee has provided corporate trust services since _____. As of ___________, [OWNER TRUSTEE] was acting as owner trustee with respect to _________ series of securities with an aggregate outstanding principal balance of approximately $__________. This portfolio includes [corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations]. As of _____________, [OWNER TRUSTEE] was acting as owner trustee on more than _____ series of residential mortgage-backed securities with an aggregate principal balance of approximately $______.

THE DEPOSITOR

Chase Funding, Inc., a New York corporation, is the Depositor of the Mortgage Loans. [The Depositor generally does not engage in activities other than the securitization of assets.] [Describe continuing duties of after issuance of certificates, if any.]

[The Depositor has an active program of securitizing residential and commercial mortgage loans. The Depositor has been securitizing residential mortgage loans similar to the Mortgage Loans since [____]. ] [No such securitization transaction has experienced an event of default or similar difficulty.]

THE TRANSFEROR [AND SPONSOR]


            CHF acquired the Mortgage Loans immediately after the origination by JPMorgan. CHF is a limited liability company formed in Delaware. CHF is in the business of acquiring, servicing and subservicing residential mortgage loans, selling loans in the secondary market, providing financial and transactional advice to its customers, and assisting in structuring, arranging and completing financial transactions. CHF (or a predecessor in interest) has been originating or acquiring mortgage loans for over 50 years and has been originating or acquiring mortgage loans similar to the Mortgage Loans at least since 1988. [CHF's mortgage portfolio as of December 31 of 2002, 2003 and 2004 was $_____, $_____ and $_____, respectively. CHF originated approximately $_____, $_____ and $_____ of mortgage loans during 2002, 2003 and 2004 respectively.] CHF (or a successor in interest) has been securitizing mortgage loans since 1988.

            The Sponsor has an active program of securitizing residential mortgage loans. The Sponsor, through its affiliate, Chase Funding, Inc., has been securitizing mortgage loans similar to the Mortgage Loans since 1988. In addition, since ***____*** the Sponsor, through its affiliate Chase Mortgage Finance Corporation, has engaged in a program for securitizing prime mortgage loans. No such securitization transaction has experienced an event of default or similar difficulty.

            In connection with transactions involving Chase Funding, Inc., the Sponsor generally has either originated and/or acquired the securitized mortgage loans and been responsible for all representations and warranties made with respect to the mortgage loans. The Sponsor also generally has been responsible for servicing the securitized mortgage loans, acting either directly as servicer or indirectly as subservicer for JPMorgan.

            For static pool information regarding the sponsor please refer to [website]. This website includes information regarding transactions which closed prior to January 1, 2006. ANY INFORMATION RELATED TO SUCH PRE-JANUARY 1, 2006 INFORMATION WILL NOT BE DEEMED TO BE PART OF THIS PROSPECTUS SUPPLEMENT, PROSPECTUS OR THE REGISTRATION STATEMENT.

         [For each originator originating 20% or more of the pool, disclose originator's form of organization, describe originating experience in originating assets of this type and insert a description of the originator's underwriting guidelines]

                               The Master Servicer

                            JPMORGAN CHASE BANK, N.A.

         JPMorgan Chase Bank, N.A. is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank, N.A. is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan Chase Bank, N.A.'s main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

Credit and Underwriting Guidelines

         [Description of the transferor's credit and underwriting guidelines]

Delinquency and Charge-Off Experience

         The following tables set forth the master servicer's delinquency and charge-off experience on its servicing portfolio of home equity lines of credit similar to and including the mortgage loans for the periods indicated. There can be no assurance that the delinquency and charge-off experience on the mortgage loans will be consistent with the historical information provided below. Accordingly, this information should not be considered to reflect the credit quality of the mortgage loans included in the assets of the Issuing Entity, or a basis for assessing the likelihood, amount or severity of losses on the mortgage loans. The statistical data in the tables set forth below are based on all of the [mortgage loans][home equity lines of credit] in the master servicer's servicing, portfolio.

         Delinquency as a percentage of aggregate principal balance of mortgage loans serviced for each period would be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group.

Delinquency Experience of the Master Servicer's Portfolio of Home Equity Lines of Credit

         The following table sets forth information relating to the delinquency experience of mortgage loans similar to and including the mortgage loans for the ___ months ended _________, 200_, and the years ended December 31, 200_, December 31, 200_, December 31, 200_ and December 31, 200_.

         The delinquency percentage represents the number and principal balance of mortgage loans with monthly payments that are contractually past due. Mortgage loans for which the related borrower has declared bankruptcy are not included unless or until those loans are delinquent pursuant to their repayment terms.

         The 90 days or more category in the table below includes the principal balance of loans currently in the process of foreclosure and loans acquired through foreclosure or deed in lieu of foreclosure.

                                                      Year Ended                                               Months Ended
                   --------------------------------------------------------------------------------------  ----------------------
                   December 31, 200_     December, 31, 200_     December 31, 200_      December 31, 200_    __________ 30, 200_
                  -----------------      -----------------      -------------------   -------------------  ----------------------
                   Number    Dollar       Number     Dollar     Number     Dollar     Number     Dollar     Number      Dollar
                  of Loans  Amount(1)    of Loans   Amount(1)  of Loans   Amount(1)  of Loans   Amount(1)   of Loans   Amount(1)
                  --------  ---------   ---------  ----------  --------  ----------  ---------  ---------  ----------  ----------
Portfolio                   $                       $                     $                     $                      $
Delinquency
Percentage(1)
  30-59 days.            %                       %                     %                     %                      %
  60-89 days.            %                       %                     %                     %                      %
  90 days or
  more(2)....            %                       %                     %                     %                      %
TOTAL                    %  $                    %  $                  %  $                  %  $                   %  $


Charge-Off Experience of the Master Servicer's Portfolio of Home Equity Lines of Credit

         The following table sets forth information relating to the loan charge-off experience of mortgage loans similar to and including the mortgage loans for the ____ months ended ____________, 200_, and the years ended December 31, 200_, December 31, 200_, December 31, 200_ and December 31, 200_. Amounts charged off during a period are expressed as a percentage of the average portfolio balance during that period. Charge-offs are amounts that have been determined by the master servicer to be uncollectible relating to the mortgage loans for each respective period and do not include any amount of collections or recoveries received by the master servicer subsequent to charge-off dates. The master servicer's policy regarding charge-offs provides that mortgaged properties are reappraised when a mortgage loan has been delinquent for 180 days and, based upon the reappraisals, a decision is then made concerning the amounts determined to be uncollectible. The average portfolio balance during the period is calculated by averaging the principal balances of the mortgage loans outstanding on the first and last days of each period. The average portfolio balance has been rounded to the nearest $1,000.

                                                                                                          ____
                                                                                                          Months
                                                          Year Ended                                      Ended
                            --------------------------------------------------------------------    -----------------
                              December 31,       December 31,      December 31,      December 31,      ________ __,
                                  200_               200_              200_              200_              200_
                            ---------------     --------------   ---------------   --------------   ------------------
Average Portfolio Balance   $                  $                 $                  $                $
Charge-Offs...........      $                  $                 $                  $                $
Charge-Offs as a % of
    Average Portfolio
    Balance...........                 %                 %                  %                %                 %(1)

______________
(1) Annualized.

                        Description of the Mortgage Loans

General

         All statistical information concerning the mortgage loans is based upon all of the mortgage loans included in the assets of the Issuing Entity. All weighted averages described in this prospectus supplement are weighted on the basis of the cut-off date pool balance included in the assets of the Issuing Entity unless otherwise indicated.

         Approximately ____% of the mortgage loans are fixed-rate closed-end home equity loans evidenced by promissory notes. Approximately ____% of the mortgage loans are adjustable-rate revolving home equity lines of credit.

         All mortgage loans were originated between _________ and ____________. The aggregate cut-off date principal balance of all mortgage loans was $___________, which is equal to the aggregate principal balances of the mortgage loans as of the close of business on the cut-off date (_____________, 200__). Approximately ____% of the mortgage loans were secured by a first mortgage on the related mortgaged property, ____% of the mortgage loans were secured by second mortgages and ___% of the mortgage loans were secured by third mortgages. No mortgage loan had a combined loan-to-value ratio greater than 100%. As of the cut-off date, all of the mortgage loans were secured by mortgaged properties that are one- to four-family residences. As of the cut-off date, ___% of the mortgage loans were secured by mortgaged properties that are owner-occupied, and ___% of the mortgage loans were secured by non-owner-occupied mortgaged properties. Approximately ____%, ____% and ____% of the mortgage loans were secured by mortgaged properties in ________, _______ and ________, respectively. Approximately ____% of the mortgage loans were contractually delinquent 30 days or more. [No mortgage loan was delinquent more than 60 days.]

         The minimum principal balance of the revolving credit line loans as of the cut-off date was $_______, the maximum principal balance of the revolving credit line loans as of the cut-off date was $__________, and the average principal balance of the revolving credit line loans as of the cut-off date was $________. As of the cut-off date, the loan rates on the revolving credit line loans ranged from ______% per annum to _____% per annum and the weighted average loan rate was ____% per annum. The average credit limit utilization rate of the revolving credit line loans was ____% as of the cut-off date. The weighted average combined loan-to-value ratio of the revolving credit line loans was ___% as of the cut-off date and the weighted average junior mortgage ratio of the revolving credit line loans - computed by dividing the greater of the credit limit and the cut-off date principal balance for each revolving credit line loan, provided that the revolving credit line loan was in a junior-lien position, by the sum of the credit limit or cut-off date principal balance as applicable and the outstanding balances at the time the revolving credit line loan was originated of all senior mortgage loans affecting the mortgaged property - was approximately ____%.

         The combined loan-to-value ratio of each revolving credit line loan is the ratio, expressed as a percentage, of (a) the sum of (1) the greater of the credit limit and the current balance as of the cut-off date and (2) the principal balance of any senior mortgage loan as of the origination of that mortgage loan, over (b) the value, based on an appraised value or other acceptable valuation method, of the related mortgaged property determined in the origination of that mortgage loan. The combined loan-to-value of each closed-end loan is the ratio, expressed as a percentage, of (1) the sum of (a) the original principal balance of the closed-end loan at the date of origination and (b) the remaining principal balance of the senior lien(s), if any, at the date of origination of the closed-end loan over (2) the value of the related mortgaged property, based upon the appraisal made at the time of origination of that closed-end loan or other acceptable valuation method. The average credit limit utilization rate for the mortgage loans as of the cut-off date is determined by dividing the sum of the cut-off date principal balances of the mortgage loans by the sum of the credit limits of the mortgage loans.

         In no event will more than 5% of the cut-off date pool principal balance of the mortgage pool deviate from the characteristics of the mortgage loans described in this prospectus supplement.

Mortgage Loan Terms

         Revolving Credit Line Loans. The revolving credit line loans were originated pursuant to credit line agreements. Under the credit line agreements, the borrowers may receive an additional balance or a draw at any time during a draw period. The minimum amount of any draw that a borrower may receive is $100. The maximum amount of each draw with respect to any revolving credit line loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the related credit line agreement at the time of the draw.

         Approximately ___% (by cut-off date pool balance) of the mortgage loans have original terms of 20 years, consisting of a draw period of ten years and an amortization period of ten years. During the amortization period, the borrower is obligated to make monthly payments equal to the sum of 1/120 of the unpaid balance of the mortgage loan at the end of the draw period plus accrued finance charges. The loan rate for each of these loans adjusts monthly. Minimal monthly principal payments may be required to be made by the borrowers during the draw period, but those payments will not be sufficient to fully amortize the mortgage loan during the draw period.

         The borrower's right to make a draw under a revolving credit line loan may be suspended, or the credit limit may be reduced under a number of circumstances, including, but not limited to, a material adverse change in the borrower's financial circumstances, a significant decline in the appraised value of the mortgaged property or a default by the borrower of any material obligation under the credit line agreement. Generally, a suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a revolving credit line loan, the right of the borrower to make a draw may be terminated and the entire outstanding principal balance of the revolving credit line loan may be declared immediately due and payable. A default includes, but is not limited to, the borrower's failure to make any payment as required, any action or inaction by the borrower that adversely affects the mortgaged property or the rights in the mortgaged property, or any fraud or material misrepresentation by the borrower in connection with the revolving credit line loan. The credit limit may also be increased, upon completion of satisfactory underwriting review.

         Interest accrues on each revolving credit line loan, payable monthly, on the related average daily outstanding principal balance for each billing cycle at a loan rate. The loan rate for each billing cycle is adjusted quarterly, or, for loans having a ten-year draw period, monthly, and is equal to the index on the last day of the most recently ended March, June, September or December, or, for loans having a ten-year draw period, the 20th day of the prior month plus a gross margin specified in the related credit line agreement, computed on the basis of a 365-day year times actual days elapsed. The billing cycle for each revolving credit line loan is the calendar month preceding each due date.

         The due date for payments under each revolving credit line loan is the 20th day of each month.

         The interest on each revolving credit line loan accrued each month is calculated based on the index on the related adjustment date. The gross margins for the revolving credit line loans as of the cut-off date ranged from ___% to ____%. The weighted average gross margin as of the cut-off date for the revolving credit line loans was ___%. Substantially all of the revolving credit line loans have a maximum loan rate of __% per annum. The revolving credit line loans have a minimum loan rate equal to the greater of zero and the gross margin. No revolving credit line loan has a periodic rate cap.

         Payments made by or on behalf of the borrower for each revolving credit line loan are generally required to be applied, first to any unpaid interest, and second to the principal balance outstanding with respect to the mortgage loan.

         Closed-End Loans. All of the closed-end loans have loan rates that are fixed and are evidenced by mortgage or promissory notes secured by deeds of trust or mortgages on the related mortgaged properties. The closed-end loans provide that interest is charged to the borrowers, and payments are due, as of a scheduled day of each month which is fixed at the time of origination. Interest is computed on the simple interest basis and charged to the borrower on the outstanding principal balance of the related closed-end loan based on the number of days elapsed between the date through which interest was last paid through receipt of the borrower's most current monthly payment. The portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged on that basis. Interest accrues during the calendar month preceding each due date, computed on the basis of a 365-day year times actual days elapsed if the closed-end loan is an adjustable-rate loan, or a 360-day year of twelve 30-day months if the closed-end loan is a fixed-rate loan.

         Approximately __% of the closed-end loans bear interest at a loan rate based on the index plus a gross margin, adjusted quarterly. The adjustment date is the 20th day of March, June, September or December. In connection with each adjustment, the monthly payment is adjusted to an amount sufficient to fully amortize the mortgage loan over its remaining term. The gross margins for the adjustable-rate closed-end loans as of the cut-off date ranged from ___% to ___%. The weighted average gross margin as of the cut-off date for the adjustable-rate closed-end loans was __%. Substantially all of the adjustable-rate closed-end loans have a maximum loan rate of ___% per annum. The adjustable-rate closed-end loans have a minimum loan rate equal to the gross margin. No adjustable-rate closed-end loan has a periodic rate cap.

Mortgage Loan Pool Statistics

         The master servicer has computed the following additional information as of the cut-off date with respect to the mortgage loans to be included in the assets of the Issuing Entity. The following tables are based on the cut-off date principal balances of all mortgage loans.

                          Combined Loan-to-Value Ratios

                                                                                              Percentage of Mortgage
Combined                                           Number of Mortgage       Cut-Off Date       Pool by Cut-Off Date
Loan-to-Value Ratios                                      Loans          Principal Balance       Principal Balance
--------------------                               ------------------    ------------------    ----------------------
_____ to _____ ...............................
_____ to _____ ...............................
_____ to _____ ...............................
_____ to _____ ...............................
_____ to _____ ...............................
_____ to _____ ...............................
_____ to _____ ...............................
_____ to _____ ...............................
_____ to _____ ...............................
_____ to _____ ...............................
_____ to _____ ...............................
    Total.....................................                          $                              100.00%
                                                      ============       ================          ===============



                                  Lien Priority

                                                                                              Percentage of Mortgage
                                                   Number of Mortgage       Cut-Off Date       Pool by Cut-Off Date
Lien Priority                                             Loans          Principal Balance       Principal Balance
-------------                                      ------------------    -----------------    -----------------------
1   ..........................................
2   ..........................................
3   ..........................................
    Total.....................................                          $                              100.00%

                                                     ===============      =================         ===============

                                  Property Type

                                                                                              Percentage of Mortgage
                                                   Number of Mortgage       Cut-Off Date       Pool by Cut-Off Date
Property Type                                             Loans          Principal Balance       Principal Balance
-------------                                     -------------------    -----------------    -----------------------
One- to Four-Family...........................
    Total.....................................                              $                           100.00%
                                                       ==============     ================        ================

                             Owner Occupancy Status

                                                                                              Percentage of Mortgage
                                                   Number of Mortgage       Cut-Off Date       Pool by Cut-Off Date
Owner Occupancy Status                                    Loans          Principal Balance       Principal Balance
-------------                                     -------------------    -----------------    -----------------------
Owner Occupied................................
Non-Owner Occupied............................
Unknown.......................................
    Total.....................................                             $                          100.00%
                                                       ==============     ================        ================

                           Geographic Distribution(1)

                                                                                              Percentage of Mortgage
                                                   Number of Mortgage       Cut-Off Date       Pool by Cut-Off Date
State                                                     Loans          Principal Balance       Principal Balance
-------------                                     -------------------    -----------------    -----------------------


    Total.....................................                             $                          100.00%
                                                       ==============     ================        ================

____________________

(1) Geographic location is determined by the address of the mortgage property securing each mortgage loan.

                               Principal Balances

                                                                                              Percentage of Mortgage
                                                   Number of Mortgage       Cut-Off Date       Pool by Cut-Off Date
Principal Balances                                        Loans          Principal Balance       Principal Balance
-------------                                     -------------------    -----------------    -----------------------
$0.01 - _____.................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____ and greater.............................
    Total.....................................                             $                           100.00%
                                                       ==============     ================        ================


                           Revolving Credit Line Loans
                                  Credit Limits

                                                                                              Percentage of Mortgage
                                                   Number of Mortgage       Cut-Off Date       Pool by Cut-Off Date
Credit Limits                                             Loans          Principal Balance       Principal Balance
-------------                                     -------------------    -----------------    -----------------------
$0.01 - _____.................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____and greater..............................
    Total.....................................                             $                          100.00%
                                                       ==============     ================        ================

                           Revolving Credit Line Loans
                         Credit Limit Utilization Rates

                                                                                              Percentage of Mortgage
                                                   Number of Mortgage       Cut-Off Date       Pool by Cut-Off Date
Credit-Limit Utilization Rates                            Loans          Principal Balance       Principal Balance
------------------------------                    -------------------    -----------------    -----------------------
< ____%
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
_____- _____..................................
    Total.....................................                             $                          100.00%
                                                       ==============     ================        ================

                                    Loan Age

                                                                                              Percentage of Mortgage
                                                   Number of Mortgage       Cut-Off Date       Pool by Cut-Off Date
Loan Age                                                  Loans          Principal Balance       Principal Balance
---------                                          -------------------    -----------------    -----------------------
0 months......................................
1-12   .......................................
13-24 ........................................
25-36 ........................................
37-48 ........................................
49-60 ........................................
61-72 ........................................
73-84 ........................................
85-96 ........................................
97-108 .......................................
109-120.......................................
121-132.......................................
    Total.....................................                            $                            100.00%
                                                       ==============     ================        ================

                        Loan Rates as of the Cut-Off Date

                                                                                              Percentage of Mortgage
                                                   Number of Mortgage       Cut-Off Date       Pool by Cut-Off Date
Loan Rates                                                Loans          Principal Balance       Principal Balance
----------                                        -------------------    -----------------    -----------------------
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
    Total.....................................                            $                           100.00%
                                                       ==============     ================        ================

               Gross Margin for Adjustable-Rate Mortgage Loans (1)

                                                                                              Percentage of Mortgage
                                                   Number of Mortgage       Cut-Off Date       Pool by Cut-Off Date
Gross Margin                                              Loans          Principal Balance       Principal Balance
------------                                      -------------------    -----------------    -----------------------
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
_____ - _____%................................
    Total.....................................                            $                           100.00%
                                                       ==============     ================        ================

__________________
(1) Each adjustable-rate mortgage loan has a minimum loan rate equal to the greater of zero and the gross margin.



            Maximum Rates for Adjustable-Rate Mortgage Loans

                                                                                              Percentage of Mortgage
                                                   Number of Mortgage       Cut-Off Date       Pool by Cut-Off Date
Maximum Rates                                             Loans          Principal Balance       Principal Balance
------------                                      -------------------    -----------------    -----------------------
_____%
_____%
    Total.....................................                             $                          100.00%
                                                       ==============     ================        ================

                                Origination Year

                                                                                               Percentage of Mortgage
                                                   Number of Mortgage       Cut-Off Date        Pool by Cut-Off Date
Origination Year                                          Loans          Principal Balance       Principal Balance
----------------                                  -------------------    -----------------    -----------------------
198__
198__
198__
198__
199__
199__
199__
199__
199__
199__
199__
199__
199__
199__
200__
200__
200__
200__
200__
200__
200__
200__
200__
    Total.....................................                                            $            100.00%
                                                       ==============     ================        ================



                               Delinquency Status

                                                                                              Percentage of Mortgage
                                                   Number of Mortgage       Cut-Off Date       Pool by Cut-Off Date
Number of Days Delinquent                                 Loans          Principal Balance       Principal Balance
-------------------------                         -------------------    -----------------    -----------------------
Current.......................................
30 to 59......................................
60 to 89......................................
[______]......................................
    Total.....................................                          $                              100.00%
                                                       ==============     ================        ================

                            Description of the Notes

         The Issuing Entity will issue one class of notes pursuant to the indenture to be dated as of _________ __, 200__, between the Issuing Entity and ________, as indenture trustee. The Issuing Entity will also issue the transferor interest pursuant to the terms of a trust agreement to be dated as of _________ __, 200__, between the Issuing Entity and __________, as owner trustee. The notes will be secured by the assets of the Issuing Entity pursuant to the indenture. In addition, the depositor will enter into a sale and servicing agreement to be dated as of _________ __, 200__ among ____________, as transferor, the Issuing Entity, the indenture trustee and the master servicer. The indenture, the trust agreement and the sale and servicing agreement are collectively referred to as the agreements in this prospectus supplement. The forms of the agreements have been filed as exhibits to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe material provisions of the agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements. Wherever particular sections or defined terms of the agreements are referred to, the sections or defined terms are incorporated into this prospectus supplement by reference.

General

         The notes will be issued in minimum denominations of $1,000 and in multiples of $1 in excess of that amount. The notes will evidence specified undivided interests in the assets of the Issuing Entity. The property of the Issuing Entity will consist of:

          (1) each of the mortgage loans that from time to time are held under the sale and servicing agreement (including any Additional Balances arising after the cut-off date) and the mortgage files;

          (2) collections on the mortgage loans received on and after the cut-off date, exclusive of payments in respect of interest accrued on the mortgage loans during ______ and payments in respect to interest on the delinquent mortgage loans due prior to the cut-off date and received after the cut-off date;

          (3) mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

          (4) the collection account, the distribution account and the spread account; and

          (5)  the insurance policy.

         Definitive notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially act as note registrar. See "- Book-Entry Notes" below. No service charge will be made for any registration of exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The Original Invested Amount, which represents ___% of the cut-off date pool balance, will equal $________. The original note principal balance will equal $__________ with a permitted variance in the aggregate of plus or minus 5%. The principal amount of the outstanding notes, or note principal balance on any payment date, is equal to the original note principal balance minus the aggregate of amounts actually distributed as principal to the noteholders. See "- Payments on the Notes" below. Each note represents the right to receive payments of interest at the note rate and payments of principal as described in this prospectus supplement.

         The transferor will own the remaining undivided interest in the mortgage loans, which is equal to the pool balance less the Invested Amount. The transferor interest will initially equal $_________, which represents approximately __% of the cut-off date pool balance. The transferor as of any date is the owner of the transferor interest, which initially will be ____________. In general, the pool balance will vary each day as principal is paid on the mortgage loans, liquidation losses are incurred, additional balances are drawn down by borrowers and mortgage loans are transferred to the Issuing Entity.

         The transferor has the right to sell or pledge the transferor interest at any time, provided:

          (1) the rating agencies have notified the transferor, the insurer and the indenture trustee in writing that the action will not result in the reduction or withdrawal of the ratings assigned to the notes,

          (2)  the insurer has consented in writing to the transfer; and

          (3) other conditions specified in the sale and servicing agreement are satisfied.

Book-Entry Notes


         The notes will be book-entry notes. Persons acquiring beneficial ownership interests in the notes, or note owners, may elect to hold their notes through DTC in the United States, or Cedelbank or Euroclear in Europe if they are participants in those systems, or indirectly through organizations that are participants in those systems. The book-entry notes will be issued in one or more notes that equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedelbank and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry notes in minimum denominations representing note principal balances of $1,000 and in multiples of $1 in excess of that amount. Except as described in this prospectus supplement, no beneficial owner of a book-entry note will be entitled to receive a physical or definitive note representing that note. Unless and until definitive notes are issued, it is anticipated that the only "noteholder" of the notes will be Cede & Co., as nominee of DTC. Note owners will not be noteholders as that term is used in the indenture. Note owners are only permitted to exercise their rights indirectly through participants and DTC.


         The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry note will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Cedelbank or Euroclear, as appropriate.

         Note owners will receive all payments of principal of, and interest on, the notes from the indenture trustee through DTC and DTC participants. While the notes are outstanding, except under the circumstances described in this prospectus supplement, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal of, and interest on, the notes. Participants and indirect participants with whom note owners have accounts with respect to notes are similarly required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, the DTC rules provide a mechanism by which note owners will receive payments and will be able to transfer their interest.

         Note owners will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described in this prospectus supplement. Unless and until definitive notes are issued, note owners who are not participants may transfer ownership of notes only through participants and indirect participants by instructing those participants and indirect participants to transfer notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing note owners.

         Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during that processing will be reported to the relevant Euroclear or Cedelbank participants on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the notes, see "Material Federal Income Tax Consequences - Foreign Investors" and "- Backup Withholding" in this prospectus supplement.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         DTC is a New York-chartered limited purpose trust company and performs services for its participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry notes will be governed by the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thus eliminating the need for the physical movement of notes. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is regulated by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Cedelbank is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for the physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in this prospectus supplement. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Payments on the book-entry notes will be made on each payment date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of those payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing those payments to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.

         Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede. Payments with respect to notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Those payments will be covered by the tax reporting requirements of the relevant United States tax laws and regulations. See "Federal Income Tax Consequences - Foreign Investors" and "- Backup Withholding" in this prospectus supplement. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry notes, may be limited due to the lack of physical notes for those book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of those notes in the secondary market since some potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

         Monthly and annual reports on the Issuing Entity provided by the master servicer to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry notes of those beneficial owners are credited.

         DTC has advised the depositor and the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the sale and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that those actions are taken on behalf of financial intermediaries whose holdings include those book-entry notes. Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the sale and servicing agreement on behalf of a Cedelbank participant or Euroclear participant only in accordance with its relevant rules and procedures and only if the relevant depositary is able to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some notes which conflict with actions taken with respect to other notes.

         Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if:

         (a) DTC or the Issuing Entity advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry notes and the Issuing Entity or the indenture trustee is unable to locate a qualified successor,

         (b) the transferor, at its sole option, elects to terminate a book-entry system through DTC, or

         (c) after the occurrence of an event of servicing termination, beneficial owners having percentage interests aggregating not less than 51% of the note principal balance of the book-entry notes advise the indenture trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interests of beneficial owners.

Upon the occurrence of any of the events described in the immediately preceding sentence, the indenture trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive notes. Upon surrender by DTC of the global note or notes representing the book-entry notes and instructions for re-registration, the indenture trustee will issue definitive notes and then will recognize the holders of the definitive notes as noteholders under the indenture.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Assignment of Mortgage Loans

         At the time of issuance of the notes, the depositor will transfer to the Issuing Entity all of its right, title and interest in and to each mortgage loan, including any additional balances arising in the future, related credit line agreements and mortgage notes, as applicable, and the mortgages and other related documents, including all collections received on or with respect to each mortgage loan on or after the cut-off date, exclusive of payments in respect of
(1) interest accrued on the mortgage loans in _____ and (2) payments in respect of interest on the delinquent mortgage loans due prior to the cut-off date and received after the cut-off date. The Issuing Entity, concurrently with that transfer, will deliver or cause to be delivered the notes to the depositor and the transferor interest to the transferor. Each mortgage loan transferred to the Issuing Entity will be identified on a mortgage loan schedule, which will be attached as an exhibit to the indenture. The mortgage loan schedule will include information as to the cut-off date principal balance of each mortgage loan, as well as information with respect to the loan rate.

         The indenture trustee will review or cause to be reviewed the mortgage notes within 60 days of the closing date and the assignments of each mortgage within 180 days of the closing date. If any related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the transferor by the owner trustee, the Issuing Entity or the insurer, the transferor will be obligated to accept the transfer of that mortgage loan from the Issuing Entity. Upon the transfer, the principal balance of the mortgage loan will be deducted from the pool balance, thus reducing the amount of the transferor interest. If the deduction would cause the transferor interest to become less than the minimum transferor interest at that time, the transferor will be obligated to either substitute an eligible substitute mortgage loan or make a deposit into the collection account in the amount equal to the transfer deficiency. Any deduction, substitution or deposit will be considered for the purposes of the sale and servicing agreement a payment in full of that mortgage loan. Any transfer deposit amount will be treated as a principal collection. No transfer shall be considered to have occurred until the required deposit to the collection account is actually made. The obligation of the transferor to accept a transfer of a defective mortgage loan is the sole remedy regarding any defects in the mortgage file and related documents available to the owner trustee, the indenture trustee or the noteholders.

         An eligible substitute mortgage loan is a mortgage loan substituted by the transferor for a defective mortgage loan, which substitute mortgage loan must, on the date of substitution:

          (1) have an outstanding principal balance, or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance, that is approximately equal to the transfer deficiency relating to that defective mortgage loan;

          (2) have a loan rate not less than the loan rate of the defective mortgage loan and not more than 1% in excess of the loan rate of that defective mortgage loan;

          (3) have a loan rate based on the same index, with adjustments to the loan rate made on the same adjustment date as that of the defective mortgage loan;

          (4) have a gross margin that is not less than the gross margin of the defective mortgage loan and not more than 100 basis points higher than the gross margin of the defective mortgage loan;

          (5) have a mortgage of the same or higher level of priority as the mortgage relating to the defective mortgage loan;

          (6) comply with each representation and warranty as to the mortgage loans set forth in the sale and servicing agreement, deemed to be made as of the date of substitution;

          (7) have an original combined loan-to-value ratio not greater than that of the defective mortgage loan; and

          (8) satisfy other conditions specified in the sale and servicing agreement.

         To the extent the principal balance of an eligible substitute mortgage loan is less than the related transfer deficiency, the transferor will be required to make a deposit to the collection account equal to the difference. Any amounts will be treated as principal collections.

         The transferor will make representations and warranties as to the accuracy in all material respects of information furnished to the owner trustee with respect to each mortgage loan, e.g., cut-off date principal balance and the loan rate. In addition, the transferor will represent and warrant on the closing date that, among other things:

          (1) at the time of transfer to the Issuing Entity, the transferor has transferred or assigned all of its right, title and interest in and to or granted a security interest in each mortgage loan and the related documents, free of any lien; and

          (2) each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the noteholders or the insurer in the related mortgage loan and related documents, the transferor will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the transferor will be obligated to accept a transfer of the defective mortgage loan from the Issuing Entity. The same procedure and limitations that are set forth above for the transfer of defective mortgage loans will apply to the transfer of a mortgage loan that is required to be transferred because of the breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the noteholders.

         Mortgage loans required to be transferred to the transferor as described in the preceding paragraphs are referred to as defective mortgage loans.

         Pursuant to the sale and servicing agreement, the master servicer will service and administer the mortgage loans as more fully set forth above.

Amendments to Credit Line Agreements

         So long as it is permitted to do so under applicable law, the master servicer may change the terms of the credit line agreements at any time, provided, that those changes (1) do not adversely affect the interest of the noteholders or the insurer, and (2) are consistent with prudent business practice. In addition, the sale and servicing agreement permits the master servicer, within limitations described in the sale and servicing agreement, to increase or reduce the credit limit of the related mortgage loan and reduce the gross margin for that mortgage loan.

Optional Transfers of Mortgage Loans to the Transferor

         On any payment date the transferor may, but shall not be obligated to, remove mortgage loans from the Issuing Entity without notice to the noteholders. The transferor is permitted to randomly designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the conditions specified in the sale and servicing agreement, including that:

          (1) the transferor interest as of the transfer date, after giving effect to removal, exceeds the minimum transferor interest;

          (2) the transferor shall have delivered to the indenture trustee and the insurer a mortgage loan schedule containing a list of all mortgage loans remaining among the assets of the Issuing Entity after that removal;

          (3) the transferor shall represent and warrant that no selection procedures which the transferor reasonably believes are adverse to the interests of the noteholders or the insurer were used by the transferor in selecting those mortgage loans;

          (4) in connection with each retransfer of mortgage loans, the rating agencies shall have been notified of the proposed transfer, and prior to the transfer date the rating agencies shall have notified the transferor, the indenture trustee and the insurer in writing that the transfer will not result in a reduction or withdrawal of the ratings assigned to the notes without regard to the insurance policy; and

          (5) the transferor shall have delivered to the indenture trustee and the insurer an officer's certificate confirming the satisfaction of the conditions set forth in clauses (1) through (3) above.

         As of any date of determination, the minimum transferor interest is an amount equal to the lesser of (a) __% of the pool balance on that date and (b) the transferor interest as of the closing date.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

The Master Servicer, the Subservicer, the Depositor, the Indenture Trustee and the Paying Agent will have the following responsibilities with respect to the Issuing Entity:

PARTY:                              RESPONSIBILITIES:
Master Servicer..................   Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the sale and servicing agreement, including, but not limited to:

                                        collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts in the collection account, and delivering all amounts on deposit in the collection account to the [Paying
                                        Agent] for deposit in the distribution account on the determination date;

                                        collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                                        making advances with respect to delinquent payments of principal and interest on the mortgage loans;

                                        making advances in respect of customary costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon the mortgaged property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

                                        providing monthly loan-level reports;

                                        preparing and filing periodic reports with the Securities Exchange Commission on behalf of the Issuing Entity with respect to the Notes.

                                        maintenance of certain insurance policies relating to the mortgage loans; and

                                        enforcement of foreclosure proceedings.

Subservicer......................   performs the functions of the Master Servicer as its agent.

Paying Agent.....................   receiving monthly remittances from the Servicer for deposit in the distribution account and distributing all amounts on deposit in the distribution account to the
                                    Noteholders in accordance with the priorities described in this Prospectus
                                    Supplement on each Distribution Date;

                                    distributing annual investor reports required by the tax code necessary to enable
                                    Noteholders to prepare their tax returns;

                                    preparing and distributing investor reports, including the monthly distribution date statement to Noteholders based on information received from the Master Servicer; and

                                    preparing and filing annual federal and (if required) state tax returns on behalf of the Issuing Entity.

Indenture Trustee................   act as fiduciary of the Issuing Entity's assets.

                                    communicate with investors in connection with an event of default acting as successor servicer in the event the Master Servicer resigns or is removed, unless another successor servicer is appointed.

                                    See "The Pooling and Servicing Agreement--The Trustee" in the Prospectus.

[Custodian]......................   [Holding and maintaining the mortgage loan documents related to the mortgage loans in a fire-resistant facility intended for the safekeeping of mortgage loan files.]

TRUST ACCOUNTS

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders, be invested in the Trust Accounts, which are accounts established in the name of the Indenture Trustee. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in eligible investments. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be as retained or distributed as follows:

TRUST ACCOUNT:                RESPONSIBLE PARTY:        APPLICATION OF ANY INVESTMENT EARNINGS:
Collection Account..........  Master Servicer           Any investment earnings will be paid as
                                                        compensation to the Servicer, and will not be
                                                        available for distributions to Certificateholders.

Certificate Account.........  Indenture Trustee         Any investment earnings will be paid as
                                                        compensation to the Indenture Trustee, and will not
                                                        be available for distributions to
                                                        Certificateholders.

If funds deposited in any Trust Accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

CUSTODY OF THE MORTGAGE FILES

         [The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under "The Pooling and Servicing Agreement--[Assignment of Mortgage Loans]" below. These documents are generally required to be delivered to the Trustee or a custodian on behalf of the Trustee. JPMorgan Chase Bank, N.A. will hold the related Mortgage Loan documents on behalf of the Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by the custodian. The custodian will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files.] [The Depositor will pay the fees of the Custodian; however, if the Depositor does not pay the fees of the Custodian, the Custodian may be repaid its fees from amounts held by the Issuing Entity.]

EXAMPLE OF DISTRIBUTIONS

The following sets forth an example of distributions on the Notes for the Distribution Date in October 2005:

September 1 through
September 30...............   collection period:           Payments received during the collection period will be
                                                           deposited in the Master Servicer's collection account as
                                                           received and will include scheduled principal payments
                                                           [plus interest on September 1 principal balances of the
                                                           Mortgage Loans.]

September 30...............   Record Date                  Distributions will be made to Noteholders of record as of
                                                           the last Business Day of the prior month [the close of
                                                           business on the Business Day immediately preceding such
                                                           Distribution Date.]

October 18.................   Determination Date:          The Servicer will notify the Indenture Trustee of the
                                                           amount of funds to be distributed on the Distribution Date.

October 25.................   Distribution Date:           On the 25th day of each month (or if the 25th day is not a
                                                           Business Day, the next succeeding Business Day), the Paying
                                                           Agent will make distributions to Noteholders.

Succeeding months follow the same pattern.

FEES AND EXPENSES OF THE ISSUING ENTITY

In consideration of their duties on behalf of the Issuing Entity, the Master Servicer and the Trustee will receive from the assets of the Issuing Entity certain fees as set forth in the following table:

                     FREQUENCY                                                              HOW AND WHEN FEE IS
FEE PAYABLE TO:      OF PAYMENT:                    AMOUNT OF FEE:                                 PAID:
Master Servicer      Monthly         For each Mortgage Loan, a monthly fee paid    Deducted by the Master Servicer from
                                     to the Master Servicer out of interest        the Collection Account in respect of
                                     collections received from the related         each Mortgage Loan serviced by the
                                     Mortgage Loan calculated on the outstanding   Servicer, before payment of any
                                     principal balance of each Mortgage Loan at    amounts to Noteholders.
                                     ______% per annum for each Mortgage Loan

Indenture Trustee    Monthly         All investment earnings on amounts on         Withdrawn and retained by the
                                     deposit in the Certificate Account. [ In      Indenture Trustee.
                                     addition, the Servicer will pay a monthly
                                     fee to the Indenture Trustee.]

Paying Agent         Monthly         Paid directly by the [Indenture Trustee].

[Insurer]            Monthly         Insurance premium payment                     Deducted from interest collections
                                                                                   on the Mortgage Loans prior to
                                                                                   payment to Noteholders

The fees of the Master Servicer, Paying Agent and Trustee as set forth in the table above may not be increased without amendment of the Sale and Servicing Agreement.

Expenses of the Servicer, the Paying Agent and the Trustee will be reimbursed before payments are made on the Certificates.

The diagram on the next page illustrates the flow of collections and other payments on the mortgage loans through the Trust Accounts described above.

                                FLOW OF PAYMENTS


                             ----------------------

                              Monthly Payments of
                             Principal and Interest
                                 from Mortgagor
                                                         ----------------------
                             ----------------------         Master Servicer
                                       |                     Advances of
                                       |                    Principal and
                                       |                    Interest and
                                       |                     Repurchase
                                       |                      Proceeds
                                       |
                                       |                 ----------------------
                                       |
                                       |
                                       |
                                       V
                             ----------------------

                               Collection Account

                             ----------------------
                                       |
                                       |
                                       |
                                       |
                                       |
                                       |
                                       V
                             ----------------------

                              Distribution Account

                             ----------------------
                                       |
                                       |
                                       |
                                       |
                                       |
                                       |
                                       V

                                Distributions to
                                  Noteholders

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

         The master servicer shall establish and maintain in the name of the indenture trustee the collection account, which is a separate trust account for the benefit of the noteholders, the insurer and the transferor, as their interests may appear. The collection account will be an eligible account. Upon receipt by the master servicer of amounts in respect of the mortgage loans, excluding amounts representing the servicing fee, the master servicer will deposit those amounts in the collection account. Not later than the determination date, which is the 18th day of the calendar month of each payment date, the master servicer will notify the indenture trustee of the amount of the deposit to be included in funds available for the related payment date. Amounts so deposited may be invested in eligible investments maturing no later than one business day prior to the date on which amounts on deposit in the collection account are required to be deposited in the distribution account.

         The indenture trustee will establish a distribution account into which will be deposited amounts withdrawn from the collection account for payment to noteholders on a payment date. The distribution account will be an eligible account. Amounts on deposit in an eligible account may be invested in eligible investments maturing on or before the business day prior to the related payment date. Net investment earnings on the funds in the distribution account will be paid to ____________.

         An eligible account is a segregated account that is (1) maintained with a depository institution whose debt obligations at the time of any deposit in an eligible account have the highest short-term debt rating by the Rating Agencies and whose accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC with a minimum long-term unsecured debt rating of ["A1"] by Moody's and ["A"] by S&P and Fitch, and that is any of
(a) a federal savings and loan association duly organized, validly existing and in good standing under the applicable banking laws of any state, (b) an institution or association duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (d) a principal subsidiary of a bank holding company, and in each case of clauses (a) through (d), approved in writing by the insurer,
(2) a segregated trust account maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company having capital and surplus of not less than [$50,000,000], acting in its fiduciary capacity, or (3) otherwise acceptable to each rating agency and the insurer as evidenced by a letter from each rating agency and the insurer to the indenture trustee, without reduction or withdrawal of their then current ratings of the notes without regard to the insurance policy.

         Eligible investments are specified in the sale and servicing agreement and are limited to investments that are acceptable to the insurer and meet the criteria of the rating agency from time to time as being consistent with its then current ratings of the notes.

Simple Interest Excess Subaccount

         The sale and servicing agreement requires that the master servicer establish and maintain in the name of the indenture trustee the simple interest excess subaccount which is a subaccount of the collection account that must be an eligible account. The indenture trustee will transfer to the simple interest excess subaccount all net simple interest excess. Net simple interest excess means as of any payment date, the excess, if any, of the aggregate amount of simple interest excess over the amount of simple interest shortfall. Net simple interest shortfall means, as of any payment date, the excess, if any, of the aggregate amount of simple interest shortfall over the amount of simple interest excess. Simple interest shortfall means, as of any payment date for each simple interest qualifying loan, the excess, if any, of (1) 30 days' interest on the principal balance of all those mortgage loans at the loan rate, over (2) the portion of the monthly payment received from the mortgagor for that mortgage loan allocable to interest with respect to the related collection period. Simple interest excess means, as of any payment date for each simple interest qualifying loan, the excess, if any, of (1) the portion of the monthly payment received from the mortgagor for that mortgage loan allocable to interest with respect to the related collection period, over (2) 30 days' interest on the principal balance of the mortgage loan at the loan rate. A simple interest qualifying loan as of any determination date is any mortgage loan that was neither prepaid in full during the related collection period and is not delinquent with respect to a payment that became due during the related collection period as of the close of business on the determination date following that collection period.

         The master servicer will withdraw amounts on deposit in the simple interest excess subaccount for deposit to the collection account prior to each payment date to pay net simple interest shortfalls.

         All funds in the simple interest excess subaccount may be invested in eligible investments. So long as no event of servicing termination shall have occurred and be continuing, any investment earnings on funds held in the simple interest excess subaccount are for the account of the master servicer. Upon receipt of notification of a loss on investment in the simple interest excess subaccount, the master servicer, including any predecessor master servicer, that directed the investments shall promptly remit the amount of the loss from its own funds to the simple interest excess subaccount.

Allocations and Collections

         All collections on the mortgage loans will be allocated in accordance with the credit line agreements or the mortgage notes, as applicable, between Interest Collections and Principal Collections. Principal and Interest Collections will in turn be allocated between the noteholders and the transferor as described in this prospectus supplement.

         The indenture trustee will deposit any amounts withdrawn from the spread account or drawn under the insurance policy into the distribution account.

         The principal balance of a mortgage loan, other than a liquidated mortgage loan, on any day is equal to the cut-off date principal balance of the mortgage loan, plus (1) any additional balances in respect of that mortgage loan minus (2) all collections credited against the principal balance of that mortgage loan in accordance with the related credit line agreement or mortgage note prior to that day. The principal balance of a liquidated mortgage loan after final recovery of related Liquidation Proceeds shall be zero. A liquidated mortgage loan, as to any payment date, is any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the sale and servicing agreement, as of the end of the preceding collection period that all liquidation proceeds that it expects to recover with respect to the disposition of the related mortgaged property have been recovered.

Payments on the Notes

         Beginning with the first payment date (which will occur on _________ __, 200__), payments on the notes will be made by the indenture trustee or the paying agent based upon aggregate information provided by the master servicer on each payment date to the persons in whose names those notes are registered at the close of business on the day prior to each payment date or, if the notes are no longer book-entry notes, at the close of business on the last day of the month preceding that payment date. The term payment date means the 25th day of each month or, if that day is not a business day, the next succeeding business day. Payments will be made by check or money order mailed or, upon the request of a noteholder owning notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise to the address of the person entitled to those payments as it appears on the note register in amounts calculated as described in this prospectus supplement on the determination date. However, the final payment in respect of each note will be made only upon presentation and surrender of the note at the office or the agency of the indenture trustee specified in the notice to noteholders of the final payment. For purposes of the agreements, a business day is any day other than (1) a Saturday or Sunday or (2) a day on which the insurer or banking institutions in the States of [____________] are required or authorized by law to be closed.

         Application of Interest Collections. On each payment date, the indenture trustee or the paying agent will apply the Investor Interest Collections in the following manner and order of priority:

          (1) as payment to the indenture trustee for its fee for services rendered pursuant to the sale and servicing agreement and as payment to the owner trustee for its fee for services rendered pursuant to the trust agreement;

          (2)  as payment for the premium for the insurance policy; and

          (3)  concurrently, as follows:

               (a) to the noteholders, as payment for the accrued interest due and any overdue accrued interest, with interest on that overdue interest to the extent permitted by law, on the note principal balance of the notes; and

               (b) to the holder of the transferor interest, the amount to which it is entitled in accordance with the provisions of the sale and servicing agreement, which will generally be equal to the amount accrued on a notional balance equal to the note principal balance at a rate equal to the excess of the Net WAC over the note rate;

          provided, however, that if Investor Interest Collections applied prior to giving effect to withdrawals from the spread account or draws on the insurance policy on that payment date are insufficient to make the payments required to be made pursuant to this clause (3), then Investor Interest Collections will be allocated between subclauses (a) and (b) above, pro rata, based on the amount required to be paid pursuant to each subclause without giving effect to any shortfall in the Investor Interest Collections; provided further that if the amount on deposit in the spread account has been depleted and the insurer fails to pay under the insurance policy, the amount payable pursuant to subclause (b) above on any subsequent payment date will be paid to the holder of the transferor interest after payment of principal and interest due on the notes are made on that payment date.

         Calculation of the Note Rate. Interest will be distributed on each payment date at the note rate for the related interest period on the note principal balance as of the first day of the interest period reduced by any Civil Relief Act Interest Shortfalls for that payment date. The note rate for a payment date will generally equal the sum of (a) LIBOR, determined as specified in this prospectus supplement, as of the second business day prior to the immediately preceding payment date or as of two business days prior to the closing date, in the case of the first payment date, plus (b) ___% per annum. Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the notes on any payment date exceed the amount calculated at the Net WAC.

         Interest on the notes in respect of any payment date will accrue on the note principal balance from the preceding payment date or, in the case of the first payment date, from the closing date through the day preceding that payment date on the basis of the actual number of days in the interest period and a 360-day year. Interest payments on the notes will be funded from Investor Interest Collections and, if necessary, from the insurance policy pursuant to its terms. Interest for any payment date due but not paid on that payment date will be due on the next succeeding payment date, together with additional interest on that amount at a rate equal to the applicable note rate.

         Calculation of the LIBOR Rate. On each payment date, LIBOR shall be established by the indenture trustee. As to any interest period, LIBOR will equal the rate for United States dollar deposits for one month, which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second business day prior to the first day of the interest period. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If that rate does not appear on that page or an alternative page, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the transferor after consultation with the indenture trustee, as of 11:00 A.M., London time, on the day that is two business days prior to the immediately preceding payment date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the notes then outstanding. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the transferor after consultation with the indenture trustee, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the notes then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior payment date.

         Transferor Collections. Interest Collections allocable to the transferor interest will be paid to the transferor on each payment date. Principal Collections allocable to the transferor interest will be distributed to the transferor only to the extent that the payment will not reduce the amount of the transferor interest as of the related payment date below the minimum transferor interest. Amounts not distributed to the transferor because of these limitations will be retained in the collection account until the transferor interest exceeds the minimum transferor interest, at which time the excess shall be released to the transferor.

         Payments of Principal Collections. For the period beginning on the first payment date and, unless a rapid amortization event shall have earlier occurred, ending immediately after the payment date in _____________, the amount of Principal Collections payable to noteholders as of each payment date during the managed amortization period will be equal, to the extent funds are available to be distributed as principal, to the Scheduled Principal Collections Payment Amount for that payment date. The rapid amortization period is the period beginning at the earlier of (1) the occurrence of a rapid amortization event and
(2) the date immediately following the payment date in __________ and continuing until the later of the date when (1) the note principal balance has been reduced to zero and all amounts then due and owing to the insurer have been paid and (2) the Issuing Entity is terminated. See "Description of the Agreements-Termination; Retirement of the Notes."

         Beginning with the first payment date following the end of the managed amortization period, the amount of Principal Collections payable to noteholders on each payment date will be equal to the Maximum Principal Payment.

         Payments of Principal Collections based upon the Investor Fixed Allocation Percentage may result in payments of principal to noteholders in amounts that are greater, relative to the declining pool balance, than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the noteholders will be allocated to the transferor interest. The aggregate payments of principal to the noteholders will not exceed the original note principal balance.

         In addition, on the payment date in __________, noteholders will be entitled to receive as a payment of principal an amount equal to the outstanding note principal balance.

         The Paying Agent. The paying agent shall initially be the indenture trustee, together with any successor to the indenture trustee in that capacity. The paying agent shall have the revocable power to withdraw funds from the distribution account for the purpose of making payments to the noteholders.

[The Spread Account

         The sale and servicing agreement requires the master servicer to establish, in the name of the indenture trustee on the closing date, and to maintain the spread account, which is a reserve account for the benefit of the insurer and the noteholders. On the closing date, the indenture trustee will make a deposit to the spread account, as specified in the sale and servicing agreement. No additional deposits will be required to be made to the spread account.

         On any payment date prior to giving effect to any draw on the insurance policy, amounts, if any, on deposit in the spread account will be available to make any of the following payments on the insurance policy in the following order of priority:

          (1) to noteholders, any Insured Payment required to be made on that payment date;

          (2) to noteholders, the Investor Loss Amount for that payment date or unreimbursed Investor Loss Amounts from a previous payment date;

          (3) to reimburse the insurer for prior draws made under the insurance policy (with interest on those draws); and

          (4) to pay any other amounts owed to the insurer under the insurance policy or the related insurance agreement.

         The sale and servicing agreement permits reduction of the amount on deposit in the spread account as specified in the sale and servicing agreement. Any reduction will be dependent on the delinquency and loss performance of the mortgage loans. The maximum amount required to be on deposit at any time in the spread account is the spread account requirement.

         The amounts on deposit in the spread account in excess of the spread account requirement will be distributed to the transferor. The transferor will not be required to refund any amounts previously and properly distributed to it, regardless of whether there are sufficient funds on a subsequent payment date to make a full payment to the holders of the notes on the payment date. Funds credited to the spread account may be invested in eligible investments or other investments specified in the sale and servicing agreement that are scheduled to mature on or prior to the next payment date as specified in the sale and servicing agreement. The spread account shall be an eligible account.

         The spread account may be terminated or other assets, including mortgage loans or a guarantee of the transferor or a letter of credit issued on behalf of the transferor, may be substituted for some or all of the assets held in the spread account, if any, provided that the insurer and the rating agencies consent to that action and the then current ratings of the notes assigned by the rating agencies are not lowered as a result.]

Rapid Amortization Events

         As described in this prospectus supplement, the managed amortization period will continue through the payment date in __________, unless a rapid amortization event occurs prior to that date, in which case the rapid amortization period will commence prior to that date. The rapid amortization period is the period commencing on the earlier of (x) the end of the managed amortization period and (y) the day, if any, upon which a rapid amortization event occurs and concluding upon the later of (1) the termination of the Issuing Entity and (2) the payment of all amounts due and owing to the insurer and the noteholders. Rapid amortization event refers to any of the following events:

          (a) failure on the part of the transferor (1) to make a payment or deposit required under the agreements or (2) to observe or perform in any material respect any other covenants or agreements of the transferor set forth in the agreements, which failure continues unremedied for a period of 30 days after written notice;

          (b) any representation or warranty made by the transferor in the agreements proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 30 days after written notice and as a result of which the interests of the noteholders or the insurer are materially and adversely affected; provided, however, that a rapid amortization event shall not be deemed to occur with respect to a breach of representation and warranty relating to a mortgage loan if the transferor has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during that period or within an additional 60 days, with the consent of the indenture trustee and the insurer in accordance with the provisions of the sale and servicing agreement;

          (c) the occurrence of events of bankruptcy, insolvency or receivership relating to the transferor;

          (d) the Issuing Entity becomes required to register as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

          (e) the aggregate of all draws under the insurance policy exceeds __% of the cut-off date pool balance.

         In the case of any event described in clause (a) or (b), a rapid amortization event will be deemed to have occurred only if, after the applicable grace period, if any, described in those clauses, either the indenture trustee or noteholders holding notes evidencing more than 51% of the percentage interests with the consent of the insurer, or the insurer so long as there is no default by the insurer in the performance of its obligations under the insurance policy, by written notice to the transferor and the master servicer, and to the indenture trustee if given by the noteholders, declare that a rapid amortization event has occurred as of the date of that notice. In the case of any event described in clause (c), (d) or (e), a rapid amortization event will be deemed to have occurred without any notice or other action on the part of the indenture trustee, the insurer or the noteholders immediately upon the occurrence of that event.

         In addition to the consequences of a rapid amortization event discussed above, if the transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the transferor, on the day of any such filing or appointment no further additional balances will be transferred to the Issuing Entity, the transferor will immediately cease to transfer additional balances to the Issuing Entity and the transferor will promptly give notice to the indenture trustee and the insurer of any filing or appointment.

         Notwithstanding the foregoing, if a conservator or trustee-in-bankruptcy is appointed for the transferor and no rapid amortization event exists other than conservatorship, receivership or insolvency of the transferor, the conservator or receiver may have the power to prevent the commencement of the rapid amortization period or the sale of mortgage loans described in this prospectus supplement.

The Policy

         The following information has been supplied by the insurer for inclusion in this prospectus supplement. Accordingly, the depositor does not make any representation as to the accuracy and completeness of this information.

         Under the insurance policy, the insurer, in consideration of the payment of the premium, unconditionally and irrevocably guarantees to any owner that an amount equal to each full and complete Insured Payment will be received by the indenture trustee, or its successor, as trustee for the __________, on behalf of the owners from the insurer, for distribution by the indenture trustee to each owner of each owner's proportionate share of the Insured Payment. The insurer's obligations under the insurance policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Payments shall be made only at the time set forth in the insurance policy and no accelerated Insured Payments shall be made regardless of any acceleration of the notes, unless that acceleration is at the sole option of the insurer.

         Notwithstanding the foregoing paragraph, the insurance policy does not cover shortfalls, if any, attributable to the liability of the Issuing Entity or the indenture trustee for withholding taxes, if any, including interest and penalties in respect of any liability.

         The insurer will pay any Insured Payment that is a preference amount on the business day following receipt on a business day by the fiscal agent of:

          (1) a certified copy of the order requiring the return of a preference payment,

          (2) an opinion of counsel satisfactory to the insurer that the order is final and not appealable,

          (3) an assignment in the form reasonably required by the insurer, irrevocably assigning to the insurer all rights and claims of the owner relating to or arising under the notes against the debtor that made the preference payment or otherwise with respect to the preference payment, and

          (4) appropriate instruments to effect the appointment of the insurer as agent for the owner in any legal proceeding, related to the preference payment, those instruments being in a form satisfactory to the insurer, provided that if those documents are received after 12:00 noon, New York City time, on a business day, they will be deemed to be received on the following business day. Payments in respect of preference amounts shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the owner and not to any owner directly unless the owner has returned principal or interest paid on the notes to the receiver or trustee-in-bankruptcy, in which case the payment shall be disbursed to the owner.

         The insurer will pay any other amount payable under the insurance policy no later than 12:00 noon, New York City time, on the later of the payment date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by ________________, as fiscal agent for the insurer or any successor fiscal agent appointed by the insurer, of a notice; provided that if notice is received after 12:00 noon, New York City time, on a business day, it will be deemed to be received on the following business day. If any notice received by the fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the insurance policy, it shall be deemed not to have been received by the fiscal agent for purposes of this paragraph, and the insurer or the fiscal agent, as the case may be, shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

         Unless otherwise stated in the insurance policy, Insured Payments due under the insurance policy unless otherwise stated in the insurance policy will be disbursed by the fiscal agent to the indenture trustee on behalf of the owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to preference amounts, any amount held by the indenture trustee for the payment of the Insured Payment and legally available to be paid to noteholders.

         The fiscal agent is the agent of the insurer only and the fiscal agent shall in no event be liable to the owners for any acts of the fiscal agent or any failure of the insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the insurance policy.

         Any notice under the insurance policy or service of process on the fiscal agent or the insurer may be made at the address listed below for the fiscal agent or the insurer or any other address as the insurer shall specify in writing to the indenture trustee.

         The current notice address of the fiscal agent is ________________________, Attention: Municipal Registrar and Paying Agency. The fiscal agent may change its notice address at any time by specifying its new address to the indenture trustee in writing.

         The insurance policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of New York law.

         The insurance provided by the insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The insurance policy is not cancelable for any reason. The premium on the insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

                                   Pool Factor

         The pool factor is a seven-digit decimal, which the master servicer will compute monthly, expressing the note principal balance of the notes as of each payment date after giving effect to any payment of principal on that payment date as a proportion of the original note principal balance. On the closing date, the pool factor will be 1.0000000. See "Description of the Notes-Payments on the Notes." After the closing date, the pool factor will decline to reflect reductions in the related note principal balance resulting from payments of principal to the notes.

         Pursuant to the sale and servicing agreement, monthly reports concerning the Invested Amount, the pool factor and various other items of information will be made available to the noteholders. In addition, within 60 days after the end of each calendar year, beginning with the 200__ calendar year, information for tax-reporting purposes will be made available to each person who has been a noteholder of record at any time during the preceding calendar year. See "Description of the Notes-Book-Entry Notes" and "-Reports to Noteholders" in this prospectus supplement.

                     Maturity and Prepayment Considerations

         The agreements, except as otherwise described in this prospectus supplement, provide that the noteholders will be entitled to receive on each payment date payments of principal, in the amounts described in this prospectus supplement under the heading "Description of the Notes," until the note principal balance is reduced to zero. During the managed amortization period, noteholders will receive amounts from Principal Collections based upon the Investor Fixed Allocation Percentage. During the rapid amortization period, noteholders will receive amounts from Principal Collections based solely upon the Investor Fixed Allocation Percentage. Because prior payments of Principal Collections to noteholders reduce the Investor Floating Allocation Percentage but do not change the Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in payments of principal to the noteholders in amounts that are, in most cases, greater relative to the declining balance of the mortgage loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to noteholders. This is especially true during the rapid amortization period when the noteholders are entitled to receive Principal Collections and not a lesser amount. In addition, to the extent of losses allocable to the noteholders, noteholders may also receive as payment of principal the Investor Floating Allocation Percentage of the amount of those losses either from the spread account or draws under the insurance policy. The level of losses may therefore affect the rate of payment of principal on the notes.

         To the extent obligors make more draws than principal payments, the transferor interest may grow. Because during the rapid amortization period the noteholders' share of Principal Collections is based upon the Investor Fixed Allocation Percentage without reduction, an increase in the transferor interest due to additional draws may also result in noteholders receiving principal at a greater rate than would otherwise occur if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to noteholders. The sale and servicing agreement permits the transferor, at its option, upon satisfaction of the conditions specified in the sale and servicing agreement to remove mortgage loans from the assets of the Issuing Entity at any time during the life of the Issuing Entity, so long as the transferor interest after giving effect to that removal is not less than the minimum transferor interest. The removals may affect the rate at which principal is distributed to noteholders by reducing the overall pool balance and thus the amount of Principal Collections. See "Description of the Notes-Optional Retransfers of Mortgage Loans to the Transferor."

         The prepayment experience with respect to the mortgage loans will affect the weighted average life of the notes.

         The rate of prepayment on the mortgage loans cannot be predicted. The depositor is not aware of any publicly available studies or statistics that accurately predict or forecast the rate of prepayment of the mortgage loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. Because the revolving credit line loans generally do not amortize during the draw period, rates of principal payments on the mortgage loans will generally be slower than those of traditional fully amortizing first mortgages in the absence of prepayments on those mortgage loans. The prepayment experience of the Issuing Entity with respect to the mortgage loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. Substantially all of the mortgage loans contain "due-on-sale" provisions, and the master servicer intends to enforce those provisions, unless that enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Material Legal Aspects of Loans-Due-on-Sale Clauses" in the prospectus.

         As with fixed-rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the fixed-rate closed-end loans, is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage loan, a mortgagor may have an increased incentive to refinance their mortgage loan. Depending on prevailing mortgage rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         The yield to an investor who purchases the notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the mortgage loans is actually different than the rate anticipated by that investor at the time the notes were purchased.

         Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for that month which, in the case of the revolving credit line loans, may be zero or as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

         No assurance can be given as to the level of prepayments that will be experienced by the Issuing Entity, but it can be expected that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Description of the Securities-Weighted Average Life of the Certificates" in the prospectus.

                          Description of the Agreements

         The following summary describes the material terms of the sale and servicing agreement, the trust agreement and the indenture. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the sale and servicing agreement, the trust agreement and the indenture. Whenever particular defined terms in the indenture are referred to, the defined terms are incorporated into this prospectus supplement by reference. See "The Agreements" in the prospectus.

Reports to Noteholders

         Concurrently with each payment to the noteholders, the master servicer will forward to the indenture trustee for mailing to the noteholder and the insurer a statement setting forth, among other items:

          (1) the Investor Floating Allocation Percentage for the preceding collection period;

          (2)  the amount being distributed to noteholders;

          (3) the amount of interest included in the payment and the related note rate;

          (4) the amount, if any, of overdue accrued interest included in the payment;

          (5) the amount, if any, of the remaining overdue accrued interest after giving effect to the payment;

          (6)  the amount, if any, of principal included in the payment;

          (7) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in the payment;

          (8) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to the payment;

          (9)  the servicing fee for the payment date;

          (10) the Invested Amount and the note principal balance, each after giving effect to the payment;

          (11) the pool balance as of the end of the preceding collection period;

          (12) the number and aggregate principal balances of the mortgage loans as to which the minimum monthly payment is delinquent 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the collection period;

          (13) the book value of any real estate which is acquired by the Issuing Entity through foreclosure or grant of deed in lieu of foreclosure; and

          (14) the amount of any draws on the insurance policy.

          (15) the note principal balance of each Class after giving effect (i) to all payments allocable to principal and (ii) the allocation of any losses for such payment date;

          (16) the aggregate of the outstanding principal balance of the Mortgage Loans;

          (17) the amount of advances included in the payment on such payment date;

          (18) the amount of losses applied to the Notes for such payment date;

          (19) the cumulative amount of losses applied to the Notes to date;

          (20) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and principal balance of such Mortgage Loan and the date of acquisition thereof;

          (21) the aggregate principal balances of any Mortgage Loans converted to REO Properties as of the close of business on the determination date preceding such payment date;

          (22) the aggregate principal balances of all liquidated loans and with respect to any liquidated loan, the loan number and principal balance relating thereto;

          (23) the number of Mortgage Loans with respect to which (i) a reduction in rate has occurred or (ii) the related borrower's obligation to repay principal and interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, as amended, or the California Military and Veterans Code, as amended; and the amount of interest and principal not required to be paid with respect to any such Mortgage Loans during the related collection period as a result of such reductions;

          (24) the number and the principal balance of Mortgage Loans with respect to any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (25) the aggregate amount of all Advances recovered during the related collection period;

          (26) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts;

          (27) a description of any material changes to methodology regarding calculations of delinquencies and charge-offs;

          (28) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements;

          (29) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

          (30) Material breaches of pool asset representations or warranties or transaction covenants; and

          (31) [Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met. Information regarding any pool asset changes].

         In the case of information furnished pursuant to clauses (2), (3) in respect of the amount of interest included in the payment, (4) and (8) above, the amounts shall be expressed as a dollar amount per note with a $1,000 denomination.

         Each year commencing in ___, the master servicer will be required to forward to the indenture trustee a statement containing the information set forth in clauses (3) and (6) above aggregated for that calendar year.

Collection and Other Servicing Procedures on Mortgage Loans

         The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow those collection procedures it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

         With respect to the mortgage loans, the master servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that the arrangement is consistent with the master servicer's policies with respect to the home equity mortgage loans it owns or services. In accordance with the terms of the sale and servicing agreement, the master servicer may consent under limited circumstances to the placing of a subsequent senior lien in respect of a mortgage loan.

Hazard Insurance

         The master servicer will cause to be maintained for each mortgage loan fire and hazard insurance with extended coverage customary in the area where the mortgaged property is located, in an amount which is at least equal to the lesser of (1) the outstanding principal balance on the mortgage loan and any related senior lien(s) and (2) the maximum insurable value of the improvements securing the mortgage loan. Generally, if the mortgaged property is in an area identified in the Federal Register by FEMA as FLOOD ZONE "A," flood insurance has been made available and the master servicer determines that the insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, the master servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the outstanding principal balance of the mortgage loan and any related senior lien(s), if any, and (b) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. Any amounts collected by the master servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property, or to be released to the borrower in accordance with customary mortgage servicing procedures, will be deposited in the collection account, except to the extent the master servicer is permitted to retain those amounts as servicing compensation or is permitted to withdraw those amounts under the sale and servicing agreement.

         In the event that the master servicer obtains and maintains a blanket policy as provided in the sale and servicing agreement insuring against fire and hazards of extended coverage on all of the mortgage loans, then, to the extent that policy names the master servicer or its designee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the mortgage loans without coinsurance, and otherwise complies with the requirements of the immediately preceding paragraph, the master servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

Realization upon Defaulted Mortgage Loans

         The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing those mortgage loans that come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with foreclosure or other conversion, the master servicer will follow those practices that it deems necessary or advisable and that are in keeping with its general subordinate mortgage servicing activities. The master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, that foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to noteholders or the transferor.

Servicing Compensation and Payment of Expenses

         With respect to each collection period, the master servicer will receive from interest collections in respect of the mortgage loans a portion of those interest collections as a monthly servicing fee in the amount equal to _____% per annum on the aggregate principal balances of the mortgage loans as of the first day of the related collection period or as of the cut-off date for the first collection period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

         The master servicer will pay ongoing expenses associated with the Issuing Entity and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, which right of reimbursement will be prior to the rights of noteholders to receive any related net liquidation proceeds.

Evidence as to Compliance

         The sale and servicing agreement will require the Master Servicer for each year in which a Report on Form 10-K is required to be filed and any other party required by Item 1123 of Regulation AB (defined herein) to deliver annually to the [Indenture Trustee] an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

         In addition, the Master Servicer, and for each year in which a report on form 10-K is required to be filed, each other party, if any, that performs a discrete function specified by Item 1122(d) of Regulation AB (defined herein) for more than 5% of the Mortgage Loans will be required to deliver annually to the [Trustee], a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

         - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

         - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

         - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

         - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the servicing criteria.

         Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

         For each year in which a report on form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

         "Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123.

Matters Regarding the Master Servicer and the Transferor

         The sale and servicing agreement provides that the master servicer may not resign as master servicer, except in connection with a permitted transfer of servicing, unless (1) its duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its subsidiaries or affiliates or (2) upon the satisfaction of the following conditions: (a) the master servicer has proposed a successor master servicer that is reasonably acceptable to the indenture trustee and the insurer in writing; (b) the rating agencies have confirmed to the indenture trustee and the insurer that the appointment of the proposed successor master servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the notes; and (c) the proposed successor master servicer is acceptable to the insurer. No resignation will become effective until the indenture trustee or a successor master servicer has assumed the master servicer's obligations and duties under the sale and servicing agreement.

         The master servicer may perform any of its duties and obligations under the sale and servicing agreement through one or more subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any arrangement with subservicers, the master servicer will remain liable and obligated to the indenture trustee, the owner trustee, the noteholders and the insurer for the master servicer's duties and obligations under the sale and servicing agreement, without any diminution of those duties and obligations and as if the master servicer itself were performing them.

         Any person into which, in accordance with the sale and servicing agreement, the transferor or the master servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the transferor or the master servicer is a party, or any person succeeding to the business of the transferor or the master servicer, will be the successor to the master servicer under the sale and servicing agreement.

         The sale and servicing agreement provides that the master servicer will indemnify the Issuing Entity, the indenture trustee and the owner trustee against any loss, liability, expense, damage or injury suffered or sustained as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans which are not in accordance with the provisions of the sale and servicing agreement. In the event of an event of servicing termination resulting in the assumption of servicing obligations by a successor master servicer, the successor master servicer will indemnify the transferor against any losses, claims, damages and liabilities of the transferor as described in this paragraph arising from the successor master servicer's actions or omissions. The sale and servicing agreement provides that none of the transferor or the master servicer or their directors, officers, employees or agents will be under any other liability to the Issuing Entity, the indenture trustee, the owner trustee, the noteholders or any other person for any action taken or for refraining from taking any action pursuant to the sale and servicing agreement. However, neither the transferor nor the master servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the transferor or the master servicer in the performance of its duties under the sale and servicing agreement or by reason of reckless disregard of its obligations under the agreement. In addition, the sale and servicing agreement provides that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the sale and servicing agreement and which in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action which it considers necessary or desirable with respect to the sale and servicing agreement, the rights and duties of the parties to the sale and servicing agreement and the interests of the noteholders and the insurer under the sale and servicing agreement.

Events of Servicing Termination

         Events of servicing termination will consist of:

          (1) any failure by the master servicer to deposit in the collection account any deposit required to be made under the sale and servicing agreement;

          (2) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement which, in each case, materially and adversely affects the interests of the noteholders or the insurer and continues unremedied for 30 days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the insurer or noteholders evidencing percentage interests aggregating not less than 25%;

          (3) events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings relating to the master servicer and actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations; or

          (4) loss or delinquency tests set forth in the sale and servicing agreement are not met.

         Under other circumstances, the indenture trustee shall, at the direction of the insurer, or may, with the consent of the insurer, or the holders of notes evidencing an aggregate, undivided interest in the assets of the Issuing Entity of at least 51% of the note principal balance may with the consent of the insurer so long as there is no default by the insurer in the performance of its obligations under the insurance policy deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the sale and servicing agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) or (2) above for a period of 10 or 30 business days, respectively, shall not constitute an event of servicing termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and was caused by an act of God, or other similar occurrence.

Rights upon an Event of Servicing Termination

         So long as an event of servicing termination remains unremedied, either the indenture trustee shall, at the direction of the insurer or may, with the consent of the insurer, or noteholders evidencing an aggregate, undivided interest in the assets of the Issuing Entity of at least 51% of the note principal balance with the consent of the insurer may, terminate all of the rights and obligations of the master servicer under the sale and servicing agreement and in and to the mortgage loans, whereupon the indenture trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. In the event that the indenture trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan master servicer, with all licenses and permits required to perform its obligations under the sale and servicing agreement, having a net worth of at least $15,000,000 and acceptable to the insurer, to act as successor to the master servicer under the sale and servicing agreement. Pending that appointment, the indenture trustee will be obligated to act in that capacity unless prohibited by law. The successor will be entitled to receive the same compensation that the master servicer would otherwise have received. A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the only event of servicing termination that has occurred is an insolvency event.

Events of Default Under the Indenture

         Events of default under the indenture include:

          (1) default in the payment of any interest or principal payment when the same becomes due and payable and continuance of that default for a period of five days;

          (2) failure on the part of the Issuing Entity to perform in any material respect any other covenant or agreement under the indenture, which continues for a period of 30 days after notice is given; and

          (3) events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity.

Remedies on Event of Default Under the Indenture

         If an event of default under the indenture has occurred and is continuing, either the indenture trustee or the holders of a majority of the then outstanding amount of the notes may declare the principal amount of the notes due and payable immediately. That declaration may be rescinded by the holders of a majority of the then outstanding amount of the notes.

         If the principal of the notes has been declared due and payable as described in the preceding paragraph, the indenture trustee may elect not to liquidate the assets of the Issuing Entity provided that the assets are generating sufficient cash to pay interest and principal as it becomes due and payable to the noteholders.

         However, the indenture trustee may not sell or otherwise liquidate the assets of the Issuing Entity following an event of default, other than one described in clause (1) above, unless (a) the holders of 100% of the notes and the insurer consent to the sale, or (b) the proceeds of the sale or liquidation are sufficient to pay all amounts due and owing to the noteholders and the insurer, or (c) the indenture trustee determines that the assets of the Issuing Entity would not be sufficient on an ongoing basis to make all payments on the notes as they become due and payable and the indenture trustee obtains the consent of the holders of 66-2/3% of the percentage interests of the notes.

Matters Regarding the Indenture Trustee and the Owner Trustee

         None of the indenture trustee or any director, officer or employee of the indenture trustee will be under any liability to the Issuing Entity of the noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the indenture, or for errors in judgment; provided that none of the indenture trustee or any of its directors, officers or employees will be protected against any liability that would otherwise be imposed on it by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the indenture. The indenture trustee and any of its directors, officers, employees or agents will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture, other than any loss, liability or expense incurred by reason of its own willful malfeasance, bad faith or negligence in the performance of its duties under the indenture, or by reason of its reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated will be the successor to the indenture trustee under the indenture.

         The owner trustee and the indenture trustee and any of their respective affiliates may hold notes in their own names or as pledgees. For the purpose of meeting the legal requirements of some jurisdictions, the master servicer, the owner trustee and the indenture trustee acting jointly, or in some instances, the owner trustee or the indenture trustee acting alone, will have the power to appoint co-trustees or separate trustees of all or any portion of the assets of the Issuing Entity. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the sale and servicing agreement and the trust agreement and the indenture trustee by the indenture will be conferred or imposed upon the owner trustee and the indenture trustee, respectively, and in those cases the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee will be incompetent or unqualified to perform particular acts, singly, upon the separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee, respectively.

         The indenture trustee may resign at any time, in which event the owner trustee will be obligated to appoint a successor. The owner trustee may resign at any time, in which event the co-owner trustee will be obligated to appoint a successor. The master servicer may also remove the owner trustee or the indenture trustee if either ceases to be eligible under the trust agreement or the indenture, as the case may be, or becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee or indenture trustee and appointment of a successor to the owner trustee or the indenture trustee will not become effective until acceptance of the appointment by a successor.

Duties of the Owner Trustee and Indenture Trustee

         The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the notes, other than regarding its execution of such notes, or of any mortgage loans or related documents, and will not be accountable for the use or application by the transferor or the master servicer of any funds paid to the transferor or the master servicer in respect of the notes, or the mortgage loans, or the investment of any monies by the master servicer before the monies are deposited into the collection account or the distribution account. So long as no event of default under the Indenture has occurred and is continuing, the owner trustee will be required to perform only those duties specifically required of it under the trust agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case the owner trustee will only be required to examine them to determine whether they conform to the requirements of the trust agreement. The owner trustee will not be charged with knowledge of a failure by the master servicer to perform its duties under the trust agreement or sale and servicing agreement unless the owner trustee has obtained actual knowledge of the failure.

         The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the notes, other than regarding its execution and authentication of such notes, or of any mortgage loans or related documents, and will not be accountable for the use or application by the transferor or the master servicer of any funds paid to the transferor or the master servicer in respect of the notes or the mortgage loans, or the use or investment of any monies by the master servicer before the monies are deposited into the collection account or the distribution account. So long as no event of default under the Indenture has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case the indenture trustee will only be required to examine them to determine whether they conform to the requirements of the indenture. The indenture trustee will not be charged with knowledge of a failure by the master servicer to perform its duties under the trust agreement or sale and servicing agreement unless the indenture trustee has obtained actual knowledge of the failure.

         The indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture or to make any investigation of matters arising under the indenture or to institute, conduct or defend any litigation at the request, order or direction of any of the noteholders, unless the indenture trustee has been offered reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in the exercise of its rights or powers.

Amendment

         Each of the agreements may be amended from time to time by the master servicer and the indenture trustee and with the consent of the insurer, but without the consent of the noteholders, to cure any ambiguity, to correct or supplement any provisions in an agreement which may be inconsistent with any other provisions of that agreement, to add to the duties of the transferor or the master servicer or to add or amend any provisions of that agreement as required by the rating agencies in order to maintain or improve any rating of the notes, or to add any other provisions with respect to matters or questions arising under that agreement, which shall not be inconsistent with the provisions of that agreement, provided that the amendment does not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any noteholder or the insurer. Any amendment will not be deemed to materially and adversely affect the noteholders and no opinion will be required to be delivered if the person requesting the amendment obtains a letter from the rating agencies and the insurer stating that the amendment would not result in a downgrading of the then current rating of the notes. Each of the agreements may also be amended from time to time by the master servicer and the indenture trustee, with the consent of noteholders evidencing an aggregate, undivided interest in the assets of the Issuing Entity of at least 51% of the note principal balance and the insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the noteholders, provided that no amendment will (1) reduce in any manner the amount of, or delay the timing of, collections of payments on the notes or payments under the insurance policy that are required to be made on any note without the consent of the holder of that note and the insurer or (2) reduce the aforesaid percentage required to consent to any amendment, without the consent of the holders of all notes then outstanding.

Termination; Retirement of the Notes

         The Issuing Entity will terminate on the payment date following the later of (A) payment in full of all amounts owing to the insurer and (B) the earliest of:

          (1) the payment date on which the note principal balance has been reduced to zero,

          (2) the final payment (or other liquidation) of the last mortgage loan in the assets of the Issuing Entity or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any mortgage loan,

          (3) the optional transfer to the transferor of the mortgage loans, and

          (4)  the payment date in ___________.

         The mortgage loans may be purchased by the transferor at its option on any payment date after the note principal balance is reduced to an amount less than __% of the original note principal balance, and all amounts due and owing to the insurer, including unreimbursed draws on the insurance policy, together with interest on those draws, as provided under the insurance agreement, have been paid. The transfer price will be equal to the sum of the outstanding note principal balance and accrued and unpaid interest on that note principal balance at the note rate through the day preceding the final payment date. Written notice of termination of the sale and servicing agreement will be given to each noteholder, and the final payment will be made only upon surrender and cancellation of the notes at an office or agency appointed by the indenture trustee, which will be specified in the notice of termination.

The Indenture Trustee

         ____________, a ___________________ with its principal place of business in ____________, has been named indenture trustee pursuant to the sale and servicing agreement.

         The commercial bank or trust company serving as indenture trustee may own notes and have normal banking relationships with the depositor, the master servicer and the insurer and/or their affiliates.

         The indenture trustee may resign at any time, in which event the depositor will be obligated to appoint a successor indenture trustee, as approved by the insurer. The depositor or the insurer may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue in its trust capacity or becomes insolvent. Upon becoming aware of circumstances affecting the indenture trustee's eligibility, the depositor will be obligated to appoint a successor indenture trustee, as approved by the insurer. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

         No holder of a note will have any right under the sale and servicing agreement to institute any proceeding with respect to the sale and servicing agreement unless the insurer has consented in writing to the institution of that proceeding and the holder previously has given to the indenture trustee written notice of default and unless noteholders evidencing an aggregate, undivided interest in the assets of the Issuing Entity of at least 51% of the note principal balance have made written requests upon the indenture trustee to institute that proceeding in its own name as indenture trustee and have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute that proceeding.

Activities of the Issuing Entity

         The Issuing Entity will not:

          (1)  borrow money;

          (2)  make loans;

          (3)  invest in securities for the purpose of exercising control;

          (4)  underwrite securities;

          (5) except as provided in the sale and servicing agreement, engage in the purchase and sale or turnover of investments;

          (6) offer securities in exchange for property (except notes for the mortgage loans); or

          (7) repurchase or otherwise reacquire its securities. See "-Evidence as to Compliance" above for information regarding reports as to the compliance by the master servicer with the terms of the sale and servicing agreement.

                                 Use of Proceeds

         The net proceeds to be received from the sale of the notes will be applied by the depositor to purchase the mortgage loans.

                         Federal Income Tax Consequences

General

         The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the notes, is based on the provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations thereunder, and published rulings and court decisions in effect as of the date of this prospectus supplement, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to note owners in light of their personal investment circumstances or to some types of note owners that are the subject of special treatment under the U.S. federal income tax laws, such as banks and life insurance companies. Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences of investing in the notes.

Characterization of the Notes as Indebtedness

         Based on the application of existing law to the terms of the transaction as set forth in the agreements and assuming compliance with the terms of the agreements as in effect on the date of issuance of the notes, Dechert LLP, special tax counsel to the Issuing Entity and counsel to the underwriters, is of the opinion that (1) the notes will be treated as debt instruments for federal income tax purposes as of that date and (2) the Issuing Entity will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the tax code. Accordingly, upon issuance, the notes will be treated as debt securities as described in the prospectus. See "Federal Income Tax Consequences" in the prospectus.

         The transferor and the noteholders express in the sale and servicing agreement their intent that, for applicable tax purposes, the notes will be indebtedness secured by the mortgage loans. The transferor and the noteholders, by accepting the notes, and each note owner, by its acquisition of a beneficial interest in a note, have agreed to treat the notes as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting and regulatory purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership of the property. Tax counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has been retained by the transferor and has not been transferred to the note owners.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

Taxation of Interest Income of Note Owners

         Assuming that the note owners are holders of debt obligations for U.S. federal income tax purposes, the notes generally will be taxable as debt securities. See "Federal Income Tax Consequences" in the prospectus.

         While it is not anticipated that the notes will be issued at a greater than de minimis discount, under Treasury regulations it is possible that the notes could nevertheless be deemed to have been issued with OID if the interest were not treated as unconditionally payable under the OID regulations. If the OID regulations were to apply, all of the taxable income to be recognized with respect to the notes would be includible in income of note owners as OID, but would not be includible again when the interest is actually received. See "Federal Income Tax Consequences-Taxation of Debt Securities-Interest and Acquisition Discount" in the prospectus for a discussion of the application of the OID rules if the notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID regulations. For purposes of calculating OID, it is likely that the notes will be treated as pay-through securities.

Possible Classification of the Notes as a Partnership or Association Taxable as a Corporation

         The opinion of tax counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that for purposes of the tax code, the transaction contemplated by this prospectus with respect to the notes constitutes a sale of the mortgage loans (or an interest in a mortgage loan) to the note owners and that the proper classification of the legal relationship between the transferor and the note owners resulting from this transaction is that of a partnership, including a publicly traded partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since tax counsel has advised that the notes will be treated as indebtedness in the hands of the noteholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as those requirements would apply if the notes were treated as indebtedness.

         If it were determined that this transaction created an entity classified as a corporation, including a publicly traded partnership taxable as a corporation, the Issuing Entity would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for payment to the note owners. Cash payments to the note owners generally would be treated as dividends for tax purposes to the extent of the corporation's earnings and profits. If the transaction were treated as creating a partnership between the note owners and the transferor, the partnership itself would not be subject to U.S. federal income tax, unless it were to be characterized as a publicly traded partnership taxable as a corporation; rather, the transferor and each note owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the note owner could differ if the notes were held to constitute partnership interests rather than indebtedness.

Possible Classification as a Taxable Mortgage Pool

         In relevant part, section 7701(i) of the tax code provides that any entity or a portion of an entity that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Unless covered by a grandfather provision for existing entities, any entity (or a portion of any entity) will be a taxable mortgage pool if (1) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (2) the entity is the obligor under debt obligations with two or more maturities, and (3) under the terms of the entity's debt obligations, or an underlying arrangement, payments on the debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming that all of the provisions of the agreements, as in effect on the date of issuance, are complied with, tax counsel is of the opinion that the arrangement created by the agreements will not be a taxable mortgage pool under section 7701(i) of the tax code because only one class of indebtedness secured by the mortgage loans is being issued.

         The opinion of tax counsel is not binding on the IRS or the courts. If the IRS were to contend successfully, or future regulations were to provide that the arrangement created by the agreements is a taxable mortgage pool, that arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. That tax might reduce amounts available for payments to note owners. The amount of tax would depend upon whether payments to note owners would be deductible as interest expense in computing the taxable income of that arrangement as a taxable mortgage pool.

Foreign Investors

         In general, subject to exceptions, interest, including OID, paid on a note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that the interest is not effectively connected with a trade or business of the recipient in the United States and the note owner provides the required foreign person information certification. See "Federal Income Tax Consequences-Tax Treatment of Foreign Investors" in the prospectus.

         If the interests of the note owners were deemed to be partnership interests, the partnership, if it were considered to be engaged in a U.S. trade or business, would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, the foreign partner would be subject to branch profits tax. Each nonforeign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

         If the Issuing Entity were taxable as a corporation, payments to foreign persons, to the extent treated as dividends, or if the Issuing Entity were characterized as a partnership that was not engaged in a trade or business, all interest payments, would generally be subject to withholding at the rate of 30%, unless that rate were reduced by an applicable tax treaty.

         If, contrary to the opinion of tax counsel, the notes are recharacterized as equity interests in a partnership, or in an association or publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the notes and the insurance policy as having been paid to the related noteholder.

Backup Withholding

         A note owner may be subject to backup withholding at the rate of 30 for 2003, 29% for 2004 through 2005 and 28% commencing in 2006 with respect to interest paid on the notes if the note owner, upon issuance, fails to supply the indenture trustee or his or her broker with his or her taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest dividends, or other "reportable payments," as defined in the tax code or property, or, under some circumstances, fails to provide the indenture trustee or its broker with a certified statement, under penalty of perjury, that he or she is not subject to backup withholding.

         The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid, and OID accrued, if any, on the notes and the amount of interest withheld for U.S. federal income taxes, if any, for each calendar year, except as to exempt holders. Exempt holders are generally holders that are corporations, some tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only noteholder of record is Cede, as nominee for DTC, note owners and the IRS will receive tax and other information including the amount of interest paid on the notes from participants and indirect participants rather than from the indenture trustee. The indenture trustee, however, will respond to requests for necessary information to enable participants, indirect participants and other persons to complete their reports. Each nonexempt note owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt note owner fail to provide the required certification, the participants or indirect participants or the paying agent will be required to withhold 31% of the interest and principal otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

Tax-Exempt Entities

         A tax-exempt note owner would be subject to less favorite tax treatment because an interest in a partnership would generate "unrelated business taxable income" and thus subject the note owner to the "unrelated business taxable income" provisions of the tax code.

Tax Return Disclosure Requirements

         Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Taxpayers are required to report certain information on Internal Revenue Service Form 8886 if they participate in a "reportable transaction." A transaction may be a reportable transaction based upon any of several indicia, one or more of which may be present with respect to the transactions relating to the formation of the Issuing Entity and your investment in the notes. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Certain promoters of, and sellers of interests in, reportable transactions are required to maintain lists of investors in those transactions and to provide such lists to the Internal Revenue Service upon request. Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that the participants in these transactions intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to these transactions. In addition, holders that, for federal income tax purposes, recognize a loss in excess of a specified threshold on a sale, exchange or other disposition of notes should consult with their tax advisors as to the need to file Internal Revenue Service Form 8886 with their federal income tax returns.

                                   State Taxes

         The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state. Investors considering an investment in the notes should consult their own tax advisors regarding state tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local, foreign or any other income tax consequences of the purchase, ownership and disposition of the notes.

                              ERISA Considerations

         Any fiduciary or other investor of Plan assets that proposed to acquire or hold the notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of section 406 of ERISA, section 4975 of the Code and/or applicable federal, state or local law similar to the foregoing provisions of ERISA and the Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         Each purchaser of a note, by its acceptance of such note, shall be deemed to have represented either (i) that it is not, and is not purchasing the note with assets of, an employee benefit plan subject to section 406 of ERISA or a plan subject to section 4975 of the Code or a governmental plan or church plan that is subject to applicable federal, state or local law similar to the foregoing provisions of ERISA and/or the Code or (ii) that a class or individual exemption under section 406 of ERISA or Section 4975 of the Code is applicable to the acquisition and holding of the note by such purchaser or the acquisition and holding of the note by such purchaser does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or section 4975 of the Code or other applicable federal, state or local law, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the prospectus.

         Insurance companies contemplating the investment of general account assets in the Offered Notes should consult with their legal advisors with respect to the applicability of section 401(c) of ERISA, as described under "ERISA Considerations" in the prospectus.

         The notes may not be purchased with the assets of a Plan if the issuing entity, the underwriter, the depositor, the master servicer, the indenture trustee, the owner trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

         The sale of any of the notes to a Plan is in no respect a representation by the issuing entity or the underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan that the requirements of any otherwise applicable prohibited transaction exemption have been satisfied, or that such an investment is appropriate for Plans generally or any particular Plan.

                         Legal Investment Considerations

         Although, as a condition to their issuance, the notes will be rated in the highest rating category of the rating agencies, the notes will not constitute "mortgage related securities" for purposes of SMMEA, because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the notes, which, because they evidence interests in a pool that includes junior mortgage loans, are not "mortgage related securities" under SMMEA. See "Legal Investment Matters" in the prospectus.

                                  Underwriting

         Under the terms and conditions set forth in the underwriting agreement, dated _________ __, 200__, between the depositor and [underwriter], the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, the notes offered by this prospectus supplement.

         In the underwriting agreement, the underwriter has agreed, provided the terms and conditions set forth in the underwriting agreement are satisfied, to purchase all the notes offered by this prospectus supplement if any of the notes are purchased.

         The depositor has been advised by the underwriter that it proposes initially to offer the notes to the public in Europe and the United States at the underwriting price set forth in this prospectus supplement and to dealers at that price, less a discount not in excess of ____% of the note denominations. The underwriter may allow and the dealers may reallow a discount not in excess of ___% of the note denominations to other dealers. After the initial public offering, the public offering price, the concessions and the discounts may be changed.

         The depositor has been advised by the underwriter that it presently intends to make a market in the notes offered by this prospectus supplement; however, the underwriter is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the notes will develop.

         In connection with the offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriter may overallot the offering, creating a syndicate short position. In addition, the underwriter may bid for, and purchase, the notes in the open market to cover syndicate shorts or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriter is not required to engage in these activities, and if commenced, these activities may be discontinued at any time.

         [This prospectus supplement and the attached prospectus may be used by [_______] in connection with offers and sales related to market making transactions in the notes. [_________] may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale. [________] is an affiliate of [________], and therefore may also be viewed as an affiliate of the Issuing Entity.]

         The underwriting agreement provides that the depositor will indemnify the underwriter against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended.

         [If expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, disclose the amount of such expenses. If such expenses are to be paid to the sponsor, servicer contemplated by Item 1108(a)(2) of Regulation AB, depositor, issuing entity, originator contemplated by Item 1110 of this Regulation AB, underwriter, or any affiliate of the foregoing, separately identify the type and amount of expenses paid to each such party.

                                  Legal Matters

         Certain legal matters will be passed upon for the Depositor by Dechert LLP, New York, New York and for the underwriter by [_____________________]. The material federal income tax consequences of the certificates will be passed upon for the Depositor by Dechert LLP.

                                     Experts

         The consolidated balance sheets of [insurer] and its subsidiaries as of December 31, 200__ and 200__ and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 200__, incorporated by reference in this prospectus supplement, have been incorporated into this prospectus supplement in reliance on the report of _________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     Ratings

         It is a condition to issuance that the notes be rated "____" by __________ and "_____" by ________________.

         A securities rating addresses the likelihood of the receipt by noteholders of payments on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that noteholders might realize a lower than anticipated yield.

         The ratings assigned to the notes will depend primarily upon the creditworthiness of the insurer. Any reduction in a rating assigned to the claims-paying ability of the insurer below the ratings initially assigned to the notes may result in a reduction of one or more of the ratings assigned to the notes.

         A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

         We anticipate that the Rating Agencies will continue to monitor the ratings on the Notes, but there can be no assurance that they will continue to do so.

                                    Glossary

         Whenever used in this prospectus supplement, the following terms have the following meanings:

         "Alternative Principal Payment" means, with respect to any payment date, the amount, but not less than zero, of Principal Collections for the payment date, less the aggregate of additional balances created during the related collection period.

         "Civil Relief Act Interest Shortfalls" means, for any payment date, any shortfall in Interest Collections on the mortgage loans during the prior collection period that are attributable to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "Deficiency Amount" means for any payment date (a) the excess, if any, of (1) Investor Interest for that payment date plus any Unpaid Investor Shortfall, if any, due on the notes, over (2) the Investor Interest Collections on deposit in the distribution account that are available to be distributed as interest on that payment date, and (b) the Guaranteed Principal Amount.

         "Fixed Allocation Percentage" means ___%.

         "Guaranteed Principal Amount" means (a) for any payment date (other than the final payment date), the amount, if any, by which the note principal balance exceeds the Invested Amount on that payment date, after giving effect to all payments of principal on the notes on that payment date pursuant to the agreements, and (b) on the final payment date, the outstanding note principal balance, after giving effect to all other payments of principal on the notes on that payment date pursuant to the agreements.

         "Insured Payment" means as of any payment date, (1) any Deficiency Amount and (2) any preference amount.

         "Interest Collections" means, for any payment date, the amounts collected during the related collection period, including the portion of net liquidation proceeds allocated to interest pursuant to the terms of the credit line agreements or the mortgage notes, as applicable, less servicing fees for the related collection period and as adjusted for simple interest shortfalls and simple interest excess as described in this prospectus supplement under "Description of the Notes-Simple Interest Excess SubAccount."

         "Invested Amount" means, with respect to any payment date, an amount equal to the Original Invested Amount minus (1) the amount of Principal Collections previously allocated and distributed to noteholders, and minus (2) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts not allocated to the transferor interest.

         "Investor Fixed Allocation Percentage" means ____%.

         "Investor Floating Allocation Percentage" means, with respect to any payment date, the percentage equivalent of a fraction determined by dividing (a) the Invested Amount at the close of business on the preceding payment date or the closing date in the case of the first payment date by (b) the pool balance at the beginning of the related collection period.

         "Investor Interest" means, with respect to any payment date, interest for the related interest period at the applicable note rate on the note principal balance as of the first day of that interest period, after giving effect to the payments made on the first day of the interest period, net of any Civil Relief Act Interest Shortfalls for that payment date.

         "Investor Interest Collections" means, with respect to any payment date, the portion of Interest Collections allocable to the notes, and will be equal to the product of (a) Interest Collections for that payment date and (b) the Investor Floating Allocation Percentage.

         "Investor Loss Amount" means, for any payment date, the product of the Investor Floating Allocation Percentage and the aggregate of the Liquidation Loss Amounts for that payment date.

         "Liquidation Loss Amount" means, with respect to any liquidated mortgage loan, the unrecovered principal balance of that mortgage loan during the collection period in which that mortgage loan became a liquidated mortgage loan, after giving effect to the Net Liquidation Proceeds received in connection with the liquidation.

         "Liquidation Proceeds" means the proceeds, excluding any amounts drawn on the insurance policy, received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise.

         "Maximum Principal Payment" means, with respect to any payment date, the product of the Investor Fixed Allocation Percentage and Principal Collections for the payment date.

         "Net Liquidation Proceeds" means, with respect to a mortgage loan, the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of that amount that exceeds the sum of (1) the principal balance of the mortgage loan plus (2) accrued and unpaid interest on that principal balance to the end of the collection period during which that mortgage loan became a liquidated mortgage loan.

         "Net WAC" means, for any payment date, the weighted average of the mortgage loan rates, net of the servicing fee rate, the fee payable to the indenture trustee and the owner trustee expressed as a rate and the rate at which the premium payable to the insurer is calculated, weighted on the basis of the daily balance of each mortgage loan during the calendar month preceding the collection period relating to that payment date, or in the case of the first payment date, the weighted average loan rate as of the cut-off date.

         "OID" means "original issue discount" under the tax code.

         "Original Invested Amount" means the aggregate undivided interest in the Issuing Entity represented by the notes as of the closing date, which will equal $____________.

         "Principal Collections" means, for any payment date, the sum of (1) the amounts collected during the related collection period, including the portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the credit line agreements or mortgage notes, as applicable, and (2) any transfer deposit amounts.

         "PTE" means a Prohibited Transaction Class Exemption under ERISA.

         "Scheduled Principal Collections Payment Amount" means, on any payment date during the managed amortization period, the lesser of (1) the Maximum Principal Payment and (2) the Alternative Principal Payment.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Unpaid Investor Shortfall" means, with respect to any payment date, the aggregate amount, if any, of Investor Interest that was accrued in respect of prior payment dates and has not been distributed to noteholders.

                   SUBJECT TO COMPLETION DATED AUGUST 25, 2006


PROSPECTUS

                               CHASE FUNDING, INC.

                                    Depositor

                            ASSET BACKED SECURITIES
                              (Issuable in Series)

|-------------------------------------|          Chase Funding, Inc. from time to time will establish issuing entities which will
|    YOU SHOULD CAREFULLY CONSIDER    |          offer asset backed securities. We will offer the securities through this prospectus
|    THE RISK FACTORS BEGINNING ON    |          and a separate prospectus supplement for each series. The securities may be in
|    PAGE 4 OF THIS PROSPECTUS.       |          the form of asset-backed certificates or asset- backed notes. Each issue of
|                                     |          securities will have its own series designation. The certificates of a series
|    The securities will represent    |          will evidence beneficial ownership interests in the assets of the issuing entity.
|    interests of the issuing         |          The notes of a series will evidence indebtedness of the issuing entity.
|    entity only.                     |
|                                     |          EACH ISSUING ENTITY WILL CONSIST OF ONE OR MORE OF THE FOLLOWING--
|    The securities will not          |          o  mortgage loans secured by senior or junior liens on one- to four-family
|    represent interests in or        |             residential properties;
|    obligations of Chase Funding,    |          o  closed-end and/or revolving home equity loans secured by senior or junior
|    Inc. or any of its               |             liens on one- to four-family residential properties;
|    affiliates.                      |          o  home improvement installment sales contracts and installment loan agreements
|                                     |             unsecured or secured by senior or junior liens on one- to four-family
|    This prospectus may be used to   |             residential properties or by purchase money security interests in home
|    offer and sell any series of     |             improvements;
|    securities only if accompanied   |          o  manufactured housing installment sales contracts and installment loan
|    by the prospectus supplement     |             agreements secured by senior or junior liens on manufactured homes or by
|    for that series.                 |             mortgages on real estate on which the manufactured homes are located;
|-------------------------------------|          o  mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or
                                                    Fannie Mae; and
                                                 o  privately issued mortgage-backed securities representing interests in any of the above asset types.

                                                 ASSETS OF EACH ISSUING ENTITY--
                                                 o  will be sold to the related issuing entity by Chase Funding, Inc.; and
                                                 o  will be serviced by the entity that is identified in the prospectus supplement as the servicer, individually or together with other servicers.

                                                 EACH SERIES OF SECURITIES--
                                                 o  may provide credit support for certain classes by subordinating certain classes to other classes of certificates or notes; any subordinated classes will be entitled to payment subject to the payment of more senior classes an may bear losses before more senior classes;

                                                 o  may be entitled to one or more of the other types of credit support described in this prospectus; and

                                                 o  will be paid only from the assets of the related issuing entity


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      The date of this prospectus is [DATE]

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


   Information is provided to you about the offered securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of offered securities, including your series, and (2) the accompanying prospectus supplement, which will describe the specific terms of your series of offered securities, including, among other things:

   o the principal balances and/or interest rates of each class and/or subclass of offered securities;

   o the timing and priority of payments of interest and principal for each class of offered securities;

   o statistical and other information about the assets of the issuing entity;

   o information about credit enhancement, if any, for each class or subclass of offered securities; and

   o the ratings for each class or subclass of offered securities.

   IF THE TERMS OF A PARTICULAR SERIES OF OFFERED SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where the offer is not permitted. The Depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.


   In this prospectus, the terms "depositor," "we," "us" and "our" refer to Chase Funding, Inc.


   This prospectus and the accompanying prospectus supplement include cross-references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the accompanying prospectus supplement identify the pages where those sections are located.


   If you require additional information, Chase Funding, Inc.'s principal executive office is located at 194 Wood Avenue South, Iselin, New Jersey 08830, and the telephone number is (732) 452-8000.

                               TABLE OF CONTENTS

SUMMARY INFORMATION.................................................           1
 The Issuing Entity.................................................           1
 Principal Parties..................................................           1
 Assets of the Issuing Entity ......................................           1
 Distributions on the Securities....................................           1
 Credit Support ....................................................           2
 Pre-Funding Account. ..............................................           2
 ERISA Considerations ..............................................           3
 Tax Status ........................................................           3
 Legal Investment ..................................................           3
RISK FACTORS........................................................           4
GLOSSARY............................................................           5
DESCRIPTION OF THE SECURITIES.......................................           6
 General. ..........................................................           6
 Classes of Securities .............................................           7
 Distributions of Principal and Interest ...........................           9
 Reports to Securityholders ........................................          10
 Categories of Classes of Securities ...............................          11
 Interest Types ....................................................          12
THE ISSUING ENTITY .................................................          13
 General ...........................................................          13
 Loans .............................................................          15
 Agency Securities .................................................          19
 Private Mortgage-Backed Securities. ...............................          24
CREDIT SUPPORT......................................................          25
 General ...........................................................          25
 Limited Guarantee of the Guarantor. ...............................          26
 Subordination .....................................................          26
 Letter of Credit. .................................................          27
 Insurance Policies; Surety Bond ...................................          27
 Overcollateralization .............................................          27
 Spread Account. ...................................................          27
 Cross-Support .....................................................          28
 Pool Insurance. ...................................................          28
 Special Hazard Insurance. .........................................          29
 Bankruptcy Bond ...................................................          30
 Repurchase Bond ...................................................          30
 Guaranteed Investment Contracts ...................................          30
 Reserve Accounts. .................................................          31
 Other Insurance and Guarantees. ...................................          31
 Derivative Products ...............................................          31
YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS............          32
CHASE FUNDING, INC..................................................          35
SERVICING...........................................................          36
 Collection and Other Servicing
   Procedures.......................................................          36
 Private Mortgage Insurance. .......................................          37

 Hazard Insurance. .................................................          38
 Advances. .........................................................          39
 Servicing and Other Compensation and Payment of Expenses. .........          40
 Resignation, Succession and Indemnification of the Servicer. ......          40
THE AGREEMENTS......................................................          41
 Assignment of the Assets of the Issuing Entity ....................          41
 Payments on Loans; Collection Account .............................          43
 Repurchase or Substitution. .......................................          43
 Certain Modifications and Refinancings. ...........................          44
 Forward Commitments; Pre-Funding. .................................          45
 Evidence as to Compliance .........................................          45
 The Trustee .......................................................          45
 Events of Default .................................................          46
 Amendment .........................................................          48
 Termination; Purchase of Assets of the Issuing Entity. ............          49
MATERIAL LEGAL ASPECTS OF THE LOANS.................................          50
 General ...........................................................          50
 Foreclosure .......................................................          51
 Right of Redemption ...............................................          53
 Anti-Deficiency Legislation and Other Limitations on Lenders. .....          53
 Consumer Protection Laws. .........................................          54
 Enforceability of Due-on-Sale Clauses .............................          54
 Applicability of Usury Laws .......................................          55
 Servicemembers Civil Relief Act ...................................          55
 Late Charges, Default Interest and Limitations on Prepayment ......          56
 Environmental Considerations. .....................................          56
 Forfeiture for Drug, RICO and Money Laundering Violations .........          57
 The Contracts .....................................................          57
 Installment Contracts .............................................          59
 Junior Mortgages; Rights of Senior Mortgagees .....................          60
 The Title I Program ...............................................          61
LEGAL INVESTMENT MATTERS............................................          64
ERISA CONSIDERATIONS................................................          65
FEDERAL INCOME TAX CONSEQUENCES.....................................          71
 General ...........................................................          71
 Taxation of Debt Securities .......................................          72
 Tax Status as a REMIC .............................................          77
 Tax Status as a Grantor Trust .....................................          82
 Sale or Exchange ..................................................          85
 Miscellaneous Tax Aspects .........................................          85
 Tax Treatment of Foreign Investors ................................          85

 Tax Characterization of the Issuing Entity as a Partnership .......          86
STATE TAX CONSEQUENCES..............................................          96
PLAN OF DISTRIBUTION................................................          96
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................          97
USE OF PROCEEDS.....................................................          98
LEGAL MATTERS.......................................................          98
FINANCIAL INFORMATION...............................................          98
GLOSSARY OF PROSPECTUS DEFINITIONS..................................          99

                              SUMMARY INFORMATION

This section briefly summarizes some of the information from this prospectus. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of a series of securities, you should read both this prospectus and the accompanying prospectus supplement in their entirety.


THE ISSUING ENTITY

For each series of securities, we will form an issuing entity to own a pool of assets. The certificates will represent beneficial ownership interests in the assets of the issuing entity. All payments to you will come only from the amounts received in connection with those assets. The issuing entity will issue the certificates under a pooling and servicing agreement among the depositor, the servicer and the trustee and/or other entities specified in the prospectus supplement, or the issuing entity will enter into an indenture in order to issue notes representing indebtedness of the issuing entity. See "The Agreements" and "Description of the Securities."

PRINCIPAL PARTIES

   Issuing Entity: With respect to each series of certificates, the issuing entity will be the trust created for that series.

   Depositor: Chase Funding, Inc., a New York corporation.

   Servicer/Master Servicer: JPMorgan Chase Bank, N.A., a national banking association, or any other entity or entities specified in the prospectus supplement, will service, and may act as master servicer with respect to, the assets held by the issuing entity.


ASSETS OF THE ISSUING ENTITY

Each issuing entity will own the related assets and certain other related property, as specified in the applicable prospectus supplement.

The assets held by each issuing entity:

o will be either mortgage loans secured by senior or junior liens, closed-end and/or revolving home equity loans secured by senior or junior liens, home improvement installment sales contracts and installment loan agreements, manufactured housing installment sales contracts and installment loan agreements, mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae, or privately issued mortgage-backed securities representing interests in any of the above asset types;

o will have been acquired by the depositor or the issuing entity from JPMorgan Chase Bank, N.A. and/or any other entity or entities specified in the prospectus supplement; and

o will have been originated by JPMorgan Chase Bank, N.A. or an affiliate or will have been acquired by JPMorgan Chase Bank, N.A. directly or indirectly from other originators.


You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the assets and a description of the other property, if any, included in a particular issuing entity.

DISTRIBUTIONS ON THE SECURITIES

The servicer, master servicer or another entity specified as paying agent in the prospectus supplement will make distributions on the securities entitled to distributions on the 25th day (or, if the 25th day is not a business day, the business day immediately following the 25th day) of each month or on another date specified in the prospectus supplement solely out of the payments received in respect of the assets of the related issuing entity. The servicer, master servicer or another entity specified as paying agent in the prospectus supplement will determine the amount allocable to payments of principal and interest on any distribution date as specified in the prospectus supplement. All distributions will be made pro rata to securityholders of the class entitled to distributions or by another method as may be specified in the prospectus supplement. See "Description of the Securities."

The aggregate original principal balance of the securities will equal the aggregate distributions allocable to principal that the securities will be entitled to receive. If specified in the prospectus supplement, the securities of a series will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the related assets as of the first day of the month of creation of the issuing entity and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying assets, net of servicing fees payable to the servicer and any primary or subservicer of the loans and any other amounts (including fees payable to the servicer as master servicer, if applicable) specified in the prospectus supplement. See "Description of the Securities-Distributions of Principal and Interest."

The rate at which interest will be passed through to holders of securities entitled to interest distributions may be a fixed rate or a rate that is subject to change from time to time, in each case as specified in the prospectus supplement. Any of these rates may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the prospectus supplement. See "Description of the Securities-Distributions of Principal and Interest."

CREDIT SUPPORT

Subordination: A series of securities may include one or more classes of senior securities and one or more classes of subordinated securities. The rights of the holders of subordinated securities of a series to receive distributions will be subordinated to the rights of the holders of the senior securities of the same series to receive distributions to the extent and in the manner specified in the applicable prospectus supplement.

Subordination is intended to enhance the likelihood of the timely receipt by the senior securityholders of their proportionate share of principal and interest payments on the related loans and to protect them from losses. Subordination affords this protection by:

o granting to the senior securityholders the right to receive, prior to any distribution being made to the related subordinated securities on each distribution date, current distributions on the related loans of principal and interest due them on each distribution date out of the funds available for distributions on each distribution date;

o granting to the senior securityholders the right to receive future distributions on the loans that would otherwise have been payable to the holders of subordinated securities; and/or

o allocating to the subordinated securities all or a portion of losses realized on the underlying loans.

Other Types of Credit Support: If we so specify in the applicable prospectus supplement, the securities of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

o    overcollateralization

o    limited guarantee

o    pool insurance

o    primary mortgage insurance

o    special hazard insurance

o    mortgagor bankruptcy bond

o    repurchase bond

o    reserve fund

o    cross-support

o    letter of credit

o    insurance policy

o    surety bond

o    spread amount

o    FHA Insurance

o    VA Guarantee

We will describe any credit enhancement in the applicable prospectus supplement. See "Credit Support."

Cash Flow Agreements

The assets of an issuing entity may include cash flow agreements, including:

o    guaranteed investment contracts

o    interest rate exchange agreements

o    interest rate cap or floor agreements

o    currency exchange agreements

     We will describe any cash flow agreements in the applicable prospectus supplement.

PRE-FUNDING ACCOUNT

Each issuing entity may enter into an agreement with the related depositor whereby the depositor agrees to transfer additional loans to the issuing entity after the date on which the issuing entity is established and the related series of securities is issued. If the issuing entity enters into an agreement for the subsequent transfer of loans, the related trustee will be required to deposit all or a portion of the proceeds received from the sale of one or more classes of securities from the related series in a segregated pre-funding account. The depositor must make the subsequent transfer of loans to the issuing entity within a time period specified in the pre-funding agreement, not to exceed 90 days from the date of the pre-funding agreement. Upon the subsequent transfer of loans to the issuing entity by the depositor, the trustee will release the funds deposited in the pre-funding account to the depositor. If the depositor does not transfer additional loans to the issuing entity in the time specified in the pre-funding agreement, the money held in the pre-funding account will be used to prepay all or a portion of one or more classes of securities in the related series. See "The Agreements-Forward Commitments; Pre-Funding Account."

ERISA CONSIDERATIONS

If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of ERISA, the Code or Similar Law, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA, the Code or Similar Law. See "ERISA
Considerations."

TAX STATUS

The treatment of the securities for federal income tax purposes will depend upon a number of factors, including:

o    whether a REMIC election is made with respect to a series of securities;
     and

o if a REMIC election is made, whether the securities are regular interests or residual interests; and

See "Federal Income Tax Consequences."

LEGAL INVESTMENT

The applicable prospectus supplement will specify whether the class or classes of securities offered will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities. See "Legal Investment Matters" in this prospectus and in the applicable prospectus supplement.

                                  RISK FACTORS

You should consider, among other things, the following factors in connection with the purchase of the certificates:

   1. Securityholders bear the risk of losses on the pool of assets. An investment in securities evidencing interests in loans may be affected by a decline in real estate values or changes in market rates. If the residential real estate market in the locale of properties securing the loans should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the properties in a particular pool become equal to or greater than the value of properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the lending industry. To the extent that those losses are not covered by any subordination feature, applicable insurance policies or other credit enhancement, holders of the securities of a series evidencing interests in that pool of assets will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the properties for recovery of the outstanding principal and unpaid interest of the defaulted loans. See "The Issuing Entity."

   2. Limited assets are available for the payment of securities.

          o The securities will not represent an interest in or obligation of the depositor.


          o The securities will not be insured or guaranteed by any governmental agency or instrumentality, nor, unless expressly provided in the related prospectus supplement, by JPMorgan
             Chase Bank, N.A., Chase Funding, Inc. or any of their affiliates.


   3. Protection against losses is limited since securities will receive payments only from specified sources. The securities of each series will be payable solely from the assets of the related issuing entity, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the issuing entity may be released to the seller, the depositor, the servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders. The securities will not represent an interest in the seller, the depositor or the servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage-backed securities to the depositor for inclusion in the assets of an issuing entity will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to an issuing entity will be to repurchase a asset if the seller or originator breaches a representation and warranty concerning the related asset. There will be no recourse against the seller, the depositor or the servicer if any required distribution on the securities of the issuing entity is not made. Consequently, you will be reliant entirely on the assets of the issuing entity and any available credit of the issuing entity enhancement for payments on the securities. If payments on the assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

   Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third-party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

   You must carefully assess the specific assets of the issuing entity issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

   4. The liquidity for your securities may be limited. You should consider that:

          o a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the securities of any series; and

          o  the securities will not be listed on any securities exchange.

   5. The rate of prepayment on the loans in the pool may adversely affect the average lives and yields of your securities. The prepayment experience on the loans will affect the average lives of the securities or the average life of each class of securities. Prepayments on the loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the loans and prevailing interest rates when giving consideration to the cost of refinancing. In general, if prevailing interest rates fall below the interest rates on the loans, the rate of prepayment would be expected to increase, and the yields at which you may be able to reinvest amounts received as payments on your securities may be lower than the yield on your securities. Conversely, if prevailing interest rates rise above the interest rates on the loans, the rate of prepayment would be expected to decrease, and the amount of payments available to you for reinvestment may be relatively low. Other factors affecting prepayment of loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Yield, Maturity and Weighted Average Life Considerations."

   6. You should be aware of the following risks concerned with the yield on your securities:

          o The yield of the securities of each series will depend in part on the rate of principal payment on the loans, including prepayments, liquidations due to defaults and mortgage loan repurchases. Your yield may be adversely affected, depending upon whether you purchased a particular security at a premium or discount price or by a higher or lower than anticipated rate of prepayments on the related loans. In particular, if you own securities entitled primarily or exclusively to payments of interest or principal, your yield will be extremely sensitive to the rate of prepayments on the related loans.

          o The yield on your securities may be relatively more sensitive to the rate of prepayment of specified loans than other classes of securities. Your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that those interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement.

          o Your yield on a particular class of securities will be adversely affected to the extent that losses on the loans held by the related issuing entity are allocated to a particular class and may be adversely affected to the extent of unadvanced delinquencies on the loans held by the related issuing entity.

          o Classes of securities identified in the applicable prospectus supplement as subordinated securities are more likely to be affected by delinquencies and losses than other classes of securities. See "Yield, Maturity and Weighted Average Life Considerations."

   7. The protection afforded by subordination is limited. With respect to securities of a series having one or more classes of subordinated securities, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to senior securityholders, the subordination will be limited as specified in the prospectus supplement, any reserve fund could be depleted under certain circumstances, and payments applied to the senior securities which are otherwise due to the subordinated securities may be less than losses.

   8. Junior liens satisfied after senior liens. The assets of the issuing entity may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the issuing entity will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the issuing entity's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

                                    GLOSSARY

   A glossary of defined terms can be found beginning on page 99 of this prospectus.

                         DESCRIPTION OF THE SECURITIES


   We will issue each series of certificates pursuant to separate pooling and servicing agreements or trust agreements among the Depositor and the entities named in the related prospectus supplement as Servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related issuing entity and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the Servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of sale and servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related issuing entity. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each series of securities and the applicable prospectus supplement. The Depositor will provide any securityholder, without charge, on written request, a copy of the pooling and servicing agreement or indenture, as applicable, for any series. Requests should be addressed to Chase Funding, Inc., 194 Wood Avenue South, Iselin, New Jersey 08830, Attention: Structured Finance. The pooling and servicing agreement or indenture relating to a series of securities will be filed with the Securities and Exchange Commission in a report on Form 8-K within 15 days after the Delivery Date.

   The securities of a series will be entitled to payment only from the assets of the related issuing entity related to that series and will not be entitled to payments in respect of the assets of any other issuing entity established by the Depositor. The certificates will not represent obligations of the Depositor or the Servicer or any of their affiliates. The Depositor's only obligations with respect to the securities will consist of its obligations related to those representations and warranties made by it in the pooling and servicing agreement or sale and servicing agreement. The Servicer's only obligations with respect to the certificates will consist of its contractual servicing and/or master servicing obligations, including any obligation to make advances under limited circumstances specified herein of delinquent installments of principal and interest (adjusted to the applicable Remittance Rate), and its obligations related to those representations and warranties made by it in the pooling and servicing agreement or sale and servicing agreement.

   The loans will not be insured or guaranteed by any governmental entity or, except as specified in the prospectus supplement, by any other person. To the extent that delinquent payments on or losses in respect of defaulted mortgage loans are not advanced by the Servicer or any other entity or paid from any applicable credit support arrangement, such delinquencies may result in delays in the distribution of payments to the holders of one or more classes of securities, and such losses will be borne by the holders of one or more classes of securities.

   The securities of a series will be transferable and exchangeable on a security register to be maintained at the corporate trust office of the trustee for the related series or at another office or agency maintained for those purposes by the trustee in New York City or at the office of the security registrar specified in the related prospectus supplement. No service charge will be made for any registration of transfer or exchange of securities, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

GENERAL

   The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related issuing entity. The original certificate principal balance of each certificate will equal the aggregate distributions allocable to principal to which such certificate is entitled. Distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such certificate. The notional principal balance of a certificate will not evidence an interest in or entitlement to distributions allocable to principal, but will be used solely for convenience in expressing the calculation of interest and for certain other purposes. If the securities are notes, they will be debt obligations secured by the assets of the related issuing entity. The securities generally will not be entitled to payments in respect of the assets of any other issuing entity established by the Depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other issuing entities established by the Depositor. In general, the securities will not represent obligations of the Depositor or any affiliate of the Depositor. The assets of an issuing entity may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each issuing entity will consist of, to the extent provided in the related agreement:

     (1) the assets that are included from time to time in the assets of the related issuing entity, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the assets of the issuing entity to the extent not applied in computing the principal balance of the loans as of the cut-off date;

     (2) the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The Agreements - Payments on Loans; Collection Account";

     (3) property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

     (4) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

   If so specified in the related prospectus supplement, The assets of an issuing entity may also include one or more of the following: reinvestment income on payments received on the assets of the issuing entity, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

CLASSES OF SECURITIES

   Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related assets of the issuing entity. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related assets of the issuing entity. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets of the issuing entity. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal or interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related assets of the issuing entity, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

   Distributions of principal and interest or of principal only or interest-only, as applicable, on the related securities will be made by the party designated as paying agent in the prospectus supplement on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest-only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

   Under current law, the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA, the Code or Similar Law, could result in prohibited transactions, within the meaning of ERISA, the Code or Similar Law. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by Plans. The transfer of securities of a restricted class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the Depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the Servicer or the Depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

   As to each series, an election may be made to treat the related issuing entity or designated portions of the issuing entity as a REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the Depositor or the Servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the trustee, the Servicer or a holder of the related residual certificate or ownership security will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the Servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the issuing entity or from any holder of the related residual certificate if so specified in the related prospectus supplement.

   A series of securities may include one or more classes entitled to only the following type of distributions:

     o  allocable to interest;

     o allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below); or

     o allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest.

   A series of securities may consist of one or more classes as to which distributions will be allocated as follows:

     o on the basis of collections from designated portions of the assets of the issuing entity;

     o  in accordance with a schedule or formula;

     o  in relation to the occurrence of events; or

     o  otherwise, in each case as specified in the prospectus supplement.

   The timing and amounts of distributions may vary among classes, over time or otherwise, in each case as specified in the prospectus supplement.

   The taking of action with respect to various matters under the pooling and servicing agreement or indenture, including some types of amendments to the pooling and servicing agreement or indenture, will require the consent of the holders of the securities. The prospectus supplement will specify voting rights allocated to each class of securities. Votes may be allocated in different proportions among classes of securities depending on whether the securities of a class have a notional principal balance or a principal balance.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

   In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Support." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

   Distributions allocable to principal and interest on the securities will be made by the paying agent out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

   AVAILABLE FUNDS. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related issuing entity, other than amounts to be held in that security account for distribution on future distribution dates.

   DISTRIBUTIONS OF INTEREST. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. The indices applicable to any floating rate or inverse floating rate security will be described in the applicable prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal, but will be used solely for convenience in expressing the calculation of interest and for other specified purposes. Distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Prior to such time, the beneficial ownership interest of such class of accrual securities held by the issuing entity, as reflected in the aggregate class security balance of such class of accrual securities, will increase on each Distribution Date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of accrual securities will thereafter accrue interest on its outstanding class security balance as so adjusted.

   Interest payable on the securities of a series on a Distribution Date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

   DISTRIBUTIONS OF PRINCIPAL. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each Distribution Date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that class of securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable-rate securities, reduced by the effect of negative amortization, if applicable.

   If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the issuing entity. Increasing the interests of some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Support-Subordination."

   UNSCHEDULED DISTRIBUTIONS. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the paying agent will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including Principal Prepayments, on the assets of the issuing entity, the trustee or the Servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related Distribution Date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next Distribution Date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

REPORTS TO SECURITYHOLDERS

   On each Distribution Date, the Servicer, the trustee or the paying agent will mail to securityholders a statement prepared by it and generally setting forth, to the extent applicable to any series, among other things:

     o The aggregate amount of the related distribution allocable to principal, separately identifying the amount allocable to each class;

     o The amount of the related distribution allocable to interest separately identifying the amount allocable to each class;

     o The amount of servicing compensation received by the Servicer in respect of the loans during the month preceding the month of the Distribution Date;

     o The aggregate principal balance or notional principal balance of each class of securities after giving effect to distributions and allocations, if any, of losses on the loans on the related Distribution Date;

     o The aggregate principal balance of any class of accrual securities after giving effect to any increase in such principal balance that results from the accrual of interest that is not yet distributable thereon;

     o The aggregate amount of any advances made by the Servicer included in the amounts distributed to securityholders on the related Distribution Date;

     o If any class of securities has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the loans; and

     o The aggregate principal balance of loans which were delinquent as to a total of one, two or three or more installments of principal and interest or were in foreclosure.

   The Servicer will provide securityholders that are federally insured savings and loan associations with certain reports and with access to information and documentation regarding the mortgage loans included in the assets of the issuing entity sufficient to permit those federally insured savings and loan associations to comply with applicable regulations of the Office of Thrift Supervision. The Servicer will file with the Securities and Exchange Commission those reports with respect to the issuing entity for a series of securities as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder until the completion of the reporting period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended.

CATEGORIES OF CLASSES OF SECURITIES

   The securities of any series may be comprised of one or more classes. Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

PRINCIPAL TYPES
---------------
ACCRETION DIRECTED ......................... A class that receives principal payments from the accreted interest from specified accrual classes. An accretion-directed class also may receive principal payments from principal paid on the underlying assets of the issuing entity for the related series.

COMPONENT SECURITIES ....................... A class consisting of components. The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class.
                                             Each component of a class of component securities may be
                                             identified as falling into one or more of the categories in this chart.

NOTIONAL AMOUNT SECURITIES ................. A class having no principal balance and bearing interest on a notional amount. The notional amount is used for purposes of the determination of interest distributions.

PLANNED PRINCIPAL CLASS OR PACS ............ A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying assets of the issuing entity. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories-e.g., primary planned principal classes, secondary planned principal classes and so forth-having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of that series.

SCHEDULED PRINCIPAL CLASS .................. A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets of the issuing entity. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

PRINCIPAL TYPES
---------------
SEQUENTIAL PAY CLASS ....................... Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

STRIP ...................................... A class that receives a constant proportion, or "strip," of the principal payments on the underlying assets of the issuing entity.

SUPPORT CLASS OR COMPANION CLASS ........... A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes on that distribution date.

TARGETED PRINCIPAL CLASS OR TACS ........... A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying assets of the issuing entity.

INTEREST TYPES
--------------
FIXED RATE ................................. A class with an interest rate that is fixed throughout the life of that class.

FLOATING RATE .............................. A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in that index as specified in the related prospectus supplement. Interest payable to a floating-rate class on a distribution date may be subject to a cap based on the amount of funds available to pay interest on that distribution date.

INVERSE FLOATING RATE ...................... A class with an interest rate that resets periodically based upon a designated index as specified in the related prospectus
                                             supplement and that varies inversely with changes in that index.

VARIABLE RATE .............................. A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest
                                             applicable to specified assets or instruments-e.g., the loan rates borne by the underlying loans.

AUCTION RATE ............................... A class with an interest rate that resets periodically to an auction rate that is calculated on the basis of auction
                                             procedures described in the related prospectus supplement.

INTEREST TYPES
--------------
INTEREST-ONLY .............................. A class that receives some or all of the interest payments made on the underlying assets of the issuing entity or other assets of the issuing entity and little or no principal. Interest-only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest- only class that is not entitled to any distributions in respect of principal.

PRINCIPAL ONLY ............................. A class that does not bear interest and is entitled to receive distributions in respect of principal only.

PARTIAL ACCRUAL ............................ A class that accretes a portion of the amount of accrued interest with respect to that class. The accreted interest will not be distributed but will instead be added to the principal balance of that class on each applicable distribution date, with the
                                             remainder of the accrued interest to be distributed currently as interest on that class. This partial accrual without distribution may continue until a specified event has occurred or until the partial accrual class is retired.

ACCRUAL .................................... A class that accretes the full amount of accrued interest with respect to that class. The accreted interest will not be
                                             distributed but will instead be added as principal to the
                                             principal balance of that class on each applicable distribution date. This accrual without distribution may continue until some specified event has occurred or until the accrual class is retired.

                               THE ISSUING ENTITY

GENERAL

   The certificates of each series will represent interests in the assets of an issuing entity established by the Depositor, and the notes of each series will be secured by the pledge of the assets of the related issuing entity. The issuing entity for each series will be held by the trustee for the benefit of the related securityholders. The assets of each issuing entity will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

   (a)  single-family mortgage loans, including:

          (1) mortgage loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

          (2) closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

          (3) home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

          (4) manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

   (c) mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

   (d) privately issued mortgage-backed securities representing interests in any of the above asset types; and

   (e) all monies due under each of the loans or securities held by the issuing entity, net, if and as provided in the related prospectus supplement, of required amounts payable to the Servicer of the loans, agency securities or private mortgage-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case as specified in the related prospectus supplement.

   The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related issuing entity or issuing entities or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other issuing entity established by the Depositor. Some classes of securities evidencing interests in the assets of an issuing entity may not form part of the offering made by this prospectus and the related prospectus supplement.

   The assets of the issuing entity will be acquired by the Depositor, either directly or through affiliates, from sellers. The sellers may be affiliates of the Depositor as described in the prospectus supplement. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria described in the related prospectus supplement. The Depositor will cause the assets of the issuing entity to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The Servicer named in the related prospectus supplement will service the assets of the issuing entity, either directly or through other servicing institutions as subservicers, pursuant to a pooling and servicing agreement among the Depositor, the Servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the Servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "THE AGREEMENTS." With respect to loans serviced by the Servicer through a subservicer, the Servicer will remain liable for its servicing obligations under the related agreement as if the Servicer alone were servicing those loans.

   Any mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

   As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the sale and servicing agreement, as the context requires.

   If so specified in the related prospectus supplement, an issuing entity relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the Depositor and the trustee of the related issuing entity.

   With respect to each issuing entity, prior to the initial offering of the related series of securities, the issuing entity will have no assets or liabilities. No issuing entity is expected to engage in any activities other than acquiring, managing and holding the related assets of the issuing entity and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No issuing entity is expected to have any source of capital other than its assets and any related credit enhancement.

   In general, the only obligations of the Depositor with respect to a series of securities will be to obtain representations and warranties from the sellers or the originators regarding the assets to the Depositor for inclusion in the assets of the related issuing entity. The Depositor will also assign to the trustee for the related series the assets to be included in the assets of the related issuing entity and the Depositor's rights with respect to those representations and warranties. See "The Agreements--Assignment of the Assets of the Issuing Entity." A prospectus supplement, however, may describe additional obligations of the Depositor for the related issuing entity. The obligations of the Servicer with respect to the loans included in the assets of an issuing entity will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "THE AGREEMENTS-- ASSIGNMENT OF THE ASSETS OF THE ISSUING ENTITY", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the Servicer to make advances will be limited in the manner described in this prospectus under "SERVICING-ADVANCES."

   The applicable prospectus supplement will contain information concerning the originators of the assets of the issuing entity and the underwriting standards employed by those originators.

   The following is a brief description of the assets expected to be included in the issuing entity. If specific information respecting the assets of the issuing entity is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within 15 days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than 5% of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

LOANS

   General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

   In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in an issuing entity will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

     o interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

     o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity -- a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfer of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

   The assets of an issuing entity may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. See "Yield, Maturity and Weighted Average Life Considerations." The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

   The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments, and other dwelling units-single-family properties or mixed-use properties. Any mixed-use property will not exceed three stories and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states or the District of Columbia.

   Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement. Each mortgage loan will also be covered by a Standard Hazard Insurance Policy as described under "SERVICING-HAZARD INSURANCE."

   In addition, other credit enhancements acceptable to the rating agency (or agencies) rating the securities may be provided for coverage of the risks of defaults or losses. See "Credit Support."

   The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically, the basis for a representation that a given percentage of the loans is secured by single-family properties that are owner-occupied will be either
(1) the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period

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of at least six months every year or that the borrower intends to use the property as a primary residence or (2) a finding that the address of the underlying property is the borrower's mailing address.

   The prospectus supplement for a series of securities may specify that the assets of the related issuing entity contain Cash-Out Refinance Loans.

   HOME EQUITY LOANS. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the assets of the related issuing entity will include any amounts borrowed under a revolving credit line loan after the cut- off date.

   The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed- end loan, a borrower may choose an interest-only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

   HOME IMPROVEMENT CONTRACTS. The assets of the related issuing entity for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar-heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single-family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

   MANUFACTURED HOUSING CONTRACTS. The assets of the related issuing entity for a series may consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

   The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

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
   Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

   ADDITIONAL INFORMATION. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the Depositor, with respect to the loans contained in the related pool, including:

     (1) the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

     (2) the type of property securing the loan - e.g., single-family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

     (3)  the original terms to maturity of the loans,

     (4) the largest principal balance and the smallest principal balance of any of the loans,

     (5) the earliest origination date and latest maturity date of any of the loans,

     (6) the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

     (7) the loan interest rates or range of loan interest rates borne by the loans,

     (8)  the maximum and minimum per annum loan interest rates, and

     (9)  the geographical location of the loans.

   If specific information about the loans is not known to the Depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

   No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and of interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

   UNDERWRITING STANDARDS. The loans will be acquired by the Depositor, either directly or through affiliates, from the sellers. The Depositor does not originate loans and has not identified specific originators or sellers of loans from whom the Depositor, either directly or through affiliates, will purchase the loans to be included in the assets of an issuing entity. The originator of the loans may be an affiliate of the Depositor. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each seller or originator will represent and warrant that all loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

   Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

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
   The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

   MODIFICATION OF LOANS. The Servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the issuing entity or cause any tax to be imposed on the issuing entity or materially impair the security for the related loan.

AGENCY SECURITIES

   GINNIE MAE. Ginnie Mae is a wholly owned corporate instrumentality of HUD.
Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

   Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

   GINNIE MAE CERTIFICATES. Each Ginnie Mae certificate held by an issuing entity for a series of securities will be a "fully modified pass-through" mortgage- backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuing entity and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

   The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee, which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any of the related FHA Loans or VA Loans.

   If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request,

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

Ginnie Mae will make payments directly to the registered holder of a Ginnie
Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held by an issuing entity, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

   All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

   Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

   Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held by an issuing entity or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrower's monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect to graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

   FANNIE MAE. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States governmental agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

   Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

   FANNIE MAE CERTIFICATES. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the assets of the issuing entity for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

     (1)  fixed-rate level installment conventional mortgage loans;

     (2) fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

     (3)  adjustable-rate conventional mortgage loans; or

     (4) adjustable-rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

   Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

   Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed-rate level payment FHA Loans or VA Loans are expected to be 30 years.

   Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass- through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

   Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

   Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

   Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

   FREDDIE MAC. Freddie Mac is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first-lien conventional mortgage loans, FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as is practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

   FREDDIE MAC CERTIFICATES. Each Freddie Mac certificate included in the assets of an issuing entity for a series will represent an undivided interest in a pool of mortgage loans that may consist of first-lien conventional loans, FHA Loans or VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by an issuing entity will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the Guarantor Program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

   Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following the foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

   Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie
Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

   Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

   Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

   Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

   Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

   STRIPPED MORTGAGE-BACKED SECURITIES. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other governmental agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another governmental agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another governmental agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

   OTHER AGENCY SECURITIES. If specified in the related prospectus supplement, the assets of an issuing entity may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other governmental agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other governmental agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of agency securities may be held by an issuing entity.

PRIVATE MORTGAGE-BACKED SECURITIES.

   Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in an asset pool, or (b) collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as assets of an issuing entity under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers under the supervision of the PMBS servicer.

   The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PMBS issuer may be an affiliate of the Depositor. If the PMBS issuing entity is not an affiliate of the Depositor:

     (1) the related private mortgage-backed security will be acquired in the secondary market and not pursuant to an initial offering of the securities,

     (2) the related PMBS issuer will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences, and

     (3) the related private mortgage-backed security will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

   The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

   UNDERLYING LOANS. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed-rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable-rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

     (1) no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

     (2) the underlying mortgage loan may have had an original term to stated maturity of not less than five years and not more than 40 years or any other term specified in the related prospectus supplement,

     (3) the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

     (4) the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a title insurance policy.

   CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

   ADDITIONAL INFORMATION. The prospectus supplement for a series for which the assets of the related issuing entity include private mortgage-backed securities will specify:

     (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the assets of the issuing entity;

     (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     (3) the maximum original term to stated maturity of the private mortgage-backed securities;

     (4) the weighted average term to stated maturity of the private mortgage-backed securities;

     (5) the pass-through or certificate rate of the private mortgage-backed securities;

     (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

     (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

     (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

     (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

                                 CREDIT SUPPORT

GENERAL

   Credit support may be provided with respect to one or more classes of a series of securities or with respect to the assets of the related issuing entity. Credit support may be in the form of a Limited Guarantee issued by a Guarantor, the subordination of one or more classes of the securities of such series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, the use of a pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, repurchase bond, spread amount, insurance policy or surety bond, letter of credit, overcollateralization, or any combination of forms of credit support. Any credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of the resulting deficiencies.

LIMITED GUARANTEE OF THE GUARANTOR

   If specified in the prospectus supplement, some obligations of the Servicer under the related agreement may be covered by a Limited Guarantee, limited in scope and amount, issued by the Guarantor. If so specified, the Guarantor may be obligated, in the event the Servicer fails to do so, to provide a Deposit Guarantee or an . Any Limited Guarantee will be limited in amount and a portion of the coverage of any Limited Guarantee may be separately allocated to particular events. The scope, the amount and, if applicable, the allocation of any Limited Guarantee will be described in the related prospectus supplement.

SUBORDINATION

   If so specified in the prospectus supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to subordinated securities will instead be payable to holders of the senior securities under the circumstances and to the extent specified in the prospectus supplement. If specified in the prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any Distribution Date may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, were to exceed the specified maximum amount, holders of senior securities could experience losses on the securities.

   In addition to or in lieu of the above, if so specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any Distribution Date may instead be deposited into a Reserve Account. If so specified in the prospectus supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of senior securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the prospectus supplement. If so specified in the prospectus supplement, amounts on deposit in the Reserve Account may be released to the Servicer or the holders of any class of securities at the times and under the circumstances specified in the prospectus supplement.

   If specified in the prospectus supplement, one or more classes of securities may bear the risk of certain losses on defaulted loans not covered by other forms of credit support prior to other classes of securities. Such subordination might be effected by reducing the principal balance of the subordinated securities on account of such losses, thereby decreasing the proportionate share of distributions allocable to such securities, or by another means specified in the prospectus supplement.

   If specified in the prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

   As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among such classes:

     (1)  in the order of their scheduled final distribution dates,

     (2)  in accordance with a schedule or formula,

     (3)  in relation to the occurrence of events, or

     (4)  otherwise, in each case as specified in the prospectus supplement.

   As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the prospectus supplement.

LETTER OF CREDIT

   The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the letter of credit will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the letter of credit under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the issuing entity.

INSURANCE POLICIES; SURETY BOND

   If specified in the related prospectus supplement, one or more insurance policies and/or surety bonds will be obtained and maintained for one or more classes or series of securities. The insurer or surety will be named in the related prospectus supplement. In general, security guaranty insurance policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related securities are entitled under the related pooling and servicing agreement or indenture, as well as any other amounts specified in the related prospectus supplement, will be received by an agent of the trustee for distribution by the trustee to such holders.

   The specific terms of any security guaranty insurance policy will be set forth in the related prospectus supplement. Insurance policies may have limitations including, but not limited to, limitations on the obligation of the insurer to guarantee any Servicer's obligation to repurchase or substitute for any specified date. The insurer may be subrogated to the rights of the holders of the related securities to receive distributions to which they are entitled, as well as other amounts specified in the related prospectus supplement, to the extent of any payments made by such insurer under the related insurance policy.

OVERCOLLATERALIZATION

   If specified in the related prospectus supplement, the aggregate principal balance of the loans included in the assets of an issuing entity may exceed the original principal balance of the related securities. In addition, if so specified in the related prospectus supplement, classes of securities may be entitled to receive distributions, creating a limited acceleration of the payment of the principal of such securities relative to the amortization of the related loans by applying excess interest collected on the loans to distributions of principal on such classes of securities. Such acceleration feature may continue for the life of the applicable classes of securities or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to provisions specified in the related prospectus supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

SPREAD ACCOUNT

   If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the assets of the issuing entity into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

CROSS-SUPPORT

   If specified in the prospectus supplement, the beneficial ownership of separate groups of assets included in the assets of the issuing entity may be evidenced by separate classes of the related series of securities. In such case, credit support may be provided by a cross-support feature which may require that distributions be made with respect to securities evidencing beneficial ownership of one or more asset groups prior to distributions to subordinated securities evidencing a beneficial ownership interest in other asset groups within the assets of the same issuing entity. The prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.


PRIMARY MORTGAGE INSURANCE

   If and to the extent specified in the related prospectus supplement, the Servicer will maintain or cause to be maintained a primary mortgage insurance policy with regard to certain of the Mortgage Loans. The Servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of that series that have been rated.

   Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

   - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

   - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

   - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

   - claim payments previously made by the insurer; and

   - unpaid premiums.

   Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

   - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

   - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

   - physical damage to the property; and

   - the Servicer not being approved as a Servicer by the insurer.

   Evidence of each primary mortgage insurance policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Servicer, on behalf of itself, the Trustee and the Certificateholders, is required to present claims to the insurer under any primary mortgage insurance policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Servicer on behalf of itself, the Trustee and the Certificateholders shall be deposited in the related collection account for distribution.

POOL INSURANCE

   In order to decrease the likelihood that securityholders will experience losses in respect of the mortgage loans, if specified in the prospectus supplement, the Depositor will obtain one or more pool insurance policies. Any pool insurance policies may be in lieu of or in addition to any obligations of the Depositor or the Servicer in respect of the mortgage loans. The pool insurance policy will, subject to the limitations described below and in the prospectus supplement, cover loss by reason of default in payments on the loans up to the amounts specified in the prospectus supplement and for the periods specified in the prospectus supplement. The Servicer will agree to use its best reasonable efforts to maintain in effect any pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders. A pool insurance policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason for the failure to pay or denial of a claim. The related prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below.

   Any pool insurance policy may provide that no claims may be validly presented thereunder unless:

     o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

     o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     o if there has been physical loss or damage to the mortgaged property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date;

     o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens, except permitted encumbrances; and

     o  the Servicer has advanced foreclosure costs.

   Upon satisfaction of the above conditions, the pool insurer will have the option either:

     o to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of purchase and certain expenses incurred by the Servicer on behalf of the trustee and the securityholders, or

     o to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

   If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the Servicer for its expenses, and (2) that the Servicer's expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the pool insurance policy or any primary mortgage insurance policy.

   In general, no pool insurance policy will insure (and many primary mortgage insurance policies may not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a loan, including misrepresentation by the obligor or persons involved in the origination thereof, or (2) failure to construct a property in accordance with plans and specifications. If so specified in the related prospectus supplement, a failure of coverage attributable to one of those events might result in a breach of a representation of the Depositor, or another party, and in such event might give rise to an obligation on the part of the Depositor, or another party, to purchase or replace the defaulted mortgage loan if the breach materially and adversely affects the interests of certificateholders and cannot be cured.

   As specified in the prospectus supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related series of securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer as well as accrued interest on delinquent loans to the date of payment of the claim. See "Material Legal Aspects of the Mortgage Loans-Foreclosure." Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of securityholders unless assumed by some other entity, if and to the extent specified in the prospectus supplement.

   Since any pool insurance policy may require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the mortgage pool insurance policy may not provide coverage against hazard losses. The hazard policies concerning the loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of the losses. Even if special hazard insurance is applicable as specified in the prospectus supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of the coverage will be limited. See "Special Hazard Insurance" below. As a result, some hazard risks will not be insured against and will therefore be borne by securityholders, unless otherwise assumed by some other entity, as specified in the prospectus supplement.

SPECIAL HAZARD INSURANCE

   In order to decrease the likelihood that securityholders will experience losses in respect of the loans, if specified in the prospectus supplement, the Depositor will obtain one or more special hazard insurance policies with respect to the loans. Subject to limitations described below and in the prospectus supplement, a special hazard insurance policy will protect holders of securities from (1) loss by reason of damage to related properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the related properties are located or under flood insurance policies, if any, covering the related properties, and (2) loss from partial damage caused by reason of the application of the co-insurance clause contained in hazard insurance policies. See "Servicing-Hazard Insurance" below. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate principal balance as of the Cut-Off Date of the loans. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the related property has been kept in force and other protection and preservation expenses have been paid by the Servicer.

   Subject to the limitations discussed above, any special hazard insurance policy may provide that, where there has been damage to property securing a foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the obligor or the Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to the property. If the insurer pays the unpaid principal balance plus accrued interest and certain expenses, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under clause (1) above will satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under clause (2) above will render unnecessary presentation of a claim in respect of the mortgage loan under the related pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or replacement or the unpaid principal balance of the mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

BANKRUPTCY BOND

   In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of such loan secured by such property and could reduce the secured debt to such value. In such case, the holder of such loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such loan and such reduced secured debt. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. If so provided in the related prospectus supplement, the Servicer will obtain a bankruptcy bond or similar insurance contract or insurance contract for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a mortgage loan or a reduction by a bankruptcy court of the secured principal amount of a mortgage loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

   The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement. The specified amount will be reduced by payments made under the bankruptcy bond in respect of the related mortgage loans, to the extent specified in the related prospectus supplement, and will not be restored.

   In lieu of a bankruptcy bond, the Servicer may obtain a Limited Guarantee to cover bankruptcy-related losses.

REPURCHASE BOND

   If so specified in the related prospectus supplement, the Servicer will be obligated to purchase any loan up to an aggregate dollar amount specified in the related prospectus supplement for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the mortgage loan. The obligation to purchase may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by the Servicer.

RESERVE ACCOUNTS

   If specified in the prospectus supplement, the Servicer or other party specified in the prospectus supplement will deposit cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit, other instruments or obligations or a combination thereof in the aggregate amount specified in the prospectus supplement on the Delivery Date in one or more Reserve Accounts established by the trustee. The cash and the principal and interest payments on the other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the prospectus supplement, to provide additional protection against losses in respect of, the assets of the related issuing entity, to pay the expenses of the issuing entity or for the other purposes specified in the prospectus supplement. Whether or not the Servicer has any obligation to make a deposit, certain amounts to which the subordinated securityholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the prospectus supplement. The Servicer will invest any cash in the Reserve Account and the proceeds of any other instrument upon maturity in Eligible Investments, which will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other Eligible Investments described in the pooling and servicing agreement or the indenture. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Any instrument deposited therein will name the trustee, in its capacity as trustee for the holders of the related securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities. Additional information with respect to the instruments deposited in the Reserve Accounts will be set forth in the prospectus supplement.

   Any amounts so deposited and payments on instruments so deposited are available for withdrawal from the Reserve Account for distribution to the holders of securities for the purposes, in the manner and at the times specified in the prospectus supplement.

OTHER INSURANCE AND GUARANTEES

   If specified in the prospectus supplement, the assets of the related issuing entity may also include insurance, guarantees or letters of credit for the purpose of:

     (1) maintaining timely payments or providing additional protection against losses on the assets of the issuing entity,

     (2)  paying administrative expenses, or

     (3) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets of the issuing entity.

   The arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement. The arrangements may be in lieu of any obligation of the Servicer to advance delinquent installments in respect of the mortgage loans.

GUARANTEED INVESTMENT CONTRACTS

   If so specified in the prospectus supplement, on or prior to the Delivery Date, the trustee will enter into a guaranteed investment contract under which all amounts deposited in the Collection Account, and if so specified the Reserve Accounts, will be invested by the trustee and under which the issuer of the guaranteed investment contract will pay to the trustee interest at an agreed rate per annum with respect to the amounts so invested.

OTHER CASH FLOW AGREEMENTS

   If specified in the related prospectus supplement, an issuing entity may also include a derivative arrangement with respect to the securities of any series or any class or classes of a series of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement or an interest rate or currency swap agreement, in each case as described in the related prospectus supplement.

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
                   YIELD, MATURITY AND WEIGHTED AVERAGE LIFE
                                 CONSIDERATIONS

   The yields to maturity and weighted average lives of the securities will be affected primarily by the rate and timing of principal payments received on or in respect of the loans included in the assets of the related issuing entity. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. Such principal payments will include scheduled payments as well as Principal Prepayments (including refinancings) and prepayments resulting from foreclosure, condemnation and other dispositions of the mortgaged properties (including amounts paid by insurers under applicable insurance policies), from purchase by the Depositor of any mortgage loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan), purchase by the Servicer of mortgage loans modified by it in lieu of refinancing thereof and from the repurchase by the Depositor of all of the mortgage loans in certain circumstances. See "The Agreements-Termination; Purchase of Assets of the Issuing Entity." The related prospectus supplement will also specify the circumstances, if any, under which the loans will be subject to prepayment penalties. The yield to maturity and weighted average lives of the securities may also be affected by the amount and timing of delinquencies and losses on the loans.

   A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses. For an issuing entity with assets comprised of mortgage loans, these factors may include:

     o  the age of the mortgage loans;

     o  the geographic distribution of the mortgaged properties;

     o  the payment terms of the mortgages;

     o  the characteristics of the mortgagors;

     o  homeowner mobility;

     o economic conditions generally and in the geographic area in which the mortgaged properties are located;

     o  enforceability of due-on-sale clauses;

     o  servicing decisions;

     o prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans;

     o the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors;

     o the availability of refinancing opportunities, including refinancing opportunities offered by JPMorgan Chase Bank, N.A. to existing borrowers or to its affiliates;

     o  the use of the properties as second or vacation homes; and

     o the extent of the mortgagors' net equity in the mortgaged properties and, where investment properties are securing the mortgage loans, tax-related considerations and the availability of other investments.

   The rate of principal payment may also be subject to seasonal variations.

   The rate of Principal Prepayments on pools of conventional housing loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the mortgage loans, the mortgage loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the mortgage loans. Conversely, if interest rates were to rise above the interest rates on the mortgage loans, the mortgage loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the mortgage loans. The timing of changes in the rate of prepayments may significantly affect a securityholder's actual yield to maturity, even if the average rate of principal payments is consistent with a securityholder's expectation. In general, the earlier a prepayment of principal the greater the effect on a securityholder's yield to maturity. As a result, the effect on a securityholder's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during

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
the period immediately following the issuance of the related series of securities will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

   To the extent described in the applicable prospectus supplement, the effective yields to securityholders will be lower than the yields produced by the interest rates on the securities because, while interest will accrue on each mortgage loan from the first day of each month, the distribution of interest to securityholders will be made in the month following the month of accrual.

   The rate of prepayment on home equity loans and home improvement contracts also cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related issuing entity may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long- term financing for home purchase and subordinate mortgage loans as shorter- term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the Loans--Enforceability of Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

   Collections on revolving credit line loans may vary because, among other things, borrowers may (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

   If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements" and "Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

   When a mortgage loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. When a partial prepayment of principal is made on a mortgage loan,

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
the borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which the prepayment is made. In addition, a full or partial prepayment will not be required to be passed through to certificateholders until the month following receipt.

   If and to the extent specified in the applicable prospectus supplement, under the agreement, if a full or partial voluntary prepayment of a mortgage loan is made and does not include the full amount of interest on the mortgage loan which would have been due but for the prepayment to and including the end of the month in which the prepayment takes place, the Servicer will be obligated to pay a Compensating Interest Payment, provided that the aggregate of the Compensating Interest Payments by the Servicer with respect to any Distribution Date will not exceed the aggregate Servicing Fee to which the Servicer is entitled in connection with the Distribution Date. The Servicer will not be entitled to reimbursement for the Compensating Interest Payments. Consequently, to the extent the Servicer is so obligated, neither partial nor full prepayments will reduce the amount of interest passed through to securityholders the following month from the amount which would have been passed through in the absence of the prepayments. If the Servicer is not obligated to make Compensating Interest Payments, or if the payments are insufficient to cover the interest shortfall, partial or full prepayments will reduce the amount of interest passed through to securityholders, as described in the applicable prospectus supplement.

   Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

   Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could reduce interest due on the loans and subject the Servicer to damages and administrative sanctions.

   If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

   Under some circumstances, the Servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of an issuing entity, and, in so doing, cause earlier retirement of the related series of securities. See "The
Agreements--Termination; Purchase of Assets of the Issuing Entity."


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
   Factors other than those identified herein and in the prospectus supplement could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the loans at any time or over the lives of the securities.

   The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the related securities.



                              CHASE FUNDING, INC.


   Chase Funding, Inc. was incorporated in the State of New York on November 17, 1987 and is a direct wholly owned subsidiary of J.P. Morgan Chase & Co. The principal office of Chase Funding, Inc. is located at 194 Wood Avenue South, Iselin, New Jersey 08830 and its telephone number is (732) 452-8000.


   It is not expected that Chase Funding, Inc. will have any business operations other than acquiring and pooling mortgage loans and other receivables and instruments, offering securities of the type described herein or other mortgage-related or asset-backed securities, and related activities.

                                   SERVICING


   With respect to each series of securities, JPMorgan Chase Bank, N.A. or another entity identified in the prospectus supplement will service the related mortgage loans acting alone or, as master servicer, through one or more direct servicers. If JPMorgan Chase Bank, N.A. acts as master servicer with respect to a series, the related agreement will provide that JPMorgan Chase Bank, N.A. shall not be released from its obligations to the trustee and securityholders with respect to the servicing and administration of the loans, that any servicing agreement entered into between JPMorgan Chase Bank, N.A. and a direct servicer will be deemed to be between JPMorgan Chase Bank, N.A. and the direct servicer alone and that the trustee and the securityholders will have no claims, obligations, duties or liabilities with respect to any servicing agreement.


COLLECTION AND OTHER SERVICING PROCEDURES

   Subject to the terms of the agreement, the Servicer generally will be obligated to service and administer the loans in accordance with the specific procedures set forth in the Fannie Mae Seller's Guide and Fannie Mae Servicing Guide, as amended or supplemented from time to time, and, to the extent the procedures are unavailable or inapplicable to the assets of the particular issuing entity fund, in accordance with the servicing practices of prudent lending institutions.

   The Servicer will be responsible for using its best reasonable efforts to collect all payments called for under the assets of the issuing entity and shall, consistent with each agreement, follow the collection procedures as it deems necessary and advisable with respect to the loans. Consistent with the above, the Servicer, may, in its discretion, if a default on the related loan has occurred or is reasonably foreseeable, arrange with the obligor a schedule for the liquidation of a delinquency. In the event of any such arrangement, the Servicer will be responsible for distributing funds with respect to such loan during the scheduled period in accordance with the original amortization schedule thereof and without regard to the temporary modification thereof. Unless otherwise set forth in the prospectus supplement, the Servicer will waive any prepayment charge in connection with the prepayment of a mortgage loan in response to a request for such a waiver under the following circumstances: (i) a circumstance where a default by the mortgagor has occurred or is imminent and the Servicer is likely to collect more funds with respect to a mortgage loan by waiving a prepayment charge than by not waiving a prepayment charge; (ii) any potentially valid assertion by or on behalf of a mortgagor that a mortgage loan was not originated in compliance with applicable local, state and federal laws or with the originator's policies and procedures; (iii) mortgagor hardship due to any event outside the control of a mortgagor which has caused the mortgagor financial hardship or otherwise makes it necessary or advisable that the mortgagor sell the related mortgaged property, including death of the mortgagor or a family member living in the mortgaged property, medical condition, job status, acts of God, terrorism, or deterioration of the mortgagor's physical or mental health; or (iv) to avoid or resolve active, pending or threatened litigation involving the related mortgage loan.

   The Servicer will be obligated to use its best reasonable efforts to realize upon a defaulted loan in a manner which will maximize the payments to securityholders. In this regard, the Servicer may, directly or through a local assignee, sell the property at a foreclosure or trustee's sale, negotiate with the obligor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the obligor or other person, foreclose against the property and proceed for the deficiency against the appropriate person. See "Material Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments. The amount of the ultimate net recovery, including the proceeds of any pool insurance or other guarantee, after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any defaulted loan will be distributed to the related securityholders on the next Distribution Date following the month of receipt. If specified in the prospectus supplement, if the net recovery exceeds the principal balance of the loan plus one month's interest thereon at the Remittance Rate, the excess will be paid to the Servicer as additional servicing compensation. The Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (1) that the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related loan to securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds in respect of the related loan.

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
   If an encumbered property has been or is about to be conveyed by the mortgagor or obligor, the Servicer will be obligated to accelerate the maturity of the loan, unless it reasonably believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or the enforcement would adversely affect or jeopardize coverage under any related primary mortgage insurance policy or pool insurance policy. If it reasonably believes it may be restricted by law, for any reason, from enforcing a "due- on-sale" clause, the Servicer, with the consent of the insurer under any insurance policy implicated thereby, may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, under which the person becomes liable under the note. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Mortgage Loans- Enforceability of Due-on-Sale Clauses". In connection with an assumption, the interest rate borne by the related mortgage note may not be decreased.

   The Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from the account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the loans, to refund to obligors any amounts determined to be overages and to pay interest to obligors on balances in the account or accounts to the extent required by law.

PRIVATE MORTGAGE INSURANCE

   If so specified in the related prospectus supplement, each agreement will obligate the Servicer to exercise its best reasonable efforts to maintain and keep in full force and effect a private mortgage insurance policy on all mortgage loans that have a Loan-to-Value Ratio in excess of 80%.

   A private mortgage insurance policy may provide that, as an alternative to paying a claim thereunder, the mortgage insurer will have the right to purchase the mortgage loan following the receipt of a notice of default at a purchase price equal to the sum of the principal balance of the mortgage loan, accrued interest thereon and the amount of certain advances made by the Servicer with respect to the mortgage loan. The mortgage insurer may have the purchase right after the borrower has failed to make three scheduled monthly payments (or one payment if it is the first payment due on the mortgage loan) or after any foreclosure or other proceeding affecting the mortgage loan or the mortgaged property has been commenced. The proceeds of any such purchase will be distributed to certificateholders on the applicable Distribution Date. A mortgage insurer may be more likely to exercise the purchase option when prevailing interest rates are low relative to the interest rate borne by the defaulted mortgage loan in order to reduce the aggregate amount of accrued interest that the insurer would be obligated to pay upon payment of a claim.

   FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the Loans--The Title I Program," some loans will be insured under various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

   Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

HAZARD INSURANCE

   Except as otherwise specified in the related prospectus supplement, the Servicer will cause to be maintained for each property securing the loans a standard hazard insurance policy. The coverage of a standard hazard insurance policy is required to be in an amount at least equal to the maximum insurable value of the improvements which are a part of the property from time to time or the principal balance owing on the mortgage loan from time to time, whichever is less. All amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related loan or property acquired by foreclosure or amounts released to the related mortgagor or obligor in accordance with the Servicer's normal servicing procedures) will be deposited in the Collection Account.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. The policies relating to the loans typically do not cover any physical damage resulting from the following:

     o  war,

     o  revolution,

     o  governmental actions,

     o  floods and other water-related causes,

     o  earth movement, including earthquakes, landslides and mud flow,

     o  nuclear reactions,

     o  pollution,

     o  wet or dry rot,

     o  vermin, rodents, insects or domestic animals,

     o  theft, and

     o  vandalism.

   The previous list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a loan is located in a federally designated flood area, the agreement will require that flood insurance be maintained in an amount representing coverage not less than the least of:

     o  the principal balance owing on the loan from time to time;

     o the maximum insurable value of the improvements which are a part of the property from time to time; or

     o the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

   The Depositor may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Support-Special Hazard Insurance."

   The properties securing the mortgage loans typically will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the lesser of (1) the actual cash value of the improvements damaged or destroyed, or (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Actual cash value is generally defined as replacement cost at the time and place of loss, less physical depreciation.

   Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, if the residential properties securing the mortgage loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

   The Servicer will cause to be maintained on any mortgaged property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (1) the maximum insurable value from time to time of the improvements that are a part of the property or (2) the unpaid principal balance of the related mortgage loan at the time of the foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good-faith estimate of the related liquidation expenses to be incurred in connection therewith.

   The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each mortgage loan, one or more blanket insurance policies covering hazard losses on the mortgage loans. The Servicer will pay the premium for the blanket insurance policy on the basis described therein and will pay any deductible amount with respect to claims under the blanket insurance policy relating to the mortgage loans.

   In general, the Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

ADVANCES

   To the extent specified in the prospectus supplement, in the event that any borrower fails to make any payment of principal or interest required under the terms of a loan, the Servicer will be obligated to advance the entire amount of such payment adjusted in the case of any delinquent interest payment to the applicable net rate on the assets of the issuing entity fund. This obligation to advance will be limited to amounts which the Servicer reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of such loan. The Servicer will be entitled to reimbursement for any such advance from related late payments on the loan as to which such advance was made. Furthermore, the Servicer will be entitled to reimbursement for any such advance
(1) from Liquidation Proceeds or Insurance Proceeds received if such mortgage loan is foreclosed prior to any payment to certificateholders in respect of the repossession or foreclosure and (2) from receipts or recoveries on all other mortgage loans or from any other assets of the issuing entity, for all or any portion of a Nonrecoverable Advance. Any Nonrecoverable Advance will be reimbursable out of the assets of the issuing entity. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a borrower providing for the postponement or modification of the due date or amount of such scheduled payment. If specified in the prospectus supplement, the trustee for the related series will make advances of delinquent payments of principal and interest in the event of a failure by the Servicer to perform such obligation.

   Any such obligation to make advances may be limited to amounts due holders of certain classes of securities of the related series or may be limited to specified periods or otherwise as specified in the prospectus supplement.

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
SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The Servicer's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on a loan, of all or a portion of the difference between the interest rate for such loan and the related Remittance Rate. In addition to its primary compensation, the Servicer will retain all assumption fees, late payment charges and other miscellaneous charges, all to the extent collected from borrowers. In the event the Servicer is acting as master servicer under the agreement, it will receive compensation with respect to the performance of its activities as master servicer as described in the prospectus supplement.

   The Servicer generally will be responsible for paying all expenses incurred in connection with the servicing of the mortgage loans (subject to limited reimbursement as described under "The Agreements-Payments on Loans; Collection Account"), including, without limitation, payment of any premium for any, Deposit Guarantee, bankruptcy bond, repurchase bond or other guarantee or surety, payment of the fees and the disbursements of the trustee and independent accountants, payment of the compensation of any direct servicers of the mortgage loans, payment of all fees and expenses in connection with the realization upon defaulted mortgage loans and payment of expenses incurred in connection with distributions and reports to certificateholders. The Servicer may assign any of its primary servicing compensation in excess of that amount customarily retained as servicing compensation for similar assets.

RESIGNATION, SUCCESSION AND INDEMNIFICATION OF THE SERVICER

   The agreement will provide that the Servicer may not resign from its obligations and duties as servicer or master servicer thereunder, except upon determination that its performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor has assumed the Servicer's servicing obligations and duties under the agreement. The Guarantor's obligations under any Advance Guarantee or Deposit Guarantee will, upon issuance thereof, be irrevocable, subject to certain limited rights of assignment as described in the prospectus supplement if applicable.

   The agreement will provide that neither the Depositor nor the Servicer nor, if applicable, the Guarantor, nor any of their respective directors, officers, employees or agents, shall be under any liability to the issuing entity or the certificateholders of the related series for taking any action, or for refraining from taking any action, in good faith under the agreement, or for errors in judgment; provided, however, that neither the Servicer nor, if applicable, the Guarantor, nor any such person, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The agreement will also provide that the Depositor, the Servicer and, if applicable, the Guarantor and their respective directors, officers, employees and agents are entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each agreement will provide that neither the Depositor nor the Servicer nor, if applicable, the Guarantor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Servicer's servicing responsibilities under the agreement or the Guarantor's payment obligations under any Limited Guarantee, respectively, and which in its respective opinion may involve it in any expense or liability. Each of the Depositor, the Servicer and, if applicable, the Guarantor may, however, in its respective discretion undertake any action which it may deem necessary or desirable in respect of the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders under the agreement. If the Guarantor undertakes any action, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs and liabilities of the issuing entity, and the Depositor, the Servicer and, if applicable, the Guarantor, will be entitled to be reimbursed for those expenses, costs and liabilities from amounts deposited in the Collection Account.

   Any corporation into which the Servicer may be merged or consolidated or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation succeeding to the business of the Servicer, which assumes the obligations of the Servicer, will be the successor of the Servicer under each agreement.

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
                                 THE AGREEMENTS

   Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements. As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the sale and servicing agreement, as the context requires.

ASSIGNMENT OF THE ASSETS OF THE ISSUING ENTITY

   Except as otherwise specified in the related prospectus supplement, at the time of issuance of each series of securities, the Depositor will cause the loans contained in the assets of the issuing entity represented by that series of securities to be assigned to the trustee, together with all principal and interest due on or with respect to such mortgage loans, other than principal and interest due on or before the Cut-Off Date and prepayments of principal received before the Cut-Off Date. The trustee, concurrently with such assignment, will execute and deliver securities to the Depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, as to each loan, information as to the outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the loan interest rate, the current scheduled monthly payment, the number of months remaining until the stated maturity date of each note and the location of the related mortgaged property.

   In addition, the Depositor will, as to each loan, deliver to the trustee:

     o the note or contract, endorsed in blank or to the order of the trustee by the holder/payee thereof without recourse;

     o  the buydown agreement (if applicable);

     o a mortgage, deed of trust or similar instrument and assignment meeting the requirements of the agreement;

     o all mortgage assignments from the original holder of the mortgage loan, through any subsequent transferees to the transferee to the trustee;

     o as to each mortgage loan, the original Lender's Title Insurance Policy, or other evidence of title, or if a policy has not been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company;

     o as to each mortgage loan, an original certificate of Primary Mortgage Insurance Policy (or copy certified to be true by the originator) to the extent required under the applicable requirements for the asset pool; and

     o any other documents, including those relating to any senior interests in the property, described in the applicable prospectus supplement.

   Except as expressly permitted by the agreement, all documents so delivered are to be original executed documents; provided, however, that in instances where the original recorded document has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy containing a certification of the appropriate judicial or other governmental authority of the jurisdiction, and the Servicer shall cause the originals of each mortgage and mortgage assignment which is so unavailable to be delivered to the trustee as soon as available.

   With respect to any loans that are cooperative loans, the Depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the Depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

   If specified in the related prospectus supplement, the Depositor will, as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the Depositor or the seller will cause a UCC-1 financing statement to be executed by the Depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Contracts."

   The trustee will hold the above-listed documents for each series of securities in trust for the benefit of all securityholders of the related series. The trustee is obligated to review the documents for each loan within 270 days after the conveyance of the mortgage loan to it. If any document is found by the trustee not to have been executed or received or to be unrelated to the loan identified in the agreement, the trustee will promptly notify the Depositor. The Depositor, or another party specified in the applicable prospectus supplement, will be required to cure the defect or to repurchase the mortgage loan or to provide a substitute loan. See "--Repurchase or Substitution" below.

   In the agreement for each series, the Depositor or another party described in the agreement will make certain representations and warranties with respect to the loans. The representations and warranties in each agreement will generally include that:

     o the information set forth in the loan schedule is true and correct in all material respects at the date or dates with respect to which the information is furnished;

     o each mortgage constitutes a valid and enforceable first or second lien on the mortgaged property, including all improvements thereon (subject only to (A) the lien of current real property taxes and assessments,
        (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically referred to in the Lender's Title Insurance Policy delivered to the originator of the mortgage loan and not adversely affecting the value of the mortgaged property and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage);

     o at the date of initial issuance of the securities, no more than the percentage of the loans specified in the applicable prospectus supplement were more than 30 days delinquent in payment;

     o at the time each loan was originated and, to the best knowledge of the party making the representation, at the date of initial issuance of the certificates, there are no delinquent taxes, assessments or other outstanding charges affecting the mortgaged property;

     o each loan was originated in compliance with and complied at the time of origination in all material respects with applicable laws, including usury, equal credit opportunity and disclosure laws;

     o if applicable, each mortgage loan is covered by a lender's title insurance policy insuring the priority of the lien of the mortgage in the original principal amount of the mortgage loan (subject to exceptions acceptable in the industry, including exceptions with respect to surveys and endorsements), and each policy is in full force and effect; and

     o immediately prior to the assignment to the issuing entity, the Depositor had good title to, and was the sole owner of, each loan free and clear of any lien, claim, charge, encumbrance or security interest of any kind.

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
   Upon the discovery or notice of a breach of any of the representations or warranties which materially and adversely affects the interests of the securityholders in a loan, the Depositor or the applicable party will cure the breach or repurchase the mortgage loan or will provide a substitute mortgage loan in the manner described under "--Repurchase or Substitution" below. This obligation to repurchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representations and warranties which materially and adversely affects the interests of the securityholders in a loan.

   The agreement for a series of securities may provide that the Servicer may, at its sole option, purchase from the issuing entity, at the price specified in the agreement, any loan as to which the related borrower has failed to make full payments as required under the related note for three consecutive months.

PAYMENTS ON LOANS; COLLECTION ACCOUNT

   It is expected that the agreement for each series of securities will provide that the Servicer will establish and maintain the Collection Account in the name of the trustee for the benefit of the securityholders. The amount at any time credited to the Collection Account will be fully insured to the maximum coverage possible or shall be invested in Permitted Investments, all as described in the applicable prospectus supplement and agreement. In addition, a Certificate Account may be established for the purpose of making distributions to certificateholders if and as described in the applicable prospectus supplement.

   The Servicer will deposit in the Collection Account, as described more fully in the applicable prospectus supplement, amounts representing the following collections and payments (other than in respect of principal of or interest on the loans due on or before the Cut-Off Date and prepayments of principal received before the Cut-Off Date):

     o all installments of principal and interest on the applicable loans and any principal and/or interest required to be advanced by the Servicer that were due on the immediately preceding Due Date, net of servicing fees due the Servicer and other amounts, if any, specified in the applicable prospectus supplement;

     o all amounts received in respect of the applicable mortgage loans representing late payments of principal and interest to the extent such amounts were not previously advanced by the Servicer with respect to such mortgage loans, net of servicing fees due the Servicer;

     o all Principal Prepayments (whether full or partial) on the applicable mortgage loans received, together with interest calculated at the mortgage rate (net of servicing fees due the Servicer) to the end of the calendar month during which such Principal Prepayment shall have been received by the Servicer, to the extent received from the mortgagor or advanced by the Servicer, as described under "Servicing-Advances" herein;

     o any amounts received by the Servicer as Insurance Proceeds (to the extent not applied to the repair or restoration of the mortgaged property) or Liquidation Proceeds; and

     o all other amounts required to be deposited in the collection account pursuant to the agreement.

REPURCHASE OR SUBSTITUTION

   The trustee will review the documents delivered to it with respect to the assets of the applicable issuing entity within 270 days after execution and delivery of the related agreement. If any document required to be delivered by the Depositor is not delivered or is found to be defective in any material respect, then within 90 days after notice of the defect, the Depositor will:

     o  cure the defect,

     o remove the affected loan from the assets of the issuing entity and substitute one or more other mortgage loans for the affected mortgage loan, or

     o repurchase the loan from the trustee for a price equal to 100% of its principal balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which the purchase price is to be distributed to the related securityholders.

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
   This repurchase and substitution obligation constitutes the sole remedy available to certificateholders or the trustee on behalf of securityholders against the Depositor for a material defect in a document relating to a loan.

   The Depositor will agree, within 90 days of the earlier of the discovery by the Depositor or receipt by the Depositor of notice from the trustee or the Servicer of its discovery of any breach of any representation or warranty of the Depositor set forth in the related agreement with respect to the loans that materially and adversely affects the interests of the securityholders in a loan or the value of a loan, to either:

     o  cure the breach in all material respects,

     o repurchase the Defective Loan at a price equal to 100% of its principal balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which the purchase price is to be distributed, or

     o remove the affected mortgage loan from the assets of the issuing entity and substitute one or more other mortgage loans or contracts for the affected mortgage loan.

   This repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee on behalf of securityholders for any such breach.

   If so specified in the prospectus supplement for a series where the Depositor has acquired the related loans, in lieu of agreeing to repurchase or substitute loans as described above, the Depositor may obtain such an agreement from the entity which sold such loans, which agreement will be assigned to the trustee for the benefit of the holders of the securities of such series. In such event, the Depositor will have no obligation to repurchase or substitute loans if such entity defaults in its obligation to do so.

   If a loan is substituted for another loan as described above, the new loan will have the following characteristics, or other characteristics specified in the prospectus supplement:

     o a principal balance (together with any other new loan so substituted), as of the first Distribution Date following the month of substitution, after deduction of all payments due in the month of substitution, not in excess of the principal balance of the removed loan as of such Distribution Date (the amount of any difference, plus one month's interest thereon at the applicable net interest rate, to be deposited in the Collection Account on the business day prior to the applicable Distribution Date);

     o an interest rate not less than, and not more than one percentage point greater than, that of the removed loan;

     o a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed mortgage loan;

     o a Loan-to-Value Ratio at origination not greater than that of the removed mortgage loan; and

     o in the reasonable determination of the Depositor, be of the same type, quality and character (including location of the property) as the removed loan (as if the defect or breach giving rise to the substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the agreement.

   If a REMIC election is to be made with respect to all or a portion of an issuing entity, any such substitution will occur within two years after the initial issuance of the related certificates.

CERTAIN MODIFICATIONS AND REFINANCINGS

   The agreement will permit the Servicer to modify any mortgage loan upon the request of the related mortgagor, and will also permit the Servicer to solicit requests of mortgagors by offering mortgagors the opportunity to refinance their loans, provided in either case that the Servicer purchases the loan from the issuing entity immediately following the requested modification. No modification may be made unless the modification includes a change in the interest rate on the related loan to approximately a prevailing market rate. The purchase will be for a price equal to 100% of the principal balance of such loan, plus accrued and unpaid interest thereon to the date of purchase at the applicable Remittance Rate, net of any unreimbursed advances of principal and interest thereon made by the Servicer. Such purchases may occur when prevailing interest rates are below the interest rates on the loans and borrowers request (and/or the Servicer offers) modifications as an alternative to refinancings through other originators. If a REMIC election is made with respect to all or a portion of the related issuing entity, the Servicer will indemnify the REMIC against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any such modification or purchase.

   The agreement will provide that if the Servicer in its individual capacity agrees to refinance any loan as described above, the loan will be assigned to the Servicer by the trustee upon certification that the principal balance of the loan and accrued and unpaid interest thereon at the Remittance Rate has been deposited in the Collection Account.

FORWARD COMMITMENTS; PRE-FUNDING

   The trustee of the assets of an issuing entity may enter into a pre-funding agreement for the transfer of additional loans and contracts to the issuing entity and following the date on which the issuing entity is established and the related securities are issued. The trustee of the assets of an issuing entity also may enter into pre-funding agreements to permit the acquisition of additional loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the date of issuance of the securities. Any pre-funding agreement will require that any mortgage loans so transferred to an issuing entity conform to the requirements specified in the pre-funding agreement. If a pre-funding agreement is to be utilized, the related trustee will be required to deposit in the pre-funding account maintained by the trustee all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of securities of the related issuing entity; the additional mortgage loans will be transferred to the related trust and in exchange for money released from the related pre-funding account. Each pre-funding agreement will set a specified period during which the transfers must occur. The pre-funding agreement or the related agreement will require that, if all moneys originally deposited to the pre-funding account are not so used by the end of a specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of securities as specified in the related prospectus supplement. The specified period for the acquisition by an issuing entity of additional loans is not expected to exceed three months from the date the issuing entity is established.

EVIDENCE AS TO COMPLIANCE

   The related Prospectus Supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable greement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

   In addition, for each year in which a report on Form 10-K is required to be filed, each party that performs a discrete function specified by Item 1122(d) of Regulation AB for more than 5% of the mortgage loans and other assets held by an issuing entity for any series will be required to deliver annually to us and/or the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

   - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

   - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

   - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

   - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

   Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

   For each year in which a report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

THE TRUSTEE

   The trustee under each agreement will be named in the applicable prospectus supplement. Any commercial bank or trust company serving as trustee may have normal banking relationships with the Depositor and the Servicer. In addition, the Depositor and the trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the assets of the issuing entity relating to a particular series of securities. In the event an appointment is made by the Depositor and the trustee, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement shall be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.

   The trustee will make no representations as to the validity or sufficiency of the agreement, the securities (other than the signature and countersignature of the trustee on the securities) or of any loan or related document, and will not be accountable for the use or application by the Depositor or Servicer of any funds paid to the

Depositor or Servicer in respect of the certificates or the related assets, or amounts deposited into the Collection Account. If no Event of Default has occurred, the trustee will be required to perform only those duties specifically required of it under the agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform to the requirements of the agreement.

   The trustee may resign at any time, and the Depositor may remove the trustee if the trustee ceases to be eligible to continue as the trustee under the agreement, if the trustee becomes insolvent or in any other instances as may be set forth in the agreement. Following any resignation or removal of the trustee, the Depositor will be obligated to appoint a successor trustee who must be approved by the Guarantor if so specified in the prospectus supplement in the event that the Guarantor has issued any Limited Guarantee with respect to the securities. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

EVENTS OF DEFAULT

   Pooling and Servicing Agreement; Sale and Servicing Agreement. Events of Default under the pooling and servicing agreement and sale and servicing agreement with respect to a series of securities generally will consist of:

     o any failure by the Servicer in the performance of any obligation under the pooling and servicing agreement which causes any payment required to be made under the terms of the securities or the pooling and servicing agreement not to be timely made, which failure continues unremedied for a period of three business days after the date upon which written notice of the failure, requiring the same to be remedied, shall have been given to the Servicer by the trustee or the Depositor, or to the Servicer, the Depositor and the trustee by securityholders representing not less than 25% of the Voting Rights of any class of securities;

     o any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer in the securities or in the pooling and servicing agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of the failure, requiring the same to be remedied, shall have been given to the Servicer by the trustee, or to the Servicer and the trustee by securityholders representing not less than 25% of the Voting Rights of all classes of securities;

     o the entering against the Servicer of a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o the consent by the Servicer to the appointment of a conservator, receiver, liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property;

     o the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations; and

     o notice by the Servicer that it is unable to make an advance required to be made under the pooling and servicing agreement.

   The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the sale and servicing agreement.

   As long as an Event of Default under the agreement remains unremedied by the Servicer, the trustee, or holders of securities evidencing interests aggregating more than 50% of all securities, may terminate all of the

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rights and obligations of the Servicer under the agreement, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the agreement and will be entitled to similar compensation arrangements, provided that if the trustee had no obligation under the agreement to make advances of delinquent principal and interest on the mortgage loans upon the failure of the Servicer to do so, or if the trustee had the obligation but is prohibited by law or regulation from making the advances, the trustee will not be required to assume the obligation of the Servicer. The Servicer shall be entitled to payment of certain amounts payable to it under the agreement, notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the Guarantor's obligations under any Limited Guarantee, except that the obligation of the Servicer to make advances of delinquent payments of principal and interest (adjusted to the applicable Remittance Rate) will become the direct obligations of the Guarantor under the Advance Guarantee until a new servicer is appointed. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $15,000,000 that is an FNMA- or FHLMC-approved seller/servicer in good standing and, if the Guarantor has issued any Limited Guarantee with respect to the certificates, approved by the Guarantor, to act as successor to the Company, as servicer, under such agreement. In addition, if the Guarantor has issued any Limited Guarantee with respect to the related series of certificates, the Guarantor will have the right to replace any successor servicer with an institution meeting the requirements described in the preceding sentence. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under such agreement.

   No holder of securities will have any right under the agreement to institute any proceeding with respect to the agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of certificates of any class evidencing, in the aggregate, 25% or more of the interests in such class have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceedings. However, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the agreement or to make any investigation of matters arising under the agreement or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the securityholders, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with those actions.

   Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

     o a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default as specified in the related prospectus supplement;

     o failure to perform in any material respect any other covenant of the Depositor or the issuing entity in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the issuing entity; or

     o any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

   If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

   If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds

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for the payment of principal of and interest on the notes of that series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

     o the holders of 100% of the voting interests of the notes of that series consent to the sale;

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

   In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

   Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

   In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders.

AMENDMENT

   Each agreement may be amended by the Depositor, the Servicer and the trustee, and if the Guarantor has issued any Limited Guarantee with respect to the certificates, with the consent of the Guarantor, but without securityholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to take any action necessary to maintain the REMIC status of any issuing entity as to which a REMIC election has been made, to avoid or minimize the risk of the imposition of any tax on the issuing entity under the Code or to make any other provisions with respect to matters or questions arising under the agreement which are not materially inconsistent with the provisions of the agreement; provided that the action will not, as evidenced by an opinion of counsel satisfactory to the trustee, adversely affect in any material respect the interests of any securityholders of that series. The agreement may also be amended by the Depositor, the Servicer and the trustee with the consent of holders of securities evidencing interests aggregating not less than 66 2/3% of all interests of each class affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of securityholders of that series. However, no amendment may reduce in any manner the amount of, or delay the timing of, payments received on loans which are required

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to be distributed in respect of any security without the consent of the holder of the security or reduce the aforesaid percentage of securities the holders of which are required to consent to the amendment, without the consent of the holders of all securities of the affected class then outstanding.

TERMINATION; PURCHASE OF ASSETS OF THE ISSUING ENTITY

   Pooling and Servicing Agreement; Trust Agreement. The obligations of the parties to the pooling and servicing agreement or trust agreement for each series will terminate upon (1) the purchase of all the assets of the issuing entity, as described in the applicable prospectus supplement or (2) the later of
(a) the distribution to securityholders of that series of final payment with respect to the last outstanding assets of the issuing entity, or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding assets of the issuing entity and the remittance to the securityholders of all funds due under the related agreement. In no event, however, will the trust created by a pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the descendants living on the date of the pooling and servicing agreement of a specific person named in the pooling and servicing agreement. With respect to each series, the trustee will give or cause to be given written notice of termination of the pooling and servicing agreement to each securityholder, and the final distribution under the pooling and servicing agreement will be made only upon surrender and cancellation of the related certificates at an office or agency specified in the notice of termination.

   As described in the applicable prospectus supplement, the pooling and servicing agreement for each series may permit, but not require, the Depositor, the Servicer or another party to purchase from the issuing entity for the series all remaining assets of the issuing entity and all property acquired in respect of the assets of the issuing entity, at a price described in the prospectus supplement, subject to the condition that the aggregate outstanding principal balance of the assets of the issuing entity for the series at the time of purchase shall be less than a percentage of the aggregate principal balance at the Cut-Off Date specified in the prospectus supplement. The exercise of the right to purchase the remaining mortgage loans will result in the early retirement of the securities of that series.

   Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

   In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.


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                      MATERIAL LEGAL ASPECTS OF THE LOANS

   The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated.

GENERAL

   The mortgages will be mortgages, deeds of trust, security deeds or deeds to secure debt. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/ homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

   Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of an issuing entity including cooperative loans, the collateral securing the cooperative loans.

   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant- stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership

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interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

   Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower- trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary defendant parties. Judicial foreclosure proceedings are often not protested by any of the defendant parties. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

   A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. In either event, the amounts expended are added to the balance due on the junior loan, and the rights of the junior mortgagee may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an

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amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

   In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that the lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.

   Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

   Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant- stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

   Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders. In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method,

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manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below. In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a noneviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHT OF REDEMPTION

   In some states, after sale involving a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, the right to redeem is an equitable right. The equity of redemption, which is a nonstatutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

   Anti-Deficiency Statutes. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

   Bankruptcy Laws. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies in connection with the collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan of reorganization to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale

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of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

   Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 11 or Chapter 13. These courts have suggested that these modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. If the borrower has filed a petition under Chapter 13, federal bankruptcy law and limited case law indicate that these modifications could not be applied to the terms of a loan secured solely by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees, if specifically provided for, and costs to the extent the value of the security exceeds the debt.

   Tax Liens. The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

CONSUMER PROTECTION LAWS

   Substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws and their implementing regulations include the federal Truth in Lending Act (and Regulation Z), Real Estate Settlement Procedures Act (and Regulation X), Equal Credit Opportunity Act (and Regulation B), Fair Credit Billing Act, Fair Credit Reporting Act, Fair Housing Act, as well as other related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the federal Truth in Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees.

   For Truth in Lending violations, one of the remedies available to the borrowers under certain affected nonpurchase money mortgage loans is rescission, which, if elected by the borrower, would serve to cancel the loan and merely require the borrower to pay the principal balance of the mortgage loan, less a credit for interest paid, closing costs and prepaid finance charges.

   The Depositor or another party will represent in the agreement that all applicable laws, including the Truth in Lending Act, were complied with in connection with origination of the mortgage loans. In the event that the representation is breached in respect of any mortgage loan in a manner that materially and adversely affects securityholders, the Depositor or such other party making the representation will be obligated to repurchase the affected mortgage loan at a price equal to the unpaid principal balance thereof plus accrued interest as provided in the agreement or to substitute a new mortgage loan in place of the affected mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE CLAUSES

   Unless the prospectus supplement indicates otherwise, all of the mortgage loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Act preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions contained in the Garn-St Germain Act and regulations promulgated by the OTS, as successor to the Federal Home Loan Bank Board. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

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   Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable under regulations of the OTS which preempt state law restrictions on the enforcement of due-on-sale clauses.

   The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on- sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of three years or less and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause. If interest rates were to rise above the interest rates on the mortgage loans, then any inability of the Servicer to enforce due-on-sale clauses may result in the assets of the issuing entity including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a mortgage loan would have a greater incentive in such circumstances to assume the transferor's mortgage loan. Any inability of the Servicer to enforce due-on-sale clauses may affect the average life of the mortgage loans and the number of mortgage loans that may be outstanding until maturity.

APPLICABILITY OF USURY LAWS

   Title V provides that state usury limitations shall not apply to certain types of residential first and second mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

   Under the agreement for any series of securities, the Depositor will represent and warrant to the trustee that the mortgage loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

SERVICEMEMBERS CIVIL RELIEF ACT

    Under the terms of the Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) upon modification by such borrower shall not be charged interest (including fees and charges) in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration ordered to federal duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application for the Relief Act will be allocated on a pro rata basis to the securities. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter. Thus, in the event that the mortgage loan goes into default, there may be delays and losses occasioned by the default.

   Under the applicable agreement, the Servicer will not be required to make deposits to the Collection Account for a series of securities in respect of any mortgage loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and securityholders will bear the loss related to the Relief Act.

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LATE CHARGES, DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENT

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and, in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ENVIRONMENTAL CONSIDERATIONS

   Under CERCLA, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

   The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs for these contaminants may be substantial. It is possible that the cleanup costs could become a liability of an issuing entity and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose Environmental Liens. All subsequent liens on the property generally are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

   Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to

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foreclosure or accepting a deed in lieu of foreclosure. Neither the Depositor nor any replacement Servicer will be required by any agreement to undertake any such evaluations prior to foreclosure or accepting a deed in lieu of foreclosure. The Depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any foreclosed on related real property or accept a deed in lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

   Except as otherwise specified in the applicable prospectus supplement, at the time the loans to be included in the assets of the issuing entity were originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will have been conducted.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA PATRIOT Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

   General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the issuing entity's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the issuing entity's interest in the contracts could be defeated.

   Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the

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fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

   Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"-i.e., without breach of the peace-or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

   Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

   Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

   In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the

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manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

   Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

   CONSUMER PROTECTION LAWS. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

   Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

   Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

   The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower

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may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

   To the extent that the loans comprising the assets of the issuing entity for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the issuing entity, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

   The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

   Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the assets of the issuing entity. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the

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recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

   General. Some of the loans contained in the assets of an issuing entity may be loans insured under the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

   The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single-family property improvement loans.

   There are two basic methods of lending or originating loans: a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may be a seller, a contractor or a supplier of goods or services.

   Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semimonthly or monthly, except that a loan may be payable quarterly or semiannually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

   Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

   Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

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   Requirements for Title I Loans. The maximum principal amount for Title I
Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single-family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

   Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan, and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds, with one six- month extension if necessary, a completion certificate signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

   FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender that has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium. Under the Title I Program, the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (1) the amount of the FHA insurance claims approved for payment relating to the insured loans and (2) the amount of insurance coverage attributable to insured loans sold by the lender, and the insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loan if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so. The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations,

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will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan-whichever is less. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

   Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

   Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

   When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

   Under the Title I Program, the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

     (a) the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

     (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed nine months from the date of default, calculated at the rate of 7% per annum;

     (c)  the uncollected court costs;

     (d)  attorneys' fees not to exceed $500; and

     (e) the expenses for recording the assignment of the security to the United States.

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
                            LEGAL INVESTMENT MATTERS

   The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby will constitute "mortgage-related securities" for purposes of SMMEA. The appropriate characterization of securities that do not constitute "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Securities, may be subject to interpretive uncertainties. Accordingly, investors whose investment activities are subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

   Generally, only classes of securities that (1) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (2) are part of a series evidencing interests in the assets of an issuing entity consisting of mortgage loans, each secured by, among other things, a first lien on real estate, originated by certain types of originators as specified in SMMEA, will be "mortgage-related securities" for purposes of SMMEA. As "mortgage-related securities," these classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state- chartered depository institutions and insurance companies, as well as trustees and state government employee retirement systems) created or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

   Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage-related securities," secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in an issuing entity with assets consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state- regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage-related securities" only to the extent provided in the legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage- related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section
1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage- related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage-related security" within the meaning of SMMEA. The NCUA has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage-related securities" under certain limited circumstances, other than stripped mortgage-related securities and residual interests in mortgage-related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," and Thrift Bulletin 73a (December 18,

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
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

   All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any securities, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The discussion above does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and with, regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain securities as "mortgage-related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              ERISA CONSIDERATIONS

   ERISA and the Code impose requirements on Plans subject to ERISA or the Code and persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan, or renders investment advice for a fee, generally is considered to be a fiduciary of such Plan. Accordingly, before authorizing the investment of the assets of a Plan, a fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and beneficiaries, (ii) whether the investment satisfies the applicable diversification requirements, (iii) whether the investment is in accordance with the governing plan documents and instruments, and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries should also consider ERISA's prohibition on improper delegation of control over, or responsibility for, the assets of a Plan. In addition to the imposition by ERISA of general fiduciary standards of conduct, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

   The DOL has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of

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ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances. Under the regulations, an "equity" interest is any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated the fiduciary's asset management responsibility, the underlying assets and properties could be subject to the reporting and disclosure requirements of ERISA, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA and the prohibited transaction provisions of ERISA, the Code or Similar Law. Certain exceptions to the regulations may apply in the case of a Plan's investment in the certificates, but it cannot be predicted in advance whether such exceptions will apply due to the factual nature of the conditions to be met. Accordingly, because the mortgage loans may be deemed Plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan could give rise to a prohibited transaction under
Section 406 or 407 of ERISA, Section 4975 of the Code or Similar Law unless a statutory or administrative exemption applies.

   The DOL has issued final regulations under section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments 60 days before the amendments take effect.

   If the issuing entity issues notes that are not treated as equity interests in the issuing entity, for purposes of the DOL regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed to be Plan assets. However, the Depositor, the Servicer, the trustee, or any underwriter may be the sponsor of or an investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA, the Code or Similar Law for which no exemption is available. Accordingly, a prospective investor should consult with counsel before purchasing a note using the assets of any Plan if the Depositor, the Servicer, the trustee, or any underwriter (i) has investment or discretionary authority with respect to such Plan assets, (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as the primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan, or (iii) is an employer maintaining or contributing to the Plan.

   In addition, the issuing entity, any underwriter, the trustee or their affiliates might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of certificates of the issuing entity, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as: (i) Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager" ("QPAM"); (ii) PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; (iii) PTCE 91-38, which exempts certain transactions involving bank collective investment funds; (iv) PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or (vi) PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

   There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest

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
in a depository note, shall be deemed to represent) to the trustee and the note registrar, if any, that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

   PTCE 83-1 exempts from the prohibited transaction rules of ERISA and Section 4975 of the Code certain transactions relating to the servicing and operation of residential mortgage pool investment trusts and the direct or indirect sale, exchange, transfer and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by either first or second mortgages, or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

   PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

     (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of (i) one percent of the aggregate principal balance of all covered pooled mortgage loans or (ii) one percent of the principal balance of the largest covered mortgage;

     (2) the existence of a pool trustee who is not an affiliate of the pool sponsor (other than generally in the event of a default by the pool sponsor which causes the pool trustee to assume duties of the sponsor pursuant to the terms of the Pooling and Servicing Agreement); and

     (3) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

   Although the trustee for any series of certificates will be unaffiliated with the Servicer, there can be no assurance that the first or third conditions of PTCE 83-1 referred to above will be satisfied with respect to any certificates. In addition, the nature of a issuing entity's assets or the characteristics of one or more classes of the related series of certificates may not be included within the scope of PTCE 83-1 or any other class exemption under ERISA.

   In the case of any Plan with respect to which the Depositor, the Servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will apply only if, in addition to the other requirements: (i) the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in certificates; (ii) the Plan pays no more for the certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of certificates to the Plan; (iv) the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of certificates is acquired by persons independent of the Depositor, the Servicer, the insurer and the trustee. Before purchasing certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of any other prohibited transaction exemptions, the Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan in reliance on PTCE 83-1.

   The DOL has issued to each of a number of underwriters of mortgage and asset backed securities an individual prohibited transaction exemption (the "EXEMPTION"), each of which was amended by Prohibited Transaction Exemption ("PTE") 97-34 and PTE 2000-58, and which is applicable to certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code

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provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets (including single and multi-family residential mortgage loans, home equity loans or receivables, and manufactured housing loans) and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

   The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder. First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans, manufactured housing loans or receivables and home equity loans or receivables backing certain types of certificates, as described below (referred to collectively as "loans")). Third, unless the certificates are issued in Designated Transactions and are backed by fully-secured loans, they may not be subordinated. Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc (each, a "RATING AGENCY"). Fifth, the trustee generally cannot be an affiliate of any member of the "Restricted Group" which consists of (i) any underwriter, (ii) the Depositor, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any "interest swap" (as described below) held as an asset of the issuing entity and (vi) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held by the issuing entity fund as of the date of initial issuance of the certificates; provided, that the trustee may be an affiliate of J.P. Morgan Chase & Co. acting as underwriter. Sixth, the sum of all payments made to, and retained by, the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related issuing entity must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person's services under the agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of certificates, and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

   The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the issuing entity within a specified period following the closing date (the "DOL PRE-FUNDING PERIOD") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%). Second, all loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the assets of the issuing entity, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such additional loans to the issuing entity during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the issuing entity. Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the assets of the issuing entity at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the issuing entity on the closing date. Fifth, either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Depositor or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing

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
such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency. Finally, certain disclosure requirements must be met.

   PTE 2000-58 amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the issuing entity and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral.

   In the case where the certificates are backed by assets of the issuing entity which are residential, home equity, multi-family or commercial loans which are Designated Transactions, the amendment permits the certificates issued by the issuing entity in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and to be subordinated. In addition, one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that (a) the rights and interests evidenced by certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same issuing entity, (b) such certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the issuing entity is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the issuing entity and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the issuing entity) which are secured by the same collateral.

   In the event that certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

   An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL AMOUNT"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("LEVERAGED"); (e) has a final termination date that is either that earlier of the date on which the issuing entity terminates or the related class of certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

   An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such

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
counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating Agency.

   A "qualified plan investor" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either (i) a QPAM under PTCE 84-14, (ii) an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

   In "rating dependent Swaps" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year). In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

   "Non-ratings dependent Swaps" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

   An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the issuing entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the issuing entity ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the issuing entity with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the issuing entity and an eligible counterparty and (f) it has an Allowable Notional Amount.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the assets of the issuing entity provided that (i) the Plan is not an Excluded Plan, (ii) each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class, (iii) after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of an issuing entity containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary


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market transactions), at least 50% of each class of certificates and at least
50% of the aggregate interests in the assets of the issuing entity are acquired by persons independent of the Restricted Group (including any underwriter).

   Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, the assets of such plans may be invested in securities without regard to the ERISA considerations described above, subject to the provisions of Similar Law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

   Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

   Any Plan proposing to invest in certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA, the Code or Similar Law. The sale of certificates to a Plan is in no respect a representation by any party that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of Dechert LLP. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change including changes which may apply retroactively.

   The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment, within the meaning of section 1221 of the Code). Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

   The federal income tax consequences to holders of securities will vary depending on whether:

     o  the securities of a series are classified as indebtedness;

     o an election is made to treat the issuing entity relating to a particular series of securities as a real estate mortgage investment conduit or REMIC under the Code;

     o the securities represent an ownership interest in some or all of the assets included in the issuing entity for a series; or

     o the issuing entity relating to a particular series of certificates is treated as a partnership.

   For federal income tax purposes:

     o  securities issued as notes will be treated as indebtedness;

     o securities issued as certificates will be treated as one of the following:

          o  indebtedness;


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          o  ownership interests in the related issuing entity or in its assets;

          o  "REMIC regular interests" or "REMIC residual interests".

   The last treatment would occur in the event that REMIC elections are made with respect to the issuing entity, as described under "--Tax Status as a REMIC". Each prospectus supplement will specify which of these treatments applies to the securities being issued. REMIC "regular interests" will generally be treated as indebtedness issued by the REMIC.

   In all cases, each issuing entity will be structured to generally not be subject to an entity level tax, and each issuing entity will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

   The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election will be made with respect to that series. Upon the issuance of each series of certificates for which a REMIC election is made, Dechert LLP, counsel to the Depositor, will deliver an additional opinion, dated as of the date of such issuance, that with respect to each such series of certificates, under the existing law and assuming the accuracy of such representations as may be referred to in such opinion and compliance by the Depositor, the Servicer and the trustee for such series with all of the provisions of the related pooling and servicing agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC pool will be a REMIC, and the certificates of such series will be treated as either Regular Certificates or Residual Certificates.

TAXATION OF DEBT SECURITIES

   GENERAL. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the issuing entity, assuming compliance with all provisions of the related documents and applicable law, the securities will be treated as debt for United States federal income tax purposes and the issuing entity will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

   STATUS AS REAL PROPERTY LOANS. Except to the extent otherwise provided in the related prospectus supplement:

     (1) Securities held by a domestic building and loan association will constitute "loans...secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code;

     (2) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code; and

     (3) Securities representing interests in obligations secured by manufactured housing treated as single-family residences under section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in section 860G(a)(3) of the Code.

   The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

   INTEREST AND ACQUISITION DISCOUNT. Interest and acquisition discount on securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by other issuing entities. Stated interest on Regular Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Certificates, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are Regular Certificates.

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
   Debt securities that are "compound interest securities" (i.e., debt securities that permit all or a portion of the interest to accrue for more than one year before payments of interest are scheduled to begin) will, and some of the other debt securities may, be issued with original issue discount. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

   In general, original issue discount, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include original issue discount in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, original issue discount must be included in income in advance of the receipt of the cash representing that income. The amount of original issue discount on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

   The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

   Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described below in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The Servicer intends to treat interest on such debt securities as unconditionally payable and constituting qualified stated interest, not original issue discount. However, where debt securities do not provide for default remedies in the event of late payment or nonpayment of interest, the interest payments may be included in the debt security's stated redemption price at maturity and taxed as original issue discount. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those debt securities will include all distributions of interest as well as principal on those debt securities. Where the interval between the issue date and the first distribution date on a debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a debt security with a long first period which has non-de minimis original issue discount, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have original issue discount. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

   Under the de minimis rule, original issue discount on a debt security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method. See "--Election to Treat All Interest as Original Issue Discount" below.

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
   Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

     (1) the interest is unconditionally payable at least annually at a "current value" of an index that measures the costs of newly borrowed funds;

     (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

     (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that debt security; and

     (4)  the principal payments are not contingent.

In the case of compound interest securities, some Interest Weighted Securities, and other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

   In addition, the Internal Revenue Service has issued contingent payment regulations governing the calculation of original issue discount on instruments having contingent interest payments. These contingent payment regulations specifically do not apply for purposes of calculating original issue discount on debt instruments covered by section 1272(a)(6) of the Code, such as the debt securities. Additionally, the original issue discount regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the Servicer intends to base its computation on section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that this methodology represents the correct manner of calculating original issue discount.

   The holder of a debt security issued with original issue discount must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of that original issue discount. The amount of original issue discount includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Certificate and the principal payments on which are not subject to acceleration resulting from prepayments on the assets of the issuing entity, the amount of original issue discount includible in income of a holder for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a debt security on the first day of an accrual period is the sum of the issue price of the debt security plus prior accruals of original issue discount, reduced by the total payments made with respect to that debt security on or before the first day of that accrual period, other than qualified stated interest payments.

   The amount of original issue discount to be included in income by a holder of a Pay-Through Security, like some classes of the debt securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of original issue discount that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and
(b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the prepayment assumption used in pricing the debt instrument. The effect of this method is to increase the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption used in pricing the debt instrument, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate

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that is slower than that prepayment assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on that prepayment assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

   The Servicer may adjust the accrual of original issue discount on a class of Regular Certificates in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the Internal Revenue Service were to require that original issue discount be accrued without those adjustments, the rate of accrual of original issue discount for a class of Regular Certificates could increase.

   Some classes of Regular Certificates may represent more than one class of REMIC regular interests. The trustee intends, based on the OID Regulations, to calculate original issue discount on those securities as if, solely for the purposes of computing original issue discount, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

   A subsequent holder of a debt security will also be required to include original issue discount in gross income, but a subsequent holder who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security's issue price, to offset the original issue discount by comparable economic accruals of portions of that excess.

   EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the assets of the issuing entity, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including original issue discount, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a default of an asset of the issuing entity. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

   INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued with respect to Regular Certificates or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The Depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as original issue discount and that the amount and rate of accrual of that original issue discount should be calculated by treating the Interest Weighted Security as a compound interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Certificates, the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by that holder, as described below in this prospectus. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

   VARIABLE RATE DEBT SECURITIES. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of those debt securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those debt securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of original issue discount on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

   MARKET DISCOUNT. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount

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of "market discount" -- generally, the excess of the principal amount of the debt security over the purchaser's purchase price -- will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of (a) in the case of securities, or, in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described below in this prospectus, the loans underlying that security, originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

   Section 1277 of the Code provides that, regardless of the origination date of the debt security, or, in the case of a Pass-Through Security, the underlying loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or, in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

   PREMIUM. A holder who purchases a debt security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a debt security makes an election to amortize premium on that security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

   The Internal Revenue Service has issued regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code like the securities. Absent further guidance from the Internal Revenue Service, the Servicer intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of these regulations.

   Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If that election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during or after the year of the election. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

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Tax Status as a REMIC

   GENERAL. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are complied with, and the statutory and regulatory requirements are satisfied, the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued, Dechert LLP will deliver an opinion generally to that effect and to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the issuing entity is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Holders of Residual Certificates," would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

   Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

   Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code, assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in section 7701(a)(19)(C) of the Code; and (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code, assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets. If less than 95% of the REMIC's assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those assets are qualifying assets.

   STATUS OF MANUFACTURED HOUSING CONTRACTS. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single-family residences" within the meaning of section 25(e)(10) of the Code may be treated as "qualified mortgages" of a REMIC.

   Under section 25(e)(10) of the Code, the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

   REMIC EXPENSES; SINGLE CLASS REMICS. As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Certificate or Regular Certificate on that day. In the case of a holder of a Regular Certificate who is an individual or a "pass-through interest holder," including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Certificate, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted

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gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Certificate to a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In general, the expenses of the REMIC will be allocated to holders of the related Residual Certificates. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

   GENERAL REMIC TAXATION. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC. As described above, the regular interests are generally taxable as debt of the REMIC.

   CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Certificates, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Certificate that is an individual or a "pass-through interest holder," including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed 2% of that holder's adjusted gross income. In addition, a holder's ability to claim miscellaneous itemized deductions is subject to restrictions described in the second preceding paragraph.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, which generally is the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the prepayment assumption used in pricing the securities). The REMIC will deduct original issue discount on the Regular Certificates in the same manner that the holders of the Regular Certificates include the discount in income, but without regard to the de minimis rules. See "Federal Income Tax Consequences--Taxation of Debt Securities--General" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the prepayment assumption used in pricing the securities, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

   PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

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

     (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

     (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; and

     (4) the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Certificates will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, these taxes will be paid out of the assets of the issuing entity and will be allocated to all outstanding classes of securities of that REMIC.

   TAXATION OF HOLDERS OF RESIDUAL CERTIFICATES. The holder of a Residual Certificate will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Certificates in proportion to their respective holdings on that day.

   The holder of a Residual Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Certificates, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Certificate may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

   LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a Residual Certificate will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Certificates to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

   DISTRIBUTIONS. Distributions on a Residual Certificate, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Certificate. If the amount of a payment exceeds a holder's adjusted basis in the Residual Certificate, however, the holder will recognize gain, treated as gain from the sale of the Residual Certificate, to the extent of the excess.

   SALE OR EXCHANGE. A holder of a Residual Certificate will recognize gain or loss on the sale or exchange of a Residual Certificate equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Certificate at the time of the sale or exchange. A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts

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

of the REMIC net loss allocated to the holder. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Certificate will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

   EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a Residual Certificate consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual Certificate is an organization subject to the tax on unrelated business income imposed by section 511 of the Code, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Certificate, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 eliminated the special rule permitting section 593 institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by a section 593 institution since November 1, 1995.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1995, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

   The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Certificate, over the daily accruals for a quarterly period of (1) 120% of the long term applicable federal rate on the startup day multiplied by (2) the adjusted issue price of the Residual Certificate at the beginning of that quarterly period. The adjusted issue price of a Residual Certificate at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Certificate, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   Under the REMIC Regulations, in some circumstances, transfers of Residual Certificates may be disregarded for federal income tax purposes. See "--Restrictions on Ownership and Transfer of Residual Certificates" and "--Tax Treatment of Foreign Investors" below.

   RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL CERTIFICATES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organizations." Disqualified organizations include the United States, any state or other political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a Residual Certificate. In addition, no transfer of a Residual Certificate will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

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   If a Residual Certificate is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Certificate at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Certificate, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

   NONECONOMIC RESIDUAL CERTIFICATES. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a "noneconomic" Residual Certificate unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. If a transfer of a noneconomic Residual Certificate is disregarded, the transferor will continue to be treated as the owner of the Residual Certificate and will continue to be subject to tax on its allocable portion of the net income of the REMIC.

   A noneconomic Residual Certificate is any Residual Certificate, including a Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the applicable prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

   A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

   The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

     o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

     o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

     o the transferee must represent that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

     o the transfer must satisfy either the "asset test" or the "formula test". A transfer satisfies the "asset test" if the following three conditions are satisfied:

     o for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

     o the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or cooperative) that will not hold the Residual Certificate through a foreign permanent establishment (an "ELIGIBLE C CORPORATION"), the transferee agrees in writing that any subsequent transfer of the Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor

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        and the transferor does not know, or have reason to know, that the transferee will not honor the restrictions on subsequent transfers of the Residual Certificate; and

     o a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the Residual Certificate will not be paid.

   A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee and the present value of the anticipated tax liabilities associated with holding the noneconomic Residual Certificate does not exceed the sum of: (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

   For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic Residual Certificate to pay more consideration to the transferee that would otherwise be the case.

   All transfers of Residual Certificates will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that the proposed transferee provide to the trustee the representations needed to satisfy the transferee representation requirement. Prior to purchasing a Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

   MARK TO MARKET RULES. Treasury regulations provide that a REMIC Residual Certificate cannot be marked-to-market.

   ADMINISTRATIVE MATTERS. The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

   GENERAL. If the related prospectus supplement does not specify that an election will be made to treat the assets of the issuing entity as one or more REMICs and the issuing entity is not structured as a partnership, then the Depositor will have structured the issuing entity, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool for United States federal income tax purposes. The securities will be treated as representing ownership interests in the related assets of the issuing entity. In some series there will be no separation of the principal and interest payments on the loans; we refer to the securities of a series of this type as "Pass-Through Securities." In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

   Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the Servicer and

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similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under section 162 or section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the Servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the Servicer to the extent not otherwise disallowed (e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

   DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the security. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

   The treatment of any discount will depend on whether the discount represents original issue discount or market discount. In the case of a loan with original issue discount in excess of a prescribed de minimis amount or a Stripped Security, a holder of such a security will be required to report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year in the manner described above. Original issue discount with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, which is generally the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities-Market Discount" and "--Premium" above.

   In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

   STRIPPED SECURITIES. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to section 1286 of the Code, the separation of ownership of the

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right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

   Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, - i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a loan-by-loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

   The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that original issue discount will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the Servicer will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

   Under certain circumstances, if the loans prepay at a rate faster than the prepayment assumption used in pricing the securities, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the prepayment assumption used in pricing the securities, in some circumstances the use of this method may decelerate a holder's recognition of income.

   In the case of a Stripped Security that is an Interest Weighted Security, the Servicer intends, absent contrary authority, to report income to holders of securities as original issue discount, in the manner described above for Interest Weighted Securities.

   POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted Securities are subject to the provisions of the Treasury regulations relating to contingent payments; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

   Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

   CHARACTER AS QUALIFYING LOANS. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as that of the loans. The Internal Revenue Service could take the position that the loans' character is not carried over to the securities in those circumstances. Unless otherwise specified in the applicable Prospectus Supplement, Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of section 856(c)(5)(B) of the Code and "loans

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

secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

   Subject to the discussion below with respect to an issuing entity structured as a partnership, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions. In the case of a security held by a bank, thrift, or similar institution described in section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Certificate will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder's income if the yield on a Regular Certificate had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Certificate.

MISCELLANEOUS TAX ASPECTS

   BACKUP WITHHOLDING. Subject to the discussion below with respect to an issuing entity structured as a partnership, a holder of a security, other than a holder of a REMIC Residual Certificate, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. The current backup withholding rate is 28%. This rate is scheduled to adjust after 2010. This withholding generally applies if the holder of a security:

     (a) fails to furnish the trustee with its taxpayer identification number;

     (b)     furnishes the trustee an incorrect taxpayer identification number;

     (c) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     (d) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders of securities, including payments to particular exempt recipients, such as exempt organizations, and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   The Servicer will report to the holders of securities for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

   Subject to the discussion below with respect to an issuing entity structured as a partnership, under the Code, unless interest, including original issue discount, paid on a security, other than a Residual Certificate, is

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considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, and will be exempt from federal income tax. However, this exemption will not apply where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuing entity, or (2) the recipient is a controlled foreign corporation to which the issuing entity is a related person. For interest to qualify for this exemption, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. person. The Form W- 8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuing entity to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

   Interest and original issue discount of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

   Payments to holders of Residual Certificates who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Certificates should assume that the income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Certificate will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Certificate is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Certificates that do not have significant value. Under the REMIC Regulations, if a Residual Certificate has tax-avoidance potential, a transfer of a Residual Certificate to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a Residual Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Certificate for purposes of the withholding tax provisions of the Code. See "--Tax Status as a REMIC-Excess Inclusions" above.

TAX CHARACTERIZATION OF THE ISSUING ENTITY AS A PARTNERSHIP

   An issuing entity structured as a partnership will not be an association taxable as a corporation, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool. This assumes that the terms of the related agreements will be complied with, and that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been

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structured as a private placement under a safe harbor so that the issuing entity will not be characterized as a publicly traded partnership taxable as a corporation.

   If the issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the issuing entity.

   TREATMENT OF THE NOTES AS INDEBTEDNESS. In the case of an issuing entity that issues notes intended to be debt for federal income tax purposes, the issuing entity will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the Depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

   ORIGINAL ISSUE DISCOUNT ON THE NOTES. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any original issue discount on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the original issue discount regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

   INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with original issue discount. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of original issue discount must include the original issue discount in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

   A holder of a short-term note (i.e., a note with a fixed maturity date of not more than one year from the issue date of that note) may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under section 1281 of the Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

   SALE OR OTHER DISPOSITION. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, original issue discount and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

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

   FOREIGN HOLDERS. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the issuing entity or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the issuing entity or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a non-U.S. holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the certificate, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the certificate and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the certificates. The forms provided by the holder or its interestholders regarding status as a non-U.S. person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the non-U.S. person that owns the note should furnish such organization or institution with a Form W-8BEN or similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If the interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

   BACKUP WITHHOLDING. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit- sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the issuing entity will be required to withhold tax from the amount otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service as a credit against the holder's federal income tax liability. The current backup withholding rate is 28%. This rate is scheduled to adjust after 2010.

   POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of tax counsel, the Internal Revenue Service were to successfully assert that one or more of the notes does not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the issuing entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, may be "unrelated business taxable income," income to non-U.S. holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the issuing entity's expenses.

   TREATMENT OF THE ISSUING ENTITY AS A PARTNERSHIP. The issuing entity and the Servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the issuing entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the holders of

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certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes, and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

   A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the issuing entity. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. Further, the following discussion assumes that all payments on the certificates are denominated in U.S. dollars, that none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

   As a partnership, the issuing entity will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the issuing entity. The issuing entity's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of loans. The issuing entity's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement -- here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated the taxable income of the issuing entity. Under this method of allocation, holders of certificates may be allocated income in excess of the cash distributable to them for the relevant period. Thus, holders of certificates may become liable for taxes on issuing entity income even if they have not received cash from the issuing entity to pay those taxes.

   All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute "unrelated business taxable income" generally taxable to that holder under the Code.

   An individual taxpayer's share of expenses of the issuing entity, including fees to the Servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the issuing entity.

   The issuing entity intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the Internal Revenue Service were to require that those calculations be made separately for each loan, the issuing entity might be required to incur additional expense, but it is believed that there would not be a material adverse effect on holders of certificates.

   DISCOUNT AND PREMIUM. It is believed that the loans will not have been issued with original issue discount, and, therefore, the issuing entity should not have original issue discount income. However, the purchase price paid by the issuing entity for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loans will have been acquired at a premium or market discount, as the case may be. As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.

   If the issuing entity acquires the loans at a market discount or premium, the issuing entity will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

   SECTION 708 TERMINATION. Under section 708 of the Code, the issuing entity will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. If a termination occurs, the issuing entity will be considered to contribute all of

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its assets and liabilities to a new partnership, and then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the issuing entity, as the new partnership, continuing the business of the partnership deemed liquidated. The issuing entity will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the issuing entity may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuing entity might not be able to comply due to lack of data.

   DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of issuing entity income includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the issuing entity. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

   Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

   If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

   ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the issuing entity's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

   The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the issuing entity might be reallocated among the holders of certificates. The issuing entity's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

   SECTION 754 ELECTION. In the event that a holder of a certificate sells its certificates at a profit (loss) the purchasing holder of a certificate will have a higher (lower) basis in the certificates than the selling holder of a certificate had. The tax basis of the issuing entity's assets will not be adjusted to reflect that higher (or lower) basis unless the issuing entity were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for certificates.

   ADMINISTRATIVE MATTERS. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the issuing entity. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee under a trust agreement will file a partnership information return (Internal Revenue Service Form 1065) with the Internal Revenue Service for each taxable year of the issuing entity and will report each holder's allocable share of items of issuing entity income and expense to holders and the Internal Revenue Service on Schedule K-1. The issuing entity will provide the Schedule K-l information to nominees that fail to provide the issuing entity with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates.

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Generally, a holder must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the Internal Revenue Service of all those inconsistencies.

   Under section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

   The Depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under certain circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the issuing entity.

   TAX CONSEQUENCES TO FOREIGN HOLDERS OF CERTIFICATES. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for those purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 35% (subject to adjustment in future periods) for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a holder's withholding status, the issuing entity may generally rely on Internal Revenue Service Form W-8BEN or a similar form, Internal Revenue Service Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

   The term U.S. person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and that has one or more United States persons who have authority to control all substantial decisions of the trust.

   Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the issuing entity's income. Each foreign holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the issuing entity on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the Internal Revenue Service a claim for refund with respect to taxes withheld by the issuing entity taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the issuing entity. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

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   BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The current backup withholding rate is 28%. This rate is scheduled to adjust after 2010.

   Due to the complexity of the federal income tax rules applicable to holders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors should consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.

                             STATE TAX CONSEQUENCES

   In addition to the federal income tax considerations described in this prospectus under "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              PLAN OF DISTRIBUTION

   The Depositor may sell securities of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place securities directly to other purchasers or through agents. The Depositor intends that securities will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of these methods.

   The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

   If so specified in the prospectus supplement relating to a series of securities, the Depositor or any of its affiliates may purchase some or all of one or more classes of securities of a series from the underwriter or underwriters at a price specified in the prospectus supplement. The purchaser may thereafter from time to time offer and sell, under this prospectus, some or all of the securities so purchased directly, through one or more underwriters to be designated at the time of the offering of the securities or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the prospectus supplement and may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

   In connection with the sale of the securities, underwriters may receive compensation from the Depositor or from the purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities of a series to or through dealers and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities of a series may be deemed to be underwriters and any discounts or commissions received by them from the Depositor and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions, under the Act. The underwriters or agents will be identified, and the compensation received from the Depositor will be described, in the applicable prospectus supplement.

   It is anticipated that the underwriting agreement pertaining to the sale of any series or class of securities will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the securities of a series or class if any are purchased.

   Under agreements which may be entered into by the Depositor, underwriters and agents who participate in the distribution of the securities may be entitled to indemnification by the Depositor against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   If so indicated in the prospectus supplement, the Depositor will authorize underwriters or other persons acting as the Depositor's agents to solicit offers by institutions to purchase the securities from the Depositor under contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases the institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered securities shall not at the time of delivery be prohibited, under the laws of the jurisdiction to which such

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purchaser is subject, from purchasing such securities. The underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

   The underwriters may, from time to time, buy and sell securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

   This prospectus, together with the related prospectus supplement, may be used by J.P. Morgan Securities Inc., an affiliate of the Depositor, in connection with offers and sales related to market-making transactions in the securities in which J.P. Morgan Securities Inc. acts as principal. J.P. Morgan Securities Inc. may also act as agent in market-making transactions. Sales in market-making transactions will be made at prices related to prevailing prices at the time of sale.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   All documents filed by the Depositor under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a series of securities subsequent to the date of this prospectus and the related prospectus supplement and prior to the termination of the offering of such series of securities shall be deemed to be incorporated by reference in this prospectus as supplemented by the related prospectus supplement. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this prospectus forms a part.

   Any statement contained herein or in a prospectus supplement for a series of securities or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and such prospectus supplement to the extent that a statement contained herein or in such prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in such prospectus supplement modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the related prospectus supplement or, if applicable, the Registration Statement.

   The Depositor will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus and the related prospectus supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Chase Funding, Inc., 194 Wood Avenue South, Iselin, New Jersey 08830, Attention: Structured Finance. Telephone requests for such copies should be directed to the Depositor at (732) 205-0600.

   The Depositor will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, with respect to the series of securities offered hereby and by the related prospectus supplement, and in accordance therewith will file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be obtained from the web site that the Commission maintains at http://www.sec.gov.

   The Depositor has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement under the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission as described in the preceding paragraph.


   Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the series of securities covered by such prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers

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to deliver a prospectus supplement and prospectus when acting as underwriters of the series of securities covered by such prospectus supplement and with respect to their unsold allotments or subscriptions.

   No person has been authorized to give any information or to make any representations other than those contained in this prospectus and any prospectus supplement with respect hereto and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and any prospectus supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by such prospectus and prospectus supplement nor an offer to sell or a solicitation of an offer to buy the securities to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus or any prospectus supplement with respect hereto nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of such information.

                                USE OF PROCEEDS

   Substantially all of the net proceeds from the sale of each series of securities will be applied by the Depositor to the purchase price of the assets of the issuing entity underlying the securities of such series.

                                 LEGAL MATTERS

   Certain legal matters in connection with the securities offered hereby, including certain federal income tax matters, will be passed upon for the Depositor by Dechert LLP, New York, New York.

                             FINANCIAL INFORMATION

   A new issuing entity will be formed with respect to each series of securities and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, except in the case where the issuing entity is formed as a statutory business trust, no financial statements with respect to any issuing entity will be included in this prospectus or in the related prospectus supplement. In the case where the issuing entity is formed as a statutory business trust, the trust's financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

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                       GLOSSARY OF PROSPECTUS DEFINITIONS

1998 POLICY STATEMENT: The Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities.

ADVANCE GUARANTEE: An advance made by a Guarantor.

BANKRUPTCY BOND: A bankruptcy bond or similar insurance contract.

CASH-OUT REFINANCE LOANS: Mortgage loans that have been used for refinancing for the purpose of removing equity from the related mortgaged properties.

CERCLA: The federal Comprehensive Environmental Response, Compensation and Liability Act.

CERTIFICATE RATE: The rate of interest at which interest accrues on a class of certificates, which rate will be a fixed rate or a rate that is subject to change from time to time in accordance with a schedule, in reference to an index, or otherwise.

CODE: The Internal Revenue Code of 1986, as amended.

COLLECTION ACCOUNT: A separate account, established and maintained under the applicable agreement, for the benefit of holders of the securities of the related series.

COMPENSATING INTEREST PAYMENT: Payment of interest on a mortgage loan at the Remittance Rate from the date of the prepayment of such mortgage loan through the end of the month in which such prepayment occurs.

CONSERVATION ACT: The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

CURRENT REPORT: A report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of a series of certificates.

CUT-OFF DATE: The first day of the month of the creation of a an issuing entity.

DEFECTIVE LOAN: A mortgage loan in which the interests of the securities have been materially and adversely affected as a result of a breach of any representation or warranty of the Depositor set forth in the related agreement with respect to such loans.

DELIVERY DATE: The date of issuance of a series of securities.

DENOMINATION: The minimum original principal balance or notional principal balance that may be represented by a security.

DEPOSIT GUARANTEE: The deposit made by a Guarantor in the Collection Account.


DEPOSITOR: Chase Funding, Inc.


DESIGNATED TRANSACTION: A transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real estate or leasehold interests therein.

DISTRIBUTION DATE: The 25th day (or if the 25th day is not a business day, on the business day next following the 25th day) of each calendar month.

DOL: The United States Department of Labor.

ENVIRONMENTAL LIENS: A lien for any cleanup costs incurred on a property that is the subject of cleanup costs.

GARN-ST GERMAIN ACT: The Garn-St Germain Depository Institutions Act of 1982.

GUARANTOR: An entity named in the prospectus supplement which issues a Limited Guarantee.

INSURANCE PROCEEDS: Proceeds from any applicable policy of insurance.

INTEREST-ONLY CERTIFICATE: A certificate which is entitled to receive distributions of some or all of the interest on the mortgage loans or other assets in a REMIC pool and that has either a notional or nominal principal amount.

INTEREST WEIGHTED SECURITY: A security that is a REMIC regular interest or a Stripped Security the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities.

LIMITED GUARANTEE: A limited financial guarantee policy, limited guarantee or another similar instrument issued by a Guarantor.

LIQUIDATION PROCEEDS: Proceeds of the liquidation of a mortgage loan.

LOAN-TO-VALUE RATIO: The ratio, expressed as a percentage, of the principal amount of the mortgage loan to the lesser of (1) the sales price for such property at the time the loan is closed and (2) the appraised value at origination or, in the case of refinancings, the value set forth in the appraisal, if any, obtained by the loan originator in connection with such refinancing.

NCUA: The National Credit Union Administration.

NONRECOVERABLE ADVANCE: An advance, determined by the Servicer in good faith, to not be ultimately recoverable from liquidation or insurance proceeds.

NON-SMMEA SECURITIES: Those securities not qualifying as "mortgage-related securities."

OCC: The Office of the Comptroller of the Currency.

OID REGULATIONS: Regulations adopted by the Internal Revenue Service applying the original issue discount rules of the Code.

OTS: The Office of Thrift Supervision.

OWNER: The beneficial owner of a certificate.

PARTIES IN INTEREST: Persons having certain specified relationships to a Plan.

PASS-THROUGH SECURITY: A security of a series that is treated for federal income tax purposes as representing ownership interests in the related issuing entity.

PAY-THROUGH SECURITY: A debt instrument that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

PLANS: Employee benefit plans (including retirement plans and arrangements, collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA, the Code or applicable Similar Law.

PRIMARY MORTGAGE INSURANCE POLICY: An individual primary mortgage guaranty insurance policy.

PRINCIPAL PREPAYMENTS: The payments or other recoveries of principal on a loan which are received in advance of their scheduled due dates and are not accompanied by amounts of interest representing scheduled interest due after the month of such payments.

PMBS: Private Mortgage-Backed Securities.

PTE 83-1: DOL Prohibited Transaction Class Exemption 83-1.

RATIO STRIP SECURITY: A Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

REASONABLE INVESTIGATION REQUIREMENT: A reasonable investigation of the financial condition of the transferee finding that the transferee historically paid its debts as they came due and no significant evidence indicating that the transferee will not continue to pay its debts as they become due.

REGULAR CERTIFICATES: Certificates of any class that are "regular interests" in a REMIC within the meaning of Section 860G(a)(i) of the Code.

RELIEF ACT: The Servicemembers Civil Relief Act.

REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REMIC REGULATIONS: The regulations that have been adopted under Code Sections 860A through 860G.

REMITTANCE RATE: The aggregate interest rate borne by the assets of an issuing entity fund, net of certain fees and any other amounts specified in the prospectus supplement.

RESERVE ACCOUNT: A reserve account established by the trustee.

RESIDUAL CERTIFICATES: Certificates of any class that are "residual interests" within the meaning of Section 860G(a)(2) of the Code.

RESIDUAL OWNERS: Owners of Residual Certificates in a REMIC pool.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

SERVICER: JPMorgan Chase Bank, N.A. or such other entity or entities specified in the prospectus supplement.

SIMILAR LAW: Any applicable federal, state or local law materially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

SMMEA: The Secondary Mortgage Market Enhancement Act of 1984, as amended.

STRIPPED BOND RULES: The provisions of Section 1286 of the Code.

STRIPPED SECURITY: A security that represents the right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

TITLE V: Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, as amended.

TRANSFEREE REPRESENTATION REQUIREMENT: Representation to the transferor that the transferee understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as such taxes become due.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.



SEC Registration Fee.................              $      107.00
Legal Fees and Expenses..............                 214,000.00*
Accounting Fees and Expenses.........               1,600,000.00*
Trustee's Fees and Expenses..........                 347,000.00*
Printing and Engraving Fees..........                 107,000.00*
Rating Agency Fees...................                 374,000.00*
Miscellaneous........................               1,295,000.00*
                                                   -------------
Total................................              $3,937,000.00


*  Estimated in accordance with Item 511 of Regulation S-K.





Item 15. Indemnification of Directors and Officers.


         Chase Funding, Inc. ("CFI").

         CFI's Certificate of Incorporation provides for indemnification of its directors and officers to the full extent permitted by the Delaware General Corporation Law ("DGCL").

         Section 145 of the DGCL provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The DGCL also provides that CFI may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16. Exhibits.


        1.1           Form of Underwriting Agreement with respect to CFI. *

        4.1           Form of Pooling and Servicing Agreement with respect to CFI.*

        4.2           Form of Trust Agreement with respect to CFI.*

        4.3           Form of Indenture with respect to CFI.*

        5.1           Opinion of Dechert LLP regarding the legality of the securities being registered.**

        8.1 Opinion of Dechert LLP regarding certain federal income tax matters with respect to the securities being registered.**

        10.1          Form of Mortgage Loan Purchase Agreement with respect to CFI.*

        10.2          Form of Sale and Servicing Agreement with respect to CFI.*

        23.1          Consent of Dechert LLP (incorporated in Exhibits 5.1 and 8.1).**

        24.1          Powers of Attorney (incorporated in Signatures).**


*  Previously filed.
** Filed herewith.

Item 17. Undertakings.

In accordance with Item 512 of Regulation S-K under the Securities Act of 1933

         (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

         PROVIDED, however, that paragraphs (a)(1)(i), (a)(1)(ii) and
         (a)(1)(iii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is Contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

         PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(3), or
(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (viii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

         (b) As to documents subsequently filed that are incorporated by reference:

                  (1) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (2) Undertaking in respect of indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  (3) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to
         Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, that it reasonably believes that the security rating requirement set forth in Transaction Requirement B-5 will be met by the time of sale of the registered securities and that it has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Iselin, New Jersey, on the 25th day of August, 2006.

                                        CHASE FUNDING


                                        By: /s/ Jerome A. Cipponeri
                                            ------------------------------------
                                            Name: Jerome A. Cipponeri
                                            Title: President and CEO

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome A. Cipponeri his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed below by the following persons in their capacities as directors and officers of Chase Funding, Inc. in the capacities and on the date indicated below.



SIGNATURE                        TITLE                                           DATE
---------                        -----                                           -----


/s/ Jerome A. Cipponeri          Director, President and CEO                     August 25, 2006
------------------------------   (principal executive officer)
Jerome A. Cipponeri


/s/ Michael D. Katz              Director, Senior Vice President and             August 25, 2006
------------------------------   Assistant Secretary
Michael D. Katz


/s/ John Barren                  Senior Vice President and CFO                   August 25, 2006
------------------------------   (principal financial officer and controller)
John Barren


/s/ Karin M. Good                Director                                        August 25, 2006
------------------------------
Karin M. Good

                                  EXHIBIT INDEX



        EXHIBIT       DESCRIPTION
        -------       -----------

          1.1         Form of Underwriting Agreement with respect to CFI. *

          4.1         Form of Pooling and Servicing Agreement with respect to CFI.*

          4.2         Form of Trust Agreement with respect to CFI.*

          4.3         Form of Indenture with respect to CFI.*

          5.1         Opinion of Dechert LLP regarding the legality of the securities being registered.**

          8.1 Opinion of Dechert LLP regarding certain federal income tax matters with respect to the securities being registered.**

         10.1         Form of Mortgage Loan Purchase Agreement with respect to CFI.*

         10.2         Form of Sale and Servicing Agreement with respect to CFI.*

         23.1         Consent of Dechert LLP (incorporated in Exhibits 5.1 and 8.1).**

         24.1         Powers of Attorney (incorporated in Signatures).**

*  Previously filed.
** Filed herewith.